Exhibit 10.1

Execution Version

AMENDMENT
NO. 6 TO CREDIT AGREEMENT

This AMENDMENT NO. 6 TO CREDIT AGREEMENT, dated as of September 17, 2025 (this “Amendment”), is made by and among RED FIBER PARENT LLC, a Delaware limited liability company (“Holdings”), Cincinnati Bell Inc., an Ohio corporation (the “Borrower”), each of the Guarantors party hereto, GOLDMAN SACHS BANK USA, as administrative agent (in such capacity and including any permitted successor or assign, the “Administrative Agent”) for the Lenders (as defined in the Existing Credit Agreement (as defined below)), the Amendment No. 6 Lead Arranger (as defined below), the Term B-1 Lender, the Term B-3 Lender and the Term B-5 Lenders (as defined below) party hereto. Capitalized terms used but not defined herein have the meaning assigned thereto in the Credit Agreement (as defined below).

PRELIMINARY STATEMENTS

WHEREAS, the Borrower, Holdings, certain lenders from time to time parties thereto (collectively, the “Lenders”), the Administrative Agent and the other parties thereto have entered into that certain Credit Agreement, dated as of September 7, 2021, as amended by Amendment No. 1, dated as of November 23, 2021, the Term B-3 Incremental Amendment, dated as of May 3, 2023, Amendment No. 3, dated as of May 30, 2024, Amendment No. 4, dated as of June 14, 2024 and Amendment No. 5, dated as of December 19, 2024 (and as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time prior to the date hereof, the “Existing Credit Agreement”; as amended by this Amendment, the “Credit Agreement”); capitalized terms used herein but not defined shall be used herein as defined in the Credit Agreement;

WHEREAS, Holdings and the Borrower have requested, and the Term B-1 Lender has agreed, to amend the Existing Credit Agreement to modify the Applicable Rate applicable to the Term B-1 Loans;

WHEREAS, Holdings and the Borrower have requested, and the Term B-3 Lender has agreed, to amend the Existing Credit Agreement to modify the Applicable Rate applicable to the Term B-3 Loans;

WHEREAS, Section 2.15 of the Existing Credit Agreement permits the Borrower to request the establishment of one or more new Classes of Term Loans to extend, renew, replace, repurchase, retire or refinance, in whole or in part, any one or more of the existing Class or Classes of Loans or Commitments pursuant to the procedures described therein;

WHEREAS, Holdings, the Borrower and the Term B-5 Lenders desire to establish the Term B-5 Commitments (as defined below) and incur Term B-5 Loans (as defined below) to refinance in full the outstanding Term B-4 Term Loans in accordance with Section 2.15 of the Existing Credit Agreement (such commitments, the “Term B-5 Commitments” and, the term loans thereunder, the “Term B-5 Loans”; and each Term B-5 Lender under the Credit Agreement that holds a Term B-5 Loan on the Amendment No. 6 Effective Date (as defined below), a “Term B-5 Lender” and, collectively, the “Term B-5 Lenders”);

WHEREAS, the Borrower has requested that certain Term B-4 Lenders (each, a “Converting Term Lender”) who are currently Lenders under the Existing Credit Agreement with Term B-4 Loans outstanding immediately prior to the effectiveness of this Amendment, commit to convert all, or if otherwise specified by the Amendment No. 6 Lead Arranger (as defined below), a portion, of their outstanding Term B-4 Loans, into Term B-5 Loans under the Credit Agreement in the respective amounts set forth opposite such Term B-5 Lender’s name under the headings Term B-5 Commitments in Schedule I to this Amendment;

WHEREAS, the Borrower shall use the proceeds of the Term B-5 Loans, directly or indirectly, to refinance in full the outstanding aggregate principal amount of the Term B-4 Loans, and the Administrative Agent, Holdings, the Borrower and the Term B-5 Lenders have agreed, subject to the terms and conditions hereinafter set forth, to make such amendments to the Existing Credit Agreement to reflect the establishment of the Term B-5 Commitments and the terms of the Term B-5 Loans as set forth herein;

WHEREAS, Goldman Sachs Bank USA has agreed to act as the lead arranger and bookrunner for the Term B-5 Loans (in such capacity, the “Amendment No. 6 Lead Arranger”);

WHEREAS, it is agreed that Goldman Sachs Bank USA, Regions Capital Markets, a division of Regions Bank, Société Générale, CoBank, ACB, MUFG Bank, Ltd, Fifth Third Bank, National Association, PNC Capital Markets LLC and First Financial Bank will act as joint bookrunners for the Term B-5 Loans (collectively, the “Joint Bookrunners”); and

WHEREAS, on the terms and subject to the conditions set forth in Section 3 hereof, (i) each Term B-5 Lender that is not a Converting Term Lender has agreed to make Term B-5 Loans to the Borrower on the Amendment No. 6 Effective Date in an aggregate principal amount equal to its Term B-5 Commitment, and (ii) each Converting Term Lender that has executed and delivered a signature page to this Amendment electing to convert its Term B-4 Loans into Term B-5 Loans has agreed to convert all or, if otherwise specified by the Amendment No. 6 Lead Arranger, a portion of their outstanding Term B-4 Loans into Term B-5 Loans;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1.          Amendments to Existing Credit Agreement.  The Existing Credit Agreement is, effective as of the Amendment No. 6 Effective Date and subject to the satisfaction (or waiver in accordance with Section 10.01 of the Existing Credit Agreement) in writing of the conditions precedent set forth in Section 3, hereby amended to delete the struck text (indicated textually in the same manner as the following example: ~~struck text~~), and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto.

SECTION 2.          Term B-5 Commitments.

(a)         Subject to the satisfaction (or waiver by the Term B-5 Lenders) of the conditions set forth in Section 3 hereof, (i) each Term B-5 Lender that is not a Converting Term Lender severally (but not jointly) agrees to provide a Term B-5 Commitment and make Term B-5 Loans to the Borrower on the Amendment No. 6 Effective Date and (ii) the Converting Term Lenders severally (but not jointly) agree to convert all or, if otherwise specified by the Amendment No. 6 Lead Arranger, a portion of their Term B-4 Loans, into Term B-5 Loans on the Amendment No. 6 Effective Date pursuant to Section 2(b) below; provided that the aggregate principal amount of such Converting Term Lender’s Term B-5 Loans shall not exceed the aggregate principal amount of such Converting Term Lender’s Term B-4  Loans (or such lesser amount allocated to such Converting Term Lender by the Amendment No. 6 Lead Arranger on or prior to the Amendment No. 6 Effective Date). Each such Converting Term Lender hereby agrees, pursuant to the terms set forth in this Section 2, that all of its Term B-4 Loans (or a lesser amount allocated to such Converting Term Lender by the Amendment No. 6 Lead Arranger on or prior to the Amendment No. 6

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Effective Date) will be automatically exchanged for a like principal amount of Term B-5 Loans on the Amendment No. 6 Effective Date. In addition, each Converting Term Lender waives any funding loss or expenses due under Section 3.05 of the Existing Credit Agreement with respect to the prepayment of the Term B-4 Loans.

(b)          Each Converting Term Lender that elects the “Cashless Settlement Option (Cashless Roll)” in its signature page to this Amendment (each such Lender, a “Cashless Settlement Term B-4 Lender”) shall be deemed to agree, upon the effectiveness of this Amendment on the Amendment No. 6 Effective Date, that (i) all (or such lesser amount as the Amendment No. 6 Lead Arranger may allocate to such Converting Term Lender) of its Term B-4 Loans shall constitute Term B-5 Loans under the Credit Agreement and (ii) it waives any right to receive its share of the prepayment of Term B-4 Loans referred to in Section 2(f)(i) below, solely to the extent of such Term B-5 Loans.

(c)         Each Converting Term Lender that elects the “Assignment Settlement Option (Cash Roll)” in its signature page to this Amendment (the “Cash Settlement” and each such Lender, a “Cash Settlement Lender”), shall assign the Cash Settlement portion of its outstanding Term B-4 Loans immediately prior to the Amendment No. 6 Effective Date to Goldman Sachs Bank USA (the “Additional Refinancing Lender”) (it being understood that no Assignment Agreement shall be required to be executed by such Cash Settlement Lender to effect such assignment) and the Additional Refinancing Lender shall execute and deliver this Amendment and consent to the conversion of the Term B-4 Loans so assigned by each such Cash Settlement Lender into Term B-5 Loans and, following the Amendment No. 6 Effective Date, such Cash Settlement Lender (or its designated Affiliate) shall purchase by assignment, from the Additional Refinancing Lender, Term B-5 Loans in an equal principal amount as the amount of the Term B-4 Loans, as applicable, so assigned by such Cash Settlement Lender on or prior to the Amendment No. 6 Effective Date or such lesser amount allocated to such Cash Settlement Lender by the Amendment No. 6 Lead Arranger.

(d)        Each Converting Term Lender, the Additional Refinancing Lender and each other Term B-5 Lender consents to this Amendment in all respects. All allocation determinations made by the Amendment No. 6 Lead Arranger under this Amendment in connection with the Term B-5 Loans shall be made in consultation with the Borrower and with its consent and shall, absent manifest error, be final, conclusive and binding on the Borrower, the Term B-5 Lenders and the Amendment No. 6 Lead Arranger, and none of the Administrative Agent, the Loan Parties nor any of their respective Affiliates shall have any liability to any Person with respect to such determination.

(e)        The parties hereto acknowledge and agree that, for the avoidance of doubt, with respect to the Term B-5 Loans, this Amendment shall constitute a “Refinancing Amendment” under the Loan Documents. From and after the Amendment No. 6 Effective Date, each party hereto agrees that (i) the Term B-5 Lenders shall be deemed to be “Lenders” for all purposes of the Credit Agreement and the other Loan Documents and shall be a party to the Credit Agreement with all of the rights, remedies and obligations of a Lender thereunder as if an original signatory thereto and (ii) the Term B-5 Loans shall have the terms applicable to, and constitute for all purposes of the Credit Agreement and the other Loan Documents, “Term Loans” as defined in the Credit Agreement.  This Amendment shall constitute the Refinancing Loan Request contemplated by Section 2.15(a) of the Existing Credit Agreement.

(f)          On the Amendment No. 6 Effective Date, the Borrower shall (i) prepay in full the Term B-4 Loans (other than the aggregate principal amount of the Term B-4 Loans held by the Cashless Settlement Term B-4 Lenders) by hereby directing the Administrative Agent to apply the gross proceeds of the Term B-5 Loans made pursuant to Section 2(a)(i) to prepay the Term B-4 Loans (other than the aggregate principal amount of the Term B-4 Loans held by the Cashless Settlement Term B-4 Lenders) in full and (ii) pay all accrued and unpaid interest on the Term

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B-4 Loans (including in respect of the Term B-4 Loans held by the Cashless Settlement Term B-4 Lenders) to, but not including, the Amendment No. 6 Effective Date.

SECTION 3.       Conditions to Amendment No. 6 Effective Date. This Amendment shall become effective and (x) the Existing Credit Agreement shall be amended as provided for in Section 1 and (y) the Term B-5 Lenders shall make the Term B-5 Loans to the Borrower, in each case, on the date (such date, the “Amendment No. 6 Effective Date”) on which, in each case, each of the conditions set forth in this Section 3 shall have been satisfied (or waived in accordance with Section 10.01 of the Existing Credit Agreement):

(a)          Execution of Counterparts.  Each of (A) the Borrower, (B) the Guarantors, (C) Goldman Sachs Bank USA, as the Additional Refinancing Lender and a Term B-5 Lender, (D) the Administrative Agent and (E) CoBank, ACB, as the Term B-1 Lender and the Term B-3 Lender shall have duly executed and delivered a counterpart of this Amendment and a copy thereof shall be promptly delivered to the Administrative Agent.  In addition, the Amendment No. 6 Lead Arranger and the Administrative Agent shall have received a signature page to this Amendment duly executed and delivered on behalf of each Converting Term Lender.

(b)          Representations.  The representations and warranties of the Borrower contained in Article V of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (or, to the extent qualified by materiality or Material Adverse Effect, in all respects) on and as of the Amendment No. 6 Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects (or, to the extent qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date.

(c)          Loan Notice.  The Borrower shall have delivered to the Administrative Agent (i) a notice relating to the Term B-5 Commitment which shall be delivered in accordance with Section 2.15(a) of the Existing Credit Agreement (it being understood and agreed this this Amendment shall serve as such notice) and (ii) a Loan Notice relating to the Term B-5 Loans to be borrowed on the Amendment No. 6 Effective Date which shall be substantially in the form of Exhibit A to the Existing Credit Agreement and be delivered in accordance with Section 2.02(a) of the Existing Credit Agreement (but, notwithstanding anything to the contrary therein, by not later than 9:00 a.m. (New York City time) one (1) Business Day prior to the Amendment No. 6 Effective Date).

(d)        Payment of Transaction Expenses.  All fees, costs and expenses required to be paid on the Amendment No. 6 Effective Date under (i) that certain Engagement Letter, dated as of August 1, 2025, by and between the Amendment No. 6 Lead Arranger and the Borrower, (ii) the fee letter, dated as of August 1, 2025, by and between the Borrower and the Amendment No. 6 Lead Arranger and (iii) the fee letter, dated as of September 10, 2025, by and between CoBank, ACB, as the Term B-1 Lender and the Term B-3 Lender, and the Borrower shall have been paid to the extent due and, with respect to expenses (including reimbursable fees and expenses of counsel), to the extent a reasonably detailed invoice therefor has been delivered to the Borrower at least three (3) Business Days prior to the Amendment No. 6 Effective Date.

(e)          Certificates.  The Administrative Agent shall have received (A) such certificates of good standing or status (to the extent such concepts exist) from the applicable secretary of state (or equivalent authority) of the jurisdiction of organization of each Loan Party (in each case, to the extent such concept exists in the applicable jurisdiction) and (B) customary certificates attaching (i) organizational documents, (ii) customary Board of Directors resolutions or other customary corporate authorizing action, (iii) customary incumbency specimen signature certificates and/or other customary certificates of Responsible Officers of each Loan Party evidencing the identity, authority and capacity of each Responsible

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Officer thereof authorized to act as a Responsible Officer in connection with this Amendment to which such Loan Party is a party or is to be a party on the Amendment No. 6 Effective Date (or, in the case of clauses (B)(i) and (B)(iii), in lieu of attaching such organization documents and incumbency specimens evidencing the identity, authority and capacity, shall include a certification by a Responsible Officer of such Loan Party that there have been no changes to the corresponding documents and/or specimens evidencing the identity, authority and capacity delivered to the Administrative Agent on the Closing Date).

(f)          Solvency Certificate.  The Administrative Agent shall have received a solvency certificate, substantially in the form set forth in Exhibit Q of the Existing Credit Agreement (with appropriate modifications to reflect the nature of the transactions contemplated by this Amendment), from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower.

(g)          No Events of Default.  Immediately after the occurrence of the Amendment No. 6 Effective Date, no Event of Default exists and is continuing.

(h)          Legal Opinions.  The Administrative Agent shall have received customary opinions (addressed to the Administrative Agent and the Lenders party hereto) with respect to the Loan Parties party to the Loan Documents on the Amendment No. 6 Effective Date from:

(i)	Cravath, Swaine & Moore LLP, New York counsel to the Loan Parties;

(ii)	Bosse Law, PLLC, Ohio counsel to the Loan Parties; and

(iii)	Watanabe Ing LLP, Hawaii counsel to the Loan Parties.

(i)          Payment of Interest of Term B-4 Loans.   All accrued and unpaid interest on the Term B-4 Loans (including in respect of the Term B-4 Loans held by Converting Term Lenders that have been converted to Term B-5 Loans in accordance with Section 2(b)) to, but not including, the Amendment No. 6 Effective Date shall have been paid to the Administrative Agent for payment to the Term B-4 Lenders.

(j)          KYC information.  The Lenders party hereto shall have received, at least three (3) days prior to the Amendment No. 6 Effective Date, all documentation and information as is reasonably requested in writing at least ten (10) Business Days prior to the Amendment No. 6 Effective Date about the Borrower and the Guarantors required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and the Beneficial Ownership Regulation.

For purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with or waived (as applicable), each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender unless the Borrower and the Administrative Agent shall have received notice from such Lender prior to the Amendment No. 6 Effective Date specifying its objection thereto.

SECTION 4.          Representations and Warranties; Confirmation of Guarantees and Collateral.

(a)          By its execution below, the Borrower (on behalf of itself and each other Loan Party) hereby represents and warrants, (A) on and as of the Amendment No. 6 Effective Date that the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects (or, to the

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extent qualified by materiality or Material Adverse Effect, in all respects) on and as of the Amendment No. 6 Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects (or, to the extent qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date; and (B) immediately after the occurrence of the Amendment No. 6 Effective Date, no Event of Default exists and is continuing.

(b)          By signing this Amendment, each Loan Party hereby confirms that (i) the obligations of the Loan Parties under the Existing Credit Agreement as modified hereby (including with respect to the Term B-5 Loans) and the other Loan Documents (x) are entitled to the benefits of the guarantees and the security interests set forth or created in the Existing Credit Agreement, the Security Agreement, the Holdings Pledge Agreement, the Guaranty and the other Loan Documents and (y) constitute Obligations and (ii) notwithstanding the effectiveness of the terms hereof, the Guaranty, the Security Agreement, the Holdings Pledge Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.  Each Loan Party ratifies and confirms that all Liens granted, conveyed, or assigned to the Collateral Agent by such Person pursuant to each Security Document to which it is a party remain in full force and effect as and to the extent such Liens were in effect immediately prior to the effectiveness of this Amendment and are not released or reduced, and continue to secure full payment and performance of the Obligations as increased hereby.

SECTION 5.          Reference to and Effect on the Loan Documents.

(a)          On and after the Amendment No. 6 Effective Date, each reference in the Credit Agreement to “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other transaction documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement.  In addition, on and after the Amendment No. 6 Effective Date, this Amendment shall be a Loan Document under the Credit Agreement.

(b)          The Existing Credit Agreement, the Collateral Documents, the Guaranties and each other Loan Document, as amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, and the respective guarantees, pledges, grants of security interests and other agreements, as applicable, under each of the Collateral Documents and Guaranties, notwithstanding the consummation of the transactions contemplated hereby, shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties under the Credit Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.  After the Amendment No. 6 Effective Date and the funding of the Term B-5 Loans, without limiting the generality of the foregoing, the Term B-5 Loans (and all Indebtedness relating thereto) constitute Secured Obligations under the Security Agreement.

(c)        The Borrower confirms that the provisions of Section 10.05(a) and Section 10.22 of the Credit Agreement shall apply to the activities of the Joint Bookrunners under this Amendment and the transactions contemplated hereby, as if set forth in full herein.

(d)          The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Arranger under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6.          Execution in Counterparts; Electronic Signature.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which

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shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging (including in .pdf, .tif, .jpeg or other electronic format) means shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent (which approval may be subject to reasonable conditions and procedures reasonably specified by the Administrative Agent for its acceptance of electronic signatures using such platform), or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Laws, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 7.        Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be subject to the jurisdictional and service provisions of the Credit Agreement, as if this were a part of the Credit Agreement.  The jurisdiction, consent to service of process, and waiver of right to trial by jury provisions in Sections 10.15 and 10.16 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

SECTION 8.          No Novation.  This Amendment shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Collateral Document or any other security therefor.  Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith.  Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a Borrower, Guarantor, pledgor or Subsidiary Guarantor under any of the Loan Documents.

SECTION 9.        Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented (in reasonable detail) out-of-pocket expenses incurred in connection with this Amendment, in accordance with the provisions of Section 10.04 of the Credit Agreement (and without duplication of such provision or any provision of this Amendment).

SECTION 10.        Miscellaneous.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and to the Credit Agreement and the other Loan Documents and their respective successors and permitted assigns.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to the Credit Agreement to be duly executed and delivered as of the day and year first above written.

RED FIBER PARENT LLC, as Holdings

By:	/s/ Joshua T. Duckworth
	Name:	Joshua T. Duckworth
	Title:	Chief Financial Officer

By:	/s/ Angela J. Huber
	Name:	Angela J. Huber
	Title:	Vice President and Treasurer

CINCINNATI BELL INC., as the Borrower

By:	/s/ Angela J. Huber
	Name:	Angela J. Huber
	Title:	Vice President and Treasurer

[Signature Page to Amendment No. 6]

CINCINNATI BELL EXTENDED TERRITORIES LLC
CINCINNATI BELL TELEPHONE COMPANY LLC
CINCINNATI BELL WIRELESS, LLC
ALTAFIBER PROCUREMENT COMPANY LLC
HAWAIIAN TELCOM, INC.
HAWAIIAN TELCOM SERVICES COMPANY, INC.
AGILE IWG HOLDINGS, LLC
AGILE NETWORK BUILDERS, LLC
AGILE TOWERS, LLC
AGILE CONNECT, LLC
AGILE NETWORKS SITE DEVELOPMENT, LLC
AGILE AIRBAND OHIO, LLC
AGILE NETWORKS INDIANA, LLC
AGILE TT HOLDINGS, LLC
OHIO TT ASHTABULA PROJECT LLC
OHIO TT ASHTABULA TOWER LLC
OHIO TT CONNECT ASHTABULA LLC
OHIO TT COSHOCTON PROJECT LLC
OHIO TT COSHOCTON TOWER LLC
OHIO TT CONNECT COSHOCTON LLC
OHIO TT PERRY COUNTY PROJECT LLC
OHIO TT PERRY COUNTY TOWER LLC
OHIO TT CONNECT PERRY COUNTY LLC

as Subsidiary Guarantors

By:	/s/ Angela J. Huber
	Name:	Angela J. Huber
	Title:	Vice President and Treasurer

[Signature Page to Amendment No. 6]

GOLDMAN SACHS BANK USA, as the Administrative Agent, the Amendment No. 6 Lead Arranger, the Additional Refinancing Lender and a Term B-5 Lender

By:	/s/ Thomas Manning
	Name:	Thomas Manning
	Title:	Authorized Signatory

[Signature Page to Amendment No. 6]

COBANK, ACB, as the Term B-1 Lender and the Term B-3 Lender

By:	/s/ Rachel Candler
	Name:	Rachel Candler
	Title:	Managing Director

[Signature Page to Amendment No. 6]

[Executed Signature Page of each Converting Term Lender on File With Administrative Agent]

[Signature Page to Amendment No. 6]

SCHEDULE I

TERM B-5 COMMITMENTS

Term B-5 Lenders	Term B-5 Commitments
Goldman Sachs Bank USA	$88,860,911.36
Cashless Settlement Term B-4 Lenders	$837,076,608.28
Total:	$925,937,519.64

ANNEX I

AMENDED CREDIT AGREEMENT

(See attached)

~~ANNEX I~~
ANNEX I

CREDIT AGREEMENT

dated as of September 7, 2021

as amended by Amendment No. 1, dated as of November 23, 2021, the Term B-3 Incremental Amendment, dated as of May 3, 2023,
Amendment No. 3, dated as of May 30, 2024,
Amendment No. 4, dated as of June 14, 2024, ~~and~~
Amendment No. 5, dated as of December 19, 2024, and
Amendment No. 6, dated as of September 17, 2025

among

RED FIBER PARENT LLC,
as Holdings,

RF MERGER SUB INC.,
as Merger Sub and the Initial Borrower,

From and after giving effect to consummation of the Closing Date Merger as successor in interest to the Initial Borrower, CINCINNATI BELL INC., as the Borrower,

GOLDMAN SACHS BANK USA,
as the Administrative Agent,

and

THE L/C ISSUERS AND LENDERS PARTY HERETO,

GOLDMAN SACHS BANK USA, REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK, SOCIÉTÉ GÉNÉRALE, COBANK, ACB and MUFG UNION BANK, N.A., as Joint Lead Arrangers and Joint Bookrunners

and

FIFTH THIRD BANK, NATIONAL ASSOCIATION, PNC BANK, NATIONAL ASSOCIATION,
FIRST FINANCIAL BANK, AND FIRST HAWAIIAN BANK,
as Co-Managers

Table of Contents

Page

ARTICLE I

Definitions and Accounting Terms		2

Section 1.01	Defined Terms	2
Section 1.02	Other Interpretive Provisions	~~89~~90
Section 1.03	Accounting Terms	~~91~~92
Section 1.04	Rounding	~~91~~92
Section 1.05	References to Agreements, Laws, Etc.	~~91~~92
Section 1.06	Times of Day	~~92~~93
Section 1.07	Available Amount Transactions	~~92~~93
Section 1.08	Pro Forma Calculations	~~92~~93
Section 1.09	Currency Equivalents Generally	~~94~~95
Section 1.10	Certifications	~~95~~96
Section 1.11	Payment or Performance	~~95~~96
Section 1.12	Letter of Credit Amounts	~~95~~96
Section 1.13	Limited Condition Transactions	~~95~~96
Section 1.14	Divisions	~~96~~97
Section 1.15	Additional Alternative Currencies	~~96~~97

ARTICLE II

The Commitments and Borrowings		~~97~~98

Section 2.01	The Loans	~~97~~98
Section 2.02	Borrowings, Conversions and Continuations of Loans	~~98~~99
Section 2.03	Letters of Credit	~~100~~102
Section 2.04	Swing Line Loans	~~109~~110
Section 2.05	Prepayments	~~112~~113
Section 2.06	Termination or Reduction of Commitments	~~126~~127
Section 2.07	Repayment of Loans	~~127~~128
Section 2.08	Interest	~~128~~130
Section 2.09	Fees	~~129~~130
Section 2.10	Computation of Interest and Fees	~~129~~131
Section 2.11	Evidence of Indebtedness	~~130~~131
Section 2.12	Payments Generally	~~131~~132
Section 2.13	Sharing of Payments, Etc.	~~132~~134
Section 2.14	Incremental Credit Extensions	~~133~~135
Section 2.15	Refinancing Amendments	~~137~~139
Section 2.16	[Reserved]	~~144~~146
Section 2.17	Extended Term Loans	~~144~~146
Section 2.18	Extended Revolving Credit Commitments	~~147~~148
Section 2.19	Defaulting Lenders	~~150~~151
Section 2.20	Loan Repricing Protection	~~152~~154

ARTICLE III

Taxes, Increased Costs Protection and Illegality		~~152~~154

Section 3.01	Taxes	~~152~~154
Section 3.02	Illegality	~~156~~158

i

Table of Contents (continued)

Page

Section 3.03	Inability to Determine Rates	~~157~~158
Section 3.04	Increased Cost and Reduced Return; Capital Adequacy, etc.	~~162~~163
Section 3.05	Funding Losses	~~163~~164
Section 3.06	Matters Applicable to All Requests for Compensation	~~163~~165
Section 3.07	Replacement or Termination of Lenders under Certain Circumstances	~~164~~166
Section 3.08	Survival	~~166~~168

ARTICLE IV

Conditions Precedent to Credit Extensions		~~166~~168

Section 4.01	Conditions to Initial Credit Extension	~~166~~168
Section 4.02	Conditions to All Credit Extensions after the Closing Date	~~169~~171

ARTICLE V

Representations and Warranties		~~170~~172

Section 5.01	Existence, Qualification and Power	~~170~~172
Section 5.02	Authorization; No Contravention	~~171~~172
Section 5.03	Governmental Authorization; Other Consents	~~171~~172
Section 5.04	Binding Effect	~~171~~173
Section 5.05	Financial Statements; No Material Adverse Effect	~~171~~173
Section 5.06	Litigation	~~171~~173
Section 5.07	Labor Matters	~~172~~173
Section 5.08	Ownership of Property; Liens	~~172~~173
Section 5.09	Environmental Matters	~~172~~173
Section 5.10	Taxes	~~172~~174
Section 5.11	ERISA Compliance	~~172~~174
Section 5.12	Subsidiaries	~~172~~174
Section 5.13	Margin Regulations; Investment Company Act	~~173~~174
Section 5.14	Disclosure	~~173~~174
Section 5.15	Intellectual Property; Licenses, Etc.	~~173~~175
Section 5.16	Solvency	~~174~~175
Section 5.17	[Reserved]	~~174~~175
Section 5.18	Compliance with Laws; PATRIOT Act; FCPA; OFAC	~~174~~175
Section 5.19	Collateral Documents	~~174~~176
Section 5.20	Insurance	~~175~~176

ARTICLE VI

Affirmative Covenants		~~175~~176

Section 6.01	Financial Statements	~~175~~176
Section 6.02	Certificates; Other Information	~~176~~178
Section 6.03	Notices	~~178~~180
Section 6.04	Payment of Taxes	~~178~~180
Section 6.05	Preservation of Existence, Etc.	~~179~~180
Section 6.06	Maintenance of Properties	~~179~~180

Table of Contents (continued)
Page

Section 6.07	Maintenance of Insurance	~~179~~180
Section 6.08	Compliance with Laws	~~179~~181
Section 6.09	Sanctions and Anti-Corruption	~~179~~181
Section 6.10	Maintenance of Ratings	~~180~~181
Section 6.11	Inspection Rights	~~180~~181
Section 6.12	Covenant to Guarantee Obligations and Give Security	~~180~~182
Section 6.13	Compliance with Environmental Laws	~~182~~183
Section 6.14	Further Assurances	~~182~~184
Section 6.15	Designation of Subsidiaries	~~182~~184
Section 6.16	[Reserved]	~~183~~184
Section 6.17	Post-Closing Actions	~~183~~184
Section 6.18	Use of Proceeds	~~183~~184
Section 6.19	Change in Nature of Business	~~183~~185

ARTICLE VII

Negative Covenants		~~184~~185

Section 7.01	Liens	~~184~~185
Section 7.02	Investments	~~190~~191
Section 7.03	Indebtedness	~~195~~196
Section 7.04	Fundamental Changes	~~200~~201
Section 7.05	Dispositions	~~201~~202
Section 7.06	Restricted Payments	~~204~~206
Section 7.07	[Reserved]	~~209~~211
Section 7.08	Transactions with Affiliates	~~209~~211
Section 7.09	Burdensome Agreements	~~212~~214
Section 7.10	Financial Covenant	~~214~~216
Section 7.11	[Reserved]	~~214~~216
Section 7.12	Prepayments, Etc. of Indebtedness; Certain Amendments	~~214~~216
Section 7.13	Holdings	~~216~~217

ARTICLE VIII

Events of Default and Remedies		~~217~~218

Section 8.01	Events of Default	~~217~~218
Section 8.02	Remedies upon Event of Default	~~219~~221
Section 8.03	Application of Funds	~~220~~222
Section 8.04	Right to Cure	~~221~~223
Section 8.05	Clean Up Period	~~222~~224

ARTICLE IX

Administrative Agent and Other Agents		~~222~~224

Section 9.01	Appointment and Authority of the Administrative Agent	~~222~~224
Section 9.02	Rights as a Lender	~~223~~225
Section 9.03	Exculpatory Provisions	~~224~~225
Section 9.04	Reliance by the Administrative Agent	~~225~~226

Table of Contents (continued)
Page

Section 9.05	Delegation of Duties	~~225~~227
Section 9.06	Non-Reliance on Administrative Agent and Other Lenders; Disclosure of Information by Agents	~~225~~227
Section 9.07	Indemnification of Agents	~~226~~227
Section 9.08	No Other Duties; Other Agents, Lead Arrangers, Managers, Etc.	~~226~~228
Section 9.09	Resignation and Removal of Administrative Agent	~~227~~228
Section 9.10	Administrative Agent May File Proofs of Claim	~~228~~230
Section 9.11	Collateral and Guaranty Matters	~~229~~231
Section 9.12	Appointment of Supplemental Administrative Agents	~~231~~232
Section 9.13	Intercreditor Agreements	~~232~~233
Section 9.14	Secured Cash Management Agreements and Secured Hedge Agreements	~~232~~234
Section 9.15	Withholding Taxes	~~232~~234
Section 9.16	Erroneous Payments	~~233~~234

ARTICLE X

Miscellaneous		~~236~~237

Section 10.01	Amendments, Etc.	~~236~~237
Section 10.02	Notices and Other Communications; Facsimile Copies	~~241~~243
Section 10.03	No Waiver; Cumulative Remedies	~~243~~245
Section 10.04	Attorney Costs and Expenses	~~244~~245
Section 10.05	Indemnification by the Borrower; Reimbursement by Lenders	~~244~~246
Section 10.06	Marshaling; Payments Set Aside	~~247~~248
Section 10.07	Successors and Assigns	~~247~~249
Section 10.08	Confidentiality	~~258~~259
Section 10.09	Set-off	~~259~~260
Section 10.10	Interest Rate Limitation	~~259~~261
Section 10.11	Counterparts; Integration; Effectiveness	~~260~~261
Section 10.12	Electronic Execution of Assignments and Certain Other Documents	~~260~~261
Section 10.13	Survival of Representations and Warranties	~~260~~262
Section 10.14	Severability	~~260~~262
Section 10.15	GOVERNING LAW, JURISDICTION AND ARBITRATION	~~261~~262
Section 10.16	WAIVER OF RIGHT TO TRIAL BY JURY	~~262~~263
Section 10.17	Binding Effect	~~262~~263
Section 10.18	Lender Action	~~262~~264
Section 10.19	CoBank Equities	~~262~~264
Section 10.20	PATRIOT Act Notice	~~263~~264
Section 10.21	Service of Process	~~263~~265
Section 10.22	No Advisory or Fiduciary Responsibility	~~263~~265
Section 10.23	Cashless Settlement	~~264~~266
Section 10.24	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~264~~266
Section 10.25	Acknowledgment Regarding Any Supported QFCs	~~265~~266
Section 10.26	Permitted Receivables Financings	~~266~~267

Table of Contents (continued)

Page

SCHEDULES
1.01(a)	Specified FOCI Assets
1.01(b)	Certain Security Interests and Guarantees
2.01	Commitments
2.03	Existing Letters of Credit
5.12	Subsidiaries and Other Equity Investments
6.17	Post-Closing Actions
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.05(w)	Dispositions
7.08	Transactions with Affiliates
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B-1	Letter of Credit Application
B-2	Swing Line Loan Notice
C	Compliance Certificate
D-1	Term Note
D-2	Revolving Credit Note
D-3	Swing Line Note
E-1	Assignment and Assumption
E-2	Affiliate Assignment Notice
F	Guaranty
G-1	Security Agreement
G-2	Holdings Pledge Agreement
H-1	Non-Bank Certificate (For Foreign Lenders Not Treated as Partnerships)
H-2	Non-Bank Certificate (For Foreign Lenders Treated as Partnerships)
H-3	Non-Bank Certificate (For Foreign Participants Not Treated as Partnerships)
H-4	Non-Bank Certificate (For Foreign Participants Treated as Partnerships)
I	Intercompany Note
J	Discount Range Prepayment Notice
K	Discount Range Prepayment Offer
L	Solicited Discounted Prepayment Notice
M	Solicited Discounted Prepayment Offer
N	Specified Discount Prepayment Notice
O	Specified Discount Prepayment Response
P	Acceptance and Prepayment Notice
Q	Solvency Certificate
v

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of September 7, 2021, and amended by Amendment No. 1, dated as of November 23, 2021, the Term B-3 Incremental Amendment, dated as of May 3, 2023, Amendment No. 3, dated as of May 30, 2024, Amendment No. 4, dated as of June 14, 2024, ~~and~~ Amendment No. 5, dated as of December 19, 2024, and Amendment No. 6, dated as of September 17, 2025, by and among RED FIBER PARENT LLC, a Delaware limited liability company (“Holdings”), RF MERGER SUB INC., an Ohio corporation (“Merger Sub” and the “Initial Borrower”), to be merged with and into CINCINNATI BELL INC., an Ohio corporation (the “Company”), from and after the consummation of the Closing Date Merger as successor in interest to the Initial Borrower, the Company as the Borrower, GOLDMAN SACHS BANK USA (“Goldman Sachs”), as administrative and collateral agent (in such capacities, together with its successors there in such capacities, the “Administrative Agent”) under the Loan Documents, each L/C Issuer and Swing Line Lender from time to time party hereto and each lender from time to time party hereto (collectively, the “Lenders” and, individually, each, a “Lender”).

PRELIMINARY STATEMENTS

On the Closing Date, pursuant to that certain Agreement and Plan of Merger, dated as of March 13, 2020 (together with all exhibits and schedules thereto, and as amended, supplemented or otherwise modified from time to time, the “Closing Date Acquisition Agreement”), by and among Holdings, Merger Sub and the Company, Holdings directly or indirectly acquired the Company (the “Closing Date Acquisition”) and Merger Sub merged with and into the Company, with the Company surviving such merger (the “Closing Date Merger”).

The Borrower has requested that the Lenders extend credit to the Borrower in the form of (i) Initial Term Loans on the Closing Date in an initial aggregate principal amount of $150,000,000 pursuant to this Agreement, (ii) a Revolving Credit Facility in an initial aggregate principal committed amount of $275,000,000 pursuant to this Agreement, (iii) New Term B-1 Loans on the Amendment No. 1 Effective Date in an aggregate principal amount of $350,000,000 pursuant to Amendment No. 1, (iv) Term B-2 Loans on the Amendment No. 1 Effective Date in an aggregate principal amount of $650,000,000 pursuant to Amendment No. 1, (v) a Revolving Commitment Increase in an aggregate principal committed amount of $125,000,000 pursuant to Amendment No. 1, (vi) Term B-3 Loans on the Term B-3 Incremental Amendment Effective Date in an aggregate principal amount of $200,000,000 pursuant to the Term B-3 Incremental Amendment, (vii) an increase to the Term B-2 Loans on the Amendment No. 3 Effective Date in an aggregate principal amount of $300,000,000 ~~and~~, (viii) Term B-4 Loans on the Amendment No. 5 Effective Date in an aggregate principal amount of $930,590,472 pursuant to Amendment No. 5 and (ix) Term B-5 Loans on the Amendment No. 6 Effective Date in an aggregate principal amount of $925,937,519.64 pursuant to Amendment No. 6.  The 2024 Revolving Credit Facility will include (x) a sub-limit for the making of one or more Letters of Credit from time to time and (y) Swing Line Loans denominated in Dollars from time to time.

The proceeds of the Initial Term Loans were used by the Borrower on and after the Closing Date (i) to finance a portion of the Transaction, including the payment of the Transaction Expenses, (ii) to finance the Closing Date Refinancing and the repayment and/or redemption of any other existing indebtedness of the Company and its subsidiaries in connection with the Transaction and (iii) for working capital and other general corporate purposes (including working capital and/or purchase price adjustments and/or to fund OID or upfront fees in connection with the Facilities).

Subject to the limitations on the incurrence of Revolving Credit Loans on the Closing Date set forth in Section 6.18(b), the Letters of Credit and proceeds of Borrowings under the Revolving Credit

Facility and Swing Line Facility were or will be used by the Borrower and its Subsidiaries (i) to finance, in part, the Transaction, including the payment of the Transaction Expenses and (ii) for working capital, capital expenditures and other general corporate purposes (including to fund OID or upfront fees in connection with the Facilities), permitted acquisitions, other permitted investments, permitted dividends and other permitted distributions and any other purpose not prohibited by this Agreement.

The Lenders have indicated their willingness to lend, and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
Definitions and Accounting Terms

Section 1.01          Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“2021 Notes Refinancing” means the satisfaction and discharge, defeasance, repayment and redemption of all of the Existing Secured 2024 Notes and the Existing Secured 2025 Notes, together with all accrued interest (regardless of whether due and payable), fees and other amounts, in each case outstanding under the Existing Secured 2024 Notes Documents and Existing Secured 2025 Notes Documents, and the termination of such Existing Secured 2024 Notes Documents and Existing Secured 2025 Notes Documents.

“2021 Revolving Commitment Increase” has the meaning given to the term “Revolving Commitment Increase” in Amendment No. 1.

“2024 Extended Revolving Commitment Maturity Date” has the meaning specified in the definition of “Maturity Date.”

“2024 Extended Revolving Credit Commitment” means the Revolving Credit Commitments classified as such and designated as the “2024 Extended Revolving Credit Commitments” pursuant to Amendment No. 3. The aggregate amount of the 2024 Extended Revolving Credit Commitments as of the Amendment No. 3 Effective Date is $400,000,000.

~~“2024 Extended Revolving Credit Loans” has the meaning specified in Section 2.01(b).~~

“2024 Extended Revolving Credit Lender” shall mean a Lender with a 2024 Extended Revolving Credit Commitment.

“2024 Extended Revolving Credit Loans” has the meaning specified in Section 2.01(b).

“2024 Non-Extended Revolving Commitment Maturity Date” has the meaning specified in the definition of “Maturity Date.”

“2024 Non-Extended Revolving Credit Commitment” means the Revolving Credit Commitments classified as such and designated as the “2024 Non-Extended Revolving Credit Commitments” pursuant to Amendment No. 3.  The aggregate amount of the 2024 Non-Extended Revolving Credit Commitments as of the Amendment No. 3 Effective Date is $0.

~~“2024 Non-Extended Revolving Credit Loans” has the meaning specified in Section 2.01(b).~~

“2024 Non-Extended Revolving Credit Lender” shall mean a Lender with a 2024 Non-Extended Revolving Credit Commitment.

“2024 Non-Extended Revolving Credit Loans” has the meaning specified in Section 2.01(b).

“2024 Revolving Credit Exposure” means, at any time, as to each 2024 Non-Extended Revolving Credit Lender and/or each 2024 Extended Revolving Credit Lender, such Lender’s Revolving Credit Exposure with respect to the applicable Class under the 2024 Revolving Credit Facility.

“2024 Revolving Credit Facility” means the Revolving Credit Facility made available by the Revolving Credit Lenders as of the Amendment No. 3 Effective Date.  For the avoidance of doubt, as of the Amendment No. 3 Effective Date there shall be a single 2024 Revolving Credit Facility under this Agreement, comprised of two Classes of Revolving Credit Commitments and two Classes of Revolving Credit Loans, which Classes of Revolving Credit Commitments are the 2024 Extended Revolving Credit Commitments and the 2024 Non-Extended Revolving Credit Commitments and which Classes of Loans are the 2024 Extended Revolving Credit Loans and the 2024 Non-Extended Revolving Credit Loans.

“6.75% Cumulative Convertible Preferred Shares” means 6 3/4% cumulative convertible preferred shares, without par value, of the Company.

“Acceptable Discount” has the meaning specified in Section 2.05(a)(v)(D)(2).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the applicable Borrower Party’s acceptance of the Acceptable Discount in substantially the form of Exhibit P.

“Acceptance Date” has the meaning specified in Section 2.05(a)(v)(D)(2).

“Additional Lender” means, at any time, any bank, other financial institution or other Person (other than a natural person) that, in any case, is not an existing Lender and that agrees to provide any portion of any (a) New Term Commitment, New Term Loan, New Revolving Credit Commitment or New Revolving Credit Loan in accordance with Section 2.14, (b) Refinancing Loans or Refinancing Commitments in accordance with Section 2.15 or (c) Replacement Term Loans pursuant to Section 10.01; provided that each Additional Lender shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed), in each case to the extent any such consent would be required from the Administrative Agent under Section 10.07(b)(iii)(B) for an assignment of Loans to such Additional Lender, and the consent of the Borrower, to the extent required under Section 10.07(b)(iii)(A); provided, further, that no Additional Lender shall be a Disqualified Institution, any other Person that is not an Eligible Assignee or Holdings, the Borrower or any Subsidiary thereof.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than (~~w~~i) with respect to the Initial Revolving Credit Loans, the 2024 Non-Extended Revolving Credit Loans and the 2024 Extended Revolving Credit Loans, 0.0%, then Adjusted Term SOFR shall be deemed to be 0.0%, (~~x~~ii) with respect to the Term B-1 Loans and Term B-3

Loans, 0.25%, then Adjusted Term SOFR shall be deemed to be 0.25%, (~~y~~iii) with respect to the Term B-2 Loans, 0.50%, then Adjusted Term SOFR shall be deemed to be 0.50% ~~and~~, (~~z~~iv) with respect to the Term B-4 Loans, 0.50%, then Adjusted Term SOFR shall be deemed to be 0.50% and (v) with respect to the Term B-5 Loans, 0.50%, then Adjusted Term SOFR shall be deemed to be 0.50%.

“Administrative Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Debt Fund” means any Affiliate of any Investor that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and with respect to which investment vehicles managed or advised by the Equity Sponsors that are not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course do not make investment decisions for such Affiliate.

“Affiliated Lender” means, at any time, any Affiliate of the Borrower (for the avoidance of doubt, for the purpose of Section 10.07(h), including Ares and any Affiliate of Ares (other than any other portfolio company of Ares)) that in the future acquires any direct or indirect Equity Interests in Holdings and/or the Borrower, in each case, other than (a) a natural Person, (b) Holdings, the Borrower or any of their respective Subsidiaries and (c) any Affiliated Debt Fund.

“Affiliated Lender Cap” has the meaning specified in Section 10.07(h)(iii).

“Agent Parties” has the meaning specified in Section 10.02(d).

“Agent-Related Distress Event” means with respect to the Administrative Agent or any Person that directly or indirectly Controls the Administrative Agent, as the case may be (each, a “Distressed Agent-Related Person”), (i) a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law, (ii) a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, (iii) such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority (having regulatory authority over such Distressed Agent-Related Person) to be, insolvent or bankrupt or (iv) such Distressed Agent-Related Person becomes the subject of a Bail-In Action; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent or any Person that directly or indirectly Controls the Administrative Agent, as the case may be, by a Governmental Authority.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents, attorney-in-fact, partners, trustees and advisors of such Persons and of such Persons’ Affiliates.

“Agents” means, collectively, the Administrative Agent and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning specified in the introductory paragraph to this Agreement.

“AHYDO Catch-Up Payment” means any payment, including subordinated debt obligations, in each case to avoid the disallowance of deductions pursuant to Section 163(e) of the Code or to avoid having any Term Loan or other indebtedness of Holdings, the Borrower or any other parent company or Restricted Subsidiary thereof be treated as an “applicable high yield discount obligation” within the meaning of Section 163(i) of the Code.

“All-In Yield” means, as to any Indebtedness, the yield thereof, calculated in a manner consistent with generally accepted financial practices, taking into account interest rate, margin, OID, upfront fees, a Term SOFR floor or Base Rate floor or otherwise; provided that OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include (x) arrangement fees, commitment fees, structuring fees, agency fees or underwriting or similar fees paid to arrangers or agents for such Indebtedness (regardless of whether paid in whole or in part to any or all lenders under the applicable Indebtedness) or other fees that are not paid generally to all lenders of such Indebtedness or fees that are not paid directly by the Borrower generally to all relevant lenders ratably in the primary syndication of such Indebtedness, (y) ticking fees or unused line fees and (z) customary consent fees paid generally to consenting Lenders.  In determining the All-In Yield, any stepdowns in interest rate margins shall be disregarded.

“Allocable Revolving Share” means, at any time, with respect to the Revolving Credit Commitments of any Class, the percentage of the total Revolving Credit Commitments represented at such time by such Class; provided that if any such Class of Revolving Credit Commitments has been terminated, then the Allocable Revolving Share of each applicable Lender shall be determined based on the Allocable Revolving Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Alternative Currencies” means (a) in the case of any Letter of Credit, Euros, Pounds Sterling and Canadian Dollars, (b) in the case of any New Term Commitments, any currency agreed to by the Borrower, the Administrative Agent and the Lenders providing such New Term Commitments and (c) in the case of any New Revolving Credit Commitments, any currency agreed to by the Borrower, the Administrative Agent and all Revolving Credit Lenders; provided that in the case of immediately preceding clause (b), such Alternative Currency shall (i) only be permitted to the extent it is administratively feasible for the Administrative Agent to provide agency services for products denominated in such Alternative Currency (as determined by the Administrative Agent in its reasonable discretion) and (ii) be subject to Section 2.08(e) hereof.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Exchange Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement, dated as of November 23, 2021, by and among the Borrower, Holdings, the Guarantors party thereto, the Administrative Agent and the Lenders, Voting Participants and L/C Issuers party thereto.

“Amendment No. 1 Effective Date” has the meaning specified in Amendment No. 1.

“Amendment No. 3” means that certain Amendment No. 3 to Credit Agreement, dated as of May 30, 2024, by and among the Borrower, Holdings, the Guarantors party thereto, the Administrative Agent and the Lenders and L/C Issuers party thereto.

“Amendment No. 3 Effective Date” has the meaning specified in Amendment No. 3.

“Amendment No. 4” means that certain Amendment No. 4 to Credit Agreement, dated as of June 14, 2024, by and among the Borrower, Holdings, the Guarantors party thereto, the Administrative Agent and the Lenders and L/C Issuers party thereto.

“Amendment No. 4 Effective Date” has the meaning specified in Amendment No. 4.

“Amendment No. 5” means that certain Amendment No. 5 to Credit Agreement, dated as of December 19, 2024, by and among the Borrower, Holdings, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“Amendment No. 5 Effective Date” has the meaning specified in Amendment No. 5.

“Amendment No. 6” means that certain Amendment No. 6 to Credit Agreement, dated as of September 17, 2025, by and among the Borrower, Holdings, the Guarantors party thereto, the Administrative Agent, the Amendment No. 6 Lead Arranger (as defined therein) and the Lenders party thereto.

“Amendment No. 6 Effective Date” has the meaning specified in Amendment No. 6.

“Applicable Asset Sale Prepayment Percentage” means (a) if the Borrower’s Secured Net Leverage Ratio at the end of the immediately preceding Test Period is greater than 3.25 to 1.00, 100%, (b) if the Borrower’s Secured Net Leverage Ratio at the end of the immediately preceding Test Period is equal to or less than 3.25 to 1.00 but greater than 2.75 to 1.00, 50% and (c) if the Borrower’s Secured Net Leverage Ratio at the end of the immediately preceding Test Period is equal to or less than 2.75 to 1.00, 0%, in each case, calculated on a Pro Forma Basis, including giving effect to the required prepayment pursuant to Section 2.05(b)(ii).

“Applicable Discount” has the meaning specified in Section 2.05(a)(v)(C)(2).

“Applicable ECF Prepayment Percentage” means, with respect to each Excess Cash Flow Period, (a) if the Borrower’s Secured Net Leverage Ratio at the end of such Excess Cash Flow Period is greater than 3.25 to 1.00, 50%; (b) if such Secured Net Leverage Ratio is equal to or less than 3.25 to 1.00, but greater than 2.75 to 1.00, 25%, and (c) if such Secured Net Leverage Ratio is equal to or less than 2.75 to 1.00, 0%.

“Applicable Period” has the meaning specified in the definition of “Applicable Rate”.

“Applicable Rate” means a percentage per annum equal to:

(a)          with respect to Term B-1 Loans, (i) until the first Business Day immediately following the date of delivery of a Compliance Certificate for the first fiscal quarter ended after the Amendment No. 1 Effective Date pursuant to Section 6.02(a), (A) 2.50% in the case of Base Rate Loans and (B) 3.50% in the case of SOFR Loans, (ii) thereafter and prior to the Amendment No. 5 Effective Date, the following percentages per annum, based upon the Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

		Applicable Rate for Term B-1 Loans
Pricing Level	Secured Net Leverage Ratio	Base Rate	Term SOFR
1	> 2.75:1.00	2.50%	3.50%

2	≤ 2.75:1.00	2.25%	3.25%

~~and~~ (iii) on and after the Amendment No. 5 Effective Date and prior to the Amendment No. 6 Effective Date, (A) 2.00% in the case of Base Rate Loans and (B) 3.00% in the case of SOFR Loans and (iv) on and after the Amendment No. 6 Effective Date, (A) 1.50% in the case of Base Rate Loans and (B) 2.50% in the case of SOFR Loans;

(b)          with respect to Term B-2 Loans, (i) until the first Business Day immediately following the date of delivery of a Compliance Certificate for the first fiscal quarter ended after the Amendment No. 1 Effective Date pursuant to Section 6.02(a), (A) 2.25% in the case of Base Rate Loans and (B) 3.25% in the case of SOFR Loans and (ii) thereafter, the following percentages per annum, based upon the Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

		Applicable Rate for Term B-2 Loans
Pricing Level	Secured Net Leverage Ratio	Base Rate	Term SOFR
1	> 2.75:1.00	2.25%	3.25%

2	≤ 2.75:1.00	2.00%	3.00%

(c)          with respect to Term B-3 Loans, (i) prior to the Amendment No. 4 Effective Date, (A) 3.00% in the case of Base Rate Loans and (B) 4.00% in the case of SOFR Loans, (ii) on and after the Amendment No. 4 Effective Date and prior to the Amendment No. 5 Effective Date, (A) 2.50% in the case of Base Rate Loans and (B) 3.50% in the case of SOFR Loans ~~and~~, (iii) on and after the Amendment No. 5 Effective Date and prior to the Amendment No. 6 Effective Date, (A) 2.00% in the case of Base Rate Loans and (B) 3.00% in the case of SOFR Loans and (iv) on and after the Amendment No. 6 Effective Date, (A) 1.50% in the case of Base Rate Loans and (B) 2.50% in the case of SOFR Loans;

(d)          with respect to Revolving Credit Loans under the 2024 Revolving Credit Facility, (i) until the first Business Day immediately following the date of delivery of a Compliance Certificate for the first fiscal quarter ended after the Amendment No. 1 Effective Date pursuant to Section 6.02(a), (A) 2.00% in the case of Base Rate Loans (including Swing Line Loans that are Base Rate Loans) and (B) 3.00% in the case of SOFR Loans and (ii) thereafter, the following percentages per annum, based upon the Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

		Applicable Rate for Revolving Credit Loans
Pricing Level	Secured Net Leverage Ratio	Base Rate	Term SOFR
1	> 2.75:1.00	2.00%	3.00%

2	≤ 2.75:1.00	1.75%	2.75%

(e)          with respect to Term B-4 Loans, (i) until the first Business Day immediately following the date of delivery of a Compliance Certificate for the first fiscal quarter ended after the Amendment No. 5 Effective Date pursuant to Section 6.02(a), (A) 1.75% in the case of Base Rate Loans and (B) 2.75% in the case of SOFR Loans and (ii) thereafter, the following percentages per annum, based upon the Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

		Applicable Rate for Term B-4 Loans
Pricing Level	Secured Net Leverage Ratio	Base Rate	Term SOFR
1	> 2.75:1.00	1.75%	2.75%

2	≤ 2.75:1.00	1.50%	2.50%

(f)          with respect to Term B-5 Loans, (i) until the first Business Day immediately following the date of delivery of a Compliance Certificate for the first fiscal quarter ended after the Amendment No. 6 Effective Date pursuant to Section 6.02(a), (A) 1.25% in the case of Base Rate Loans and (B) 2.25% in the case of SOFR Loans and (ii) thereafter, the following percentages per annum, based upon the Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

		Applicable Rate for Term B-5 Loans
Pricing Level	Secured Net Leverage Ratio	Base Rate	Term SOFR
1	> 2.75:1.00	1.25%	2.25%

2	≤ 2.75:1.00	1.00%	2.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Secured Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that, upon written notice to the Borrower from the Administrative Agent (at the direction of the Required Facility Lenders with respect to the 2024 Revolving Credit Facility) or the Required Facility Lenders with respect to the 2024 Revolving Credit Facility, the highest pricing level shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply); and

(g)          ~~(f)~~ with respect to commitment fees payable in respect of 2024 Revolving Credit Commitments, (i) until the first Business Day immediately following the date of delivery of a Compliance Certificate for the first fiscal quarter ended after the Amendment No. 1 Effective Date pursuant to Section 6.02(a), 0.50%, and (ii) thereafter, the following percentage per annum, based upon the Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Secured Net Leverage Ratio	Applicable Rate for Commitment Fees
1	> 3.25:1.00	0.50%

2	≤ 3.25:1.00	0.375%

Any increase or decrease in the commitment fee resulting from a change in the Secured Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that, upon written notice to the Borrower from the Administrative Agent (at the direction of the Required Facility Lenders with respect to the 2024 Revolving Credit Facility) or the Required Facility Lenders with respect to the 2024 Revolving Credit Facility, the highest commitment fee level shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the commitment fee level otherwise determined in accordance with this definition shall apply).

In the event that any financial statements under Section 6.01 or a Compliance Certificate are or is shown to be inaccurate at any time that this Agreement is in effect and any Loans or Commitments are outstanding hereunder when such inaccuracy is discovered and such inaccuracy, if corrected, would have led to a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Revolving Credit Lenders owe any amounts to the Borrower) and (iii) the Borrower shall pay to the Administrative Agent promptly upon demand (and in no event later than five (5) Business Days after demand) any additional interest or commitment fee owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof.  Any additional interest or fees under this paragraph shall not be due and payable until such demand is made for such payment by the Administrative Agent and accordingly, any nonpayment of such interest or fees as a result of any such demand not having been made shall not constitute a Default (whether retroactively or otherwise), and none of such additional amounts shall be deemed overdue or accrue interest at the Default Rate, in each case at any time prior to the date that is five (5) Business Days following such demand.

Notwithstanding the foregoing, the Applicable Rate in respect of Extended Term Loans of any Term Loan Extension Series, Extended Revolving Credit Loans of any Revolving Credit Loan Extension Series, Refinancing Term Loans, Refinancing Revolving Credit Loans, New Term Commitments, New Term Loans, New Revolving Credit Commitments, New Revolving Credit Loans or Replacement Term Loans shall be the applicable percentages per annum provided pursuant to the applicable Extension Amendment, Refinancing Amendment, Incremental Amendment or amendment to this Agreement in respect of Replacement Term Loans, as the case may be.  The Applicable Rate in respect of Extended Term Loans of any Term Loan Extension Series, Extended Revolving Credit Loans of any Revolving Credit Loan Extension Series, Refinancing Term Loans, Refinancing Revolving Credit Loans, New Term Commitments, New Term Loans, New Revolving Credit Commitments, New Revolving Credit Loans or Replacement Term Loans may be further adjusted as may be agreed by the relevant Lenders and the Borrower in connection with any Extension Amendment, Refinancing Amendment, Incremental Amendment or amendment to this Agreement in respect of Replacement Term Loans, as the case may be.

“Appropriate Lender” means, at any time, (a) with respect to Loans or Commitments of any Class, the Lenders of such Class, (b) with respect to any Letters of Credit, (i) the relevant L/C Issuers and (ii) the Revolving Credit Lenders with 2024 Revolving Credit Commitments and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders with 2024 Revolving Credit Commitments.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Approved Jurisdiction” means Canada and any other jurisdiction mutually agreed in writing by the Borrower and the Administrative Agent.

“Ares” means Ares Special Situation Fund IV, L.P., ASOF Holdings I, L.P. and any other relevant affiliate and/or managed fund of any of them.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1 or any other form approved by the Administrative Agent and the Borrower.

“Attorney Costs” means all reasonable and documented (in reasonable detail) fees, and expenses of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Attributed Principal Amount” means, on any day, with respect to the Securitization Facility, the Factoring Facility and/or any other Permitted Receivables Financing, the aggregate principal, stated or invested amount of (a) outstanding loans made by Receivables Financiers to the relevant Receivables Financing SPC under the Securitization Facility, the Factoring Facility and/or such other Permitted Receivables Financing or (b) notes, bonds or other debt instruments, beneficial interests in a trust, undivided ownership interests in receivables or other securities issued for cash consideration by the relevant Receivables Financing SPC to Receivables Financiers, in each case the proceeds of which are used to finance, in whole or in part, the purchase by such Receivables Financing SPC of Transferred Assets under the Securitization Facility, the Factoring Facility and/or in such other Permitted Receivables Financing.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Loan Prepayment pursuant to Section 2.05(a)(v); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that none of the Borrower, Holdings, nor any of their respective Affiliates or Subsidiaries may act as the Auction Agent.

“Audited Financial Statements” has the meaning specified in the Closing Date Acquisition Agreement.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Amount” means, at any time (the “Reference Date”), the sum of:

(a)          the greater of $200,000,000 and 10.0% of Consolidated Tangible Assets; plus

(b)         50% of Consolidated Net Income of the Borrower for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Closing Date occurs to the end of the Borrower’s most recently ended fiscal quarter for which financial statements have been made available (or were required to be made available) pursuant to Section 6.01(a) or 6.01(b) (provided that in no event shall such amount pursuant to this clause (b) be less than zero); plus

(c)          to the extent not included in the definition of “Excluded Contribution,” the amount of any capital contributions made in cash, Cash Equivalents or other property (at the fair market value thereof (as determined in good faith by the Borrower)) or the Net Cash Proceeds from Permitted Equity Issuances (or issuances of debt securities that have been converted into or exchanged for Qualified Equity Interests) received by the Borrower (or Holdings or any other direct or indirect parent thereof and contributed to the Borrower), but excluding any Specified Equity Contributions, during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date and Not Otherwise Applied; plus

(d)         to the extent not (i) included in clause (b) above or (ii) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment including pursuant to clause (i) below, the aggregate amount of all Returns (including all cash repayment of principal) received in cash or Cash Equivalents by the Borrower or any Restricted Subsidiary from any Investment or Unrestricted Subsidiary during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(e)          to the extent not (A) included in clause (b) or (d) above, (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment or (C) required to be applied to prepay Term Loans in accordance with Section 2.05(b)(ii) or 2.05(b)(iii), the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of any Investment or its ownership interest in any Unrestricted Subsidiary during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(f)          to the extent not (i) included in clause (b), (d) or (e) above or (ii) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, in the event that the Borrower redesignates as a Restricted Subsidiary any Unrestricted Subsidiary that was designated as an Unrestricted Subsidiary after the Closing Date (which, for purposes hereof, shall be deemed to also include (A) the merger, consolidation, liquidation or similar amalgamation of any such Unrestricted Subsidiary into the Borrower or any Restricted Subsidiary, so long as the Borrower or such Restricted Subsidiary is the surviving Person, and (B) the transfer of all or substantially all of the assets of any such Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary), the fair market value (as determined in good faith by the Borrower) of the Investment in such Unrestricted Subsidiary at the time of such redesignation; plus

(g)         the Net Cash Proceeds received by the Borrower or any of its Restricted Subsidiaries of any Indebtedness or Disqualified Equity Interests incurred or issued by the Borrower or any of its Restricted Subsidiaries following the Closing Date (other than Indebtedness owing to the Borrower or a Guarantor) that is exchanged or converted into Qualified Equity Interests of the Borrower (or any direct or indirect parent of the Borrower); plus

(h)          the Borrower Retained Prepayment Amounts; plus

(i)          to the extent not required to be applied to prepay Term Loans in accordance with Section 2.05(b)(ii) or 2.05(b)(iii), the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with any asset sale or other Disposition during the period from and including the Closing Date through and including the Reference Date; plus

(j)          the aggregate amount received in cash and the fair market value of marketable securities or other property received by the Borrower or any Restricted Subsidiary as dividends or distributions from Unrestricted Subsidiaries after the Closing Date; minus

(k)         any Investments made pursuant to Section 7.02(j) (which amounts, for the avoidance of doubt, shall, in each case (and without duplication of amounts in clause (d) above), be reduced by (i) any repayments, returns representing a return of capital, redemptions or sales with respect to any such Investment to the extent not in excess of the amount of such initial Investment), (ii) any Restricted Payment made pursuant to Section 7.06(c) or (iii) any payment made pursuant to Section 7.12(a)(v), in each case, during the period commencing on the Closing Date and ending on the Reference Date (and, for purposes of this clause (k), without taking account of the intended usage of the Available Amount on such Reference Date in the contemplated transaction), in each case, in reliance on the Available Amount.

“Available Excluded Contribution Amount” means, an amount equal to 200% of the aggregate amount of any Excluded Contribution.

“Available Incremental Amount” means an aggregate principal amount of up to (a) the greater of $410,000,000 and 20.5% of Consolidated Tangible Assets (which amount, in either case, (i) shall be reduced by the aggregate principal amount of any New Term Loans, New Revolving Credit Commitments and Incremental Equivalent Debt previously incurred in reliance on this clause (a), but (ii) shall not be reduced by any amount incurred or issued in reliance on the immediately succeeding clause (b), (c) or (d)); plus (b) additional amounts incurred, the effect of which extends the maturity date of any Class of Loans and/or Commitments (or portion thereof) under any Facility (including any New Term Loans and New Revolving Credit Loans) up to an amount equal to the principal amount of the Class of Loans and/or Commitments (or portion thereof) being so extended (plus accrued interest, premium, fees and expenses related thereto); plus (c) the aggregate amount of any voluntary prepayments, voluntary redemptions, voluntary debt buybacks or open market purchases made or consummated with respect to any

Loans or Commitments (in the case of Revolving Credit Loans to the extent accompanied by an equivalent permanent voluntary commitment reduction) and any voluntary prepayments, voluntary redemptions, voluntary debt buybacks or open market purchases made or consummated with respect to any of New Term Loans, New Revolving Credit Commitments, Incremental Equivalent Debt, Refinancing Loans or Refinancing Equivalent Debt and/or the Existing Secured Notes and/or other Indebtedness, which is secured on a pari passu first lien basis on the Collateral (to the extent previously or substantially simultaneously applied to the prepayment of any of the foregoing), in each case, except (other than with respect to the Existing Secured Notes) to the extent financed with long-term Indebtedness (other than revolving Indebtedness) (plus, in the case of any Existing Secured Notes, unpaid accrued interest, fees, premium (including call and tender premiums) thereon, defeasance costs, and fees and expenses incurred (including OID, upfront fees and similar items), in connection with such voluntary prepayments, voluntary redemptions, voluntary debt buybacks or open market purchases made or consummated); plus (d) an unlimited amount of New Term Loans, New Revolving Credit Commitments and any Incremental Equivalent Debt so long as the Secured Net Leverage Ratio for the Test Period ended most recently prior to the incurrence or issuance of such New Term Loans, New Revolving Credit Commitments and/or Incremental Equivalent Debt, as the case may be, after giving Pro Forma Effect to such incurrence or issuance, is less than or equal to the greater of (i) 3.75 to 1.00 and (ii) if incurred in connection with a Permitted Acquisition or other permitted Investment, the Secured Net Leverage Ratio as in effect immediately prior to the incurrence or issuance of such New Term Loans, New Revolving Credit Commitments and/or Incremental Equivalent Debt; provided that (i) the Borrower may elect to use clause (d) above prior to clause (a), (b) and/or (c) above, and if clause (a), (b) and/or (c) above and clause (d) above are available and the Borrower does not make an election, the Borrower will be deemed to have elected clause (d) above and (ii) to the extent the proceeds of any New Term Loans, New Revolving Credit Commitments or Incremental Equivalent Debt are intended to be applied to finance a Permitted Acquisition or other Investment, the Secured Net Leverage Ratio shall be tested instead only at the time the relevant agreement with respect to such Permitted Acquisition or other Investment is entered into giving Pro Forma Effect to such Permitted Acquisition or other Investment and the incurrence of all Indebtedness to be incurred in connection therewith as if such transactions had occurred on such date; provided, further, that in the case of any single transaction that provides for the incurrence and/or increase of loans and/or commitments under clause (d) above and one or more of clause (a), (b) or (c) above, compliance with the above Secured Net Leverage Ratio shall be determined for purposes of clause (d) above by giving the single transaction Pro Forma Effect but excluding in such determination the aggregate of indebtedness (and deemed indebtedness) from any such incurrence and increase utilizing clause (a), (b) or (c) above; provided, further, that, to the extent the Borrower has incurred New Term Loans, New Revolving Credit Commitments and/or any Incremental Equivalent Debt pursuant to clause (a), (b) or (c) above and subsequently would be in compliance with the Secured Net Leverage Ratio contained in clause (d) above, such previously incurred New Term Loans, New Revolving Credit Commitments and/or any Incremental Equivalent Debt shall automatically (and without action by the Borrower or any other Person) be reallocated to clause (d) above and the Available Incremental Amount that is available pursuant to preceding clause (a), (b) and/or (c) above shall be increased dollar-for-dollar for such reallocated amount; provided, further, that for purposes of determining compliance with clause (d) above, notwithstanding if such New Term Loans, New Revolving Credit Commitments and/or Incremental Equivalent Debt, as the case may be, then being incurred is unsecured or secured by assets not constituting Collateral,  such New Term Loans, New Revolving Credit Commitments and/or Incremental Equivalent Debt, as the case may be, then being incurred shall be included as Consolidated Secured Net Debt in the Secured Net Leverage Ratio (but for the avoidance of doubt, not for any subsequent calculations determining the Available Incremental Amount or other calculations of the Secured Net Leverage Ratio).

“Available RDP Reclassification Amount” means the aggregate amount of prepayments, redemptions, purchases, defeasances, retirements, extinguishments or other satisfaction of Indebtedness permitted to be made in accordance with Sections 7.12(a)(iv) and (a)(vi) to the extent Not Otherwise Applied.

“Available RP Reclassification Amount” means the aggregate amount of Restricted Payments permitted to be made in accordance with Sections 7.06(c), (f), (j), (k) and (o) to the extent Not Otherwise Applied.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Goldman Sachs (or if a successor Administrative Agent has succeeded Goldman Sachs as Administrative Agent, such other bank as is designated by such Administrative Agent at the time it becomes Administrative Agent) as its “prime rate” in effect at its principal office in New York City and notified to the Borrower, (c) to the extent ascertainable, the one month Adjusted Term SOFR plus 1.00% and (d) if Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  The “prime rate” is a rate set by Goldman Sachs (or such other bank) based upon various factors including Goldman Sachs’s (or such other bank’s) costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Goldman Sachs (or such other bank) shall take effect on the day specified in the public announcement of such change in the “prime rate.”

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers or board of directors, as applicable, of such Person, or if such limited liability company does not have a board of managers or board of directors, the functional equivalent of the foregoing, (iii) in the case of any partnership, the board of directors or board of managers, as applicable, of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Booked But Not Billed Adjustments” means an amount to be added or subtracted from, as applicable, Consolidated EBITDA for any applicable period equal to (a) 0.8 multiplied by (b) the difference between (x) the contracted revenue that would have been earned during such period from each booked but not billed contract of the Borrower and its Restricted Subsidiaries and the target of an Permitted Acquisition or other similar permitted Investment (if applicable) that has been signed and will commence billing within 90 days after such Permitted Acquisition or permitted Investment and which revenue will be reasonably expected to be realized within 12 months of execution of such contract (or 18 months in the case of small cell contracts), as if all such contracts had been billed beginning on the first (1st) day of such period, and (y) the revenue recognized during such period from customer contracts of the Borrower and its Restricted Subsidiaries and such target (if applicable) for which, on or prior to such period, any of the Borrower, its Restricted Subsidiaries or such target (if applicable) has received a notice of termination but which were not actually disconnected; provided, however, that for any Fiscal Quarter, the aggregate amount of the Booked But Not Billed Adjustments shall not exceed 10.0%, of LQA Consolidated EBITDA calculated after giving effect to any Booked But Not Billed Adjustments.

“Borrower” means (a) prior to the consummation of the Closing Date Merger, the Initial Borrower and (b) from and after the consummation of the Closing Date Merger, the Company.

“Borrower Materials” has the meaning specified in the last paragraph of Section 6.02.

“Borrower Offer of Specified Discount Prepayment” means the offer by the applicable Borrower Party to make a voluntary prepayment of Term Loans at a specified discount to par pursuant to Section 2.05(a)(v)(B).

“Borrower Parties” means the collective reference to Holdings and its Subsidiaries, including the Borrower, and “Borrower Party” means any one of them.

“Borrower Prepayment Parties” has the meaning specified in Section 2.05(a)(v)(A).

“Borrower Retained Prepayment Amounts” has the meaning specified in Section 2.05(b)(viii).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the applicable Borrower Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.05(a)(v)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the applicable Borrower Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.05(a)(v)(D).

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, or a Term Borrowing, as the context may require.

“Business Day” means (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where the Administrative Agent’s Office is located, and (b) if such day relates to any interest rate settings as to a Loan denominated in an Alternative Currency, any fundings, disbursements, settlements and payments in such Alternative Currency, or any other dealings in such Alternative Currency to be carried out pursuant to this Agreement in respect of any such Loan, any such day described in clause (a) above which is also a day on which dealings in deposits in such Alternative Currency are conducted by and between banks in the London interbank market and (other than any date that relates to any interest rate setting in respect of such Alternative Currency) any such day on which banks are open for foreign exchange business in the principal financial center of the country of such Alternative Currency.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of Holdings, the Borrower and its Restricted Subsidiaries.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the Capitalized Lease Obligation with respect thereto; provided, further, that any lease that is or would be characterized as an operating lease in accordance with GAAP on the Closing Date (whether or not such lease was in effect on such date) shall be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of this Agreement regardless of any change in GAAP or any change in the application of GAAP following December 31, 2015, that would otherwise require such lease to be characterized (on a prospective or retroactive basis or otherwise) as a Capitalized Lease.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet (excluding the footnotes thereto) of the Borrower and its Restricted Subsidiaries.

“Captive Insurance Subsidiary” means any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Collateral Account” means an account subject to the sole dominion and control of the Administrative Agent.

“Cash Collateralize” means (a) to pledge and deposit with, or deliver to, the Administrative Agent, for the benefit of the Administrative Agent, the applicable L/C Issuer or Swing Line Lender (as applicable) and the Appropriate Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash, Cash Equivalents, deposit account or securities account balances, (b) to provide a “backstop” letter of credit having terms, and issued by a financial institution, reasonably acceptable to the applicable L/C Issuer, (c) for the purposes of the definition of Disqualified Equity Interests in Section 1.01, the preamble paragraphs to Article VI and VII, Sections 9.11(a) and 10.13 and the Collateral Documents, to provide evidence that a Letter of Credit has been “grandfathered” into a future credit facility in a manner reasonably acceptable to such L/C Issuer or (d) if the applicable L/C Issuer or Swing Line Lender benefiting from such collateral shall agree in its reasonable discretion, to provide other credit support, in each case, in an amount equal to 100% of such obligations and pursuant to documentation in form and substance reasonably satisfactory to (i) in the case of clause (a), the Administrative Agent (on its own behalf and on behalf of the Appropriate Lenders) and (ii) the applicable L/C Issuer(s) or the Swing Line Lender (as applicable).  “Cash Collateral,” “Cash Collateralizing,” “Cash Collateralized” and “Cash Collateralization” shall have the meanings correlative thereto and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by Holdings, the Borrower or any Restricted Subsidiary:

(a)          Dollars, Pounds Sterling, any Alternative Currency and any local currency held by any of Holdings, the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(b)        readily marketable direct obligations issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(c)          certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any Lender, any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks (or the Dollar equivalent as of the date of determination in the case of any non-U.S. banks) or any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or form Moody’s is at least P-1 or the equivalent thereof (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then an equivalent rating from such other nationally recognized rating service acceptable to the Administrative Agent);

(d)          repurchase obligations for underlying securities of the types described in clauses (b) and (c) above or clause (f) below entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)         commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 12 months after the date of creation thereof;

(f)          marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(g)          readily marketable direct obligations issued or directly and fully guaranteed or insured by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 24 months or less from the date of acquisition;

(h)          overnight bank deposits and bankers’ acceptances at any U.S. commercial bank having capital and surplus in excess of $500,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $500,000,000 (or its foreign currency equivalent at the time);

(i)          deposits available for withdrawal on demand and money market deposit accounts with a U.S. commercial bank having capital and surplus in excess of $500,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $500,000,000 (or its foreign currency equivalent at the time);

(j)          Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(k)          investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (j) above; and

(l)          solely with respect to any Captive Insurance Subsidiary, any investment that a Captive Insurance Subsidiary is not prohibited to make in accordance with applicable Laws.

In the case of Investments made in a country outside the United States in the ordinary course of business, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (l) above of obligors, which Investments or obligors (or the parents of such obligors), if required under such clauses, have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Holdings, the Borrower or Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments described in clauses (a) through (l) and in this paragraph.

“Cash Management Bank” means any Person that is the Administrative Agent, a Lender, a Lead Arranger, a Co-Manager or an Affiliate of any of the foregoing at the time (or within thirty (30) days after) it initially provides any Cash Management Services pursuant to a Secured Cash Management Agreement (or, in the case of Secured Cash Management Agreements existing on the Closing Date, on the Closing Date), whether or not such Person subsequently ceases to be the Administrative Agent, a Lender, a Lead Arranger, a Co-Manager or an Affiliate of any of the foregoing.

“Cash Management Obligations” means obligations owed by Holdings, the Borrower or any Restricted Subsidiary in respect of or in connection with any Cash Management Services.

“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer, ACH transactions and other cash management arrangements.

“Cashless Settlement Term B-2 Lender” has the meaning given to the term in Amendment No. 5.

“Cashless Settlement Term B-4 Lender” has the meaning given to the term in Amendment No. 6.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CBT” means Cincinnati Bell Telephone Company LLC, an Ohio limited liability company.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means any Domestic Subsidiary that (a) has no material assets other than (i) cash and Cash Equivalents, (ii) Equity Interests in one or more Foreign Subsidiaries that are CFCs and/or CFC Holdcos or (iii) Indebtedness of one or more Foreign Subsidiaries that are CFCs and/or CFC Holdcos or (b) is a disregarded entity that owns Equity Interests in one or more Foreign Subsidiaries that are CFCs and/or CFC Holdcos.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the earliest to occur after the Closing Date of:

(a)          at any time:

(i)          prior to the consummation of a Qualifying IPO, the Permitted Holders ceasing to own, in the aggregate, directly or indirectly, beneficially, at least a majority of the aggregate ordinary common equity voting power represented by the issued and outstanding Equity Interests of Holdings; or

(ii)          upon and after the consummation of a Qualifying IPO, (1) any Person (other than a Permitted Holder) or (2) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act as in effect on the Closing Date, but excluding any employee benefit plan of such Person and its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Closing Date), directly or indirectly, of Equity Interests representing more than thirty-five percent (35%) of the aggregate ordinary common equity voting power represented by the issued and outstanding Equity Interests of Holdings and the percentage of aggregate ordinary common equity voting power so held is greater than the percentage of the aggregate ordinary common equity voting power represented by the Equity Interests of Holdings beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders;

unless, in the case of either clause (a)(i) or (a)(ii) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election directors entitled to cast the majority of votes on the board of directors of Holdings; or

(b)          any “Change of Control” (or any comparable term) occurring under (i) any document pertaining to any Junior Financing, the aggregate outstanding principal amount of which is in excess of the Threshold Amount or (ii) the Existing Secured 2024 Notes or the Existing Secured 2025 Notes; or

(c)          other than as a result of a transaction permitted by Section 7.04 or 7.13, Holdings (or any successor of Holdings under Section 7.04) ceases to directly own  all of the issued and outstanding Equity Interests of the Borrower (other than (x) the Closing Date Borrower Preferred Equity, (y) director’s qualifying shares or (z) nominal shares issued to foreign nationals to the extent required by applicable Laws).

Notwithstanding the preceding provisions and the provisions of the applicable Laws, (i) a Person or “group” shall not be deemed to beneficially own Equity Interests subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by any such agreements and (ii) a Person or “group” will not be deemed to beneficially own the Equity Interests of another Person as a result of its ownership of the Equity Interests or other securities (or related contractual rights) of such other Person’s parent entity unless it owns more than 50% of the aggregate ordinary voting power represented by the then issued and outstanding Equity Interests of such other Person’s parent entity.

“Channel Financing Facility” means an equipment and inventory financing credit facility, pursuant to which the applicable lender thereunder will make available a revolving credit facility the proceeds of which will be used to fund the purchase from certain designated vendors of assets in the form of (a) equipment (and related services) and/or (b) inventory, including for resale to customers and which credit facility may be secured by a Lien in favor of the applicable lender solely on the assets acquired with such credit facility and the proceeds thereof.

“Claims” has the meaning specified in the definition of “Environmental Claim.”

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term B-1 Loans, Term B-2 Loans, Term B-3 Loans, Term B-4 Loans, Term B-5 Loans, Term Loans, Initial Revolving Credit Loans, 2024 Extended Revolving Credit Loans, 2024 Non-Extended Revolving Credit Loans, Revolving Credit Loans or a separate Class of New Term Loans, New Revolving Credit Loans, Refinancing Term Loans, Refinancing Revolving Credit Loans, Extended Term Loans, Extended Revolving Credit Loans or Replacement Term Loans, (b) any Commitment, refers to whether such Commitment is a Commitment in respect of Term B-1 Commitments, Term B-2 Commitments, Term B-3 Commitments, Term B-4 Commitments, Term B-5 Commitments, Term Commitments, Initial Revolving Credit Commitments, 2024 Extended Revolving Credit Commitments, 2024 Non-Extended Revolving Credit Commitments, Revolving Credit Commitments or a Commitment in respect of a Class of Loans to be made pursuant to an Incremental Amendment, a Refinancing Amendment, an Extension Amendment, Corrective Loan Extension Amendment or an amendment to this Agreement in respect of Replacement Term Loans and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments and includes, as a separate Class, Term Lenders with Term B-1 Loans, Term B-2 Loans, Term B-3 Loans, Term B-4 Loans, Term B-5 Loans, Term Loans, Revolving Credit Lenders with Initial Revolving Credit Commitments, 2024 Extended Revolving Credit Commitments or 2024 Non-Extended Revolving Credit Commitments, Refinancing Term Lenders with Refinancing Term Commitments or Refinancing Term Loans, Refinancing Revolving Credit Lenders with Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans, Extending Term Lenders for a given Term Loan Extension Series of Extended Term Commitments or Extended Term Loans, Extending Revolving Credit Lenders for a given Revolving Credit Loan Extension Series of Extended Revolving Credit Commitments or Extended Revolving Credit Loans, New Term Lenders with New Term Commitments or New Term Loans, New Revolving Credit Lenders with New Revolving Credit Commitments or New Revolving Credit Loans or Lenders with Replacement Term Loans.  Refinancing Term Commitments, Refinancing Term Loans, Refinancing Revolving Credit Commitments, Refinancing Revolving Credit Loans, New Term

Commitments, New Term Loans, New Revolving Credit Commitments, New Revolving Credit Loans, Extended Term Commitments, Extended Term Loans, Extended Revolving Credit Commitments, Extended Revolving Credit Loans, commitments in respect of Replacement Term Loans and Replacement Term Loans that have different terms and conditions shall be construed to be in different Classes.

“Clean Up Period” has the meaning specified in Section 8.05.

“Closing Date” means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Closing Date Acquisition” has the meaning specified in the preliminary statements to this Agreement.

“Closing Date Acquisition Agreement” has the meaning specified in the preliminary statements to this Agreement.

“Closing Date Borrower Preferred Equity” means any series of preferred Equity Interests issued by the Company on or prior to the Closing Date, including the 6.75% Cumulative Convertible Preferred Shares of the Company.

“Closing Date Equity Contribution” means cash (or, in the case of members of management of the Borrower and/or certain other Investors, cash or non-cash) equity contributions, which shall be common equity, “qualified” preferred equity or other equity, the terms of which are reasonably satisfactory to the Lead Arrangers and the Co-Managers (exclusive of the Rollover Equity Amount), directly or indirectly in Holdings from the Investors in an aggregate amount equal to, when combined with the Rollover Equity Amount, at least 40% of (a) the aggregate (i) principal amount of the Initial Term Loans (but without giving effect to any additional Initial Term Loans made available to fund original issue discount or upfront fees, in each case solely to the extent contemplated by the “market flex” provisions in any Fee Letter), plus (ii) principal amount of the Existing Secured Notes outstanding on the Closing Date, plus (b) the amount of the Closing Date Equity Contribution (including the Rollover Equity Amount), minus (c) the aggregate amount of cash on hand at the Borrower and its Subsidiaries on the Closing Date.  On the Closing Date, Macquarie, any of its Affiliates and any funds, investment vehicles or partnerships managed, advised or sub-advised by any of them or any of their respective Affiliates (other than any portfolio companies thereof) shall own and control not less than 50.1% of the common voting equity interests in Holdings.

“Closing Date First Lien Intercreditor Agreement” has the meaning specified in the definition of First Lien Intercreditor Agreement.

“Closing Date Merger” has the meaning specified in the preliminary statements to this Agreement.

“Closing Date Refinancing” means the repayment in full (or the making of arrangements for the repayment in full) of all principal, accrued and unpaid interest, fees, premium, if any, and other amounts (other than (x) obligations not then due and payable or that by their terms survive the termination thereof and (y) certain existing letters of credit outstanding under the Existing Credit Facility, as applicable, that on the Closing Date will be grandfathered into, or backstopped by, the Revolving Credit Facility or cash collateralized in a manner satisfactory to the issuing banks thereof) and termination of (or the making of arrangements for the termination of) all commitments to extend credit, in each case, under the Existing Credit Facility, and the termination and/or release of (or the making of arrangements for the termination and/or release of) any security interests and guarantees in connection therewith, in each case, to occur prior to, or substantially contemporaneously with the funding of the Facilities.

“CoBank” means CoBank, ACB.

“CoBank Equities” has the meaning specified in Section 10.19(a).

“CoBank Fee Letter” has the meaning specified in clause (b) of the definition “Fee Letter”.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all the “Collateral” (or equivalent term) as defined in any Collateral Document and any other assets pledged (or purported to be pledged) pursuant to any Collateral Document.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)          the Administrative Agent shall have received each Collateral Document required to be delivered (i) on the Closing Date pursuant to Section 4.01(a)(iii) (as the same may be modified by Section 6.17) or (ii) on such other dates as required pursuant to Section 6.12 or Section 6.14 or the Collateral Documents, duly executed by each Loan Party party thereto;

(b)          all Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) shall have been unconditionally guaranteed by Holdings, the Borrower and each Wholly Owned Restricted Subsidiary of the Borrower that is a Domestic Subsidiary (other than any Excluded Subsidiary) (each, a “Guarantor”) (provided that (i) the Guarantee by Holdings shall be non-recourse to Holdings and limited to the Equity Interests of the Borrower) and (ii) no Guarantor shall be required to provide a Guarantee of its own direct obligations under (x) any Loan Document or (y) any Secured Hedge Agreement or Secured Cash Management Agreement to which it is a party as a direct obligor;

(c)          the Obligations of each Loan Party (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) shall have been secured by a first-priority security interest (subject to Liens permitted by Section 7.01) in all of the Equity Interests of the Borrower, each Subsidiary Guarantor and each Wholly Owned Restricted Subsidiary that is directly held by the Borrower or any Subsidiary Guarantor, in each case, other than (i) Equity Interests of any Foreign Subsidiary, CFC or CFC Holdco, in each case, in excess of 65% of the issued and outstanding voting Equity Interests thereof, (ii) Equity Interests of any  Immaterial Subsidiary and (iii) any Equity Interests that constitute Excluded Assets;

(d)          except to the extent otherwise provided hereunder or under any Collateral Document, and subject to Section 6.12 and Liens permitted by Section 7.01 or under any Collateral Document, the Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) of (i) the Borrower and the Subsidiary Guarantors shall have been secured by a valid and perfected security interest in substantially all tangible and intangible assets of the Borrower and each Subsidiary Guarantor (other than any Excluded Assets) and (ii) Holdings shall have been secured by a valid and perfected security interest in all of the Equity Interests of the Borrower, in each case, with the priority required by the Collateral Documents (to the extent such security interest may be perfected by delivering certificated securities and Material Debt Instruments, solely to the extent required by Sections 6.12 and 6.14, filing financing statements under the Uniform Commercial Code or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office);

The foregoing definition shall not require, and the Loan Documents shall not contain any requirements as to, the creation or perfection of pledges of or security interests in, mortgages on, or the obtaining of title insurance, surveys or appraisals or taking other actions with respect to, any Excluded Assets. The Administrative Agent may grant extensions of time for the perfection of security interests in, and the taking of other actions with respect to, and the delivery of, assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding anything to the contrary, there shall be no requirement for (and no Default under the Loan Documents shall arise out of the lack of) (A) actions in, or required by the Laws of, any jurisdiction other than the United States (or any state thereof or the District of Columbia) in order to create, perfect or maintain any security interests in any assets (including, without limitation, any intellectual property registered outside the United States and all real property located outside the United States) (it being understood that, subject to the final paragraph of this definition of Collateral and Guarantee Requirement and Section 6.12(b), there shall be no security agreements, pledge agreements or similar security documents governed by the Laws of any jurisdiction outside the United States), (B) actions required to be taken to perfect by “control” with respect to any Collateral (other than delivery of certificated securities required to be pledged in accordance with clause (c) of this definition), including control agreements or similar agreements in respect of any deposit accounts, securities accounts, commodities accounts or other bank accounts (other than the Cash Collateral Account (if any)) and (C) possession of promissory notes and other evidence of Indebtedness other than in respect of Material Debt Instruments in order to perfect any security interests in any Collateral.

In addition, the Borrower may cause any Domestic Subsidiary or Subsidiary that is organized under the Laws of any Approved Jurisdiction or any territory, province or municipality therein that is a Restricted Subsidiary that is not otherwise required to be a Guarantor to Guarantee the Obligations and otherwise satisfy the Collateral and Guarantee Requirement, in which case such Restricted Subsidiary shall be treated as a Guarantor under this Agreement and every other Loan Document for all purposes and notwithstanding anything in the Loan Documents to the contrary, the Administrative Agent and the Borrower shall agree on customary Collateral Documents and filings under the laws of such Approved Jurisdiction to be entered into by and made with respect to any such Restricted Subsidiary that is not a Domestic Subsidiary that becomes a Guarantor.

“Collateral Documents” means, collectively, the Security Agreement, the Holdings Pledge Agreement, the Intellectual Property Security Agreements, each of the debentures, charges, collateral assignments, security agreements, pledge agreements or other similar agreements (if any) delivered to the Agents and the Lenders pursuant to this Agreement, the Guaranty, and each of the other agreements, instruments or documents executed by a Loan Party that creates or purports to create a Lien or Guarantee in favor of the Administrative Agent for the benefit of the Secured Parties.

“Co-Managers” means Fifth Third Bank, National Association (the “Initial Co-Manager”), PNC Bank, National Association, First Financial Bank, and First Hawaiian Bank, each in its capacity as a co-manager under this Agreement.

“Commitment” means a Term Commitment, a Revolving Credit Commitment, a New Revolving Credit Commitment, a Refinancing Revolving Credit Commitment or an Extended Revolving Credit Commitment, as the context may require.

“Commitment Letters” means (a) that certain Amended and Restated Commitment Letter, dated May 7, 2020, among Goldman Sachs, Regions Bank, Regions Capital Markets, Société Générale, Fifth Third Bank, National Association and Holdings and (b) that certain Commitment Letter, dated April 14, 2021, between CoBank and Holdings.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended from time to time, and any successor statute.

“Company” has the meaning specified in the introductory paragraph to this Agreement.

“Company Material Adverse Effect” has the meaning specified in the Closing Date Acquisition Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C and which certificate shall in any event be a certificate of a Responsible Officer of the Borrower (or, at the Borrower’s option, Holdings) (a) certifying as to whether an Event of Default has occurred and is continuing and, if applicable, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (b) setting forth reasonably detailed calculations, (i) in the case of financial statements delivered under Section 6.01(a), beginning with the financial statements for the fiscal year of the Borrower ending December 31, 2022, of Excess Cash Flow for such fiscal year and (ii) in the case of any full fiscal quarter ended after the Closing Date (including the fourth fiscal quarter of any fiscal year) the last day of which is a Compliance Date, the Secured Net Leverage Ratio as of the last day of the applicable fiscal quarter (including the fourth fiscal quarter of any fiscal year), as the case may be and (c) in the case of financial statements delivered under Section 6.01(a), setting forth a reasonably detailed calculation of the Net Cash Proceeds received during the applicable period by or on behalf of, the Borrower or any of its Restricted Subsidiaries in respect of any Disposition subject to prepayment pursuant to Section 2.05(b)(ii)(A) or Section 2.05(b)(iii)(A) and the portion of such Net Cash Proceeds that has been invested or is intended to be reinvested in accordance with Section 2.05(b)(ii)(B) or Section 2.05(b)(iii)(B).

“Compliance Date” means, any date on which both (a) the aggregate Outstanding Amount of (x) all Revolving Credit Loans (including Swing Line Loans, but excluding, for the first two full fiscal quarters ending after the Closing Date, the principal amount of any Revolving Credit Loans made on the Closing Date to finance any OID or upfront fees pursuant to the “Market Flex” provisions in any Fee Letter) and (y) all Letters of Credit (excluding (i) Letters of Credit that have been Cash Collateralized or otherwise backstopped, (ii) undrawn Letters of Credit (or Letters of Credit that have been drawn and not reimbursed for more than three (3) Business Days) and (iii) Letters of Credit to backstop or Cash Collateralize letters of credit or surety bonds (or similar obligations) existing on the Closing Date), exceeds an amount equal to 35.0% of the aggregate principal amount of all Revolving Credit Commitments then in effect and (b) Revolving Credit Loans are outstanding.

“Conditional Notice Transaction” has the meaning specified in Section 2.05(a)(iii).

“Consolidated Current Assets” means, as at any date of determination, the total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents, amounts related to current or deferred taxes based on income or profits, assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of the Borrower and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, but excluding (a) the current portion of any

Funded Debt, (b) the current portion of interest, (c) accruals for current or deferred taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves or severance, (e) revolving loans, swing line loans and letter of credit obligations under the Revolving Credit Facility or any other revolving credit facility, (f) the current portion of any Capitalized Lease Obligation, (g) deferred revenue, (h) liabilities in respect of unpaid earn-outs or other similar acquisition related liabilities, (i) the current portion of any other long-term liabilities, and, furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transaction or any consummated acquisition and (j) Non-Cash Compensation Liabilities.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation, amortization and depletion and accretion expense, including amortization or write-off of intangibles and non-cash organization costs and of deferred financing fees or costs and Capitalized Software Expenditures, of such Person, including the amortization of deferred financing fees or costs for such period on a consolidated basis and otherwise determined in accordance with GAAP and the amortization of OID resulting from the issuance of Indebtedness at less than par, and any write down of assets or asset value carried on the balance sheet.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)          increased by (without duplication, and as determined in accordance with GAAP to the extent applicable):

(i)          solely to the extent such amounts were deducted in computing Consolidated Net Income (A) provision for Taxes based on income or profits or capital, plus state, provincial, franchise, property or similar taxes and foreign withholding taxes and foreign unreimbursed value added taxes, of such Person for such period (including, in each case, penalties and interest related to such taxes or arising from tax examinations) paid or accrued during such period and (B) amounts paid to Holdings or any direct or indirect parent thereof in respect of taxes in accordance with Section 7.06(g); plus

(ii)         (A) total interest expense of such Person (including in connection with the deferred purchase price of assets and the portion of rent expense with respect to such period and Capitalized Leases that are treated as interest in accordance with GAAP), to the extent not reflected in such total interest expense, any net losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, and (B) bank fees and costs owed with respect to letters of credit, bankers acceptances and surety bonds, in each case under this clause (B), in connection with financing activities and, in each case under clauses (A) and (B), to the extent the same were deducted in computing Consolidated Net Income; plus

(iii)        Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such expenses were deducted in computing Consolidated Net Income; plus

(iv)        any (A) Transaction Expenses (including rating agency fees and related expenses) and (B) (I) fees, costs, expenses or charges incurred in connection with (x) any issuance or offering of Equity Interests (including any Qualifying IPO), Investment, acquisition (including any one-time costs incurred in connection with any Permitted Acquisition or any other Investment permitted hereunder after the Closing Date), non-ordinary course Disposition, recapitalization or the issuance, incurrence, redemption, exchange or repayment of Indebtedness (including, with respect to Indebtedness, a refinancing thereof), including any costs and expenses relating to any registration statement, or registered exchange offer, in respect of any Indebtedness permitted hereunder, (y) any amendment, waiver, consent or modification to any documentation governing the terms of any transaction described in the immediately preceding subclause (x) or (z) any amendment, waiver, consent or modification to any Loan Document or any other document governing any Indebtedness, in each case under subclauses (x), (y) and (z), whether or not such transaction or amendment, waiver, consent or modification is successful, and (II) fees, costs, expenses and charges to the extent payable or reimbursable by third parties, pursuant to indemnification provisions, in each case, deducted in computing Consolidated Net Income; plus

(v)        to the extent deducted in calculating Consolidated Net Income, any charges, losses or expenses related to signing, retention, relocation, recruiting or completion bonuses or recruiting costs, severance costs, transition costs, curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), pre-opening, opening, closing and consolidation costs and expenses with respect to any facilities, facility start-up costs, costs and expenses relating to implementation of operational and reporting systems and technology initiatives, costs incurred in connection with product and intellectual property development and new systems design, project start-up costs, integration and systems establishment costs, business optimization expenses or costs (including costs and expenses relating to intellectual property restructurings) and cash restructuring charges, expenses and reserves; plus

(vi)         at the option of the Borrower in its reasonable discretion, the Booked But Not Billed Adjustments; plus

(vii)      any other non-cash charges, expenses, losses or items, including any write offs or write downs, reducing such Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (1) the Borrower may determine not to add back such non-cash charge in the current period and (2) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(viii)     the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted in such period in computing Consolidated Net Income; plus

(ix)        the amount of fees, out-of-pocket costs, indemnities and expenses paid or accrued in such period to any Permitted Holder or any of their Affiliates to the extent permitted under Section 7.08 and deducted in such period in computing Consolidated Net Income; plus

(x)         the pro forma amount of “run rate” cost savings, operating expense reductions, business optimization, other operating improvements, synergies, restructuring expenses, charges, costs, accruals, reserves or losses, integration expenses, charges, costs, accruals, reserves or losses, transition expenses, charges, costs, accruals, reserves or losses, facilities opening and pre-opening expenses, charges, costs, accruals, reserves or losses (net of the amount of actual benefits realized during such period from such actions) which result (or are projected to result) from or are related to the Transaction and other acquisitions, dispositions, operating improvements, restructurings, cost savings initiatives and similar initiatives, actions or events (including, without limitation, inventory optimization programs, software development costs and costs related to the closure or consolidation of facilities and curtailments, costs related to entry into new markets or geographic regions, consulting and other professional fees, signing costs, retention or completion bonuses, relocation and recruitment expenses, severance payments, modifications to or losses on settlement of pension and post-retirement employee benefit plans, new systems design and implementation costs and project startup costs), which shall be reasonably identifiable and projected by the Borrower in good faith; plus

(xi)        to the extent actually incurred and reducing Consolidated Net Income, the amount of any business optimization, operating improvements, synergies, integration, transition, facilities opening and pre-opening, operating expense reductions, restructuring costs, cost savings initiatives and similar initiative related expenses, charges, costs, accruals, reserves or losses (including, without limitation, inventory optimization programs, software development costs and costs related to the closure or consolidation of facilities and curtailments, costs related to entry into new markets or geographic regions, consulting and other professional fees, signing costs, retention or completion bonuses, relocation and recruitment expenses, severance payments, modifications to or losses on settlement of pension and post-retirement employee benefit plans, new systems design and implementation costs and project startup costs); plus

(xii)       to the extent reducing such Consolidated Net Income, any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of issuance of Equity Interests of Holdings or the Borrower (other than Disqualified Equity Interests), in each case, solely to the extent that such cash proceeds are excluded from the calculation of the Available Amount and have not been used as an Excluded Contribution; plus

(xiii)      (a) to the extent deducted in calculating Consolidated Net Income, Specified Legal Expenses in an amount not to exceed the greater of (x) $17,750,000 and (y) 1.0% of Consolidated Tangible Assets for the applicable four quarter period and (b) except to the extent reimbursed from the proceeds of insurance that increased Consolidated Net Income for such period, contract cancellation costs, network reconfiguration costs or costs with respect to acts of god or force majeure; plus

(xiv)      accruals and reserves that are established or adjusted within 12 months after the closing of any acquisition or similar Investment that are so required as a result of such acquisition or similar Investment in accordance with GAAP, or changes as a result of the adoption or modification of accounting policies, whether effected through a cumulative effect adjustment, restatement or a retroactive application; plus

(xv)       the amount of any call premium, tender premium or other similar expense and other fees and expenses paid or to be paid by the Borrower or any Restricted Subsidiary in connection with the refinancing, repayment, repurchase or extinguishment of any Indebtedness during such period; plus

(xvi)     the amount of loss or discount on the sale of Transferred Assets to any Receivables Financing SPC in connection with the Securitization Facility, the Factoring Facility and/or any other Permitted Receivables Financing; plus

(xvii)     Public Company Costs; plus

(xviii)    other add-backs of the type reflected in the Sponsor Model and/or the Quality of Earnings Report and any other quality of earnings analysis prepared by a nationally recognized or “big four” accounting firm or any other accounting firm reasonably acceptable to the Administrative Agent and delivered to the Administrative Agent in connection with any acquisition or similar Investment other than the Transaction; and

(b)          decreased by (without duplication, and as determined in accordance with GAAP to the extent applicable) any non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition).

Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement, Consolidated EBITDA for the fiscal quarters ended September 30, 2020, December 31, 2020, March 31, 2021 and June 30, 2021 shall be deemed to be $99,900,000, $105,800,000, $106,100,000 and $104,200,000, respectively.  For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.08.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided, however, that, without duplication:

(a)          any net after-tax extraordinary, non-recurring or unusual gains or losses, charges or expenses and Transaction Expenses, severance costs and expenses and one-time compensation charges shall be excluded;

(b)          the Net Income for such period shall not include the cumulative effect of a change in accounting principles or the adoption or modification of accounting policies during such period, whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP;

(c)          effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the property and equipment, software, goodwill, intangible assets, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof (including any write-off of in process research and development), net of taxes, shall be excluded;

(d)          any net after-tax income (loss) from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(e)          any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset sales or other dispositions or impairments or the sale or other disposition of any Equity Interests of any Person, in each case, other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded;

(f)          the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that the Borrower’s or any Restricted Subsidiary’s equity in the Net Income of such Person or Unrestricted Subsidiary shall be included in the Consolidated Net Income of the Borrower or such Restricted Subsidiary up to the aggregate amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) by such Person or Unrestricted Subsidiary to the Borrower or a Restricted Subsidiary in respect of such period;

(g)          solely for the purpose of determining the Available Amount for application pursuant to Section 7.06(c), the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its equity holders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to the Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(h)          (i) any net unrealized gain or loss (after any offset) resulting in such period from obligations in respect of Swap Contracts and the application of Accounting Standards Codification 815 (Derivatives and Hedging) or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Swap Contracts, (ii) any net gain or loss resulting in such period from currency translation gains or losses related to currency re-measurements of Indebtedness (including the net loss or gain resulting from Swap Contracts for currency exchange risk and all other foreign currency translation gains or losses, and (iii) any net after-tax income (loss) for such period attributable to the early extinguishment or conversion of (A) Indebtedness, (B) obligations under any Swap Contracts or (C) other derivative instruments and all deferred financing costs written off or amortized and premiums paid or other expenses incurred directly in connection therewith, shall be excluded;

(i)          any goodwill or impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a Change in Law or change in regulation, in each case pursuant to GAAP, the amortization of intangibles arising pursuant to GAAP and the amortization of Capitalized Software Expenditures, shall be excluded;

(j)          any expenses, charges or losses that are covered by indemnification, escrow, insurance or other reimbursement provisions in connection with the Transactions or any Investment, Permitted Acquisition, acquisitions, sale, conveyance, transfer or other Disposition permitted under this Agreement or that were consummated prior to the Closing Date, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded;

(k)          to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists that such amount will in fact be reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or Casualty Events or business interruption and the costs and expenses for the realization thereof shall be excluded;

(l)          any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs shall be excluded and any cash charges associated with the rollover, acceleration or payout of Equity Interests by, or to, management or other holders, direct or indirect, of Equity Interests of the Borrower or any of its Restricted Subsidiaries, in each case, in connection with the Transaction, shall be excluded;

(m)          any income (loss) attributable to deferred compensation plans or trusts and any non-cash deemed finance charges in respect of any pension liabilities or other provisions or on the revaluation of any benefit plan obligation shall be excluded;

(n)          proceeds from any business interruption insurance, to the extent not already included in Consolidated Net Income, shall be included;

(o)          the amount of any expense to the extent a corresponding amount relating to such expense is received in cash by the Borrower and its Restricted Subsidiaries from a Person other than the Borrower or any Restricted Subsidiaries; provided that such amount received has not been included in determining Consolidated Net Income, shall be excluded (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods);

(p)          any adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation, shall be excluded;

(q)          earn-out and contingent consideration obligations (including adjustments thereof and purchase price adjustments) incurred in connection with any Permitted Acquisition or other permitted Investment, and any acquisitions completed prior to the Closing Date, shall be excluded; and

(r)          there shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries), as a result of the Transactions, any acquisition consummated prior to the Closing Date and any other acquisition (by merger, consolidation, amalgamation or otherwise) or other Investment or the amortization or write-off of any amounts thereof.

“Consolidated Secured Net Debt” means, as of any date of determination, (a) Consolidated Total Debt of the Borrower and its Restricted Subsidiaries that is secured by a Lien on the Collateral of the Borrower or any Subsidiary Guarantor minus (b) the aggregate amount of Unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries as of such date; provided that in calculating the Secured Net Leverage Ratio for the purposes of determining the Available Incremental Amount on any date of determination in respect of any New Term Loans, New Revolving Credit Commitments or Incremental Equivalent Debt, in each case incurred as such, (i) the proceeds thereof issued or otherwise incurred on such date shall be excluded from the immediately preceding clause (b) and (ii) the full amount of such New Revolving Credit Commitment shall be deemed to be Indebtedness outstanding on such date; provided, further, that (and without limiting the application of Section 1.08(e)) to the extent proceeds of any New Term Loans, New Revolving Credit Commitments or Incremental Equivalent Debt are to be used to repay Indebtedness (including by repurchase, redemption, retirement, extinguishment, defeasance, discharge, escrow or similar arrangements), the Borrower shall be permitted to give Pro Forma Effect to such repayment of Indebtedness.

“Consolidated Tangible Assets” means, as of any date of determination, Consolidated Total Assets, less the net book value of all Intangible Assets of Holdings, the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as at the end of the most recently ended fiscal quarter reflected in the Unaudited Financial Statements or the Audited Financial Statements or for which financial statements have been made available (or were required to be made available) pursuant to Section 6.01(a) or 6.01(b).

“Consolidated Total Assets” means, as of any date of determination, the net book value of all assets of Holdings, the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as at the end of the most recently ended fiscal quarter reflected in the Unaudited Financial Statements or the Audited Financial Statements or for which financial statements have been made available (or were required to be made available) pursuant to Section 6.01(a) or 6.01(b).

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the type described in clauses (a), (b) (to the extent such letters of credit are drawn and not reimbursed within three (3) Business Days thereafter (less the amount of any cash collateral securing such letters of credit)), (f) and (g) of the definition thereof and clause (h) of the definition thereof (solely as clause (h) thereof relates to such Indebtedness of the type described in clauses (a), (b) (to the extent such letters of credit are drawn and not reimbursed within three (3) Business Days thereafter (less the amount of any cash collateral securing such letters of credit) and (f) of the definition thereof) of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of recapitalization accounting or purchase accounting in connection with the Transaction, any Permitted Acquisition or any other Investment permitted hereunder, acquisitions completed prior to the Closing Date or for any other purpose), consisting of Indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit, Capitalized Lease Obligations and the Attributed Principal Amount under any Permitted Receivables Financing of the Borrower or any of its Restricted Subsidiaries (excluding, for the avoidance of doubt, to the extent in the form of performance guarantees in respect of an applicable Permitted Receivables Financing or constituting obligations to sell receivables or other relevant assets to the seller under an applicable Permitted Receivables Financing); provided that Consolidated Total Debt shall not include Indebtedness in respect of (i) any Letter of Credit or any other letter of credit, except pursuant to the provisions above or Guarantees in respect thereof, (ii) obligations under Swap Contracts or Guarantees in respect thereof, (iii) any Non-Recourse Debt, Specified Non-Recourse Obligation or Guarantees in respect thereof constituting Specified Non-Recourse Obligations.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities; provided that Consolidated Working Capital shall be calculated without giving effect to (w) recapitalization or purchase accounting, (x) any assets or liabilities acquired, assumed, sold or transferred in any acquisition or Disposition (other than a sale of any current assets in the ordinary course of business), (y) changes as a result of the reclassification of items from short-term to long-term and vice versa or (z) changes to Consolidated Working Capital resulting from non-cash charges and credits to Consolidated Current Assets and Consolidated Current Liabilities (including, without limitation, derivatives and deferred income tax).

“Contract Consideration” has the meaning specified in Section 2.05(b)(i).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controls”, “Controlling” and “Controlled” have meanings correlative thereto.

“Corrective Loan Extension Amendment” means a Corrective Revolving Credit Extension Amendment and/or a Corrective Term Loan Extension Amendment, as the context requires.

“Corrective Revolving Credit Extension Amendment” has the meaning specified in Section 2.18(f).

“Corrective Term Loan Extension Amendment” has the meaning specified in Section 2.17(f).

“Covered Party” has the meaning specified in Section 10.25(a).

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Expiration Date” has the meaning specified in Section 8.04(a).

“Cure Right” has the meaning specified in Section 8.04(a).

“DCSA” means the Defense Counterintelligence and Security Agency.

“Debtor Relief Laws” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and, in each case, affecting the rights of creditors generally.

“Declined Amounts” has the meaning specified in Section 2.05(b)(viii).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both (in each case, as required hereunder), would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan (giving effect to Section 2.02(c)) plus 2.0% per annum.

“Defaulting Lender” means, subject to Section 2.19(f), any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (c) has notified the Borrower, the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender in writing that it does not intend to comply with its funding obligations hereunder, or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect, (d) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower, in a manner reasonably satisfactory to the Administrative Agent or the Borrower, as applicable, that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(f)) upon delivery of written notice of such determination to the Borrower, each L/C Issuer and each Lender; provided that, for the avoidance of doubt, such a determination by the Administrative Agent shall not be required for a Lender to constitute a Defaulting Lender.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(j) (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash or Cash Equivalents following the consummation of the applicable Disposition) (including as a result of a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration).

“Designated Person” means a person or entity:

(a)          listed in the annex to, or otherwise subject to the provisions of, the Executive Order;

(b)          named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list;

(c)          in which an entity on the SDN list has 50% or greater ownership interest or that is otherwise controlled by an SDN; or

(d)          included on Her Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority.

“Designated Wireless Subsidiary” means (i) on the Closing Date, Wireless LLC and (ii) at any time after the Closing Date, any Subsidiary of the Borrower, substantially all the assets of which consists of (or will upon prompt completion of transfers and contributions contemplated at the time of such designation consist of) Transitional Wireless Assets and/or cash and Cash Equivalents.

“Discount Prepayment Accepting Lender” has the meaning specified in Section 2.05(a)(v)(B)(2).

“Discount Range” has the meaning specified in Section 2.05(a)(v)(C)(1).

“Discount Range Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(C)(1).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(v)(C) substantially in the form of Exhibit J or any other form approved by the Administrative Agent and the Borrower.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit K or any other form approved by the Administrative Agent and the Borrower, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning specified in Section 2.05(a)(v)(C)(1).

“Discount Range Proration” has the meaning specified in Section 2.05(a)(v)(C)(3).

“Discounted Loan Prepayment” has the meaning specified in Section 2.05(a)(v)(A).

“Discounted Prepayment Determination Date” has the meaning specified in Section 2.05(a)(v)(D)(3).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, eight (8) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(v)(B), Section 2.05(a)(v)(C) or Section 2.05(a)(v)(D), respectively, unless a shorter period is agreed to between the applicable Borrower Party and the Auction Agent.

“Disposition” or “Dispose” means the sale, transfer, license tantamount to a sale, lease or other disposition (including any sale-leaseback transaction and any sale or issuance of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not include any issuance by Holdings of any of its Equity Interests to another Person or by the Borrower of any of its Equity Interests to Holdings.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests of the Borrower or any direct or indirect parent of the Borrower), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, initial public offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, initial public offering or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable (other than (i) contingent obligations that by their terms survive and (ii) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements) and the termination of the Commitments and Cash Collateralization of all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests of the Borrower or any direct or indirect parent of the Borrower and other than as a result of a change of control, initial public offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, initial public offering or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable (other than (i) contingent obligations that by their terms survive and (ii) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements) and the termination of the Commitments and Cash Collateralization of all outstanding Letters of Credit), in whole or in part or (c) is or becomes automatically or at the option of the holder convertible into or exchangeable for Indebtedness or any other Equity Interests that are not Qualified Equity Interests of the Borrower or any direct or indirect parent of the Borrower, in the case of each of clauses (a), (b), and (c), prior to the date that is ninety-one (91) days after the Latest Maturity Date of the Loans at the time of issuance; provided that if such Equity Interests are issued to any employees, other service providers, directors, officers or members of management or pursuant to a plan for the benefit of employees, other service providers, directors, officers or members of management of Holdings, the Borrower or their respective Subsidiaries or by any such plan to such employees, other service providers, directors, officers or members of management, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Holdings, the Borrower or their respective Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employees’, other service providers’, directors’, officers’ or management members’ termination, death or disability.

“Disqualified Institution” means (a) financial institutions and/or other Persons that have been specified in writing by Holdings to the Administrative Agent on or prior to the Amendment No. 1 Effective Date, (b) competitors of Holdings, the Borrower or any of its Subsidiaries that are in the same or a similar line of business as Holdings, the Borrower and their respective Subsidiaries that have been specified in writing by Holdings or the Borrower (i) to the Administrative Agent on or prior to the Amendment No. 1 Effective Date or (ii) to the Administrative Agent from time to time after the Closing Date and (c) Affiliates of any of the Persons described in preceding clauses (a) and (b) (other than Affiliated Debt Funds of such Persons) to the extent such Affiliates are (i) reasonably identifiable on the basis of such Affiliate’s name or (ii) to the extent not reasonably identifiable on the basis of such Affiliate’s name, have been specified in writing by Holdings in accordance with preceding clauses (a) and (b); provided that “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.

“Distressed Agent-Related Person” has the meaning specified in the definition of “Agent-Related Distress Event.”

“Dollar” and “$” mean lawful money of the United States.

“Dollar Amount” means, at any time:

(a)          with respect to any Loan (including with respect to any Swing Line Loan) denominated in Dollars, the principal amount thereof then outstanding (or in which such participation is held);

(b)         with respect to any Loan denominated in any Alternative Currency, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars based on the Exchange Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination); and

(c)         with respect to any L/C Obligation (or any risk participation therein) and any other amounts referenced in this Agreement, (A) if denominated in Dollars, the amount thereof and (B) if denominated in any Alternative Currency, the amount thereof converted to Dollars based on the Exchange Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination).

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“ECF Payment Amount” has the meaning specified in Section 2.05(b)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 10.07(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.07(b)(iii)); provided that, in any event, Eligible Assignees shall not include (x) any natural person, (y) any Disqualified Institution unless consented to in writing by the Borrower in its sole discretion (which consent shall be required regardless of whether a Default or Event of Default shall be continuing and shall specifically provide that it is given despite an assignee being a Disqualified Institution), or (z) any Defaulting Lender.

“Environment” means ambient air, indoor air, surface water, drinking water, land surface, sediments, and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any administrative, regulatory or judicial action, suits, demand letter, claim, lien, notice of noncompliance or violation, investigation (other than internal reports prepared by any Loan Party or any of its Subsidiaries) with respect to any Environmental Liability (hereinafter “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.

“Environmental Laws” means applicable Laws relating to pollution and the protection of the Environment or of human health (to the extent related to exposure to Hazardous Materials), including those related to the manufacture, generation, handling, transport, storage, treatment, Release or threatened Release of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract or other written agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in, including any limited or general partnership interest and any limited liability company membership interest) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities, but excluding debt securities).

“Equity Sponsor” means (i) MIP V (FCC) AIV, L.P. (“MIP V”), (ii) Macquarie Infrastructure and Real Assets Inc. (“MIRA” and, together with MIP V, “Macquarie”), (iii) any of the entities or funds, including Subsidiaries, which are managed by Macquarie, (iv) any successor of Macquarie, (v) any Affiliate of Macquarie that in the future acquires any direct or indirect Equity Interests in Holdings and/or the Borrower (other than any other portfolio company of Macquarie) and (vi) solely for purposes of Sections 2.05(a)(v), 7.08(j) and 10.05 and the definition of Affiliated Debt Fund and Transaction Expenses, Ares and any Affiliate of Ares that in the future acquires any direct or indirect Equity Interests in Holdings and/or the Borrower (other than any other portfolio company of Ares).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower or any Guarantor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any of its ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to a Pension Plan; (d) the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to a complete or partial withdrawal by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan or notification that a Multiemployer Plan is “insolvent” (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (f) a failure by the Borrower or any of its ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability (within the meaning of Title IV of ERISA); (g) a determination that any Pension Plan is in “at-risk” status (within the meaning of Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (h) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, or the receipt by the Borrower or any of its ERISA Affiliates from the PBGC of any notice relating to the intention to terminate a Pension Plan or Multiemployer Plan; or (i) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any of its ERISA Affiliates.

“Erroneous Payment” has the meaning specified in Section 9.16(a).

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 9.16(d).

“Erroneous Payment Impacted Class” has the meaning specified in Section 9.16(d).

“Erroneous Payment Return Deficiency” has the meaning specified in Section 9.16(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” means the single currency of the participating member states introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)          the sum, without duplication, of:

(i)          Consolidated Net Income of the Borrower for such period; plus

(ii)         an amount equal to the amount of all non-cash charges (including Consolidated Depreciation and Amortization Expense) to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(iii)        decreases in Consolidated Working Capital for such period (other than any such decreases arising from changes in deferred revenue); plus

(iv)        an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; plus

(v)          the amount deducted as tax expense in determining Consolidated Net Income to the extent in excess of cash taxes paid or payable in respect of such periods; plus

(vi)        cash receipts in respect of Swap Contracts during such fiscal year to the extent not otherwise included in such Consolidated Net Income; over

(b)          the sum, without duplication; of:

(i)          an amount equal to the amount of all non-cash gains or credits (including, to the extent constituting non-cash credits, without limitation, amortization of deferred revenue acquired as a result of any Permitted Acquisition or any other Investment) included in arriving at such Consolidated Net Income (but excluding any non-cash gains or credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and cash charges, losses, expenses added back or excluded by virtue of clauses (a) through (r) of the definition of “Consolidated Net Income”; plus

(ii)         [reserved]; plus

(iii)        to the extent not deducted from Excess Cash Flow by the Borrower pursuant to Section 2.05(b)(i)(B), the aggregate amount of all principal payments of Indebtedness of the Borrower and its Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases, (B) the amount of any scheduled repayment of Loans pursuant to Section 2.07, and (C) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) or 2.05(b)(iii) to the extent required due to a Disposition or Casualty Event that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase, but excluding (W) all other prepayments of Term Loans (other than those specified in preceding clauses (B) and (C)) and all voluntary prepayments of Refinancing Equivalent Debt and Incremental Equivalent Debt, (X) all prepayments of Revolving Credit Loans and Swing Line Loans, (Y) all prepayments in respect of any other revolving credit facility (except, in the case of clauses (X) and (Y), to the extent there is an equivalent permanent reduction in commitments thereunder) and (Z) payments of any Indebtedness that is unsecured or constitutes a Junior Financing, except in each case under this clause (Z) to the extent permitted to be paid pursuant to Section 7.12(a), in each case except to the extent financed with the proceeds of other long term Indebtedness (other than revolving or intercompany Indebtedness) of the Borrower or its Restricted Subsidiaries and, in the case of clause (Z) above, except to the extent made in reliance on clause (b) of the definition of “Available Amount” in any basket; plus

(iv)       an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income and the net cash loss on Dispositions to the extent otherwise added to arrive at Consolidated Net Income; plus

(v)          increases in Consolidated Working Capital for such period (excluding any such increases to the extent resulting from changes in deferred revenue); plus

(vi)        cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income; plus

(vii)       [reserved]; plus

(viii)      the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such period, to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period; plus

(ix)        cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income; plus

(x)          to the extent not expensed or deducted in calculating Consolidated Net Income, the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings, the Borrower and its Restricted Subsidiaries during such period that are made in connection with any prepayment of any principal of Indebtedness; plus

(xi)        any increase to Consolidated Net Income from the effects of adjustments made pursuant to clause (r) of the definition thereof; plus

(xii)       to the extent not deducted in calculating Consolidated Net Income, the amount of any Specified Legal Expenses.

“Excess Cash Flow Period” means each full fiscal year of the Borrower ending after December 31, 2021.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means, on any date with respect to any currency, the rate at which such currency may be exchanged into any other currency, as set forth at approximately 11:00 a.m., London time, on such date on the applicable Bloomberg page for such currency.  In the event that such rate does not appear on any Bloomberg page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying the exchange rates as may be selected by the Administrative Agent, or, in the event no such service is selected, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of the relevant currency for delivery two (2) Business Days later; provided that, if at the time of any such determination, for any reason no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method that it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Assets” means any of the following:

(a)          (x) (i) any assets for which the grant of a security interest, therein (A) is prohibited by or in violation of any Laws (including, without limitation, financial assistance laws, corporate benefit laws, communications laws or otherwise), rule, regulation or requires Governmental Authority consent, license, permit, or other approval or similar third party consent (unless such consent, license, permit, or other approval has been obtained) or (B) is prohibited by contract permitted hereunder and existing on the Closing Date (and not entered into in contemplation thereof) or, in the case of any Subsidiary acquired or designated as a Restricted Subsidiary after the Closing Date, at the time of acquisition or designation of such Subsidiary (and not entered into in contemplation thereof) or would trigger termination or a termination right under any such permitted contract binding on such assets, in each case after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Laws and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under applicable Laws notwithstanding such prohibition, or (ii) any lease, license, franchise, charter, authorization, contract or other agreement (including any purchase money security interest, capital lease obligation or other similar arrangement) to the extent a security interest therein is prohibited by or in violation of a term, provision or condition of, or would invalidate or give any other party thereto (other than the Borrower or any Guarantor) the right to terminate, any such lease, license, franchise, charter, authorization, contract or agreement (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Laws in any relevant jurisdiction); provided, however, that the Collateral shall include (and such security interest shall attach) at such time as the contractual prohibition shall no longer be applicable and to the extent severable, shall attach to any portion of any lease, license, franchise, charter, authorization, contract, agreement or other asset not subject to the prohibitions specified above; provided, further, that the exclusions referred to in this clause (a)(x) shall not include any proceeds of any such lease, license, franchise, charter, authorization, contract or agreement the assignment of which is expressly deemed effective under applicable Law notwithstanding such prohibition (unless such proceeds or receivables would independently constitute Excluded Assets) or (y) at any time the Paniolo Financing  is outstanding and a pledge thereof is restricted by the terms of the Paniolo Financing Documents, the Paniolo Collateral; provided, however, that the Collateral shall include the Paniolo Collateral (and such security interest shall attach thereto) at such time as the Paniolo Subordination Agreement is in full force and effect, so long as, after giving effect thereto, the Liens under the Loan Documents on the Paniolo Collateral are permitted (or not prohibited) pursuant to the terms of the Paniolo Financing Documents;

(b)          (i) Equity Interests in excess of 65% of the total issued and outstanding voting Equity Interests of (x) any CFC or (y) any CFC Holdco, (ii) Equity Interests in any Excluded Subsidiary (other than any CFC or CFC Holdco) or any other Person excluding the Borrower, any Subsidiary Guarantor, and any Wholly Owned Restricted Subsidiaries of the Borrower or of any Subsidiary Guarantors that are Material Subsidiaries (other than any CFC or CFC Holdco), (iii) Equity Interests in partnerships, joint ventures and any non-Wholly Owned Subsidiaries and other assets (including equity interests) which cannot be pledged without the consent of one or more third-parties (including any governmental or regulatory parties) (it being understood that the Loan Parties shall be under no obligation to seek such consent), (iv) Equity Interests of any Subsidiary of the Borrower that is a Subsidiary of an Excluded Subsidiary and (v) Margin Stock and Equity Interests in minority investments, Immaterial Subsidiaries, non-profit subsidiaries, special purpose entities, Unrestricted Subsidiaries, Foreign Subsidiaries and any Person other than the Borrower and any Subsidiary Guarantor (including, for the avoidance of doubt, the CoBank Equities);

(c)          any “intent-to-use” application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d), or an “Amendment to Allege Use” pursuant to Section 1(c), of the Lanham Act, and acceptance by the United States Patent and Trademark Office of such “Statement of Use” or “Amendment to Allege Use”, as applicable, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such application under applicable federal Laws;

(d)          (i) any leasehold interest in real property and leased property (including any ground lease interest)(it being agreed that no Loan Party shall be required to deliver landlord or other third party lien waivers, bailee letters, estoppels, collateral access letters or any other third party lien waivers), (ii) any fee interest in owned real property and (iii) any fixtures affixed to any real property to the extent a security interest in such fixtures may not be perfected by a Uniform Commercial Code financing statement in the jurisdiction of organization of the applicable Loan Party (it being agreed that no Loan Party shall be required to deliver landlord or other third party lien waivers, bailee letters, estoppels, collateral access letters or any other third party lien waivers);

(e)          vehicles and other assets subject to certificates of title or ownership, rail cars and aircraft;

(f)          non-U.S. intellectual property and (to the extent a security interest in such letters of credit or letter of credit rights cannot be perfected by filing a Uniform Commercial Code financing statement) letters and credit and letter of credit rights;

(g)         commercial tort claims that, in the reasonable determination of the Borrower, are not expected to result in a judgment (or settlement) in excess of the greater of $20,000,000 and 1.0% of Consolidated Tangible Assets;

(h)          assets for which the grant of security interest therein would result in material adverse tax or regulatory costs or consequences as reasonably determined by the Borrower in good faith;

(i)          assets of any Excluded Subsidiary (to the extent such Excluded Subsidiary is not a Guarantor);

(j)          cash and Cash Equivalents, deposit, commodities and securities accounts (including securities entitlements and related assets) and any other asset requiring perfection through control agreements or perfection by “control” (other than in respect of certificated Equity Interests in the Borrower and the Subsidiary Guarantors);

(k)          any assets of Holdings, other than the Pledged Borrower Equity Interests;

(l)          any spectrum license granted by the FCC;

(m)         any Transferred Assets;

(n)          any assets subject to Liens of the type described in Section 7.01 (ww);

(o)          at any time any IRBs are outstanding, IRB Collateral securing such IRBs and/or Permitted Refinancings thereof; and

(p)        particular assets if and for so long as, in the reasonable judgment of the Borrower in good faith and in consultation with the Administrative Agent, the cost, difficulty, burden or consequences of obtaining, perfecting or maintaining a security interest in such assets exceeds the practical benefits to the Lenders afforded thereby;

 provided, however, that Excluded Assets shall not include any proceeds of any Excluded Assets referred to in clauses (a) through and including (p) above (unless such proceeds would constitute Excluded Assets referred to in any such clause).

“Excluded Contribution” means (1) the cash, Cash Equivalents or other assets (valued at their fair market value as determined in good faith by the Borrower) received by the Borrower after the Closing Date from:

(a)          contributions in respect of its Qualified Equity Interests, and

(b)          the sale (other than to a Subsidiary of the Borrower) of Qualified Equity Interests of the Borrower (or Holdings, to the extent such proceeds are contributed to the Borrower), plus

(2)          the Net Cash Proceeds and Cash Equivalents received by the Borrower or any of its Restricted Subsidiaries from issuances of debt securities or Disqualified Equity Interests incurred or issued by the Borrower or any of its Restricted Subsidiaries (or Holdings, to the extent such Net Cash Proceeds are contributed to the Borrower) that have been converted into or exchanged for Qualified Equity Interests of the Borrower or any direct or indirect parent thereof, in each case, other than Specified Equity Contributions, and so long as same is designated as Excluded Contributions pursuant to a certificate of a Responsible Officer of the Borrower.

“Excluded Subsidiary” means (a) Immaterial Subsidiaries, (b) Unrestricted Subsidiaries, (c) any Subsidiary that is prohibited or restricted by Law, rule, regulation or Contractual Obligation (so long as, in respect to any such Contractual Obligation, such prohibition existed on the Closing Date or, if later, on the date the applicable Subsidiary is acquired and is not incurred in contemplation of such acquisition) from providing a Guaranty or that would require a governmental (including regulatory) consent, approval, license or authorization in order to provide a Guaranty (including, in each case, under any financial assistance, corporate benefit or thin capitalization rule), in each case, for so long as such prohibition or circumstance exists, (d) any Subsidiary that is not a Wholly Owned Subsidiary of the Borrower or any Subsidiary Guarantor, (e) any Foreign Subsidiary, (f) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary that is a CFC, (g) any CFC Holdco, (h) any Subsidiary that is a not-for-profit organization, (i) Captive Insurance Subsidiaries, (j) Cincinnati Bell Funding LLC, Cincinnati Bell Funding Canada Ltd., each other Receivables Financing SPC, and any other similar special purpose entity created in connection with the Securitization Facility, the Factoring Facility and/or any other Permitted Receivables Financing or other securitization transaction permitted hereunder, (k) any Subsidiary with respect to which providing a Guaranty would result in material adverse tax cost or consequences (including as a result of Section 956 of the Code or any similar Law in any applicable jurisdiction) to Holdings or any of its Subsidiaries or Red Fiber Holdings LLC (the direct or indirect parent entity of Holdings) as reasonably determined by the Borrower or Holdings, (l) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition or similar investment financed with Indebtedness permitted to be assumed pursuant to this Agreement (and not incurred in contemplation of such acquisition) and any Restricted Subsidiary thereof that guarantees such Indebtedness, in each case to the extent, and so long as, such Indebtedness prohibits any such Subsidiary from becoming a Guarantor, (m) any Designated Wireless Subsidiary, (n) any FOCI Subsidiary and (o) any other Subsidiary with respect to which, as reasonably agreed by the  Borrower and the Administrative Agent, the difficulty, burden, cost or consequences of providing a Guaranty outweighs, or is excessive in relation to, the benefits or value afforded to the Lenders thereby.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Taxes” means, with respect to any Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (i) any Taxes imposed on or measured by such recipient’s net income

(however denominated, and including branch profits and similar Taxes), and franchise Taxes (in lieu of net income Taxes), in each case, imposed by a jurisdiction (or any political subdivision thereof) as a result of (a) such recipient being organized or having its principal office or, in the case of any Lender, its applicable Lending Office in such jurisdiction, or (b) any other present or former connection between such recipient and such jurisdiction, other than any connection arising solely from such recipient having executed or entered into any Loan Document, having delivered, having received payments thereunder or having been a party to, having performed its obligations under, having received or perfected a security interest under, having entered into any other transaction pursuant to and/or having enforced, any Loan Documents, (ii) with respect to any Lender (other than any Lender becoming a party hereto pursuant to a request under Section 3.07), any U.S. federal withholding Tax that is imposed on amounts payable to such Lender pursuant to Laws in effect at the time such Lender becomes a party hereto (or changes its applicable Lending Office), except to the extent that such Lender (or its assignor, if any), immediately prior to the time of designation of a new Lending Office (or assignment), was entitled to receive additional amounts from a Loan Party in respect of such withholding Tax pursuant to Section 3.01, (iii) any withholding Taxes imposed as a result of the failure of a Lender to comply with the provisions of Section 3.01(b) or Section 3.01(c), and (iv) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Executive Order” means the Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.

“Existing Credit Facility” means the credit facility evidenced by that certain Credit Agreement, dated as of October 2, 2017, (as amended, supplemented or otherwise modified prior to the Closing Date), by and among the Company, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, the lenders party thereto and the other parties party thereto.

“Existing Letter of Credit” has the meaning specified in Section 2.03(a)(ii).

“Existing Revolving Credit Loan Facility” has the meaning provided in Section 2.18(a).

 “Existing Secured 2023 Notes” means the Company’s outstanding 7.25% Senior Notes due 2023 issued pursuant to the Existing Secured 2023 Notes Indenture.

“Existing Secured 2023 Notes Documents” means the Existing Secured 2023 Notes, the Existing Secured 2023 Notes Indenture and the Existing Secured 2023 Notes Security Documents.

“Existing Secured 2023 Notes Indenture” means that certain Indenture, dated July 1, 1993, among the Company, as issuer, and The Bank of New York Mellon, as trustee.

“Existing Secured 2023 Notes Security Documents” means subject to the terms of an applicable Intercreditor Agreement, the security agreements, pledge agreements, mortgages and other security documents entered into pursuant to the Existing Secured 2023 Notes Indenture in which Liens are granted on the Collateral to the Existing Secured 2023 Notes Trustee for its benefit and the benefit of the holders of the Existing Secured 2023 Notes.

“Existing Secured 2023 Notes Trustee” means The Bank of New York Mellon in its capacity as trustee pursuant to the Existing Secured 2023 Notes Documents and any successor appointed in accordance with the Existing Secured 2023 Notes Documents.

“Existing Secured 2024 Notes” means the Company’s outstanding 7.000% Senior Notes due 2024 issued pursuant to the Existing Secured 2024 Notes Indenture.

“Existing Secured 2024 Notes Documents” means the Existing Secured 2024 Notes, the Existing Secured 2024 Notes Indenture and the Existing Secured 2024 Notes Security Documents.

“Existing Secured 2024 Notes Indenture” means that certain Indenture, dated September 22, 2016, among the Company, as issuer, the guarantors, as defined therein, and Regions Bank, as trustee.

“Existing Secured 2024 Notes Security Documents” means subject to the terms of an applicable Intercreditor Agreement, the security agreements, pledge agreements, mortgages and other security documents entered into pursuant to the Existing Secured 2024 Notes Indenture in which Liens are granted on the Collateral to the Existing Secured 2024 Notes Trustee for its benefit and the benefit of the holders of the Existing Secured 2024 Notes.

“Existing Secured 2024 Notes Trustee” means Regions Bank in its capacity as trustee pursuant to the Existing Secured 2024 Notes Documents and any successor appointed in accordance with the Existing Secured 2024 Notes Documents.

“Existing Secured 2025 Notes” means the Company’s outstanding 8.000% Senior Notes due 2025 issued pursuant to the Existing Secured 2025 Notes Indenture.

“Existing Secured 2025 Notes Documents” means the Existing Secured 2025 Notes, the Existing Secured 2025 Notes Indenture and the Existing Secured 2025 Notes Security Documents.

“Existing Secured 2025 Notes Indenture” means that certain Indenture, dated October 6, 2017, among the Company, as issuer, the guarantors, as defined therein, and Regions Bank, as trustee.

“Existing Secured 2025 Notes Security Documents” means subject to the terms of an applicable Intercreditor Agreement, the security agreements, pledge agreements, mortgages and other security documents entered into pursuant to the Existing Secured 2025 Notes Indenture in which Liens are granted on the Collateral to the Existing Secured 2025 Notes Trustee for its benefit and the benefit of the holders of the Existing Secured 2025 Notes.

“Existing Secured 2025 Notes Trustee” means Regions Bank in its capacity as trustee pursuant to the Existing Secured 2025 Notes Documents and any successor appointed in accordance with the Existing Secured 2025 Notes Documents.

“Existing Secured 2028 Notes” means CBT’s outstanding 6.30% Senior Notes due 2028 issued pursuant to the Existing Secured 2028 Notes Indenture.

“Existing Secured 2028 Notes Documents” means the Existing Secured 2028 Notes, the Existing Secured 2028 Notes Indenture and the Existing Secured 2028 Notes Security Documents.

“Existing Secured 2028 Notes Indenture” means that certain Indenture, dated November 30, 1998, among CBT, as issuer, the Company, as guarantor, and The Bank of New York Mellon, as trustee.

“Existing Secured 2028 Notes Security Documents” means subject to the terms of an applicable Intercreditor Agreement, the security agreements, pledge agreements, mortgages and other security documents entered into pursuant to the Existing Secured 2028 Notes Indenture in which Liens are granted on the Collateral to the Existing Secured 2028 Notes Trustee for its benefit and the benefit of the holders of the Existing Secured 2028 Notes.

“Existing Secured 2028 Notes Trustee” means The Bank of New York Mellon in its capacity as trustee pursuant to the Existing Secured 2028 Notes Documents and any successor appointed in accordance with the Existing Secured 2028 Notes Documents.

“Existing Secured Notes” means the Existing Secured 2023 Notes, the Existing Secured 2024 Notes, the Existing Secured 2025 Notes and the Existing Secured 2028 Notes, or any of them, as applicable.

“Existing Term Loan Facility” has the meaning specified in Section 2.17(a).

“Extended Commitments” means the Extended Term Commitments and/or the Extended Revolving Credit Commitments, as the context may require.

“Extended Loans” means Extended Term Loans and/or Extended Revolving Credit Loans, as the context may require.

“Extended Revolving Credit Commitments” has the meaning specified in Section 2.18(a), as the same may be adjusted from time to time in accordance with the terms of this Agreement (including as a result of permitted increases thereto, and reductions thereto, in accordance with the terms of this Agreement and adjusted for assignments effected in accordance with the provisions of Section 10.07(b)).

“Extended Revolving Credit Loans” has the meaning specified in Section 2.18(a) and includes each Revolving Credit Loan made by an Extending Revolving Credit Lender pursuant to its Extended Revolving Credit Commitment (or originally made pursuant to a Revolving Credit Commitment to the extent the same has been converted into an Extended Revolving Credit Commitment).

“Extended Term Commitment” means one or more commitments hereunder to convert Term Loans under an Existing Term Loan Facility to Extended Term Loans of a given Term Loan Extension Series pursuant to an Extension Amendment.

“Extended Term Loans” has the meaning specified in Section 2.17(a).

“Extending Revolving Credit Lender” has the meaning specified in Section 2.18(b).

“Extending Term Lender” has the meaning specified in Section 2.17(b).

“Extension” means the establishment of an Extension Series by amending a Loan or a Commitment pursuant to Section 2.17 or Section 2.18, as applicable, and the applicable Extension Amendment.

“Extension Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide any Extended Commitments or Extended Loans being incurred pursuant thereto, in accordance with Section 2.17 or Section 2.18.

“Extension Minimum Condition” means a condition to consummating any Extension Amendment that a minimum amount (to be determined and specified by the Borrower in its sole discretion in the relevant Extension Request) of any Loans or Commitments or all applicable Class(es) be submitted for Extension.

“Extension Request” means a notice to the Administrative Agent setting forth the proposed terms of (i) Extended Term Loans in accordance with Section 2.17(a) or (ii) Extended Revolving Credit Commitments in accordance with Section 2.18(a).

“Extension Series” means and includes each Revolving Credit Loan Extension Series and each Term Loan Extension Series.

“Facility” means the Term B-1 Loans, the Term B-2 Loans, the Term B-3 Loans, the Term B-4 Loans, the Term B-5 Loans, the Initial Revolving Credit Facility, the 2024 Revolving Credit Facility and all extensions of credit pursuant thereto, the Swing Line Sublimit, any Refinancing Term Loans, any Refinancing Revolving Credit Loan, any Extended Term Loans, any Extended Revolving Credit Commitments (including any Extended Revolving Credit Loans thereunder), any New Term Loans, any New Revolving Credit Loans or any Replacement Term Loans, or any other Loans and/or Commitments of the same Class, as the context may require.

“Factoring Facility” means the credit facility evidenced by the Factoring Facility Documents.

“Factoring Facility Documents” means the Factoring Facility Receivables Purchase Agreement, the “Loan Documents” (as defined in the Factoring Facility Receivables Purchase Agreement), the Factoring Facility Guaranty and the Factoring Facility Security Documents.

“Factoring Facility Guaranty” means, the Performance Guaranty, dated as of May 10, 2018, by the Borrower in favor of PNC Bank, National Association, as buyer, under the Factoring Facility Receivables Purchase Agreement.

“Factoring Facility Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of May 10, 2018, among the Borrower, as servicer, Cincinnati Bell Funding, LLC, as seller, PNC Bank, National Association, as buyer, and PNC Capital Markets LLC, as structuring agent.

“Factoring Facility Security Documents” means the security agreements, pledge agreements, mortgages and other security documents entered into in connection with the Factoring Facility Receivables Purchase Agreement in which Liens are granted on the Collateral to PNC Bank, National Association, as buyer, under the Factoring Facility Receivables Purchase Agreement.

“Farm Credit Lender” means a federally-chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971, as the same may be amended or supplemented from time to time.

“FATCA” means Section 1471 through Section 1474 of the Code as in effect on the date hereof or any amended or successor provision that is substantively comparable and not materially more onerous to comply with (and, in each case, any current or future regulations promulgated thereunder or official interpretations or guidance thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor provision described above)) and any intergovernmental agreement relating to the foregoing.

“FCC” means the Federal Communications Commission or any successor commission or agency of the United States having jurisdiction over the federal telecommunications licensing of the Borrower or any of its Subsidiaries.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95213, §§ 101.104), as amended.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Goldman Sachs (or if a successor Administrative Agent has succeeded Goldman Sachs as Administrative Agent, such other bank as is designated by such Administrative Agent at the time it becomes Administrative Agent) on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means (a) that certain Amended and Restated Fee Letter, dated May 7, 2020, by and among Goldman Sachs, Regions Bank, Regions Capital Markets, Société Générale, Fifth Third Bank, National Association and Holdings and (b) that certain Fee Letter, dated April 14, 2021, between CoBank and Holdings (the “CoBank Fee Letter”).

“First Lien Intercreditor Agreement” means (x) that certain First Lien Intercreditor Agreement, dated as of the Closing Date, among the Administrative Agent, Regions Bank and each additional representative party thereto from time to time (the “Closing Date First Lien Intercreditor Agreement”) and/or (y) any other customary (at the time required to be entered into, as determined by the Borrower (provided that a certificate of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to such required time (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) stating that the Borrower has reasonably determined in good faith that such agreement is customary shall be conclusive evidence that such agreement satisfies the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees))) “pari passu” intercreditor agreement among the Administrative Agent and one or more Representatives for holders of applicable Indebtedness that is secured on a pari passu basis with the Obligations.

“FOCI DSCA Commitment Letter” means that certain Commitment to Mitigate Foreign Ownership, Control or Influence Re: CFIUS Case 20-174: Macquarie Group Limited (Australia)/Cincinnati Bell Inc. (including the Special Security Agreement attached thereto as Annex A), entered into as of (or in connection with the occurrence of) the Closing Date by Holdings and the FOCI Mitigated entities) among Holdings, the FOCI Mitigated Entities and the DCSA, with such changes as required by applicable Governmental Authorities (including the DCSA) as are reasonably acceptable to the Borrower in its commercially reasonably judgment (including in connection with obtaining approval of the FOCI Mitigation Plan and such FOCI Entity Shared Services Agreement from an applicable Governmental Authority).

“FOCI Entity Shared Services Agreement” means the special security agreements and related affiliated operations plans and services agreement to be entered into pursuant to the FOCI Mitigation Plan and between Holdings, the Borrower and/or its Restricted Subsidiaries (including the FOCI Mitigated Entities) and the FOCI Subsidiaries on terms substantially consistent with Annex A to the FOCI DSCA Commitment Letter and the AOPs described therein, with such changes as are required by applicable Governmental Authorities (including the DCSA) as are reasonably acceptable to the Borrower in its commercially reasonable judgment (including in connection with obtaining approval of the FOCI Mitigation Plan and such FOCI Entity Shared Services Agreement from an applicable Governmental Authority).

“FOCI Mitigated Entities” means Hawaiian Telcom Inc. and CBTS Technology Solutions LLC.

“FOCI Mitigation Plan” means that certain plan of Holdings and the FOCI Mitigated Entities to mitigate foreign ownership, control or influence, to be implemented after the Closing Date in connection with the Closing Date Acquisition, substantially in accordance with the FOCI DSCA Commitment Letter, with such changes as are required by applicable Governmental Authorities (including the DCSA) as are reasonably acceptable to the Borrower in its commercially reasonable judgment (including in connection with obtaining approval of the FOCI Mitigation Plan and any FOCI Entity Shared Services Agreement from an applicable Governmental Authority).

“FOCI Subsidiary” means CBTS Federal LLC and Hawaiian Telcom Federal LLC and their respective Subsidiaries, if any.

“Foreign Casualty Event” has the meaning specified in Section 2.05(b)(vii).

“Foreign Disposition” has the meaning specified in Section 2.05(b)(vii).

“Foreign Lender” has the meaning specified in Section 3.01(c)(i).

“Foreign Plan” means any retirement benefit or pension plan maintained or contributed to by, or entered into with, the Borrower or any Restricted Subsidiary with respect to any employees employed outside the United States other than a retirement benefit or pension plan maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“Fund Affiliate” means, collectively, any Affiliated Debt Fund and any Non-Debt Fund Affiliate.

“Funded Debt” means, in respect of any Person, all third-party Indebtedness of such Person for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, to the extent applicable, Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Goldman Sachs” has the meaning specified in the introductory paragraph to this Agreement.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local, county, provincial or otherwise and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”  The Borrower may cause any Restricted Subsidiary that is a Domestic Subsidiary or a Subsidiary organized under the laws of any Approved Jurisdiction or any province, territory or municipality therein and not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute a Guaranty, and any such Restricted Subsidiary shall be a Guarantor hereunder and under the other Loan Documents for all purposes.

“Guaranty” means (a) the guaranty made by the Guarantors in favor of the Administrative Agent on behalf of the Secured Parties pursuant to clause (b) of the definition of “Collateral and Guarantee

Requirement,” substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement or joinder delivered pursuant to this Agreement or any other Loan Document.

 “Hazardous Materials” means any substance, pollutant or contaminant material or waste that is regulated, pursuant to or which can give rise to liability under any Environmental Law.

“Hedge Bank” means any Person that is the Administrative Agent, a Lender, a Lead Arranger, a Co-Manager or an Affiliate of any of the foregoing at the time (or within thirty (30) days after) it enters into a Secured Hedge Agreement (or, in the case of Secured Hedge Agreements existing on the Closing Date, on the Closing Date), in its capacity as a party to a Secured Hedge Agreement, whether or not such Person subsequently ceases to be the Administrative Agent, a Lender, a Lead Arranger, a Co-Manager or an Affiliate of any of the foregoing.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement (such Person, “Initial Holdings”); provided that any Person organized under the laws of the United States or any state thereof or the District of Columbia ( “New Holdings”) (x) that is a direct or indirect wholly owned Subsidiary of Initial Holdings or (y) that has merged, or consolidated with Initial Holdings (or, in either case, the previous New Holdings, as the case may be) (“Previous Holdings”) with such Person surviving such merger or consolidation may be named a successor to Initial Holdings hereunder so long as, substantially simultaneously with the consummation of such merger or consolidation, (i) New Holdings directly owns 100% of the Equity Interests of the Borrower as and to the extent required pursuant to the definition of “Change of Control” and (ii) New Holdings expressly assumes all the obligations of Previous Holdings under the Loan Documents to which it is a party (including, without limitation, a pledge of 100% of the Equity Interests of the Borrower it owns as Collateral) pursuant to a supplement hereto and thereto in form and substance reasonably satisfactory to the Administrative Agent, it being understood that if the foregoing conditions are satisfied, Previous Holdings shall be automatically released of all its obligations under the Loan Documents and any reference to “Holdings” in the Loan Documents shall be meant to refer to the “New Holdings”.

“Holdings Pledge Agreement” means, collectively, the Holdings Pledge Agreement executed by Holdings, substantially in the form of Exhibit G-2, together with any supplement thereto executed and delivered pursuant to the definition of “Holdings”, as amended, restated amended and restated, supplemented or otherwise modified from the time to time.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Identified Participating Lenders” has the meaning specified in Section 2.05(a)(v)(C)(3).

“Identified Qualifying Lenders” has the meaning specified in Section 2.05(a)(v)(D)(3).

“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

“Immaterial Subsidiaries” means any Restricted Subsidiary with respect to which, as of the last day of the most recently ended Test Period on or prior to the date of determination, LQA Consolidated EBITDA and/or Consolidated Total Assets attributable to such Restricted Subsidiary for the period of four consecutive fiscal quarters ending on such date does not equal or exceed 5.0% of the

Consolidated EBITDA and/or Consolidated Total Assets of Holdings, the Borrower and its Restricted Subsidiaries for such period; provided that if the aggregate Consolidated EBITDA and Consolidated Total Assets attributable to Restricted Subsidiaries that are Immaterial Subsidiaries shall equal or exceed 10.0% of Consolidated EBITDA and Consolidated Total Assets of Holdings, the Borrower and its Restricted Subsidiaries for such four-quarter period, then the Borrower shall re-designate one or more of such Restricted Subsidiaries to not be Immaterial Subsidiaries within ten (10) Business Days after delivery of the Compliance Certificate for such fiscal quarter such that only Restricted Subsidiaries as shall then have aggregate Consolidated EBITDA and Consolidated Total Assets of less than 10.0% of the Consolidated EBITDA and Consolidated Total Assets of Holdings, the Borrower and its Restricted Subsidiaries shall constitute Immaterial Subsidiaries.

“Incremental Amendment” has the meaning specified in Section 2.14(c).

“Incremental Amount Date” has the meaning specified in Section 2.14(c).

“Incremental Equivalent Debt” means one or more series of senior unsecured notes or loans, senior secured first lien or junior lien notes or loans, subordinated (secured or unsecured) notes or loans, or secured (first lien or junior lien) or unsecured mezzanine Indebtedness, in the case of securities, whether issued in a public offering, Rule 144A or other private placement or any bridge facility in lieu of the foregoing or otherwise, unsecured or secured by all or a portion of the Collateral on a pari passu (but without regard to control of remedies) or junior basis with the Obligations, which Indebtedness is issued or incurred in lieu of New Revolving Credit Commitments, New Term Commitments and/or New Term Loans pursuant to an indenture, loan agreement, credit agreement, note purchase agreement or otherwise; provided that (i) the aggregate principal amount of any Incremental Equivalent Debt incurred or issued pursuant to this Agreement shall not, together with the aggregate principal amount of any New Revolving Credit Commitments, New Term Commitments and/or New Term Loans incurred or issued substantially simultaneously with such Incremental Equivalent Debt, exceed the Available Incremental Amount at the time of incurrence or issuance thereof, (ii) such Incremental Equivalent Debt shall be incurred by the Borrower and shall not be subject to any Guarantee by any Person other than a Loan Party (or a Person who becomes a Loan Party substantially concurrently with the incurrence of such Incremental Equivalent Debt), (iii) the optional prepayment or redemption provisions and the interest rate (including margin and floors) applicable to any such Incremental Equivalent Debt will be determined by the Borrower and the Persons providing such Incremental Equivalent Debt; provided that, with respect to any Dollar-denominated Incremental Equivalent Debt incurred in reliance on clause (d) of the definition of “Available Incremental Amount” prior to the (6) month anniversary of the Amendment No. 1 Effective Date that constitutes broadly syndicated term “B” loans that are pari passu in right of payment with, and secured by Collateral on a pari passu basis (but without regard to control of remedies) with, the Obligations that would be permitted to be incurred as a New Term Loan pursuant to Section 2.14 (excluding bridge facilities and facilities maturing more than (12) months after the Maturity Date of the Term B-1 Loans or Term B-2 Loans, as applicable), and not in connection with a Permitted Acquisition or other permitted Investment, if the All-In Yield applicable to any such Incremental Equivalent Debt exceeds the All-In Yield of the Term B-1 Loans or Term B-2 Loans, as applicable, outstanding on the Amendment No. 1 Effective Date at such time by more than 75 basis points, then the interest rate margins for such Term B-1 Loans or Term B-2 Loans, as applicable, shall be increased to the extent necessary so that the All-In Yield of such Term B-1 Loans or Term B-2 Loans, as applicable, outstanding on the Amendment No. 1 Effective Date is equal to the All-In Yield of such Incremental Equivalent Debt minus 75 basis points; provided that any increase in All-In Yield to any Term B-1 Loan or Term B-2 Loans, as applicable, due solely to the application or imposition of an Adjusted Term SOFR or Base Rate floor on any such Incremental Equivalent Debt shall be effected, at the Borrower’s option, (x) through an increase in (or implementation of, as applicable) any Adjusted Term SOFR or Base Rate floor applicable to such Term B-1 Loan or Term B-2 Loans, as applicable, (y) through an increase in the Applicable Rate for such Term B-1 Loan or Term B-2 Loans, as applicable, or (z) any combination of (x) and (y) above, and in each case, solely to the extent that the application or imposition of such floor would cause an increase in the effective interest rate then in effect under the Term B-1 Loans or Term B-2 Loans, as applicable, (iv) in the case of Incremental Equivalent Debt that is secured, (A) the obligations in respect thereof shall not be secured by any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary other than any asset constituting Collateral, (B) [reserved] and (C) such Incremental Equivalent Debt shall be subject to a First Lien Intercreditor Agreement, a Junior Lien Intercreditor Agreement, a Subordination Agreement or another Intercreditor Agreement, as appropriate, (v) immediately after the incurrence of such Indebtedness (or, in the case of Indebtedness to be incurred in connection with a Permitted Acquisition or other permitted Investment, on the date of the execution of (x) the definitive agreement in connection therewith and (y) any commitment in respect of such Incremental Equivalent Debt), no Event of Default exists (or, in the case of Indebtedness to be incurred in connection with a Permitted Acquisition or other permitted Investment, no Specified Default exists), provided that with respect to any incurrence of Incremental Equivalent Debt the purpose of which is to finance a permitted Investment or Permitted Acquisition, this condition may be waived or omitted in full or in part by lenders holding more than 50% of the applicable aggregate commitments in respect of such Indebtedness, (vi) [reserved], (vii) no Incremental Equivalent Debt in the form of term loans or notes (other than any Incremental Equivalent Debt constituting a bridge facility which converts into Indebtedness complying with this clause (vii)) shall mature earlier than the Latest Maturity Date (as of the time of incurrence of such Incremental Equivalent Debt) and no Incremental Equivalent Debt in the form of revolving debt shall mature earlier than the Latest Maturity Date applicable to the 2024 Extended Revolving Credit Commitments (as of the time of incurrence of such Incremental Equivalent Debt), (viii) no Incremental Equivalent Debt in the form of term loans or notes (other than any Incremental Equivalent Debt constituting a bridge facility which converts into Indebtedness complying with this clause (viii)) shall have a Weighted Average Life to Maturity of less than the Weighted Average Life to Maturity as then in effect for any Term Loans outstanding as of the time of incurrence of such Incremental Equivalent Debt (prior to any extension thereto), (ix) any Incremental Equivalent Debt (to the extent pari passu in right of payment with, and secured by all or a portion of the Collateral on a pari passu basis with, the Obligations) may provide for the ability to participate on a pro rata basis or less than pro rata basis in any mandatory repayments or prepayments of principal of Term Loans hereunder and (x) the covenants and events of default applicable to such Incremental Equivalent Debt shall not be, when taken as a whole, materially more favorable, to the holders of such Indebtedness than those applicable to the Term Loans (except for covenants or other provisions applicable only to periods after the Latest Maturity Date) unless such covenants and events of default for such Incremental Equivalent Debt are reflective of market terms and conditions for the type of Indebtedness incurred or issued at the time of issuance or incurrence thereof (in each case, as determined by the Borrower in good faith); provided, that a certificate of the Borrower delivered to the Administrative Agent at least two (2) Business Days prior to the incurrence of such Indebtedness stating that the Borrower has reasonably determined in good faith that such covenants and defaults satisfy the foregoing requirement shall be conclusive evidence that such covenants and defaults satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such two (2) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).

“Incremental Facility” has the meaning specified in Section 2.14(a).

“Incremental Facility Closing Date” has the meaning specified in Section 2.14(c).

“Incremental Term B-2 Commitment” has the meaning specified in Amendment No. 3.

“Incremental Term B-2 Loans” has the meaning specified in Amendment No. 3.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)          the obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)          the maximum amount (after giving effect to any prior drawings or reductions that may have been reimbursed and less the amount of cash collateral securing the same) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created for the account of such Person;

(c)          net obligations of such Person under any Swap Contract;

(d)          all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation is not paid after becoming due and payable and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business);

(e)          indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)          all Attributable Indebtedness;

(g)          all obligations of such Person in respect of Disqualified Equity Interests; and

(h)          all Guarantees of such Person in respect of any of the foregoing;

provided that notwithstanding anything to the contrary set forth above, any obligations of Holdings, the Borrower or any of its Restricted Subsidiaries under any note, bond or loan agreement shall not be deemed to be “Indebtedness” for any purpose of this Agreement so long as (i) such note, bond or loan was issued solely to the trustee for any IRBs for purposes of creating a customary back-to-back payment arrangement for such IRBs and (ii) 100% of such IRBs are held by the Borrower or a Guarantor.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt (and, in any event, excluding any Capitalized Lease Obligations) and (B) in the case of Non-Loan Parties, exclude loans and advances made by Loan Parties having a term not exceeding 364 days and made in the ordinary course of business.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value (as determined by such Person in good faith) of the property encumbered thereby as determined by such Person in good faith.  Indebtedness shall not include Indebtedness of any direct or indirect parent company appearing on the balance sheet of such Person solely by reason of push down accounting under GAAP.

“Indemnified Liabilities” has the meaning specified in Section 10.05(a).

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05(a).

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.

“Information” has the meaning specified in Section 10.08.

“Initial Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Initial Co-Manager” has the meaning specified in the definition of “Co-Managers”.

“Initial Holdings” has the meaning specified in the definition of “Holdings”.

“Initial Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Revolving Credit Lender’s name on Schedule I to Amendment No. 1 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including, without limitation, pursuant to an Incremental Amendment).  The aggregate amount of the Initial Revolving Credit Commitments as of the Amendment No. 3 Effective Date is $0.

“Initial Revolving Credit Exposure” means, at any time, as to each Revolving Credit Lender, the sum of the outstanding principal amount of such Revolving Credit Lender’s Initial Revolving Credit Loans at such time.

“Initial Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Initial Revolving Credit Commitments at such time.

“Initial Revolving Credit Lender” means, at any time, any Revolving Credit Lender that has an Initial Revolving Credit Commitment and/or Initial Revolving Credit Exposure at such time.

“Initial Revolving Credit Loan” means any revolving credit loan made by the Revolving Credit Lenders pursuant to the Initial Revolving Credit Commitments of the Revolving Credit Lenders on the Closing Date or Amendment No. 1 Effective Date, as applicable, pursuant to Section 2.01(b).

“Initial Term Commitment” means, as to each Term Lender, its obligation to make an Initial Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 (as in effect on the Closing Date) under the caption “Initial Term Commitment,” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including, without limitation, pursuant to an Incremental Amendment).  The initial aggregate amount of the Initial Term Commitments is $150,000,000.

“Initial Term Loan” and “Initial Term Loans” have the meanings specified in Section 2.01(a).

“Initial Term Loan Facility” means, at any time, the aggregate amount of the Lenders’ Initial Term Loans at such time.

“Intangible Assets” means (a) all intellectual property, goodwill and other like intangibles, (b) organizational and development costs, (c) deferred charges, other than prepaid items, including insurance, taxes, interest, commissions, rents, pensions, compensation and similar items; and (d) unamortized debt discount and expense, less unamortized premium.

“Intellectual Property Security Agreements” has the meaning specified in the Security Agreement.

“Intercompany Note” means any intercompany note substantially in the form of Exhibit I.

“Intercreditor Agreements” means each First Lien Intercreditor Agreement, each Junior Lien Intercreditor Agreement, each Subordination Agreement and other customary (at the time required to be entered into, as determined by the Borrower (provided that a certificate of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to such required time (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) stating that the Borrower has reasonably determined in good faith that such agreements or arrangements are customary shall be conclusive evidence that such agreements or arrangements satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees))) intercreditor agreements or arrangements, collectively, in each case to the extent in effect.

“Interest Payment Date” means, (a) as to any Loan of any Class other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates with respect to such SOFR Loan; and (b) as to any Base Rate Loan of any Class (including a Swing Line Loan), the last Business Day of each March, June, September and December (commencing with the last Business Day of December 2021), and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending (i) on the date one, three or six months thereafter (in each case, subject to availability), (ii) to the extent consented to by each applicable Lender of such SOFR Loan, such other period as selected by the Borrower in its Loan Notice or (iii) to the extent consented to by the Administrative Agent, such period shorter than one month as selected by the Borrower in its Loan Notice; provided that:

(a)          any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a SOFR Loan such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b)        any Interest Period pertaining to a SOFR Loan having a duration of less than one month that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)          no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, the acquisition or investment by such Person, by means of (a) the purchase or other acquisition (including without limitation by merger or otherwise) of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and its Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions, including without limitation by merger or otherwise) of all or substantially all of the property and assets of another Person or assets constituting a business unit, line of business or division of such Person; provided that, in the event that any Investment is made by Holdings, the Borrower or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through Holdings, the Borrower or any Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 7.02.  For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made (which, in the case of any Investment constituting the contribution of an asset or property, shall be based on the Borrower’s good faith estimate of the fair market value of such asset or property at the time such Investment is made)), without adjustment for subsequent changes in the value of such Investment (including any write-downs or write-offs thereof), net of any Returns with respect to such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower.

“Investors” means, collectively, (a) the Equity Sponsor, (b) Ares and (c) at the option of Ares and/or the Equity Sponsor, certain other investors disclosed to the Lead Arrangers prior to the Closing Date and members of management of the Company.

“IP Rights” has the meaning specified in Section 5.15.

“IRB Collateral” means any assets or facilities of the Borrower or any Restricted Subsidiary, the acquisition, lease, construction, repair or improvement of which are financed by IRBs, together with all proceeds and products thereof, contracts in relation thereof and assets ancillary thereto.

“IRBs” means industrial revenue bonds or other tax exempt or taxable bond financings issued by or at the request of the Borrower or any of its Restricted Subsidiaries.

“IRS” means the Internal Revenue Service of the United States.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower (or any Restricted Subsidiary) or in favor of the applicable L/C Issuer and relating to such Letter of Credit.

“IT Services Business” means the business segment (and related assets) of the Borrower and its Restricted Subsidiaries relating to its IT Services and Hardware Segment, as described in the Form 10-K of the Company for the fiscal year of the Company ended December 31, 2020 that was filed with the SEC, which business segment, among other related services (a) provides end-to-end solutions from consulting to implementation to ongoing optimization, including cloud, communications and consulting services along with the sale and maintenance of major branded telecom and information technology hardware, (b) offers a full range of equipment and strategic services in conjunction with the Company’s fiber and copper networks, and (c) provides customers with related consulting and support services.

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any of its Restricted Subsidiaries and (b) any Person in whom the Borrower or any of its Restricted Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.

“Junior Financing” has the meaning specified in Section 7.12(a).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Junior Lien Intercreditor Agreement” means a customary (at the time required to be entered into, as determined by the Borrower (provided that a certificate of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to such required time (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) stating that the Borrower has reasonably determined in good faith that such agreement is customary shall be conclusive evidence that such agreement satisfies the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees))) “junior lien” intercreditor agreement among the Administrative Agent and one or more Representatives for the holders of applicable Indebtedness that is secured on a junior basis to the Obligations.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Term B-1 Loan, Term B-2 Loan, Term B-3 Loan, Term B-4 Loan, Term B-5 Loan, any Initial Revolving Credit Commitment, any 2024 Extended Revolving Credit Commitment, any New Revolving Credit Commitment, any New Term Commitment, any New Term Loan, any New Revolving Credit Loan, any Refinancing Loan, any Refinancing Commitment, any Extended Loan, any Extended Commitment or any Replacement Term Loan, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advances” means with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means each of (i) PNC Bank, National Association, (ii) Regions Bank, and (iii) any other Lender or Affiliate of a Lender that becomes an L/C Issuer in accordance with Section 2.03(l), 9.09(d) or 10.07(l), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.  Any L/C Issuer may arrange for one or more Letters of Credit to be issued indirectly through any other financial institution reasonably acceptable to such L/C Issuer.

“L/C Obligations” means, as at any date of determination (without duplication) (a) the aggregate stated amount available to be drawn under all outstanding Letters of Credit plus (b) the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LCT Election” has the meaning specified in Section 1.13(a).

“LCT Test Date” has the meaning specified in Section 1.13(a).

“Lead Arrangers” means, collectively, Goldman Sachs, Regions Capital Markets, a division of Regions Bank, Société Générale, CoBank and MUFG Union Bank, N.A., each in its capacity as a joint lead arranger and joint bookrunner under this Agreement, the “Lead Arrangers” (as defined in Amendment No. 1), the “Lead Arranger” (as defined in the Term B-3 Incremental Amendment) ~~and~~, the “Amendment No. 5 Lead Arranger” (as defined in Amendment No. 5) and the “Amendment No. 6 Lead Arranger” (as defined in Amendment No. 6).

“Lender” and “Lenders” have the meanings specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”  Each Additional Lender shall be a Lender to the extent any such Person has executed and delivered a Refinancing Amendment, an Incremental Amendment or an amendment to this Agreement in respect of Replacement Term Loans, as the case may be, and such Refinancing Amendment, Incremental Amendment or amendment to this Agreement in respect of Replacement Term Loans, as the case may be, shall have become effective in accordance with the terms hereof and thereof, and each Extending Revolving Credit Lender and Extending Term Lender shall continue to be a Lender.  As of the Closing Date, Schedule 2.01 sets forth the name of each Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent by not less than five (5) Business Days’ written notice.

“Letter of Credit” means any letter of credit issued hereunder (or, with respect to Existing Letters of Credit, deemed issued hereunder).  A Letter of Credit may be a standby letter of credit or, if agreed by the applicable L/C Issuer(s), a commercial or documentary letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or extension of, or amendment to, a Letter of Credit substantially in the form of Exhibit B-1 or, if required by an L/C Issuer, such other form as may be agreed by the Borrower and such L/C Issuer.

“Letter of Credit Commitment” means, as to each L/C Issuer, the amounts set forth opposite such L/C Issuer’s name on Schedule 2.01 under the caption “Letter of Credit Commitment” (as such amount may be increased from time to time as agreed by the Borrower and the applicable L/C Issuer) or, if an L/C Issuer has entered into an Assignment and Assumption with respect to such Letter of Credit Commitment, set forth for such L/C Issuer in the Register as such L/C Issuer’s “Letter of Credit Commitment”;  provided that any Revolving Credit Lender may, from time to time, become an L/C Issuer with a Letter of Credit Commitment under this Agreement in accordance with Section 2.03(l).

“Letter of Credit Exposure” means, at any time, the aggregate amount of all L/C Obligations at such time in respect of Letters of Credit.  The Letter of Credit Exposure of any Revolving Credit Lender at any time shall be its Revolving Credit Percentage of the aggregate Letter of Credit Exposure at such time.

“Letter of Credit Facility Expiration Date” means the day that is three (3) Business Days prior to the latest scheduled Maturity Date then in effect for any Revolving Credit Commitments (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means, at any time an amount equal to the lesser of (a) a Dollar Amount of $40,000,000, as such amount may be adjusted hereunder from time to time and (b) the aggregate amount of the Revolving Credit Commitments as in effect at such time.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever; provided that in no event shall an operating lease in and of itself be deemed a Lien.  For purposes of Section 7.01, assets leased by the Borrower or a Restricted Subsidiary under a Capitalized Lease giving rise to a Capitalized Lease Obligation shall be deemed to be assets of the Borrower or such Restricted Subsidiary subject to a Lien securing such Capitalized Lease Obligation.

“Limited Condition Transaction” means (a) any Permitted Acquisition or other Investment or similar transaction (whether by merger, amalgamation, consolidation or other business combination or the acquisition of capital stock or otherwise), (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness and/or (c) any Restricted Payment requiring irrevocable notice in advance thereof.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a loan pursuant to any Commitment, including any Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any Refinancing Amendment, Incremental Amendment, Extension Amendment or amendment to this Agreement in respect of Replacement Term Loans, (d) the Collateral Documents, (e) each Letter of Credit Application, (f) each Intercreditor Agreement, (g) Amendment No. 1, (h) the Term B-3 Incremental

Amendment, (i) Amendment No. 3, (j) Amendment No. 4 ~~and~~, (k) Amendment No. 5 and (l) Amendment No. 6.

“Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of SOFR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed or authenticated by a Responsible Officer of the Borrower.

“Loan Parties” means, collectively, (a) the Borrower and (b) each other Guarantor.

“LQA Consolidated EBITDA” means, as to any Person as of any date of determination, the product of (x) Consolidated EBITDA for the most recently ended fiscal quarter of the Borrower for which financial statements have been or were required to be delivered pursuant to Sections 6.01(a) and (b), as the case may be multiplied by (y) four (4).  Notwithstanding anything contained herein to the contrary, LQA Consolidated EBITDA shall be deemed to be, for any date of determination prior to the date that the financial statements for the fiscal quarter ending September 30, 2021 have been delivered, $416,800,000.  For the avoidance of doubt, LQA Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.08.

“Macquarie” has the meaning set forth in the definition of Equity Sponsor.

“Management Equityholders” means any of (i) any current or former director, officer, employee or member of management of Holdings or any of its Subsidiaries or any direct or indirect parent thereof who, at any time, is an investor in Holdings or any direct or indirect parent thereof, (ii) any trust, partnership, limited liability company, corporate body or other entity established by any such director, officer, employee or member of management of Holdings or any of their respective Subsidiaries (or by any Person described in the succeeding clauses (iii) and (iv), as applicable) to hold an investment in Holdings or any direct or indirect parent thereof in connection with such Person’s estate or tax planning, (iii) any spouse, parents or grandparents of any such director, officer, employee or member of management of Holdings or any of its Subsidiaries and any and all descendants of the foregoing, together with any spouse of any of the foregoing Persons, who are transferred an investment in Holdings or any direct or indirect parent thereof by any such director, officer, employee or member of management of Holdings or any of its Subsidiaries in connection with such Person’s estate or tax planning and (iv) any Person who acquires an investment in Holdings or any direct or indirect parent thereof by will or by the Laws of intestate succession as a result of the death of an employee of Holdings or any of its respective Subsidiaries.

“Margin Stock” has the meaning set forth in Regulation U of the FRB, or any successor thereto.

“Market Capitalization” means an amount equal to (1) the total number of issued and outstanding shares of common Equity Interests of Holdings or its direct or indirect parent entity, as applicable, on the date of the declaration of a Restricted Payment multiplied by (2) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (i) on and/or as of the Closing Date, a Company Material Adverse Effect and (ii) after the Closing Date, (a) a material adverse effect on the business, assets, financial condition or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the material rights and remedies of the Lenders and the Administrative Agent, taken as a whole, under the Loan Documents or (c) a material adverse effect on the ability of the Loan Parties, taken as a whole, to perform their material payment obligations under the Loan Documents.

“Material Debt Instrument” means any physical instrument evidencing obligations in excess of the greater of (x) $2,500,000 and (y) 0.5% of Consolidated Tangible Assets evidencing Indebtedness owed by an Excluded Subsidiary to the Borrower or a Subsidiary Guarantor.

“Material Subsidiary” means any Restricted Subsidiary that is not an Immaterial Subsidiary.

“Maturity Date” means (i) (a) with respect to the 2024 Non-Extended Revolving Credit Commitments, the date that is five (5) years after the Closing Date (the “2024 Non-Extended Revolving Credit Commitment Maturity Date”) and (b) with respect to the 2024 Extended Revolving Credit Commitments, August 24, 2028 (the “2024 Extended Revolving Credit Commitment Maturity Date”), (ii) with respect to the Term B-1 Loans and Term B-2 Loans incurred on or prior to the Amendment No. 1 Effective Date that have not been extended pursuant to Section 2.17, the date that is seven (7) years after the Amendment No. 1 Effective Date, (iii) with respect to the Term B-3 Loans incurred on the Term B-3 Incremental Amendment Effective Date that have not been extended pursuant to Section 2.17, November 23, 2028, (iv) with respect to the Term B-4 Loans that have not been extended pursuant to Section 2.17, the date that is seven (7) years after the Amendment No. 1 Effective Date, (v) with respect to ~~any~~the Term B-5 Loans that have not been extended pursuant to Section 2.17, the date that is seven (7) years after the Amendment No. 1 Effective Date, (vi) with respect to any Extended Term Loans of a given Term Loan Extension Series, the final maturity date as specified in the applicable Extension Amendment accepted by the respective Lender or Lenders, (~~vi~~vii) with respect to any Extended Revolving Credit Commitments of a given Revolving Credit Loan Extension Series, the final maturity date as specified in the applicable Extension Amendment accepted by the respective Lender or Lenders, (~~vii~~viii) with respect to any Refinancing Term Loans, Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans, the final maturity date as specified in the applicable Refinancing Amendment, (~~viii~~ix) with respect to any New Term Loan, New Revolving Credit Commitments or New Revolving Credit Loans, the final maturity date as specified in the applicable Incremental Amendment and (~~ix~~x) with respect to Replacement Term Loans, the final maturity date as specified in the applicable amendment to this Agreement in respect of such Replacement Term Loans; provided, in each case, that if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately preceding such day.

“Maximum Rate” has the meaning specified in Section 10.10.

“Merger Sub” has the meaning specified in the introductory paragraph to this Agreement.

“MIP Inc.” means Macquarie Infrastructure Partners Inc., a Delaware corporation.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which the Borrower, any Guarantor or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a)         with respect to the Disposition of any asset by the Borrower or any of its Restricted Subsidiaries or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash and Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any of its Restricted Subsidiaries) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents, Incremental Equivalent Debt, Refinancing Equivalent Debt, and any other Indebtedness secured by a Lien that is pari passu with or expressly subordinated to the Lien on the Collateral securing the Obligations), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event and restoration costs following a Casualty Event, (C) Taxes (including Restricted Payments in respect thereof pursuant to Section 7.06) paid or reasonably estimated to be payable in connection therewith (including Taxes imposed on, or that would be payable upon, the distribution or repatriation of any such Net Cash Proceeds), (D) in the case of any Disposition or Casualty Event by a non-Wholly Owned Restricted Subsidiary, the pro-rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly Owned Restricted Subsidiary as a result thereof, and (E) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E); provided that for purposes of Section 2.05(b)(ii) no such net cash proceeds calculated in accordance with the foregoing realized in any fiscal year shall constitute Net Cash Proceeds under this clause (a) in such fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed the greater of $50,000,000 and 2.5% of Consolidated Tangible Assets (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a));

(b)         with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary or any Permitted Equity Issuance by the Borrower or any direct or indirect parent of the Borrower, the excess, if any, of (A) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (B) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred in connection with such incurrence or issuance; and

(c)          with respect to any Permitted Equity Issuance by any direct or indirect parent of the Borrower, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Borrower.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“New Holdings” has the meaning specified in the definition of “Holdings”.

“New Refinancing Revolving Credit Commitments” has the meaning specified in Section 2.15(a).

“New Refinancing Term Commitments” has the meaning specified in Section 2.15(a).

“New Revolving Commitment Tranche” has the meaning specified in Section 2.14(a).

“New Revolving Credit Commitments” has the meaning specified in Section 2.14(a).

“New Revolving Credit Lender” means each existing Lender or Additional Lender that provides New Revolving Credit Commitments.

“New Revolving Credit Loans” means any revolving credit loan made by New Revolving Credit Lenders pursuant to New Revolving Credit Commitments.

“New Term B-1 Commitment” has the meaning specified in Amendment No. 1.

“New Term B-1 Lenders” has the meaning specified in Amendment No. 1.

“New Term B-1 Loans” has the meaning specified in Amendment No. 1.

“New Term Commitments” has the meaning specified in Section 2.14(a).

“New Term Lender” means each existing Lender or Additional Lender that provides New Term Loans.

“New Term Loans” has the meaning specified in Section 2.14(a).

“Non-Bank Certificate” has the meaning specified in Section 3.01(c)(i).

“Non-Cash Compensation Liabilities” means any non-cash liabilities recorded in connection with stock-based awards, partnership interest-based awards, awards of profits interests, deferred compensation awards and similar incentive based compensation awards or arrangements.

“Non-Consenting Lender” has the meaning specified in the penultimate paragraph of Section 3.07.

“Non-Debt Fund Affiliate” means an Affiliate of an Investor that is neither Holdings, the Borrower, a Subsidiary nor an Affiliated Debt Fund.

“Non-Defaulting Lender” means and includes each Lender other than a Defaulting Lender.

“Non-Loan Party” means any Subsidiary that is not a Loan Party.

“Non-Recourse Debt” means indebtedness of any Unrestricted Subsidiary incurred to fund expansion into new markets and/or increase density in existing markets (a) as to which no Loan Party or any Restricted Subsidiary (i) provides credit support of any kind other than pursuant to a Specified Non-Recourse Obligation or any arrangement to provide, or provide a Guarantee for, the provision of goods and services on an arm’s length basis or (ii) is directly or indirectly liable as a guarantor or otherwise, other than pursuant to a Specified Non-Recourse Obligation and (b) as to which the lenders have been notified in writing, or have otherwise agreed, that they will not have any recourse to the stock or assets of any Loan Party or any Restricted Subsidiary except as otherwise permitted by preceding clause (a).

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Not Otherwise Applied” means, with reference to any amount of net cash proceeds of any transaction or event that is proposed to be applied to a particular use or transaction, that such amount has not previously been (and is not simultaneously being) applied to anything other than that such particular use or transaction.

“Note” means a Term Note, a Revolving Credit Note or the Swing Line Note, as the context may require.

“Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding, (b) for purposes of the Collateral Documents and Section 8.03 only, obligations of any Loan Party arising under any Secured Hedge Agreement now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding and (c) for purposes of the Collateral Documents and Section 8.03 only, obligations under Secured Cash Management Agreements now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding; provided that in the case of clauses (b) and (c), only to the extent that, and for so long as, the other Obligations with respect to any Guarantor are so secured or guaranteed, and any release of Collateral or Guarantees effected in a manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedge Agreements or obligations under Secured Cash Management Agreements; provided, further, that the Obligations with respect to any Guarantor shall exclude all Excluded Swap Obligations of such Guarantor.  Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document.

“OECD” means the Organisation for Economic Co-operation and Development and its successors.

“OFAC” has the meaning specified in the definition of “Sanctions Laws and Regulations.”

“Offered Amount” has the meaning specified in Section 2.05(a)(v)(D)(1).

“Offered Discount” has the meaning specified in Section 2.05(a)(v)(D)(1).

“OID” means original issue discount.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction).

“Other Applicable Indebtedness” has the meaning specified in Section 2.05(b)(ii)(A).

“Other Taxes” has the meaning specified in Section 3.01(e).

“Outstanding Amount” means (a) with respect to the Term Loans of any Class, Revolving Credit Loans of any Class and Swing Line Loans on any date, the Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans of any Class and Revolving Credit Loans of any Class (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Overpaid Lender’s Payment Rights under the Loan Documents” has the meaning specified in Section 9.16(d).

“Paniolo Acquisition” means the (a) acquisition of the Purchased Assets and the Incidental Rights (each, as defined in the Paniolo Acquisition Agreement) by Company and its Restricted Subsidiaries, (b) the assumption of the Assumed Liabilities (as defined in the Paniolo Acquisition Agreement) by Company and its Restricted Subsidiaries, and (c) the assignment to the Company and its Restricted Subsidiaries of the “Assigned Claims”, “Designated Contracts”, “Assigned Permits” and “Assigned Rights” (each, as defined in the Paniolo Acquisition Agreement), in each case, pursuant to the Paniolo Acquisition Agreement.

“Paniolo Acquisition Agreement” means that certain Asset Purchase Agreement by and between Michael Katzenstein, as seller (solely in his capacity as chapter 11 trustee for the bankruptcy estate of Paniolo Cable Company, LLC, as debtor) and Hawaiian Telcom, Inc., as buyer, dated November 30, 2020 and approved by an order of the United States Bankruptcy Court in the District of Hawaii.

“Paniolo Collateral” means the “Collateral” as defined in the Paniolo Collateral Documents.

“Paniolo Collateral Documents” means the “Collateral Documents” as defined in the Paniolo Financing Agreement and any similar term in any Permitted Refinancing thereof.

“Paniolo Financing” means the “Financing” as defined in the Paniolo Acquisition Agreement and any Permitted Refinancing thereof.

“Paniolo Financing Documents” means the “Financing Documents” as defined in the Paniolo Acquisition Agreement.

“Paniolo Subordination Agreement” means a customary subordination agreement reasonably acceptable to the Borrower, the Administrative Agent and the “Collateral Agent” as defined in the Paniolo Financing Documents, subordinating the Liens on the Paniolo Collateral granted in favor of the Administrative Agent for the benefit of the Secured Parties under any Loan Document to the Liens granted in favor the “Collateral Agent” as defined in the Paniolo Financing Documents pursuant to one or more of the Paniolo Collateral Documents.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(e).

“Participating Lender” has the meaning specified in Section 2.05(a)(v)(C)(2).

“PATRIOT Act” has the meaning specified in the definition of “Sanctions Laws and Regulations.”

“Payment Recipient” has the meaning specified in Section 9.16(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan or a Foreign Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by the Borrower, any Guarantor or any ERISA Affiliate or to which the Borrower, any Guarantor or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time in the preceding five plan years.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” has the meaning specified in Section 7.02(i).

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of the Borrower or any direct or indirect parent of the Borrower, in each case to the extent not prohibited hereunder.

“Permitted Holder” means any of (i) Macquarie, any of its Affiliates and any funds, investment vehicles or partnerships managed, advised or sub-advised by any of them or any of their respective Affiliates, but not including, however, any portfolio operating company of any of the foregoing, (ii) the Management Equityholders, (iii) the Permitted Transferees of any of the foregoing Persons and (iv) any “group” (within the meaning of Section 13(d) or Section 14(d) of the Exchange Act) of which any of the foregoing are members; provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Persons specified in clauses (i), (ii) and/or (iii) above, collectively, have beneficial ownership, directly or indirectly, of more than 50% of the aggregate ordinary voting power for election of directors represented by the issued and outstanding Equity Interests of Holdings held, directly or indirectly, by such “group.”

“Permitted IPO Reorganization” means any transaction or action taken in connection with and reasonably related to a Qualifying IPO, so long as, after giving effect thereto, neither the value of the Guaranty nor the security interest of the Administrative Agent in the Collateral, in either case, taken as a whole, is materially impaired (as reasonably determined by the Borrower in good faith); provided that no Specified Default would be continuing immediately after the occurrence of such Permitted IPO Reorganization or would result therefrom.

“Permitted Junior Secured Refinancing Debt” has the meaning specified in Section 2.15(i).

“Permitted Pari Passu Secured Refinancing Debt” has the meaning specified in Section 2.15(i).

“Permitted Ratio Debt” means Indebtedness of the Borrower or any Subsidiary Guarantor; provided that (a) such Indebtedness is pari passu or junior in right of payment to the Obligations and pari passu, junior or unsecured with respect to security with the Revolving Credit Loans or the Term Loans made on the Closing Date or the Amendment No. 1 Effective Date, as applicable, (b) immediately after giving effect thereto and to the use of the proceeds thereof, the Secured Net Leverage Ratio after giving Pro Forma Effect to the incurrence of such Indebtedness is less than or equal to the greater of (i) 3.75 to 1.00 and (ii) the Secured Net Leverage Ratio as in effect immediately prior to the incurrence of such Indebtedness (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination; provided that, for purposes of determining compliance with this clause (b), notwithstanding if such Permitted Ratio Debt then being incurred is unsecured or secured by assets not constituting Collateral, such Permitted Ratio Debt then being incurred shall be included as Consolidated Secured Net Debt in the Secured Net Leverage Ratio (but, for the avoidance of doubt, not for any subsequent calculations determining compliance with this clause (b) or other calculations of the Secured Net Leverage Ratio), (c) such Indebtedness is issued on market terms for the type of Indebtedness issued or with covenants in all material respects that are not more restrictive (taken as a whole) with respect to the Borrower and its Restricted Subsidiaries than the covenants in this Agreement as reasonably determined by the Borrower in good faith; provided that a certificate of the Borrower as to the satisfaction of the conditions described in clause (c) above delivered at least two (2) Business Days prior to the incurrence of such Indebtedness stating that the Borrower has reasonably determined in good faith that such covenants satisfy the foregoing requirements, shall be conclusive unless the Administrative Agent notifies the Borrower within such two (2) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees), (d) if secured, may not be secured by any assets other than Collateral, (e) if such Indebtedness is secured on a pari passu basis with the Obligations, such Liens are subject to a First Lien Intercreditor Agreement, (f) if such Indebtedness is secured on a junior basis to the Obligations, such Liens are subject to a Junior Lien Intercreditor Agreement and (g) if unsecured and junior in right of payment, such Indebtedness is subject to a Subordination Agreement.

“Permitted Receivables Financing” means any transaction or series of transactions that may be entered into by the Borrower or any Restricted Subsidiary or Unrestricted Subsidiary (a) under the Securitization Facility, (b) under the Factoring Facility and/or (c) pursuant to which it may otherwise sell, convey, contribute to capital or otherwise transfer (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest) Transferred Assets (i) to any Receivables Financier, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Transferred Assets or interests in such Transferred Assets or (ii) directly to one or more investors or other purchasers (other than the Borrower or any Subsidiary), it being understood that a Permitted Receivables Financing may involve (A) one or more sequential transfers or pledges of the same Transferred Assets, or interests therein, e.g., a sale, conveyance or other transfer to a Receivables Financing SPC followed by a pledge of the Transferred Assets to secure Indebtedness incurred by the Receivables Financing SPC, and all such transfers, pledges and Indebtedness incurrences shall be part of and constitute a single Permitted Receivables Financing and (B) periodic transfers or pledges of Transferred Assets and/or revolving transactions in which new Transferred Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Transferred Assets, or interests therein; provided that any such transactions shall provide for recourse to such Subsidiary (other than any Receivables Financing SPC) or the Borrower (as applicable) only in respect of the cash flows in respect of such Transferred Assets and to the extent of other customary securitization undertakings.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, replacement, renewal or extension of any Indebtedness of such Person; provided that (a) except to the extent otherwise permitted under another provision of Section 7.03, the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, replaced, renewed or extended except by an amount equal to unpaid accrued interest, fees, premium (including call and tender premiums) thereon, defeasance costs, and fees and expenses incurred (including OID, upfront fees and similar items), in connection with such modification, refinancing, refunding, replacement, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(b), Section 7.03(e), Section 7.03(g) and (solely with respect to any facility thereunder that is “revolving” (or similar) in nature or would otherwise not have a Weighted Average Life to Maturity, with respect to Weighted Average Life to Maturity) Section 7.03(s), such modification, refinancing, refunding, replacement, renewal or extension has a final maturity date equal to or later than the final maturity date of, and, with respect to term debt, has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended, (c) if such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is unsecured or constitutes a Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, replacement, renewal, or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders, in all material respects, as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended, (ii) to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is secured by Liens, (x) such modification, refinancing, refunding, replacement, renewal or extension is unsecured, is not secured by any Liens that do not also secure the Obligations and/or is secured by Liens otherwise permitted under Section 7.01 to the extent the Indebtedness being modified, refinanced, refunded, replaced or extended would have been permitted to be secured by such Lien and (y) to the extent that such Liens are contractually subordinated to the Liens securing the Obligations, such modification, refinancing, refunding, replacement, renewal or extension is either unsecured or is secured (A) by Liens that are contractually subordinated to the Liens securing the Obligations on terms, taken as a whole, at least as favorable to the Lenders, in all material respects, as those contained in the documentation (including any intercreditor or similar agreements) governing the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended or (B) by Liens otherwise permitted under Section 7.01 to the extent the Indebtedness being modified, refinanced, refunded, replaced or extended is then permitted to be secured by such Liens, (iii) to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed or extended is unsecured, such modification, refinancing, refunding, replacement, renewal or extension shall also be unsecured, (iv) the covenants and defaults of any such modified, refinanced, refunded, replaced, renewed or extended Indebtedness (other than Indebtedness designated by the Borrower with an aggregate original principal amount for all such Indebtedness so designated not to exceed the greater of $125,000,000 and 6.5% of Consolidated Tangible Assets) are (x) not materially more restrictive with respect to the Borrower and its Restricted Subsidiaries, as reasonably determined by the Borrower in good faith, than the covenants and defaults of the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended or (y) reflective of market terms and conditions for the type of Indebtedness incurred or issued at the time of issuance or incurrence thereof (as determined by the Borrower in good faith); provided that a certificate of the Borrower delivered to the Administrative Agent at least two (2) Business Days prior to the incurrence of such Indebtedness stating that the Borrower has reasonably determined in good faith that such covenants and defaults satisfy the foregoing requirement shall be conclusive evidence that such covenants and defaults satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such two (2) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees) and (v) such modification, refinancing, refunding, replacement, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended and no additional obligors become liable for such Indebtedness except to the extent such Person guaranteed the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended (or (x) with respect to any Permitted Refinancing of the Existing Secured Notes (or any Permitted Refinancing thereof) such Person is a Loan Party or (y) such guarantee would have otherwise been permitted under Section 7.03), (d) in the case of any secured Indebtedness incurred or issued in a Permitted Refinancing in respect of any Incremental Equivalent Debt, any Permitted Pari Passu Secured Refinancing Debt, any Permitted Junior Secured Refinancing Debt or any Permitted Refinancing in respect of any of the foregoing, in each case, such Indebtedness incurred or issued in such Permitted Refinancing is secured only by assets pursuant to one or more security agreements permitted by and subject to a First Lien Intercreditor Agreement, a Junior Lien Intercreditor Agreement or other Intercreditor Agreement, as applicable or (e) in the case of any unsecured Indebtedness that is junior in right of payment incurred or issued in a Permitted Refinancing in respect of any Incremental Equivalent Debt, any Permitted Pari Passu Secured Refinancing Debt, any Permitted Junior Secured Refinancing Debt or any Permitted Refinancing in respect of any of the foregoing, in each case, such Indebtedness incurred or issued in such Permitted Refinancing is subject to a Subordination Agreement or other Intercreditor Agreement, as applicable.  Any reference to a Permitted Refinancing in this Agreement or any other Loan Document shall be interpreted to mean (a) a Permitted Refinancing of the subject Indebtedness and (b) any further refinancings constituting a Permitted Refinancing of the Indebtedness resulting from a prior Permitted Refinancing.

“Permitted Transferees” means (i) any Affiliate of any of the Equity Sponsors (other than any portfolio operating company of any of the foregoing), (ii) any managing director, general partner, limited partner, director, officer or employee of an Equity Sponsor or any Person described in clause (i) above (collectively, the “Sponsor Associates”), (iii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Sponsor Associate and (iv) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Sponsor Associate, his or her spouse, parents, siblings, members of his or her immediate family (including adopted children and step children) and/or direct lineal descendants.

“Permitted Unsecured Refinancing Debt” has the meaning specified in Section 2.15(i).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership (including any exempted limited partnership), Governmental Authority or other entity.

“Platform” has the meaning specified in the last paragraph of Section 6.02.

“Pledged Borrower Equity Interests” means all of Holdings’ right title and interest in and to the Equity Interests of the Borrower, the certificates, if any, representing such Equity Interests, and all proceeds of such Equity Interests.

“Pledged Collateral” has the meaning specified in the Security Agreement and the Holdings Pledge Agreement, as applicable.

“Previous Holdings” has the meaning specified in the definition of “Holdings”.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation hereunder, or the calculation of Consolidated Tangible Assets, Consolidated EBITDA or LQA Consolidated EBITDA hereunder, the determination or calculation of such test, covenant, ratio or Consolidated Net Income, Consolidated Tangible Assets, Consolidated EBITDA or LQA Consolidated EBITDA (including in connection with Specified Transactions) in accordance with Section 1.08.

“Pro Rata Share” means, with respect to each Lender under any one or more applicable Facilities or Classes at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities (or Class or Classes, as the case may be) at such time and the denominator of which is the amount of the Aggregate Commitments of all Lenders under the applicable Facility or Facilities (or Class or Classes, as the case may be) and, if applicable and without duplication, Term Loans of all Lenders under the applicable Facility or Facilities (or Class or Classes, as the case may be) at such time; provided that, in the case of the Revolving Credit Commitments of any Facility or Class, if such Commitment has been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Public Company Costs” means costs relating to compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to Holdings’ (or any direct or indirect parent thereof which do not own other Subsidiaries besides Holdings, its Subsidiaries and any other direct or indirect parents of Holdings) status as a reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act, the rules of securities exchange companies with listed equity securities, directors’ compensation, fees and expense reimbursement, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.

“Public Lender” has the meaning specified in the last paragraph of Section 6.02.

“QFC Credit Support” has the meaning specified in Section 10.25.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Holding Company Debt” means unsecured Indebtedness of Holdings (A) that is not subject to any Guarantee by any Subsidiary of Holdings, (B) that will not mature prior to the Latest Maturity Date in effect on the date of issuance or incurrence thereof, (C) that has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (E) below and AHYDO Catch-

Up Payments), (D) that does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the earlier to occur of (1) the date that is four (4) years from the date of the issuance or incurrence thereof and (2) the date that is not earlier than the Latest Maturity Date in effect on the date of such issuance or incurrence (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of the following clause (E)) and (E) that, to the extent the same are included therein, has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (other than provisions customary for senior discount notes of a holding company); provided that the Borrower shall have delivered a certificate of a Responsible Officer to the Administrative Agent at least two (2) Business Days prior to the incurrence of such Indebtedness stating that the Borrower has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement (and such certificate shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such two (2) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees)).

“Qualifying IPO” means any transaction or series of related transactions whereby, or upon the consummation of which common Equity Interests of Holdings (or any direct or indirect parent of Holdings) are offered or sold (whether through an initial primary underwritten public offering or otherwise) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act, or to the equivalent registration documents filed with the equivalent authority in the applicable foreign jurisdiction, (whether alone or in connection with a secondary public offering).

“Qualifying Lender” has the meaning specified in Section 2.05(a)(v)(D)(3).

“Quality of Earnings Report” means the quality of earnings report with respect to the Company dated 13 February 2020, delivered by the Equity Sponsor to the Lead Arrangers in connection with the Transaction.

“Receivables Financier” means (a) any “Lender” (or similar term, in each case, under and as defined in the Securitization Credit Agreement) and (b) any other Person that is not the Borrower or any Subsidiary or Affiliate of the Borrower (other than a Receivables Financing SPC), in each case, that acts as the investor or lender with respect to the Securitization Facility, the Factoring Facility and/or any other Permitted Receivables Financing.

“Receivables Financing SPC” means, in respect of the Securitization Facility, the Factoring Facility and/or any other Permitted Receivables Financing, Cincinnati Bell Funding LLC, Cincinnati Bell Funding Canada LTD and any other Subsidiary or Affiliate of the Borrower to which the Borrower or any Restricted Subsidiary sells, contributes or otherwise conveys any Transferred Assets in connection with the Securitization Facility, the Factoring Facility and/or such other Permitted Receivables Financing.

“Reference Date” has the meaning specified in the definition of “Available Amount.”

“Refinanced Debt” has the meaning specified in Section 2.15(a).

“Refinanced Loans” has the meaning specified in Section 2.15(i).

“Refinancing Amendment” has the meaning specified in Section 2.15(f).

“Refinancing Commitments” has the meaning specified in Section 2.15(a).

“Refinancing Equivalent Debt” has the meaning specified in Section 2.15(i).

“Refinancing Facility Closing Date” has the meaning specified in Section 2.15(d).

“Refinancing Lenders” has the meaning specified in Section 2.15(c).

“Refinancing Loan” has the meaning specified in Section 2.15(b).

“Refinancing Loan Request” has the meaning specified in Section 2.15(a).

“Refinancing Revolving Credit Commitments” has the meaning specified in Section 2.15(a).

“Refinancing Revolving Credit Lender” has the meaning specified in Section 2.15(c).

“Refinancing Revolving Credit Loan” has the meaning specified in Section 2.15(b).

“Refinancing Term Commitments” has the meaning specified in Section 2.15(a).

“Refinancing Term Lender” has the meaning specified in Section 2.15(c).

“Refinancing Term Loan” has the meaning specified in Section 2.15(b).

“Register” has the meaning specified in Section 10.07(c).

“Regulation S-X” means Regulation S-X under the Securities Act.

“Rejection Notice” has the meaning specified in Section 2.05(b)(viii).

“Related Indemnified Person” of an Indemnitee means (a) any Controlling Person or Controlled Affiliate of such Indemnitee, (b) the respective directors, officers, members, or employees of such Indemnitee or any of its Controlling Persons or Controlled Affiliates and (c) the respective agents of such Indemnitee or any of its Controlling Persons or Controlled Affiliates, in the case of this clause (c), acting at the instructions of such Indemnitee, Controlling Person or such Controlled Affiliate; provided that each reference to a Controlled Affiliate or Controlling Person in this definition shall pertain to a Controlled Affiliate or Controlling Person involved in the negotiation or syndication of the Facilities.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or within, from or into any building, structure, facility, landfill or fixture.

“Removal Effective Date” has the meaning specified in Section 9.09(b).

“Replaced Term Loans” has the meaning specified in Section 10.01(B)(c).

“Replacement Term Loans” has the meaning specified in Section 10.01(B)(c).

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Representative” means, with respect to any series of Indebtedness and any Permitted Refinancing of the foregoing, the trustee, administrative agent, collateral agent, security agent or similar agent or representative or sole creditor under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Repricing Transaction” means (i) any prepayment or repayment of all or a portion of the Term B~~-4~~-5 Loans with the proceeds of, or any conversion or replacement of Term B~~-4~~-5 Loans into, any new, converted or replacement tranche of broadly syndicated Dollar-denominated secured term loans secured by liens on the Collateral on an equal priority basis with such Term B~~-4~~-5 Loans the primary purpose of which is to reduce the All-In Yield of such term loans relative to the All-In Yield of such Term B~~-4~~-5 Loans outstanding on the Amendment No. ~~5~~6 Effective Date that are so prepaid, repaid or converted; and (ii) any amendment to this Agreement the primary purpose of which is to reduce the All-In Yield applicable to the Term B~~-4~~-5 Loans; but excluding, in any such case, any refinancing or repricing of such Term B~~-4~~-5 Loans or amendment to this Agreement in connection with (w) any Change of Control, (x) any Qualifying IPO, (y) any Transformative Event or (z) any other transaction not permitted by the covenants in any Loan Document (including those contained in Articles VI and VII of this Agreement).

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Facility Lenders” means, with respect to any Facility on any date of determination, Lenders having more than 50% of the sum of (i) the Total Outstandings (with the aggregate Dollar Amount as of such date of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans under such Facility being deemed “held” by such Lender for purposes of this definition) under such Facility and (ii) the aggregate unused Commitments under such Facility; provided that (a) the unused Commitments of, and the portion of the Total Outstandings under such Facility or Facilities held, or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders, (b) the calculation of Required Facility Lenders is subject to the provisions of Section 10.07(e)(ii) with respect to Voting Participants and (c) to the same extent set forth in Section 10.07(i) with respect to determination of Required Lenders, the Loans of any Affiliated Lender or Fund Affiliate shall in each case be excluded for purposes of making a determination of Required Facility Lenders.

“Required 2024 Revolving Credit Lenders” means, as of any date of determination, 2024 Non-Extended Revolving Credit Lenders and 2024 Extended Revolving Credit Lenders having more than 50% of the sum of the Dollar Amount of (i)(a) the 2024 Revolving Credit Commitments or (b) after the termination of 2024 Revolving Credit Commitments, the 2024 Revolving Credit Exposure plus (ii) the Term B-1 Loans held by such 2024 Extended Revolving Credit Lenders; provided that the Revolving Credit Commitment and Revolving Credit Exposure of any Defaulting Lender shall be excluded for the purposes of making a determination of Required Revolving Credit Lenders; provided, further, that the Revolving Credit Commitment and Revolving Credit Exposure of any Affiliated Lender or Fund Affiliate shall in each case be excluded for purposes of making a determination of Required Revolving Credit Lenders to the extent set forth in Section 10.07(i).

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate Dollar Amount as of such date of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that (i) the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders, (ii) the calculation of Required Lenders is subject to the provisions of Section 10.07(e)(ii) with respect to Voting Participants and (iii) the Loans of any Affiliated Lender or Fund Affiliate shall in each case be excluded for purposes of making a determination of Required Lenders to the extent set forth in Section 10.07(i).

“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the Dollar Amount of (a) the Revolving Credit Commitments or (b) after the termination of Revolving Credit Commitments, the Revolving Credit Exposure; provided that the Revolving Credit Commitment and Revolving Credit Exposure of any Defaulting Lender shall be excluded for the purposes of making a determination of Required Revolving Credit Lenders; provided, further, that the Revolving Credit Commitment and Revolving Credit Exposure of any Affiliated Lender or Fund Affiliate shall in each case be excluded for purposes of making a determination of Required Revolving Credit Lenders to the extent set forth in Section 10.07(i).

“Required Term Lenders” means, as of any date of determination, Term Lenders having more than 50% of the sum of the Outstanding Amount of Term Commitments (to the extent the Loans pursuant thereto would be permitted to be incurred hereunder) and Term Loans; provided that the unused Term Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders; provided, further, that, (a) the calculation of Required Term Lenders is subject to the provisions of Section 10.07(e)(ii) with respect to Voting Participants and (b) to the same extent set forth in Section 10.07(i) with respect to determination of Required Lenders, the Term Loans and any Term Commitment of any Affiliated Lender or Fund Affiliate shall in each case be excluded for purposes of making a determination of Required Term Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, any senior vice president, vice president, chief financial officer, chief operating officer, chief administrative officer, secretary, assistant secretary, controller, treasurer or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party (or, in the case of any such Person that is a Foreign Subsidiary, director or managing partner or similar official) and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.  Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted” means, when referring to cash or Cash Equivalents of the Borrower or any of its Restricted Subsidiaries, that such cash or Cash Equivalents appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or such Restricted Subsidiary (unless such appearance is related to the Loan Documents (or the Liens created thereunder) or other Indebtedness permitted under Section 7.03 which is permitted to be secured by a Lien on the Collateral).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or any Restricted Subsidiary’s equity holders, partners or members (or the equivalent Persons thereof); provided that it is expressly understood and agreed that (i) the payment of compensation in the ordinary course of business to future, present or former officers, directors, members of management or consultants and employees of Holdings, the Borrower or any Restricted Subsidiary shall be deemed not to be Restricted Payments unless such compensation is made to such officers, directors, members of management or consultants and employees solely in their capacities as holders of Equity Interests in the Borrower or any Restricted Subsidiary and (ii) payments of intercompany indebtedness by any Loan Party or its Subsidiaries to the Borrower or any of its Subsidiaries otherwise permitted under this Agreement shall be deemed not to be Restricted Payments but payments on intercompany indebtedness to Holdings or any intercompany investment by the Borrower or any of its Subsidiaries in Holdings shall be treated as a Restricted Payment.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Return” means, with respect to any Investment, any dividend, distribution, interest, fee, premium, return of capital, repayment of principal, income, profit (from a disposition or otherwise) and any other amount received or realized in respect thereof.

“Revaluation Date” means, (a) with respect to Revolving Credit Loans denominated in an Alternative Currency the date of the borrowing thereof and, thereafter, as of the first day of each Interest Period applicable thereto and (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) each date of issuance of a Letter of Credit, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by an L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (iv) such additional dates as the Administrative Agent or the applicable L/C Issuer thereof shall reasonably determine.

“Revolving Commitment Increase” has the meaning specified in Section 2.14(a).

“Revolving Credit Borrowing” means a borrowing consisting of Revolving Credit Loans of the same Type and, in the case of SOFR Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be (a) reduced, replaced, extended or otherwise adjusted from time to time in accordance with this Agreement and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment, or (iv) an Extension Amendment.  The amount of each 2024 Extended Revolving Lender’s 2024 Extended Revolving Credit Commitment and each 2024 Non-Extended Revolving Lender’s 2024 Non-Extended Revolving Credit Commitment, in each case, as of the Amendment No. 3 Effective Date is set forth on Schedule II to Amendment No. 3; and the amount of each

Lender’s other Revolving Credit Commitments shall be as set forth in the Assignment and Assumption, Incremental Amendment, Refinancing Amendment, Extension Amendment or other applicable amendment to this Agreement pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as the case may be, as such amounts may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, at any time, as to each Revolving Credit Lender in connection with each applicable Class or Classes of Revolving Credit Commitments, the sum of the outstanding principal Dollar Amount of such Revolving Credit Lender’s Revolving Credit Loans under such Class or Classes of Revolving Credit Commitments, as applicable, at such time and the Dollar Amount of its Pro Rata Share, or other applicable share provided for under this Agreement, of the L/C Obligations and the Swing Line Obligations at such time.

“Revolving Credit Extension Election” has the meaning specified in Section 2.18(b).

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time under any Class or Classes of Revolving Credit Commitments, as applicable.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment and/or Revolving Credit Exposure at such time under any Class or Classes of Revolving Credit Commitments, as applicable.

“Revolving Credit Loan” means any revolving credit loan made by a Revolving Credit Lender pursuant to the applicable Revolving Credit Commitments of such Revolving Credit Lenders.

“Revolving Credit Loan Extension Series” has the meaning specified in Section 2.18(a).

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit D-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans held by such Revolving Credit Lender.

“Revolving Credit Percentage” of any Revolving Credit Lender at any time means a fraction (expressed as a percentage) the numerator of which is the Revolving Credit Commitment of such Revolving Credit Lender at such time and the denominator of which is the aggregate Revolving Credit Commitments of all Revolving Credit Lenders at such time; provided that if the Revolving Credit Percentage of any Revolving Credit Lender is to be determined after all Revolving Credit Commitments for the Revolving Credit Facility have been terminated, then the Revolving Credit Percentage of such Revolving Credit Lender shall be determined immediately prior (and without giving effect) to such termination (but giving effect to assignments made thereafter in accordance with the terms hereof); provided, further, that in the case of Section 2.19 when a Defaulting Lender shall exist, “Revolving Credit Percentage” shall mean the percentage of the aggregate Revolving Credit Commitments for the Revolving Credit Facility (disregarding any Defaulting Lender’s Revolving Credit Commitment) represented by such Lender’s Revolving Credit Commitment.

“Rollover Equity Amount” means the fair market value of any equity of management and existing shareholders of the Company or its affiliates retained, rolled over or invested in connection with the Transaction.

“S&P” means Standard & Poor’s Rating Services, or any successor thereto.

“Same Day Funds” means disbursements and payments in immediately available funds.

“Sanctions Laws and Regulations” means any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the Executive Order, the USA PATRIOT Act of 2001 (the “PATRIOT Act”), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), or any other law or executive order relating to economic or financial sanctions administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SDN” has the meaning specified in the definition of “Designated Person.”

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Obligation permitted under Article VII that is entered into by and between Holdings, the Borrower or any Restricted Subsidiary and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between Holdings, the Borrower or any Restricted Subsidiary and any Hedge Bank.

“Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Net Debt as of the last day of such Test Period to (b) LQA Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such Test Period.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each L/C Issuer, each Hedge Bank, each Cash Management Bank, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Credit Agreement” means the Receivables Financing Agreement, dated as of May 10, 2018, among Cincinnati Bell Funding, LLC and Cincinnati Bell Funding Canada Ltd., as borrowers, the Borrower and OnX Enterprise Solutions Ltd., as servicers, the Securitization Facility Agent, the lenders party thereto and the other parties party thereto.

“Securitization Facility” means the credit facility evidenced by the Securitization Facility Loan Documents.

“Securitization Facility Agent” means PNC Bank, National Association, as administrator, pursuant to the Securitization Facility Loan Documents, and any successor appointed in accordance with the Securitization Facility Loan Documents.

“Securitization Facility Canadian Purchase Agreement” means the Canadian Purchase and Sale Agreement, dated as of May 10, 2018, among OnX Enterprise Solutions Ltd., as servicer, Cincinnati Bell Funding Canada Ltd., as purchaser, and certain Subsidiaries of the Borrower party thereto, as originators.

“Securitization Facility Guaranty” means the Amended and Restated Performance Guaranty, dated as of May 10, 2018, by the Borrower in favor of PNC Bank, National Association, as administrator, under the Securitization Credit Agreement.

“Securitization Facility Loan Documents” means the Securitization Credit Agreement, the “Transaction Documents” (as defined in the Securitization Credit Agreement), the Securitization Facility Canadian Purchase Agreement, the Securitization Facility U.S. Purchase Agreement, the Securitization Facility Guaranty and the Securitization Facility Security Documents.

“Securitization Facility Security Documents” means the security agreements, pledge agreements, mortgages and other security documents entered into pursuant to the Securitization Credit Agreement in which Liens are granted on the Collateral to the Securitization Facility Agent for its benefit and/or the benefit of any “Lender” under and as defined in the Securitization Credit Agreement.

“Securitization Facility U.S. Purchase Agreement” means the Second Amended and Restated Purchase and Sale Agreement, dated as of May 10, 2018, among the Borrower, as servicer, Cincinnati Bell Funding, LLC, and certain Subsidiaries of the Borrower party thereto, as originators.

“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties (other than Holdings), substantially in the form of Exhibit G-1, together with any Security Agreement Supplement executed and delivered pursuant to Section 6.12, as amended, restated amended and restated, supplemented or otherwise modified from time to time.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Solicited Discount Proration” has the meaning specified in Section 2.05(a)(v)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(D)(1).

“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(v)(D) substantially in the form of Exhibit L.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit M, submitted following the Auction Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.05(a)(v)(D)(1).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries, taken as a whole, exceeds the debt (including the contingent liabilities of such Person and its Subsidiaries, taken as a whole, (b) the present fair saleable value of the assets of such Person and its Subsidiaries, taken as a whole, is greater than the amount that will be required to pay the probable liabilities, of such Person and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured, (c) such Person and its Subsidiaries, taken as a whole, are able to pay their debts and liabilities ( subordinated, contingent or otherwise), as such liabilities become absolute and matured in the ordinary course of business and (d) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole.  The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual and matured liability.

“SPC” has the meaning specified in Section 10.07(g).

“Specified Acquisition Agreement Representations” means the representations and warranties relating to the Company and its businesses made by or with respect to the Company in the Closing Date Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Holdings or its Affiliates has the right to decline to consummate the Closing Date Acquisition or to terminate the obligations of Holdings under the Closing Date Acquisition Agreement as a result of a breach of such representations and warranties in the Closing Date Acquisition Agreement.

“Specified Default” means any Event of Default under Sections 8.01(a) or (f) (solely with respect to the Borrower).

“Specified Discount” has the meaning specified in Section 2.05(a)(v)(B)(1).

“Specified Discount Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(B)(1).

“Specified Discount Prepayment Notice” means a written notice of the Borrower of an offer of Specified Discount prepayment made pursuant to Section 2.05(a)(v)(B) substantially in the form of Exhibit N.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit O, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.05(a)(v)(B)(1).

“Specified Discount Proration” has the meaning specified in Section 2.05(a)(v)(B)(3).

“Specified Equity Contribution” means any, direct or indirect, cash contribution to the common equity or capital of Holdings or the Borrower and/or any purchase of, or investment in, any Qualified Equity Interest of Holdings or the Borrower, in each case, to the extent contributed to the common equity of the Borrower designated as a “Specified Equity Contribution” in accordance with Section 8.04.

“Specified FOCI Assets” means the assets described on Schedule 1.01(a), and such other assets of the Borrower and its Restricted Subsidiaries as may be required by a Governmental Authority in connection with the approval of the FOCI Mitigation Plan by such Governmental Authority.

“Specified Legal Expenses” means, to the extent not constituting an extraordinary, non-recurring or unusual loss, charge or expense, all attorneys’ and experts’ fees and expenses and all other costs, liabilities (including all damages, penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative).

“Specified Non-Recourse Obligation” means, as of any date of determination, (a) solely to the extent any such obligation is non-recourse to any stock or assets of any Loan Party or Restricted Subsidiary other than to the equity interests of the relevant Unrestricted Subsidiary, a Guarantee by any Loan Party and/or Restricted Subsidiary of Non-Recourse Debt of any Unrestricted Subsidiary, (b) any contingent obligations of any Loan Party and/or Restricted Subsidiary to make capital contributions to an Unrestricted Subsidiary to the extent such capital contribution was permitted to be made at the time such contingent obligation was entered into, (c) any agreement by any Loan Party and/or Restricted Subsidiary to provide credit support to an Unrestricted Subsidiary in the form of letters of credit or surety instruments issued by, or to the account of, such Loan Party or Restricted Subsidiary, (d) any agreement of any Loan Party and/or Restricted Subsidiary to provide, on an arms’ length basis, corporate, management, marketing, administrative, technical, energy management or marketing, engineering, procurement, construction, operation and/or maintenance services to such Unrestricted Subsidiary and/or (e) any agreement containing hedging obligations, commercial or trading agreements and other similar agreements entered into between any Loan Party with any Unrestricted Subsidiary or otherwise involving any Unrestricted Subsidiary; provided that, in the case of each of preceding clauses (b) through (e), the lenders of any applicable Non-Recourse Debt have agreed that any such Guarantee and/or other agreement is non-recourse to any stock or assets of such Loan Party or such Restricted subsidiary other than to the equity interests of the relevant Unrestricted Subsidiary.

“Specified Representations” means those representations and warranties made by the Borrower and, to the extent applicable, Holdings in Section 5.01(a) (with respect to organizational existence of the Loan Parties only), Section 5.01(b)(ii), Section 5.02(a), Section 5.02(b)(A), Section 5.04, Section 5.13, Section 5.16, Section 5.18 (solely with respect to the use of proceeds of the Loans not violating OFAC, the FCPA or the PATRIOT Act)  and Section 5.19 (subject to the penultimate paragraph of Section 4.01 (which paragraph shall be deemed to be modified mutatis mutandis to refer to the closing date of the relevant Incremental Amendment in connection with any condition in connection with an Incremental Amendment)).

“Specified Transaction” means any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition, any other permitted acquisition or Investment, any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower or constitutes a Disposition of a line of business or division that has an identifiable earnings stream, any Disposition contemplated by the Closing Date Acquisition Agreement, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of Holdings, the Borrower or a Restricted Subsidiary, in each case, whether by merger, consolidation, amalgamation or otherwise, any incurrence or repayment of Indebtedness, including any New Term Loans or New Revolving Credit Loans, any Restricted Payment, obtaining of any New Revolving Credit Commitments (other than the incurrence or repayment of Indebtedness under any existing and continuing revolving credit facility in the ordinary course of business for working capital purposes), any Restricted Payment, any material changes in customer, supplier or other commercial contracts or arrangements identified by the Borrower or new material customer, supplier or other commercial contracts or arrangements identified by the Borrower, including (i) material changes to amounts to be paid by or received by Loan Parties and (ii) material changes to contracted or implemented revenue, any restructuring of the business of the Borrower identified by the Borrower, whether by merger, consolidation, amalgamation or otherwise, or any transactions of the type given pro forma effect in (x) the Sponsor Model or (y) the Quality of Earnings Report and/or any quality of earnings report prepared by a nationally recognized accounting firm and furnished to the Administrative Agent in connection with a Permitted Acquisition or other Investment consummated after the Closing Date and/or any other event or action, that by the terms of this Agreement requires Consolidated EBITDA, LQA Consolidated EBITDA, Consolidated Tangible Assets, Consolidated Net Income or a financial ratio or test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Sponsor Associates” has the meaning specified in the definition of “Permitted Transferees.”

“Sponsor Model” means that certain financial model delivered by the Equity Sponsor to the Joint Lead Arrangers on March 26, 2020 (together with any updates or modifications thereto reasonably agreed between the Equity Sponsor and the Joint Lead Arrangers).

“Submitted Amount” has the meaning specified in Section 2.05(a)(v)(C)(1).

“Submitted Discount” has the meaning specified in Section 2.05(a)(v)(C)(1).

“Subordination Agreement” means a customary (at the time required to be entered into, as determined by the Borrower (provided that a certificate of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to such required time (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) stating that the Borrower has reasonably determined in good faith that such agreement is customary shall be conclusive evidence that such agreement satisfies the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees))) subordination agreement among the Administrative Agent and one or more Representatives for the holders of the applicable unsecured Indebtedness that is junior in right or payment to the Obligations.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means any Guarantor other than the Borrower and Holdings.

“Supplemental Administrative Agent” and “Supplemental Administrative Agents” have the meanings specified in Section 9.12(a).

“Supported QFC” has the meaning specified in Section 10.25.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined in good faith by the Borrower.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means Goldman Sachs, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Loan Exposure of any Revolving Credit Lender at any time shall be its Revolving Credit Percentage of the aggregate Swing Line Loan Exposure at such time.

 “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B-2 or such other form as approved by the Swing Line Lender (including any form on an electronic platform or electronic transmission system as shall be approved by the Swing Line Lender), appropriately completed and signed or authenticated by a Responsible Officer of the Borrower.

“Swing Line Note” means the promissory note of the Borrower payable to the Swing Line Lender or its registered assigns, in substantially the form of Exhibit D-3 hereto, evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from Swing Line Loans made by the Swing Line Lender.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Taxes” has the meaning specified in Section 3.01(a).

“Term B-1 Commitments” means, collectively, the Initial Term Commitments and the New Term B-1 Commitments.

“Term B-1 Lenders” means, collectively, the Initial Term Lenders and the New Term B-1 Lenders.

“Term B-1 Loans” means the Initial Term Loans as increased by the New Term B-1 Loans on the Amendment No. 1 Effective Date.

~~“Term B-1 Lenders” means, collectively, the Initial Term Lenders and the New Term B-1 Lenders.~~

“Term B-2 Commitment” means the “Term B-2 Commitment” as defined in Amendment No. 1, as increased by the Incremental Term B-2 Commitment established on the Amendment No. 3 Effective Date.

“Term B-2 Lenders” means the “Term B-2 Lenders” as defined in Amendment No. 1 and the “Incremental Term B-2 Lender” as defined in Amendment No. 3.

“Term B-2 Loans” means the “Term B-2 Loans” as defined in Amendment No. 1, as increased by the Incremental Term B-2 Loans incurred on the Amendment No. 3 Effective Date.

“Term B-3 Commitment” has the meaning specified in the Term B-3 Incremental Amendment.

“Term B-3 Incremental Amendment” means that certain Incremental Amendment to Credit Agreement, dated as of May 3, 2023, by and among the Borrower, Holdings, the Guarantors party thereto, the Administrative Agent and the Term B-3 Lender party thereto.

“Term B-3 Incremental Amendment Effective Date” means the “Incremental Amendment Effective Date” as defined in in the Term B-3 Incremental Amendment.

“Term B-3 Lenders” has the meaning specified in the Term B-3 Incremental Amendment.

“Term B-3 Loans” has the meaning specified in the Term B-3 Incremental Amendment.

“Term B-4 Commitments” means the “Term B-4 Commitments” as defined in Amendment No. 5.

“Term B-4 Lenders” means the “Term B-4 Lenders” as defined in Amendment No. 5.

“Term B-4 Loans” means the “Term B-4 Loans” as defined in Amendment No. 5.

“Term B-5 Commitments” means the “Term B-5 Commitments” as defined in Amendment No. 6.

“Term B-5 Lenders” means the “Term B-5 Lenders” as defined in Amendment No. 6.

“Term B-5 Loans” means the “Term B-5 Loans” as defined in Amendment No. 6.

“Term B Commitments” means, collectively, the Term B-1 Commitments, Term B-2 Commitments, Term B-3 Commitments ~~and~~, Term B-4 Commitments and Term B-5 Commitments.

“Term Borrowing” means (a) a borrowing consisting of simultaneous Term Loans of the same Class and Type and, in the case of SOFR Loans, having the same Interest Period made by each of the applicable Term Lenders pursuant to Section 2.01, (b) the making of a New Term Loan by a Lender or an Additional Lender to the Borrower pursuant to Section 2.14 and the applicable Incremental Amendment, (c) the making of a Refinancing Term Loan by a Lender or an Additional Lender to the Borrower pursuant to Section 2.15 and the applicable Refinancing Amendment, (d) the making of an Extended Term Loan of a given Term Loan Extension Series by a Lender to the Borrower pursuant to Section 2.17 and the applicable Corrective Term Loan Extension Amendment and (e) the making of a Replacement Term Loan by a Lender or an Additional Lender to the Borrower pursuant to Section 10.01(B)(c) and the applicable amendment to this Agreement in respect of such Replacement Term Loan.

“Term B Lenders” means, collectively, the Term B-1 Lenders, Term B-2 Lenders, Term B-3 Lenders ~~and~~, Term B-4 Lenders and Term B-5 Lenders.

“Term B Loans” means, collectively, the Term B-1 Loans, Term B-2 Loans, Term B-3 Loans ~~and~~, Term B-4 Loans and Term B-5 Loans.

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment, (iv) an Extension Amendment or (v) an amendment to this Agreement in respect of Replacement Term Loans.  The amount of each Lender’s Initial Term Commitment as of the Closing Date is set forth on Schedule 2.01 under the caption “Initial Term Commitment”; the amount of each Lender’s New Term B-1 Commitment as of the Amendment No. 1 Effective Date is set forth on Schedule I to Amendment No. 1 under the caption “New Term B-1 Commitment”; the amount of each Lender’s Term B-2 Commitment as of the Amendment No. 1 Effective Date is set forth on Schedule I to Amendment No. 1 under the caption “Term B-2 Commitment”; the amount of each Lender’s Term B-3 Commitment as of the Term B-3 Incremental Amendment Effective Date is set forth on Schedule I to the Term B-3 Incremental Amendment under the caption “Term B-3 Commitment”; the amount of each Lender’s Incremental Term B-2 Commitment is set forth on Schedule I to Amendment No. 3; the amount of each Lender’s Term B-4 Commitment as of the Amendment No. 5 Effective Date is set forth on Schedule I to Amendment No. 5 under the caption “Term B-4 Commitment”; the amount of each Lender’s Term B-5 Commitment as of the Amendment No. 6 Effective Date is set forth on Schedule I to Amendment No. 6 under the caption “Term B-5 Commitment”; and the amount of each Lender’s other Term Commitments shall be as set forth in the Assignment and Assumption, Incremental Amendment, Refinancing Amendment, Extension Amendment or amendment to this Agreement in respect of Replacement Term Loans pursuant to which such Lender shall have assumed its Term Commitment, as the case may be, as such amounts may be adjusted from time to time in accordance with this Agreement.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loan” means (i) the Term B-1 Loans, (ii) the Term B-2 Loans, (iii) the Term B-3 Loans, (iv) the Term B-4 Loans ~~and~~, (v) the Term B-5 Loans and (vi) any New Term Loan, Refinancing Term Loan, Extended Term Loan or Replacement Term Loan effected pursuant to Section 2.14, Section 2.15, Section 2.17 or Section 10.01(B)(c) as applicable, and the related Incremental Amendment, Refinancing Amendment, Extension Amendment or amendment to this Agreement in respect of Replacement Term Loans.

“Term Loan Extension” means any establishment of Extended Term Commitments and Extended Term Loans pursuant to Section 2.17 and the applicable Extension Amendment.

“Term Loan Extension Election” has the meaning specified in Section 2.17(b).

“Term Loan Extension Series” has the meaning specified in Section 2.17(a).

“Term Loan Increase” has the meaning specified in Section 2.14(a).

“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit D-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans held by such Term Lender.

“Termination Date” has the meaning specified in Section 9.11(a).

“Term SOFR” means,

(a)          for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Transition Event with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)          for any calculation with respect to an Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Transition Event with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.

“Term SOFR Adjustment” means, for any calculation with respect to a Base Rate Loan or a SOFR Loan (other than for Term B-1 Loans, Term B-3 Loans ~~and~~, Term B-4 Loans and Term B-5 Loans for which the Term SOFR Adjustment shall not apply), a percentage per annum as set forth below for the applicable Type of such Loan and (if applicable) Interest Period therefor:

Base Rate Loans:  0.10%

SOFR Loans:

Interest Period	Percentage
One month	0.10%
Three months	0.15%
Six months	0.25%

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” in effect at any time means (a) with respect to the determination of the Secured Net Leverage Ratio or any calculation of LQA Consolidated EBITDA under any Loan Document, the most recently ended fiscal quarter for which financial statements have been or were required to be delivered pursuant to Section 6.01(b), and (b) for all other purposes hereunder, the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period, in the case of Sections 6.01(a) and (b)) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(a) or (b), as applicable.  A Test Period may be designated by reference to the last day thereof (i.e., the “December 31, 2021 Test Period” refers to the applicable fiscal period of the Borrower ended December 31, 2021), and a Test Period shall be deemed to end on the last day thereof.

“Threshold Amount” means the greater of (x) $112,000,000 and (y) 3.75% of Consolidated Tangible Assets (calculated on a Pro Forma Basis).

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Trade Date” has the meaning specified in Section 10.07(b)(i)(B).

“Transaction” means, collectively, (a) the funding of the Initial Term Loans and initial Revolving Credit Loans (if any), and the execution and delivery of the Loan Documents entered into, on the Closing Date, (b) the Closing Date Refinancing, (c) the Closing Date Equity Contribution, (d) the Closing Date Acquisition, (e) the Closing Date Merger, (f) the repayment of redemption or any other existing Indebtedness of the Company in connection with the foregoing, (g) the change of control consent solicitations for the Existing Secured 2024 Notes and the Existing Secured 2025 Notes, in each case, with respect to the Closing Date Merger, and the execution and delivery of the related supplemental indentures and Existing Secured 2024 Notes Security Documents and Existing Secured 2025 Notes Security

Documents relating thereto, (h) the consummation of any other transactions in connection with any of the foregoing and (i) the payment of the fees and expenses incurred in connection with any of the foregoing, including the Transaction Expenses.

“Transaction Expenses” means any fees, premiums, expenses and other transaction costs incurred or paid by Holdings, the Borrower or any of their Subsidiaries or the Equity Sponsor or any direct or indirect parent of Holdings in connection with the Transaction (including to fund any OID and upfront fees).

“Transferred Assets” means any accounts receivable, notes receivable, rights to future lease payments or residuals (collectively, the “Receivables”) owed to or owned by the Borrower or any Subsidiary (whether now existing or arising or acquired in the future), all collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables and all guarantees or other obligations in respect of such Receivables, all proceeds of such Receivables and other assets which are of the type customarily granted or transferred in connection with securitization transactions involving receivables similar to such Receivables, including pursuant to the Securitization Facility, the Factoring Facility and any other Permitted Receivables Financing.

“Transformative Event” means any acquisition, other Investment, Disposition or other transaction by Holdings, the Borrower and/or its Restricted Subsidiaries that either (a) is not permitted by the terms of this Agreement immediately prior to the consummation of such transaction or event or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such transaction or event, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of the combined operations of the Borrower and its Restricted Subsidiaries following such consummation, as determined by the Borrower acting in good faith.

“Transitional Wireless Assets” means, in connection with any Wireless Disposition (before or after the Closing Date) that involves sales or transfers to a purchaser to be effected in more than one step, wireless towers, tower leases, customer relationships and other assets of Wireless LLC or any other Designated Wireless Subsidiary that remain directly owned (including by Wireless LLC or such other Designated Wireless Subsidiary) by the Borrower for a period of time after the consummation of such Wireless Disposition.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a SOFR Loan.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unaudited Financial Statements” has the meaning specified in the Closing Date Acquisition Agreement.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted” means, when referring to cash or Cash Equivalents of Holdings, the Borrower or any Restricted Subsidiaries, that such cash or Cash Equivalents (a) are not Restricted, (b) are restricted in favor of the Administrative Agent or any other Lender and/or (c) are restricted in favor of any lender of Indebtedness for borrowed money that is included in Consolidated Total Debt and secured on a pari passu basis with the Loans.

“Unrestricted Subsidiary” means, (i) on the Closing Date, Cincinnati Bell Funding LLC, Cincinnati Bell Funding Canada Ltd., CBTS Federal LLC and Hawaiian Telcom Federal LLC, and each of their respective Subsidiaries, (ii) at any time after the Closing Date, any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.15 subsequent to the date hereof and (iii) any Subsidiary of an Unrestricted Subsidiary, in each case, until such Person ceases to be an Unrestricted Subsidiary of the Borrower in accordance with Section 6.15 or such Person ceases to be a Subsidiary of the Borrower.

~~“U.S. Lender” has the meaning specified in Section 3.01(c)(iii).~~

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” has the meaning specified in Section 3.01(c)(iii).

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.25.

“Voting Participant” means, for so long as such Person has acquired and holds any participation pursuant to Section 10.07(d) in any Class of Term Loans of CoBank under any applicable Term Loan Facility (a “CoBank Term Loan Participation”), and subject to the consent of the Administrative Agent and the Borrower, a Person that is a Farm Credit Lender that (i) has purchased a CoBank Term Loan Participation in its capacity as a Lender in a minimum principal amount with respect to such Class of Term Loans of not less than $10,000,000 and (ii) with respect to which CoBank, in its capacity as a Lender in respect of such Class of Term Loans (CoBank, in such capacity, the “CoBank Participated Lender”), has delivered to  the Borrower and the Administrative Agent a Voting Participant Notification; provided that (x) Voting Participants shall not include any Disqualified Institution (whether or not consented to by the Borrower) and any participation sold to any Disqualified Institution shall be null and void ab initio and (y) Voting Participants shall not include any Person unless consented to in writing by the Administrative Agent and the Borrower in their sole discretion.

“Voting Participant Notification” means a written notice from CoBank to the Administrative Agent and the Borrower (a) that CoBank has sold a participation in its Term Loans in respect of such Class to such Participant, (b) that such Participant is a Farm Credit Lender and is not a Disqualified Institution, (c) of the face amount of CoBank Term Loan Participation so participated to such Participant (which face amount shall equal or exceed $10,000,000) and (d) that such Participant is a Voting Participant with respect to such CoBank Term Loan Participation and shall have the right to vote on all matters, on a dollar for dollar basis, with respect to such CoBank Term Loan Participation (with a corresponding reduction in the voting rights of the CoBank Participated Lender with respect to such participated Class of Term Loans) as if such Voting Participant were the CoBank Participated Lender, on any matter requiring the consent of the CoBank Participated Lender as Lender of record with respect to such CoBank Term Loan Participation or that the CoBank Participated Lender shall be entitled to provide or withhold its consent, or to otherwise vote on any proposed action, with respect to such participated Class of Term Loans subject to the consent or vote on such proposed action by the Voting Participant with respect to such participated Class of Term Loans.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness, the effects of any prepayments or amortization made on such Indebtedness prior to the date of determination shall be disregarded.

“Wholly Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) nominal shares issued to foreign nationals to the extent required by applicable Laws) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Wireless Disposition” means any Disposition (whether before or after the Closing Date) of all or any portion of the Equity Interests of Wireless LLC or any other Designated Wireless Subsidiary held by the Borrower or any Restricted Subsidiary and/or all or any portion of the Property of Wireless LLC or any other Designated Wireless Subsidiary.

“Wireless LLC” means Cincinnati Bell Wireless, LLC, an Ohio limited liability company.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02          Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)          The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(b)          (i)         The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)         References in this Agreement and any other Loan Document to the introductory paragraph, preliminary statements, an Exhibit, Schedule, Article, Section, clause or sub-clause refer (A) to the appropriate introductory paragraph, preliminary statements, Exhibit or Schedule to, or Article, Section, clause or sub-clause in, this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears.

(iii)        The terms “include,” “includes” and “including” are by way of example and not limitation.

(iv)        The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(v)          The words “assets” and “property” shall be construed to have the same meaning and effect.

(vi)         The word “or” is not exclusive.

(vii)      The word “incur” shall mean issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; it being understood that (i) without limiting the provisions of Section 1.13 below, the execution of any debt commitment letter in respect of any Indebtedness whose terms are subject to negotiation and execution of definitive documentation shall not constitute an incurrence of Indebtedness under this agreement and (ii) other than in connection with the initial incurrence of a revolving credit facility (including any Revolving Credit Facility) for which the commitments in respect thereof shall be deemed to be fully drawn for purpose of calculating basket availability hereunder, any subsequent utilization of such revolving credit facility shall be permitted without being subject to compliance with any incurrence test.

(c)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d)          Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e)         The “maturity”, “maturity date”, “scheduled maturity” or “final maturity” (or words of similar import) of any Indebtedness or the date on which any Indebtedness “matures” shall mean the date specified in the definitive documentation in respect thereof as the fixed date on which the final payment of principal is due and payable and shall not mean the date on which the Indebtedness becomes due and payable as a result of the breach of any covenant or the occurrence of any cross-default.  The maturity of any revolving facility shall be the termination date of the revolving commitments.

(f)          With respect to multiple transactions consummated substantially concurrently with each other, the Borrower shall be permitted to designate the order such transactions are consummated.

(g)          For purposes of determining compliance within any Section of Article VII, (i) in the event that any Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, Restricted Payment, affiliate transaction, contractual obligation or prepayment of Indebtedness meets the criteria of more than one of the categories of transactions permitted pursuant to any clause of such Section, such transaction (or portion thereof) at any time and from time to time shall be permitted under one or more of such clauses as determined by the Borrower (and the Borrower shall be entitled to re-designate use of any such clauses from time to time within the same section of Article VII) in its sole discretion at such time; provided that all Indebtedness outstanding under the Loan Documents will be deemed at all times to have been incurred in reliance only on Section 7.03(a) and any Lien created under the Loan Documents will be deemed at all times to have been incurred in reliance only on Section 7.01(a), (ii) all Indebtedness outstanding under the Existing Secured 2024 Notes Documents and/or the Existing Secured 2025 Notes Documents shall at all times be deemed to have been incurred in reliance only on Section 7.03(bb) or (cc) (as applicable) and any Lien created under the Existing Secured 2024 Notes Security Documents or the Existing Secured 2025 Notes Security Documents securing the Existing Secured 2024 Notes and/or the Existing Secured 2025 Notes (as applicable) shall at all times be deemed to have been incurred in reliance only on Section 7.01(rr) or (ss) (as applicable) and (iii) with respect to any Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, Restricted Payment, affiliate transaction, contractual obligation or prepayment of Indebtedness or other applicable transaction in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, Restricted Payment, affiliate transaction, contractual obligation or prepayment of Indebtedness or other applicable transaction is made (so long as such Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, Restricted Payment, affiliate transaction, contractual obligation or prepayment of Indebtedness or other applicable transaction at the time incurred or made was permitted hereunder).

Section 1.03          Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.  Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015 and(b) the Borrower shall be entitled to adopt and apply, at its sole election, changes in GAAP occurring after the Closing Date; provided that any adoption and application of such changes after the Closing Date shall be irrevocable.  All determinations of “fair market value” (or similar term) or “arm’s-length” (or similar term) under a Loan Document shall be made by the Borrower in good faith and if such determination is consistent with a valuation or opinion of an Independent Financial Advisor, such determination shall be conclusive for all purposes under the Loan Documents.  Unless the context indicates otherwise, any reference to a “fiscal year” shall refer to a fiscal year of the Borrower, and any reference to a “fiscal quarter” shall refer to a fiscal quarter of the Borrower.

Section 1.04         Rounding.  Except as expressly otherwise provided herein, any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05        References to Agreements, Laws, Etc.  Unless otherwise expressly provided herein, (a) references to Organization Documents, documents (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements, replacements, refinancings and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements, replacements, refinancings, and other modifications are not prohibited by any Loan Document; (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law and (c) references to any Person shall include such Person’s successors and permitted assigns.

Section 1.06         Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07         Available Amount Transactions.  If more than one action occurs on any given date the permissibility or the taking of which is determined hereunder by reference to the amount of the Available Amount immediately prior to the taking of such action, solely as it relates to the amount of the Available Amount, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously (i.e., each transaction must be permitted under the Available Amount as so calculated).

Section 1.08         Pro Forma Calculations.  (a)  Notwithstanding anything to the contrary herein, Consolidated EBITDA, LQA Consolidated EBITDA, Consolidated Tangible Assets and any financial ratios or tests, including the Secured Net Leverage Ratio, shall be calculated in the manner prescribed by this Section 1.08; provided that notwithstanding anything to the contrary in clauses (b), (c) or (d) of this Section 1.08, when calculating (i) the Secured Net Leverage Ratio for purposes of Section 2.05(b)(i), (ii) the Secured Net Leverage Ratio for purposes of determining actual compliance (and not pro forma compliance, compliance on a Pro Forma Basis or determining compliance giving Pro Forma Effect to a transaction) with Section 7.10 or (iii) the Secured Net Leverage Ratio for the purposes of determining the Applicable Rate, the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect except that for purposes of determining the Applicable ECF Prepayment Percentage, at the election of the Borrower but without duplication to the extent such reduction in Indebtedness that is secured by a Lien on the Collateral has already been taken into account in calculating the Applicable ECF Prepayment Percentage for the immediate preceding Excess Cash Flow Period, effects shall be given to all voluntary prepayments and repurchases of all such Indebtedness secured by a Lien on the Collateral made after the applicable Excess Cash Flow Period but prior to the date of mandatory prepayment.

(b)         For purposes of calculating Consolidated EBITDA, LQA Consolidated EBITDA, Consolidated Tangible Assets and any financial ratios or tests, including the Secured Net Leverage Ratio and compliance with covenants determined by reference to Consolidated EBITDA, LQA Consolidated EBITDA or Consolidated Tangible Assets, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith, subject to clause (d) of this Section 1.08) that have been made, in each case, (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of Consolidated EBITDA, LQA Consolidated EBITDA, Consolidated Tangible Assets or any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA, LQA

Consolidated EBITDA and Consolidated Tangible Assets and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Holdings, the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.08, then the Secured Net Leverage Ratio, Consolidated EBITDA, LQA Consolidated EBITDA and Consolidated Tangible Assets shall be calculated to give pro forma effect thereto in accordance with this Section 1.08.

(c)          Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer of the Borrower and may include, for the avoidance of doubt, the amount of “run rate” cost savings, operating expense reductions, business optimization, other operating improvements, synergies, integration, transition, facilities opening and pre-opening which result from or are related to the Transaction and other acquisitions, dispositions, operating improvements, restructurings, cost savings initiatives and similar initiatives and actions or events (including, without limitation, inventory optimization programs, software development costs and costs related to the closure or consolidation of facilities and curtailments, costs related to entry into new markets or geographic regions, consulting and other professional fees, signing costs, retention or completion bonuses, relocation and recruitment expenses, severance payments, modifications to or losses on settlement of pension and post-retirement employee benefit plans, new systems design, implementation costs and project startup costs), in each case, projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions, business optimization, other operating improvements, synergies, integration, transition, facilities opening and pre-opening which result from or are related to the Transaction and other acquisitions, dispositions, operating improvements, restructurings, cost savings initiatives and similar initiatives, actions or events and restructuring charges and expenses had been realized on the first day of such period and as if such cost savings, operating expense reductions, business optimization, other operating improvements, synergies, integration, transition, facilities opening and pre-opening which result from or are related to the Transaction and other acquisitions, dispositions, operating improvements, restructurings, cost savings initiatives and similar initiatives and actions or events were realized during the entirety of such period) relating to such Specified Transaction, and “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements), net of the amount of actual benefits realized during such period from such actions; provided that (A) such amounts are reasonably identifiable and factually supportable (in the good faith determination of the Borrower), (B) such actions are taken, committed to be taken or expected to be taken after the date of such Specified Transaction, (C) no amounts shall be added pursuant to this clause (c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA or LQA Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period and (D) it is understood and agreed that, subject to compliance with the other provisions of this Section 1.08(c), amounts to be included in pro forma calculations pursuant to this Section 1.08(c) may be included in Test Periods in which the Specified Transaction to which such amounts relate to is no longer being given pro forma effect pursuant to Section 1.08(b).

(d)          In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by repurchase, redemption, retirement, extinguishment, defeasance, discharge, escrow or similar arrangements) any Indebtedness included in the calculations of the Secured Net Leverage Ratio (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Secured Net

Leverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date such calculation is being made had been the applicable rate for the entire period (taking into account any Swap Contract applicable to such Indebtedness).  Interest on a Capitalized Lease shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease in accordance with GAAP.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, Adjusted Term SOFR, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

(e)          On and after the date pro forma effect is to be given to a Permitted Acquisition or other Investment and on which the Borrower or any Restricted Subsidiary is incurring or deemed to be incurring Indebtedness, which Permitted Acquisition or other Investment has yet to be consummated but for which a definitive agreement governing such Permitted Acquisition or other Investment has been executed and remains in effect, such pro forma effect shall be deemed to continue at all times thereafter, and such Permitted Acquisition or other Investment shall be deemed to have been consummated and all such Indebtedness incurred or deemed to be incurred in connection with such Permitted Acquisition or other Investment shall be deemed to be outstanding, for purposes of determining ratio-based conditions and baskets (including baskets that are determined on the basis of Consolidated EBITDA, LQA Consolidated EBITDA or Consolidated Tangible Assets) until such Permitted Acquisition or other Investment is consummated or such definitive agreement is terminated (it being understood that any such Indebtedness that is actually incurred shall continue to be treated as outstanding (until actually repaid) for such purposes notwithstanding the termination of such agreement or consummation of such Permitted Acquisition or other Investment); provided that pro forma effect shall also be given to Consolidated EBITDA or LQA Consolidated EBITDA in connection with any such Permitted Acquisition or other Investment as if such Permitted Acquisition or other Investment had occurred on the first day of the applicable Test Period to the extent the applicable leverage ratio being so calculated would be greater than the calculation of such leverage ratio without giving such pro forma effect to the calculation of Consolidated EBITDA or LQA Consolidated EBITDA after giving effect to the preceding provisions of this clause (e), but in no event shall such pro forma effect of the calculation of Consolidated EBITDA or LQA Consolidated EBITDA be given effect to the extent it would result in the applicable leverage ratio being less that the calculation of such leverage ratio without giving pro forma effect to such Permitted Acquisition or other Investment.

(f)          It is expressly understood and agreed that pro forma adjustments and calculations need not be prepared in compliance with Regulation S-X.

Section 1.09          Currency Equivalents Generally.  (a)  For purposes of determining compliance with Section 7.01, Section 7.02, Section 7.03, Section 7.05, Section 7.06, Section 7.08 and Section 7.12 with respect to the amount of any Lien, Investment, Indebtedness, Disposition, Restricted Payment, transaction with an Affiliate or prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness (a “subject transaction”) in a currency other than Dollars, (i) the Dollar-equivalent amount of a subject transaction in a currency other than Dollars shall be calculated based on the relevant currency exchange rate in effect on the date of such subject transaction and, in the case of the incurrence of Indebtedness, on the date incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease (collectively, a “refinancing”) other Indebtedness denominated in a currency other than Dollars, and such extension, refunding, replacement, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of unpaid and accrued interest, premium (including tender and call premiums) thereon, defeasance costs and fees and expenses incurred (including OID, upfront fees and similar interest), in connection with such extension, replacement, refunding, refinancing, renewal or defeasance and (ii) for the avoidance of doubt, it is agreed no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time of such subject transaction (so long as such subject transaction, at the time incurred, made, acquired, committed or entered into (or declared in the case of a Restricted Payment) was permitted hereunder).

(b)          For purposes of determining Consolidated Tangible Assets, Consolidated EBITDA, LQA Consolidated EBITDA, Consolidated Net Income, the Secured Net Leverage Ratio or any other financial ratio, amounts denominated in a currency other than Dollars will be converted to Dollars at the currency exchange rates used in preparing the Borrower’s financial statements corresponding to the Test Period with respect to the applicable date of determination and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.

(c)          Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a SOFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, SOFR Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.

(d)          The Administrative Agent shall (i) determine the Dollar Amount of each Revolving Credit Loan denominated in an Alternative Currency and L/C Obligation in respect of Letters of Credit denominated in an Alternative Currency (i) on each applicable Revaluation Date and (iii) (x) on each such Revaluation Date, promptly notify the Borrower and (y) on a semi-annual basis, promptly notify the Revolving Credit Lenders, in each case, of each Dollar Amount so determined by it.  Each such determination shall be based on the Exchange Rate as of approximately 11:00 a.m. (New York time) on the date two (2) Business Days prior to the applicable Revaluation Date, and shall become effective on, the applicable Revaluation Date.

Section 1.10          Certifications.  All certificates and other statements required to be made by any director, officer, employee or member of management of a Loan Party pursuant to any Loan Document are and will be made on behalf of such Loan Party and not in such officer’s, director’s, employee’s or member of management’s individual capacity.

Section 1.11          Payment or Performance.  When the payment of any obligation or the performance of any action, covenant, duty or obligation under any Loan Document is stated to be due or performance required on a day which is not a Business Day (other than as described in the definition of “Interest Period” and the proviso in Section 2.12(b)), the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be.

Section 1.12          Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.13          Limited Condition Transactions.

(a)          In the case of any incurrence of any Indebtedness or Liens, the making of any acquisition or other Investments, Restricted Payments, prepayments of Indebtedness, asset sales or other Dispositions or fundamental changes or the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries in connection with a Limited Condition Transaction, at the Borrower’s option, the relevant ratios and baskets shall be determined, and any Default or Event of Default condition and compliance with representations and warranties shall be tested, as of the date the definitive agreements for such Limited Condition Transaction are entered into or notice of redemption or offer to purchase or declaration of dividend is made or, in case of a takeover offer (including a Rule 2.7 offer under the Takeover Code of the United Kingdom or similar offers), the date on which such offer is announced (the “LCT Test Date”) and calculated as if the applicable transaction or action and other pro forma events in connection therewith were consummated on such date; provided that if the Borrower has made such an election (an “LCT Election”), in connection with the calculation of any ratio or basket with respect to the incurrence of any Indebtedness or Liens or the making of any Permitted Acquisitions or other Investments, Restricted Payments, prepayments of Indebtedness, asset sales or other Dispositions or fundamental changes or the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries in connection with a Limited Condition Transaction, on or following such date and prior to the earlier of the date on which such transaction is consummated or the definitive agreement for such transaction is terminated, any such ratio shall be calculated on a Pro Forma Basis assuming such transaction and other pro forma events in connection therewith (including any incurrence of Indebtedness) have been consummated.

(b)          For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket (including due to fluctuations of the Company of any Limited Condition Transaction) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations.  If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive documentation, or notice therefor, or the declaration thereof, is terminated, expires or passes, as applicable, without the consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) had been consummated.  For the further avoidance of doubt, in the absence of an LCT Election, unless specifically stated in this Agreement to be otherwise, all determinations of compliance with (x) Consolidated Tangible Assets, Consolidated EBITDA, LQA Consolidated EBITDA, any Secured Net Leverage Ratio or any other ratio test or financial calculation, (y) any representations and warranties or any requirement regarding the absence of Defaults or Events of Default or (z) any availability tests under baskets shall be made as of the applicable date of incurrence of Indebtedness, making of payment or consummation of acquisitions, as applicable.

Section 1.14          Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time (including for purposes of Section 6.12(a)).

Section 1.15          Additional Alternative Currencies.  (a) The Borrower may from time to time request that Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided, that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars.  In the case of any such request with respect to the making of Loans, such request shall be subject to the approval of the Administrative Agent and each of the Revolving Credit Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer.

(b)          Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (New York City time), five (5) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be reasonably agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their reasonable discretion).  In the case of any such request pertaining to Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuers thereof.  Each Revolving Credit Lender (in the case of any such request pertaining to Loans) or the L/C Issuers (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m. (New York City time), two (2) Business Days after receipt of such request whether it consents, in its reasonable discretion, to the making of Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)          Any failure by a Revolving Credit Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Credit Lender or applicable L/C Issuer, as the case may be, to permit Loans to be made or Letters of Credit to be issued in such requested currency.  If the Administrative Agent and all the Revolving Credit Lenders consent to making Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any borrowing of Loans; and if the Administrative Agent and the L/C Issuers consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances.  If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.15, the Administrative Agent shall promptly so notify the Borrower.

ARTICLE II

The Commitments and Borrowings

Section 2.01          The Loans.  (a) The Term Borrowings.  Subject to the terms and conditions set forth herein, each Term Lender with an Initial Term Commitment severally agrees to make to the Borrower a single loan denominated in Dollars equal to such Lender’s Initial Term Commitment on the Closing Date (each such term loan, an “Initial Term Loan” and, collectively, the “Initial Term Loans”).

Subject to and upon the terms and conditions set forth in Amendment No. 5 and this Agreement (as amended thereby), each Term B-4 Lender on the Amendment No. 5 Effective Date severally agrees to make a Term B-4 Loan, ratably in proportion to its Pro Rata Share of the aggregate Term B-4 Commitments of the Term B-4 Lenders, to the Borrower on the Amendment No. 5 Effective Date, in Dollars or through an exchange of Term B-2 Loans in accordance with the provisions of Amendment No. 5, in an aggregate principal amount equal to such Term Lender’s Term B-4 Commitment.  Each Term B-4 Lender that is a Cashless Settlement Term B-2 Lender severally (i) agrees that on the Amendment No. 5 Effective Date, without any further action by any party to this Agreement, such Term B-4 Lender’s Term B-2 Loans exchanged for Term B-4 Loans in accordance with the provisions of Amendment No. 5 shall automatically be converted into Term B-4 Loans in a like principal amount and (ii) irrevocably agrees to accept, in lieu of cash for the outstanding principal amount of its Term B-2 Loans (immediately prior to the effectiveness of Amendment No. 5), the delivery from the Borrower on the Amendment No. 5 Effective Date of an equal principal amount of Term B-4 Loans.  Each Term B-4 Commitment will terminate in full upon the making of the exchange of the Term B-2 Loans into Term B-4 Loans as set forth in this Section 2.01(a).

Subject to and upon the terms and conditions set forth in Amendment No. 6 and this Agreement (as amended thereby), each Term B-5 Lender on the Amendment No. 6 Effective Date severally agrees to make a Term B-5 Loan, ratably in proportion to its Pro Rata Share of the aggregate Term B-5 Commitments of the Term B-5 Lenders, to the Borrower on the Amendment No. 6 Effective Date, in Dollars or through an exchange of Term B-4 Loans in accordance with the provisions of Amendment No. 6, in an aggregate principal amount equal to such Term Lender’s Term B-5 Commitment.  Each Term B-5 Lender that is a Cashless Settlement Term B-4 Lender severally (i) agrees that on the Amendment No. 6 Effective Date, without any further action by any party to this Agreement, such Term B-5 Lender’s Term B-4 Loans exchanged for Term B-5 Loans in accordance with the provisions of Amendment No. 6 shall automatically be converted into Term B-5 Loans in a like principal amount and (ii) irrevocably agrees to accept, in lieu of cash for the outstanding principal amount of its Term B-4 Loans (immediately prior to the effectiveness of Amendment No. 6), the delivery from the Borrower on the Amendment No. 6 Effective Date of an equal principal amount of Term B-5 Loans.  Each Term B-5 Commitment will terminate in full upon the making of the exchange of the Term B-4 Loans into Term B-5 Loans as set forth in this Section 2.01(a).

Amounts borrowed under this Section 2.01(a), under Amendment No. 1, under the Term B-3 Incremental Amendment, under Amendment No. 3 ~~or~~, under Amendment No. 5, or under Amendment No. 6 and repaid or prepaid may not be reborrowed.  Term B-1 Loans, Term B-2 Loans, Term B-3 Loans ~~and~~, Term B-4 Loans and Term B-5 Loans may be Base Rate Loans or SOFR Loans, as further provided herein.

(b)          The Revolving Credit Borrowings.  Subject to the terms and conditions set forth herein, (i) each 2024 Non-Extended Revolving Credit Lender severally agrees to make loans denominated in Dollars or, to the extent applicable, any Alternative Currency to the Borrower from time to time, on any Business Day prior to the 2024 Non-Extended Revolving Credit Maturity Date with respect to the 2024 Revolving Credit Facility in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment as then in effect (each such loan, a “2024 Non-Extended Revolving Credit Loan”) and (ii) each 2024 Extended Revolving Credit Lender severally agrees to make loans denominated in Dollars or, to the extent applicable, any Alternative Currency to the Borrower from time to time, on any Business Day prior to the 2024 Extended Revolving Credit Maturity Date with respect to the 2024 Revolving Credit Facility in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment as then in effect (each such loan, a “2024 Extended Revolving Credit Loan”); provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Revolving

Credit Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans (other than the Swing Line Lender in its capacity as such), shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment as then in effect.  Revolving Credit Loans may be Base Rate Loans or SOFR Loans, as further provided herein.  All Revolving Credit Loans will be made by the Revolving Credit Lenders in accordance with their Revolving Credit Percentages.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Credit Loans.

Section 2.02          Borrowings, Conversions and Continuations of Loans.  (a)  Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Loans of a given Class from one Type to the other, and each continuation of SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent (provided that, subject to Section 3.05, the notice in respect of the initial Borrowings on the Closing Date, or in connection with any Permitted Acquisition or other acquisition permitted under this Agreement, or in connection with any Borrowing or Extension, as applicable, under an Incremental Amendment, Refinancing Amendment, amendment in respect of Replacement Term Loans or Extension Amendment, may be conditioned on, with respect to the funding of the initial Borrowing under this Agreement, the closing of the Transaction or, with respect to any future Borrowing under this Agreement, such Permitted Acquisition or other acquisition or any such Borrowing or Extension under an Incremental Amendment, Refinancing Amendment, amendment in respect of Replacement Term Loans or Extension Amendment, as applicable), which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (New York City time) (i) three (3) Business Days prior to the requested date of any Borrowing or continuation of SOFR Loans or any conversion of Base Rate Loans to SOFR Loans (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) and (ii) on the requested date of any Borrowing of Base Rate Loans or conversion of any SOFR Loans to Base Rate Loans; provided that any notice for any Borrowing to be made on the Closing Date may be given on the Closing Date. Not later than 1:00 p.m., three (3) Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all such Appropriate Lenders.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Except as provided in Sections 2.14 and 2.15, each Borrowing of, conversion to or continuation of SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof in the case of Term Loans or Revolving Credit Loans.  Except as provided in Sections 2.03(c), 2.04(c), 2.14 and 2.15, each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice (whether telephonic or written) shall specify (i) the Class of the Borrowing requested and whether the Borrower is requesting the making of new Loans of the respective Class, a conversion of Term Loans or Revolving Credit Loans (of a given Class) from one Type to the other, or a continuation of SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) if not in Dollars, the currency of such Loan.  If the Borrower fails to specify a Type of Loan in a Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans (unless the Loan being continued is a SOFR Loan, in which case it shall be continued as a SOFR Loan with an Interest Period of one (1) month).  Any such automatic conversion to Base Rate Loans or continuation pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b)          Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender under the applicable Class of the amount of its Pro Rata Share of such Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each such Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans described in Section 2.02(a).  In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. (New York City time), in each case on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (or, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)          Except as otherwise provided herein, a SOFR Loan or may be continued or converted only on the last day of an Interest Period for such SOFR Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith.  Upon the occurrence and during the continuation of an Event of Default, the Required Lenders may require that no Loans may be converted to or continued as SOFR Loans.

(d)          The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for SOFR Loans upon determination of such interest rate.  The determination of Adjusted Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error.  At any time when Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s “prime rate” used in determining the Base Rate promptly following the public announcement of such change.

(e)          After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans of a given Class from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans of a given Class as the same Type, there shall not be more than ten (10) Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent; provided that after the establishment of any new Class of Loans pursuant to an Incremental Amendment, a Refinancing Amendment, an Extension Amendment or an amendment to this Agreement in respect of Replacement Term Loans, the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three (3) Interest Periods for each applicable Class so established.

(f)          The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g)          Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share available to the Administrative Agent on the date of such Borrowing in accordance with clause (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.03          Letters of Credit.

(a)          The Letter of Credit Commitment.  (i)  Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (x) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Facility Expiration Date, to issue Letters of Credit denominated in Dollars or an Alternative Currency (which, in the case of a commercial Letter of Credit, shall be issued on sight basis only) for the account of the Borrower (provided that any Letter of Credit may be for the account of Holdings or any Subsidiary, so long as the Borrower is the applicant with respect thereto) and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), in an amount not to exceed its respective Letter of Credit Commitment (unless otherwise agreed by such L/C Issuer) outstanding at any time and (y) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that L/C Issuers shall not be obligated to make any L/C Credit Extensions with respect to any Letter of Credit (and the Revolving Credit Lenders shall not be obligated to participate in the applicable L/C Credit Extension (in the case of clause (y), following the applicable Maturity Date of the applicable Revolving Credit Commitments)) if as of the date of the applicable L/C Credit Extension (w) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitments, (x) the Outstanding Amount of all L/C Obligations would exceed the Letter of Credit Sublimit or (y) the Letter of Credit giving rise to such L/C Credit Extension has a stated expiry date after the applicable Maturity Date of the applicable Revolving Credit Commitments.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  Each Appropriate Lender’s risk participation in each outstanding Letter of Credit shall be automatically adjusted on each Maturity Date for any of the Revolving Credit Facilities as, and to the extent, provided in Section 2.06(e).

(ii)         Each letter of credit listed on Schedule 2.03 (each, an “Existing Letter of Credit”), shall constitute a “Letter of Credit” for all purposes of this Agreement and shall be deemed issued hereunder on the Closing Date by the applicable L/C Issuer listed on such Schedule.  Each Existing Letter of Credit shall be deemed to have been issued for the account of the Borrower.

(iii)        An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(1)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder) and which, in each case, such L/C Issuer in good faith deems material to it;

(2)          subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance (or, in the case of any Auto-Renewal Letter of Credit or any other Letter of Credit that has been extended in accordance with this Section 2.03, the last renewal thereof) unless the relevant L/C Issuer has approved such expiry date;

(3)          the expiry date of such requested Letter of Credit would occur within five (5) Business Days prior to the Letter of Credit Facility Expiration Date, unless (1) all the Revolving Credit Lenders and the applicable L/C Issuer have approved such expiry date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized on or before the date such requested Letter of Credit is issued and such requested Letter of Credit has an expiry date no later than twelve months after the Letter of Credit Facility Expiration Date;

(4)          the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer;

(5)          such Letter of Credit is in an initial amount less than $50,000, in the case of a commercial Letter of Credit, or $50,000 in the case of a standby Letter of Credit (or, in each case, (i) such lesser amount as is acceptable to the applicable L/C Issuer in its reasonable discretion or (ii) $500 if such Letter of Credit is being issued pursuant to a request or requirement of any Governmental Authority);

(6)         any Revolving Credit Lender is a Defaulting Lender at such time, unless such L/C Issuer has entered into arrangements reasonably satisfactory to it and the Borrower or such Revolving Credit Lender to eliminate such L/C Issuer’s actual risk with respect to the participation in Letters of Credit by such Defaulting Lender, including reallocation of the Defaulting Lender’s Revolving Credit Percentage of the outstanding L/C Obligations pursuant to Section 2.19 or by Cash Collateralizing such Defaulting Lender’s Revolving Credit Percentage or other applicable share provided for under this Agreement of the L/C Obligations; or

(7)         the issuance of such Letter of Credit would violate the internal policies and procedures of the relevant L/C Issuer (x) existing on the Closing Date and that have been disclosed in writing to the Borrower not less than five (5) Business Days prior to the Closing Date and/or (y) to the extent not objected to in writing by the Borrower after receipt of written notice thereof, established after the Closing Date and that have been disclosed in writing to the Borrower not less than five (5) Business Days prior to the implementation or adoption thereof.

(iv)        An L/C Issuer shall be under no obligation to amend or extend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended or extended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment or extension to such Letter of Credit.

(b)          Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.  (i)  Each Letter of Credit shall be issued (other than the initial deemed issuance of the Existing Letters of Credit on the Closing Date), extended or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the relevant L/C Issuer, by personal delivery or by any other means acceptable to the relevant L/C Issuer.  Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 11:00 a.m. (New York City time) at least two (2) Business Days prior to the proposed issuance date or date of amendment or extension, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its reasonable discretion.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (g) the purpose and nature of the requested Letter of Credit; (h) if not in Dollars, the currency of such Letter of Credit; and (i) such other matters as the relevant L/C Issuer may reasonably require.  In the case of a request for an amendment or extension of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended or extended; (2) the proposed date of amendment or extension thereof (which shall be a Business Day); (3) the nature of the proposed amendment or the length of extension and (4) such other matters as the relevant L/C Issuer may reasonably require.  Additionally, the Borrower shall furnish to the relevant L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the relevant L/C Issuer or the Administrative Agent may reasonably require.

(ii)         Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the relevant L/C Issuer has received written notice from the Required Revolving Credit Lenders, the Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or the relevant Restricted Subsidiary or enter into the applicable amendment or extension, as the case may be.  Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Revolving Credit Percentage or other applicable share provided for under this Agreement multiplied by the amount of such Letter of Credit.

(iii)        If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer may, in its reasonable discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued.

Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal.  Once an Auto-Renewal Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time prior to an expiry date that is, unless the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized, not later than the applicable Letter of Credit Facility Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or (iii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Nonrenewal Notice Date from the Administrative Agent, the Required Revolving Credit Lenders or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv)        Promptly after its delivery of any Letter of Credit or any amendment or extension to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit, amendment or extension.

(c)          Drawings and Reimbursements; Funding of Participations.  (i)  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall promptly notify the Borrower and the Administrative Agent thereof.  Not later than 2:00 p.m. (New York City time) on the date that is (1) one Business Day after the Borrower’s receipt of such notice (or, if the Borrower has not received notice of such payment by 12:00 noon (New York City time) on such date, the date that is (2) two Business Days after the Borrower’s receipt of such notice from the applicable L/C Issuer) of any payment made by an L/C Issuer under a Letter of Credit (each such date of payment under a Letter of Credit, an “Honor Date”), the Borrower shall reimburse such L/C Issuer in Dollars, in each case, through the Administrative Agent in an amount equal to the amount of such drawing, with interest on the amount so paid or disbursed by such L/C Issuer at the rate applicable to Base Rate Revolving Credit Loans, to the extent not reimbursed on the date of such payment or disbursement.  If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Revolving Credit Percentage thereof or other applicable share provided for under this Agreement.  In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans, in each case to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and subject to the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice).  Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)          Each Appropriate Lender (including any such Revolving Credit Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the relevant L/C Issuer in Dollars at the Administrative Agent’s Office for payments in an amount equal to its Revolving Credit Percentage or other applicable share provided for under this Agreement of any Unreimbursed Amount not later than 1:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan in the form of a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii)          With respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate for Revolving Credit Loans that are Base Rate Loans.  In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)          Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Credit Percentage (or other applicable share provided for under this Agreement) of such amount shall be solely for the account of the relevant L/C Issuer.

(v)          Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, (C) any reduction or termination of the Revolving Credit Commitments of any other Revolving Credit Lender or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice).  No making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)          If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate reasonably determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)          Repayment of Participations.  (i)  If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding and any differential in the interest payable to such Lender attributable to the Applicable Rate for such Lender’s L/C Advance as an Extending Revolving Credit Lender or a non-Extending Revolving Credit Lender, as applicable) in the same funds as those received by the Administrative Agent.

(ii)          If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)          Obligations Absolute.  The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)          any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)        the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)       any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)        waiver by any L/C Issuer of any requirement that exists for an L/C Issuer’s protection and not the protection of the Borrower or any waiver by any L/C Issuer which does not in fact materially prejudice the Borrower;

(v)          honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)        any payment made by any L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the Uniform Commercial Code, the ISP or the UCP, as applicable;

(vii)       any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)      any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary thereof or in the relevant currency markets generally; or

(ix)         any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly thereafter notify the relevant L/C Issuer.

(f)          Role of L/C Issuers.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, demand, certificate or other document expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, bad faith or willful misconduct or material breach under the Loan Documents (as determined by a court of competent jurisdiction by final and nonappealable judgment); or (iii) the absence of due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, special, punitive or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct, bad faith or gross negligence or material breach under the Loan Documents or such L/C Issuer’s bad faith, willful misconduct or gross negligence in failing to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (in each case, as are determined by a court of competent jurisdiction by final and nonappealable judgment).  In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  Any L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)          Cash Collateral.  If (i) as of the Letter of Credit Facility Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (ii) any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02 or (iii) an Event of Default set forth under Section 8.01(f) occurs and is continuing, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount, determined as of the date of such Event of Default or the Letter of Credit Facility Expiration Date, as the case may be), and shall do so not later than 4:00 p.m., New York City time, on (x) in the case of the immediately preceding clauses (i) and (ii), (1) the date that is one (1) Business Day after the Borrower receives notice thereof, if such notice is received on such day prior to 9:00 a.m., New York City time, or (2) if clause (1) above does not apply, the date that is two (2) Business Days after the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any prior right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, promptly upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the relevant L/C Issuer.  To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower.  To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured, waived (in accordance with Section 10.01) or is otherwise no longer continuing, then so long as no other Event of Default has occurred and is continuing, all remaining Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the Borrower.

(h)          Applicability of ISP and UCP.  Unless otherwise expressly agreed by the relevant L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.  Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and no L/C Issuer’s rights and remedies against the Borrower shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Laws or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i)           Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Revolving Credit Percentage or other applicable share provided for under this Agreement, a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate applicable to Revolving Credit Loans maintained as SOFR Loans then in effect, in each case (as applicable), multiplied by the daily maximum Dollar Amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit, if such maximum amount increases periodically pursuant to the terms of such Letter of Credit).  Such letter of credit fees shall be computed on a quarterly basis in arrears.  Such letter of credit fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Facility Expiration Date and thereafter on demand.  If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j)           Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers.  The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum (or such lesser amount as is agreed in a separate writing between the relevant L/C Issuer and the Borrower) of the daily maximum Dollar Amount then available to be drawn under such Letter of Credit.  Such fronting fees shall be (x) computed on a quarterly basis in arrears, (y) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Facility Expiration Date and thereafter on demand and (z) payable in Dollars. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges, which fees, costs and charges shall be reasonable and shall in no event exceed the rates and amounts being charged by such L/C Issuer to its customers generally at such time, are due and payable within thirty (30) days after demand and are nonrefundable.

(k)          Conflict with Letter of Credit Application.  Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.  No Issuer Document shall (x) contain any representations or warranties, covenants or events of default not set forth in this Agreement (and to the extent inconsistent herewith, shall be rendered null and void) and (y) all representations and warranties, covenants and events of default contained therein shall contain standards, qualifications, thresholds and exceptions for materiality or otherwise consistent with this Agreement (and, to the extent inconsistent herewith, shall be deemed to incorporate such standards, qualifications, thresholds and exceptions contained herein without action by any other party).

(l)          Addition of an L/C Issuer.  A Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender indicating such Revolving Credit Lender’s Letter of Credit Commitment.  The Administrative Agent shall notify the Revolving Credit Lenders under the applicable Facility of any such additional L/C Issuer under such Facility.

(m)         Reporting of Letter of Credit Information.  At any time that there is more than one L/C Issuer, then (i) on the last Business Day of each calendar month, (ii) on each date that a Letter of Credit is amended, terminated or otherwise expires, (iii) on each date that a L/C Credit Extension occurs with respect to any Letter of Credit, and (iv) upon the request of the Administrative Agent, each L/C Issuer (or, in the case of clauses (ii), (iii) or (iv), the applicable L/C Issuer) shall deliver to the Administrative Agent a report setting forth in reasonable detail information describing each Letter of Credit issued by such L/C Issuer that is outstanding hereunder, including, the face amount thereof, any drawings thereunder, any reimbursement, Cash Collateral in respect thereof, and the then-effective expiry date (or any termination)

in respect thereof.  No failure on the part of any L/C Issuer to provide such information pursuant to this Section 2.03(m) shall limit the obligation of any Loan Party or any Lender hereunder with respect to its reimbursement and participation obligations, respectively, pursuant to this Section 2.03.

Section 2.04          Swing Line Loans.

(a)          The Swing Line Facility.  Subject to the terms and conditions set forth herein and in reliance upon the agreements of the other Lenders set forth in this Section 2.04, the Swing Line Lender shall, on the terms and subject to the conditions hereinafter set forth, make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day (other than the Closing Date) until the latest Maturity Date applicable to any Revolving Credit Facility as of the date the Swing Line Loan is drawn, in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Revolving Credit Percentage or other applicable share provided for under this Agreement of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that, (1) after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Revolving Credit Percentage or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect and (2) notwithstanding the foregoing, the Swing Line Lender shall not be obligated to make any Swing Line Loans at a time when any Revolving Credit Lender is a Defaulting Lender, unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swing Line Lender’s risk with respect to such Defaulting Lender’s participation in such Swing Line Loans, including reallocation of the Defaulting Lender’s Revolving Credit Percentage of the outstanding L/C Obligations pursuant to Section 2.19 or by Cash Collateralizing such Defaulting Lender’s or Defaulting Lenders’ Revolving Credit Percentage of the outstanding Swing Line Loans; provided, further, that, the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Swing Line Loan.

(b)          Borrowing Procedures; Repayment.

(i)          Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. (New York City time) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum Dollar Amount of $50,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 12:00 noon (New York City time) on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 12:30 p.m. (New York City time) on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(ii)          The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal Dollar Amount of $50,000 or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Notwithstanding anything to the contrary contained in this Agreement, the Borrower may condition any notice of prepayment of Swing Line Loans on the consummation of a Conditional Notice Transaction and rescind, or extend the date for prepayment specified in, any notice of prepayment under this Section 2.04(b)(ii), if such Conditional Notice Transaction shall not be consummated or shall otherwise be delayed.

(c)          Refinancing of Swing Line Loans.

(i)           The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Revolving Credit Loan in the form of a Base Rate Loan in an amount equal to such Revolving Credit Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Revolving Credit Lender shall make an amount in the applicable currency equal to its Pro Rata Share or other applicable share provided for under this Agreement of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 3:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.  Upon the remission by the Administrative Agent to the Swing Line Lender of the full amount specified in such Loan Notice, the Borrower shall be deemed to have repaid the applicable Swing Line Loan.

(ii)          If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)         If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)          Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)          Repayment of Participations.

(i)            At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded and any differential in the interest payable to such Lender attributable to the Applicable Rate for such Lender’s risk participation as an Extending Revolving Credit Lender or a non-Extending Revolving Credit Lender, as the case may be) in the same funds as those received by the Swing Line Lender.

(ii)         If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof or other applicable share provided for under this Agreement (appropriately adjusted, in the case of interest payments to reflect any differential in the interest payable to such Lender attributable to the Applicable Rate for such Lender’s risk participation as an Extending Revolving Credit Lender or a non-Extending Revolving Credit Lender, as the case may be) on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e)          Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of any Swing Line Loan, interest in respect of such Pro Rata Share or other applicable share provided for under this Agreement shall be solely for the account of the Swing Line Lender.

(f)          Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

Section 2.05          Prepayments.

(a)          Optional.

(i)           The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans of any Class or Revolving Credit Loans of any Class in whole or in part without premium or penalty (except as provided in Section 2.20 and Section 3.05, if applicable); provided that (1) such notice must be received by the Administrative Agent not later than 2:00 p.m. (New York City time) (A) three (3) Business Days prior to any date of prepayment of SOFR Loans (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) and (B) on the day of prepayment of Base Rate Loans; (2) any partial prepayment of SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof in the case of Term Loans or Revolving Credit Loans or, if less, the entire principal amount of the relevant Class thereof then outstanding; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount of the relevant Class thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid and, in the case of a prepayment of Term Loans, the manner in which such prepayment shall be applied to repayments thereof required pursuant to Section 2.07(a); provided that in the event such notice fails to specify the manner in which the respective prepayment of Term Loans shall be applied to repayments thereof required pursuant to Section 2.07(a), such prepayment of Term Loans shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a).  The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment.  Any prepayment of a SOFR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.  Each prepayment of the Loans of a given Class pursuant to this Section 2.05(a) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.

(ii)          The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty in accordance with Section 2.04(b)(ii).

(iii)         Notwithstanding anything to the contrary contained in this Agreement, the Borrower may condition any notice of prepayment on the consummation of any refinancing, Permitted Acquisition, Investment, Disposition, Change of Control or other transaction (each a “Conditional Notice Transaction”) and rescind, or extend the date for prepayment specified in, any notice of prepayment under Section 2.05(a)(i) or (ii), if such Conditional Notice Transaction shall not be consummated or shall otherwise be delayed.

(iv)        Voluntary prepayments of any Class of Term Loans permitted hereunder shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.07(a) in a manner determined at the sole discretion of the Borrower and specified in the notice of prepayment, and the Borrower may elect to apply voluntary prepayments of Term Loans to one or more Class or Classes of Term Loans selected by the Borrower in its sole discretion (provided that such voluntary prepayments of the Term Loans shall be made pro rata within any such Class or Classes selected by the Borrower).  In the event that the Borrower does not specify the order in which to apply prepayments to reduce scheduled installments of principal or as between Classes of Term Loans, the Borrower shall be deemed to have elected that such prepayment be applied to reduce the scheduled installments of principal in direct order of maturity on a pro-rata basis among Class(es) of Term Loan.

(v)          Notwithstanding anything in any Loan Document to the contrary, so long as no Event of Default has occurred and is continuing, the Borrower may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon acquisition by the Borrower) (or Equity Sponsor or Holdings or any of its Subsidiaries other than the Borrower may purchase such outstanding Term Loans, which for the avoidance of doubt shall be automatically and permanently canceled immediately upon acquisition by Holdings or any of its Subsidiaries) on the following basis:

(A)          Any Equity Sponsor or any Borrower Party (collectively, the “Borrower Prepayment Parties”) shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer (any such prepayment, the “Discounted Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(v); provided that no Borrower Prepayment Party shall initiate any action under this Section 2.05(a)(v) in order to make a Discounted Loan Prepayment (other than with respect to actions under this Section 2.05(a)(v) in order to make the first Discounted Loan Prepayment hereunder) unless (I) at least five (5) Business Days shall have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by a Borrower Prepayment Party on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Borrower Prepayment Party was notified that no Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Borrower Prepayment Party’s election not to accept any Solicited Discounted Prepayment Offers.

(B)          (1)  Subject to the proviso to clause (A) above, any Borrower Prepayment Party may from time to time offer to make a Discounted Loan Prepayment by providing the Auction Agent with three (3) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower Prepayment Party, to (x) each Lender with Term Loans of the relevant Class and/or (y) each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable Class, the Class or Classes of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this clause), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date.  The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to such Lenders (which date may be extended for a period not exceeding five (5) Business Days upon notice by the Borrower Prepayment Party to, and with the consent of, the Auction Agent) (the “Specified Discount Prepayment Response Date”).

(2)          Each Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the Classes of such Lender’s Term Loans to be prepaid at such offered discount.  Each acceptance of a Discounted Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable.  Any Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3)          If there is at least one Discount Prepayment Accepting Lender, the relevant Borrower Prepayment Party will make a prepayment of outstanding Term Loans pursuant to this clause (B) to each Discount Prepayment Accepting Lender on the Discounted Prepayment Effective Date in accordance with the respective outstanding amount and Classes of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to clause (2) above; provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”).  The Auction Agent shall promptly, and in any case within two (2) Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Borrower Prepayment Party of the respective Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Loan Prepayment and the Classes to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the Classes of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, Class and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower Prepayment Party and such Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower Prepayment Party shall be due and payable by such Borrower Prepayment Party on the Discounted Prepayment Effective Date in accordance with clause (F) below (subject to clause (J) below).

(C)          (1)  Subject to the proviso to subclause (A) above, any Borrower Prepayment Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with three (3) Business Days’ (or such shorter period as may be agreed by the Auction Agent in its reasonable discretion) notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Borrower Prepayment Party, to (x) each Lender and/or (y) each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Loans (the “Discount Range Prepayment Amount”), the Class or Classes of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant Class of Term Loans willing to be prepaid by such Borrower Prepayment Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this clause), (III)

the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by a Borrower Prepayment Party shall remain outstanding through the Discount Range Prepayment Response Date.  The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to such Lenders (which date may be extended for a period not exceeding five (5) Business Days upon notice by the Borrower Prepayment Party to, and with the consent of, the Auction Agent) (the “Discount Range Prepayment Response Date”).  Each Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount.  Any Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2)          The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Borrower Prepayment Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subclause (C).  The relevant Borrower Prepayment Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by the Auction Agent within the Discount Range by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts.  Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subclause (3)) at the Applicable Discount (each such Lender, a “Participating Lender”).

(3)          If there is at least one Participating Lender, the relevant Borrower Prepayment Party will prepay the respective outstanding Term Loans of each Participating Lender on the Discounted Prepayment Effective Date in the aggregate principal amount and of the Classes specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with such Borrower Prepayment Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”).  The Auction Agent shall promptly, and in any case within two (2) Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Borrower Prepayment Party of the respective Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Loan Prepayment and the Classes to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Borrower Prepayment Party and Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Borrower Prepayment Party shall be due and payable by such Borrower Prepayment Party on the Discounted Prepayment Effective Date in accordance with subclause (F) below (subject to subclause (J) below).

(D)          (1)  Subject to the proviso to subclause (A) above, any Borrower Prepayment Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with two (2) Business Days’ (or such shorter period as may be agreed by the Auction Agent in its reasonable discretion) notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Borrower Prepayment Party, to (x) each Lender and/or (y) each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the Class or Classes of Term Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this clause), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by a Borrower Prepayment Party shall remain outstanding through the Solicited Discounted Prepayment Response Date.  The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time on the third Business Day after the date of delivery of such notice to such Lenders (which date may be extended for a period not exceeding five (5) Business Days upon notice by the Borrower Prepayment Party to, and with the consent of, the Auction Agent) (the “Solicited Discounted Prepayment Response Date”).  Each Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (for example, an offer of 99% of the outstanding principal amount would equate to a 1% discount to par) (the “Offered Discount”) at which such Lender is willing to allow prepayment of its then outstanding Term Loans and the maximum aggregate principal amount and Classes of such Term Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount.  Any Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount with respect to the applicable Solicited Discounted Prepayment Offer.

(2)          The Auction Agent shall promptly provide the relevant Borrower Prepayment Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date.  Such Borrower Prepayment Party shall review all such Solicited Discounted Prepayment Offers and select the smallest of the Offered Discounts specified by the relevant responding Lenders in the Solicited Discounted Prepayment

Offers that is acceptable to the Borrower Prepayment Party in its sole discretion (the “Acceptable Discount”), if any.  If the Borrower Prepayment Party elects in its sole discretion to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by such Borrower Prepayment Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this clause (2) (the “Acceptance Date”), the Borrower Prepayment Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount.  If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower Prepayment Party by the Acceptance Date, such Borrower Prepayment Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3)          Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, within two (2) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with such Borrower Prepayment Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the Classes of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Borrower Prepayment Party at the Acceptable Discount in accordance with this Section 2.05(a)(v)(D).  If the Borrower Prepayment Party elects to accept any Acceptable Discount, then the Borrower Prepayment Party agrees to accept all Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount.  Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”).  The Borrower Prepayment Party will prepay outstanding Term Loans pursuant to this subclause (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Borrower Prepayment Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”).  On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Borrower Prepayment Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Loan Prepayment and the Classes to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the Classes to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the Classes of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Borrower Prepayment Party and Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to such Borrower Prepayment Party shall be due and payable by such

Borrower Prepayment Party on the Discounted Prepayment Effective Date in accordance with subclause (F) below (subject to subclause (J) below).

(E)          In connection with any Discounted Loan Prepayment, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Loan Prepayment the payment of customary, reasonable and documented fees and out-of-pocket expenses from a Borrower Prepayment Party in connection therewith.

(F)          If any Term Loan is prepaid in accordance with clauses (B) through (D) above, a Borrower Prepayment Party shall prepay such Term Loans on the Discounted Prepayment Effective Date without premium or penalty; provided that in no event shall the Revolving Credit Facility be utilized to fund any Discounted Loan Prepayment.  The relevant Borrower Prepayment Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 3:00 p.m. (New York City time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Term Loans pursuant to Section 2.07(a) in an amount equal to the principal amount of the applicable Term Loans in accordance with Section 2.05(a)(iv); provided that to the extent prepayments are applied to scheduled installments of principal other than in direct order of maturity, the applicable Borrower Prepayment Party shall so specify in the applicable offer.  The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date.  Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a)(v) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Term Loans of such Lenders in accordance with their respective Pro Rata Share or other applicable share provided for under this Agreement.  The aggregate principal amount of the tranches and installments of the relevant Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Loan Prepayment.  In connection with each prepayment pursuant to this Section 2.05(a)(v), each assigning Lender shall be deemed to acknowledge and agree that in connection with such assignment, (1) the Equity Sponsors, Holdings, the Borrower and its Subsidiaries and Affiliates then may have, and later may come into possession of material non-public information, (2) such Lender has independently and, without reliance on any Equity Sponsor, Holdings, the Borrower or any of its Subsidiaries and Affiliates (including, without limitation, the applicable Borrower Prepayment Party), the Administrative Agent or any other Agent-Related Persons, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the material non-public information, (3) none of the Equity Sponsors, Holdings, the Borrower any of its Subsidiaries and Affiliates (including, without limitation, the applicable Borrower Prepayment Party), the Administrative Agent or any other Agent-Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against any Equity Sponsor, Holdings, the Borrower or any of its Subsidiaries and Affiliates (including, without limitation, the applicable Borrower Prepayment Party), the Administrative Agent and any other Agent-Related Persons, under applicable Laws or otherwise, with respect to the nondisclosure of the material non-public information and (4) that the material non-public information may not be available to the Administrative Agent or the other Lenders.

(G)         To the extent not expressly provided for herein, each Discounted Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(v), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the applicable Borrower Prepayment Party.

(H)          Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(a)(v), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I)          The Borrower and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(v) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate.  The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Loan Prepayment provided for in this Section 2.05(a)(v) as well as activities of the Auction Agent.

(J)          Each Borrower Prepayment Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Discounted Prepayment Determination Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Borrower Prepayment Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(a)(v) shall not constitute a Default under Section 8.01 or otherwise).

(b)          Mandatory.

(i)          Unless the Required Lenders otherwise agree, within ten (10) Business Days after financial statements have been (or, if later, are required to be) delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall, subject to clause (b)(vii) of this Section 2.05, prepay an aggregate principal amount of Term Loans in an amount (the “ECF Payment Amount”) equal to (A) the Applicable ECF Prepayment Percentage of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ending on December 31, 2022) minus (B) the sum of (x) all voluntary prepayments and cancellations of Term Loans, Refinancing Equivalent Debt and Incremental Equivalent Debt during such fiscal year (to the extent not deducted pursuant to this clause (B) in respect of the prior year) or after such fiscal year end and prior to the time the payment pursuant to this Section 2.05(b)(i) is due (including the amount of any voluntary prepayments, repurchases or cancellations of Term Loans, Refinancing Equivalent Debt and Incremental Equivalent Debt (other than under a revolving facility) made at a discount to par (in an amount equal to the discounted amount actually paid in respect of the principal amount of such Indebtedness)), (y) all voluntary prepayments of Revolving Credit Loans (or other revolving loans constituting Refinancing Equivalent Debt and Incremental Equivalent Debt that are secured on a pari passu basis with the Revolving Credit Loans) during such fiscal year (to the extent not deducted pursuant this clause (B) in respect of the prior year) or after such fiscal year end and prior to the time the payment pursuant to this Section 2.05(b) is due and (z) all voluntary prepayments of Revolving Credit Loans made to account for any arrangement fees payable pursuant to the CoBank Fee Letter, in each case to the extent the Revolving Credit Commitments or such other revolving credit facility commitments are permanently reduced by the amount of such payments, and in the case of each of the immediately preceding clauses (x), (y) and (z), to the extent such prepayments are not financed with the proceeds of other long term Indebtedness (other than revolving or intercompany Indebtedness); provided that to the extent any prepayments described in this clause (B) are made at a discount to par pursuant to any purchases or assignments of the Loans pursuant to Section 2.05(a)(v) or Section 10.07(h) or (m) or otherwise, only the purchase price (and not the par amount) of the applicable Loans or other Indebtedness subject to such purchase or assignment will be deducted from the ECF Payment Amount pursuant to this clause (B); minus (C) without duplication of amounts deducted pursuant to clause (G) below, the amount of Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property made in cash during such period by the Borrower or its Restricted Subsidiaries to the extent not financed with long term Indebtedness (other than revolving or intercompany Indebtedness), in each case, of the Borrower and its Restricted Subsidiaries; minus (D) without duplication of amounts deducted pursuant to clauses (E) and (G) below, the amount of Investments made pursuant to Sections 7.02(b), (f) (other than Investments in the Borrower or any of its Restricted Subsidiaries, to the extent made in reliance on clause (ii) thereof (or any modification, replacement, renewal, reinvestment or extension thereof in accordance with clause (iii) thereof), (i), (m), (n), (s) (other than to the extent funded with Investments pursuant to Section 7.02(n) to the extent the amount of such Investments under Section 7.02(n) were already deducted under this clause (vii)), (u) (other than Investments in Restricted Subsidiaries), (v) (other than Investments in Restricted Subsidiaries), (aa) (other than Investments in Restricted Subsidiaries) and (ff), and the amount of acquisitions made during such period to the extent that such Investments and acquisitions were not financed with the proceeds of other long term Indebtedness (other than revolving or intercompany Indebtedness) of the Borrower or its Restricted Subsidiaries; minus (E) the amount of Restricted Payments paid during such period pursuant to Sections 7.06(c), (f), (g), (h), (i) (to the extent of any cash expenditures), (j), (k), (l) (to the extent included in Consolidated Net Income), (n), (o) (to the extent included in Consolidated Net Income), (p) (to the extent the making of such Restricted Payment pursuant to such other clause of Section 7.06 is permitted to be applied against the prepayment under this Section 2.05(b)(i) on a dollar for dollar basis), (r), (s), (t), (u), (v) and, to the extent of any cash expenditures, (x); minus (F) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are made in connection with any payment of Indebtedness to the extent such amounts are not expensed during such period or are not deducted in calculating Consolidated Net Income and such payments of Indebtedness reduced Excess Cash Flow pursuant to clause (b)(iii) of the definition of Excess Cash Flow or reduced the mandatory prepayment required by this Section 2.05(b)(i) above; minus (G) without duplication of amounts deducted from Excess Cash Flow, at the option of the Borrower, the aggregate consideration required to be paid in cash by Holdings, the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period or otherwise budgeted to be paid in cash, in either case, relating to tax expenses, interest payments, Restricted Payments, Investments, Permitted Acquisitions, Capital Expenditures, Capitalized Software Expenditures or other acquisitions and made during such period or after such period and prior to the time the payment pursuant to this Section 2.05(b)(i) is due or projected by the Borrower to be consummated or made during the period of eighteen (18) consecutive fiscal months of the Borrower following the end of such period; provided that, to the extent the aggregate amount of cash actually utilized to finance such tax expenses, interest payments, Restricted

Payments, Investments, Permitted Acquisitions, Capital Expenditures, Capitalized Software Expenditures or other acquisitions during such period of eighteen (18) consecutive fiscal months is less than the Contract Consideration or amount otherwise budgeted for, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of eighteen (18) consecutive fiscal months; provided, further, that prepayments pursuant to this Section 2.05(b)(i) shall only be required to the extent the ECF Payment Amount exceeds $5,000,000 (and then only amounts in excess of such $5,000,000 shall be required to be paid).

(ii)          (A)  Subject to clauses (b)(ii)(B), (b)(iii) and (b)(vii) of this Section 2.05, if (x) the Borrower or any of its Restricted Subsidiaries Disposes outside of the ordinary course of business of any property or assets pursuant to Section 7.05(j) or (y) any Casualty Event occurs, which results in the realization or receipt by the Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall prepay on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds, an aggregate principal amount of Term Loans equal to the Applicable Asset Sale Prepayment Percentage of all Net Cash Proceeds realized or received; provided that if at the time that any such prepayment would be required, the Borrower or any Restricted Subsidiary is required to repay, redeem or repurchase or offer to repay, redeem or repurchase any Indebtedness that is secured on a pari passu basis (but without regard to control of remedies) with the Obligations pursuant to the terms of the documentation governing or evidencing such Indebtedness with the net proceeds of such Disposition or Casualty Event (such Indebtedness required to be repaid, redeemed or repurchased or offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower or applicable Restricted Subsidiary may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase, redemption or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii)(A) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased, redeemed or prepaid, the declined amount shall be retained by the Borrower and/or its applicable Restricted Subsidiaries and may be applied to any purpose not prohibited pursuant to the terms hereof; provided, further, that no prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Borrower reinvests or intends to reinvest in accordance with Section 2.05(b)(ii)(B) except as expressly required therein.

(B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition otherwise subject to the application of Section 2.05(b)(ii)(A) or any Casualty Event, at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets used or useful for its or any of its Restricted Subsidiary’s business within (x) eighteen (18) months following receipt of such Net Cash Proceeds or (y) if the Borrower or a Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Cash Proceeds within eighteen (18) months following receipt thereof, within one hundred and eighty (180) days following the end of such eighteen (18) month period; provided, that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested prior to the end of the applicable period and subject to clauses (v) and (vii) of this Section

2.05(b), an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Loans as set forth in this Section 2.05(b)(ii).

(iii)          (A) Notwithstanding anything to the contrary in clause (b)(ii) of this Section 2.05 and subject to clauses (b)(iii)(B) and (b)(vii) of this Section 2.05, unless the Required Lenders otherwise agree, if the Borrower or any of its Restricted Subsidiaries Disposes of all or a material portion of the IT Services Business, the Borrower shall prepay on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of Net Cash Proceeds from such Disposition, an aggregate principal amount of Term Loans in an amount of up to the lesser of (x) 100% of the Net Cash Proceeds from such Disposition realized or received by the Borrower and/or its Restricted Subsidiaries and (y) such lesser amount of the Net Cash Proceeds from such Disposition realized or received by the Borrower and/or its Restricted Subsidiaries that, on a Pro Forma Basis for such prepayment, would cause the Secured Net Leverage Ratio as of the last day of the Test Period most recently ended to be less than or equal to 3.75:1.00; provided that if at the time that any such prepayment would be required, the Borrower or any Restricted Subsidiary is required to repay, redeem or repurchase or offer to repay, redeem or repurchase any Other Applicable Indebtedness with the net proceeds of such Disposition, then the Borrower or applicable Restricted Subsidiary may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase, redemption or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(iii)(A) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased, redeemed or prepaid, the declined amount shall be retained by the Borrower and/or its applicable Restricted Subsidiaries and may be applied to any purpose not prohibited pursuant to the terms hereof; provided, further, that no prepayment shall be required pursuant to this Section 2.05(b)(iii)(A) with respect to such portion of such Net Cash Proceeds that the Borrower reinvests or intends to reinvest in accordance with Section 2.05(b)(iii)(B) except as expressly required therein.

(B)          With respect to any Net Cash Proceeds realized or received with respect to any Disposition of the Company’s IT Services Business that is subject to the application of Section 2.05(b)(iii)(A), at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets used or useful for its or any of its Restricted Subsidiary’s business within (x) twenty-four (24) months following receipt of such Net Cash Proceeds or (y) if the Borrower or a Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Cash Proceeds within twenty-four (24) months following receipt thereof, within one hundred and eighty (180) days following the end of such twenty-four (24) month period; provided, that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested prior to the end of the applicable period, and subject to clauses (v) and (vii) of this Section 2.05(b), an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Loans as set forth in this Section 2.05(b)(iii).

(iv)          (A)  If the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness not permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall prepay an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is three (3) Business Days after the receipt of such Net Cash Proceeds and (B) if the Borrower incurs or issues any Refinancing Term Loans, Refinancing Revolving Credit Loans or Refinancing Equivalent Debt to refinance all or a portion of any Class (or Classes) of Loans, resulting in Net Cash Proceeds (as opposed to such Refinancing Term Loans, Refinancing Revolving Credit Loans or Refinancing Equivalent Debt arising out of an exchange or conversion of existing Term Loans or Revolving Credit Loans for or into such Refinancing Term Loans, Refinancing Revolving Credit Loans or Refinancing Equivalent Debt), the Borrower shall cause to be prepaid an aggregate principal amount of such Class (or Classes) of Loans in an amount equal to 100% of the Net Cash Proceeds received therefrom on or prior to the date which is three (3) Business Days after the receipt by the Borrower of such Net Cash Proceeds.

(v)          Except as may otherwise be set forth in any Refinancing Amendment, any Extension Amendment, any Incremental Amendment or any amendment in respect of Replacement Term Loans that provides for other terms with respect to clauses (B) or (C) for such Facilities, (A) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied ratably to each Class of Term Loans (provided that (i) any prepayment of Term Loans with the Net Cash Proceeds of, or in exchange for, Refinancing Term Loans, Refinancing Revolving Credit Loans, Refinancing Equivalent Debt or Replacement Term Loans shall be applied solely to each applicable Class or Classes of Term Loans being refinanced as selected by the Borrower, and (ii) any Class of Extended Term Loans, Refinancing Term Loans, New Term Loans and Replacement Term Loans may specify that one or more other Classes of Term Loans may be prepaid prior to such Class of Extended Term Loans, Refinancing Term Loans, New Term Loans or Replacement Term Loans as set forth in the applicable Refinancing Amendment, Extension Amendment, Incremental Amendment or amendment in respect of Replacement Term Loans), (B) with respect to each Class of Term Loans, each prepayment pursuant to clauses (i) through (iv) of this Section 2.05(b) shall be applied to the remaining scheduled installments of principal of such Class of Term Loans as directed by the Borrower and specified in the notice of prepayment; provided that in the event that the Borrower does not specify the order in which to apply prepayments, the Borrower shall be deemed to have elected that such prepayment be applied to reduce the scheduled installments of principal of such Class of Term Loans in direct order of maturity, and (C) each such prepayment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares of such prepayment, subject to clauses (vii) and (viii) of this Section 2.05(b).

(vi)          If for any reason the aggregate Revolving Credit Exposures of the Revolving Credit Facility at any time exceeds the aggregate Revolving Credit Commitments then in effect (including as a result of the termination of any Revolving Credit Commitments), the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(vi) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans, such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect.

(vii)          Notwithstanding any other provisions of this Section 2.05(b), (A) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Subsidiary giving rise to a prepayment event pursuant to Section 2.05(b)(ii) or (b)(iii) (a “Foreign Disposition”), the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”) or Excess Cash Flow attributable to Foreign Subsidiaries, in any such case are prohibited or delayed by (I) any applicable Law (or other material agreements binding on such Subsidiary) or (II) the material constituent documents of any non-Wholly Owned Subsidiary, in any case, from being repatriated to the

Borrower, an amount equal to the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Subsidiary so long, but only so long, as (x) the applicable Law will not permit repatriation to the Borrower (the Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Subsidiary to promptly take all actions reasonably required by the applicable Law to permit such repatriation) or (y) the material constituent documents of the applicable Subsidiary (including as a result of minority ownership) or any other material agreements binding upon the applicable Subsidiary will not permit repatriation to the Borrower, and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable Law or applicable material constituent documents or other material agreement, such repatriation will be immediately effected and an amount equal to such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than five (5) Business Days after such repatriation) applied (net of additional Taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05(b) to the extent provided herein and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition, any Foreign Casualty Event or Excess Cash Flow attributable to Foreign Subsidiaries would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) (as determined in good faith by the Borrower) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary and shall be available for working capital and other general corporate purposes of the Borrower and its Subsidiaries (provided that if it may repatriate such amount without incurring such material adverse tax consequences within 12 months after the applicable date of prepayment, the Borrower shall make a payment to repay the Term Loans to the extent provided herein).

(viii)          The Borrower shall give notice to the Administrative Agent of any mandatory prepayment of the Term Loans pursuant to Section 2.05(b)(i), (ii), (iii) or (iv), at least three (3) Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the date on which such payment is due; provided that, the Borrower may, subject to Section 3.05, rescind, or extend the date for prepayment specified in, any such notice of prepayment under Section 2.05(b)(iv) if such prepayment would have resulted from a Disposition, Casualty Event or refinancing of all or any portion of any Facility or Facilities, which Disposition, Casualty Event or refinancing shall not be consummated or shall otherwise be delayed.  Such notice shall specify the date of such prepayment and the amount of such prepayment.  Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall promptly (and, in any event, within one (1) Business Day) give notice to each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the prepayment.  Each Appropriate Lender may elect (in its sole discretion) to decline all (but not less than all) of its Pro Rata Share or other applicable share provided for under this Agreement of the prepayment (such amounts so declined, the “Declined Amounts”) of any mandatory prepayment (other than any mandatory prepayment made under Section 2.05(b)(iv)(B)) by giving notice of such election in writing (each, a “Rejection Notice”) to the Administrative Agent by 12:00 p.m. (New York City time), on the date that is one (1) Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment.  Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender.  If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed to constitute an acceptance of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the total amount of such mandatory prepayment of Term Loans.  Upon receipt by the Administrative

Agent of such Rejection Notice, the Administrative Agent shall promptly (and, in any event, within one (1) Business Day) notify the Borrower of such election.  The aggregate amount of the Declined Amounts shall be retained by the Borrower and its Restricted Subsidiaries and/or applied by the Borrower or any of its Restricted Subsidiaries in any manner not inconsistent with the terms of this Agreement (such Declined Amounts retained and/or applied by the Borrower and its Restricted Subsidiaries, the “Borrower Retained Prepayment Amounts”).

(c)          Interest, Funding Losses, Etc.  All prepayments under this Section 2.05 (i) shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a SOFR Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such SOFR Loan pursuant to Section 3.05 and (ii) subject to Section 2.20 with respect to prepayments under Section 2.05(b)(iv), shall be without premium or penalty.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of SOFR Loans is required to be made under this Section 2.05 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such SOFR Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made hereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05.  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05.

Section 2.06          Termination or Reduction of Commitments.

(a)          Optional.  The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent one (1) Business Day prior to the date of termination or reduction (or, in any case, such shorter period of time as agreed to by the Administrative Agent in its reasonable discretion) and (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof or, if less, the entire amount thereof, and (iii) if, after giving effect to any reduction of the Commitments, (x) the Swing Line Sublimit exceeds the Revolving Credit Commitment or (y) the Letter of Credit Sublimit exceeds the Revolving Credit Commitments, then the Swing Line Sublimit or the Letter of Credit Sublimit, as applicable, shall be automatically reduced by the amount of such excess for so long (but only for so long) as such excess exists.  Notwithstanding the foregoing, the Borrower may condition any notice of prepayment on the consummation of a Conditional Notice Transaction and rescind or postpone any notice of termination of the Commitments if such Conditional Notice Transaction shall not be consummated or otherwise shall be delayed.

(b)          Mandatory.  The Initial Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the making of such Term Lender’s Initial Term Loans pursuant to Section 2.01.  The New Term B-1 Commitment of each New Term B-1 Lender shall be automatically and permanently reduced to $0 upon the making of such New Term B-1 Lender’s New Term B-1 Loans pursuant to Section 2.01.  The Term B-2 Commitment of each Term B-2 Lender shall be automatically and permanently reduced to $0 upon the making of such Term B-2 Lender’s Term B-2 Loans pursuant to Section 2.01.  The Term B-3 Commitment of each Term B-3 Lender shall be automatically and permanently reduced to $0 upon the making of such Term B-3 Lender’s Term B-3 Loans pursuant to the Term B-3 Incremental Amendment. The Incremental Term B-2 Commitment of each Term B-2 Lender shall be automatically and permanently reduced to $0 upon the making of such Term B-2 Lender’s Incremental Term B-2 Loans pursuant to Amendment No. 3.  The Term B-4 Commitment of each Term B-4 Lender shall be automatically and permanently reduced to $0 upon the making of such Term B-4 Lender’s Term B-4 Loans pursuant to Section 2.01. The Term B-5 Commitment of each Term B-5 Lender shall be automatically and permanently reduced to $0 upon the making of such Term B-5 Lender’s Term B-5 Loans pursuant to Section 2.01.  Unless earlier terminated in accordance with Section 2.06(a) or Section 8.02, the Revolving Credit Commitments shall terminate on the applicable Maturity Date for each such Facility.

(c)          Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Revolving Credit Lenders of any termination or reduction of unused portions of the Swing Line Sublimit, the Revolving Credit Lenders of any termination or reduction of the unused portions of the Letter of Credit Sublimit and all Lenders of the termination or reduction of unused Commitments of any Class under this Section 2.06 (provided that no such notice shall be required in connection with any termination pursuant to Section 2.06(b)).  Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07).  All commitment fees accrued until the effective date of any termination of any Revolving Credit Commitments shall be paid on the effective date of such termination.

(d)          [Reserved].

(e)          Termination of Revolving Credit Commitments.  On the applicable Maturity Date of the Revolving Credit Commitments of any Class, the Revolving Credit Commitments of such Class will terminate and the respective Lenders who held such Class of terminated Revolving Credit Commitments will have no obligation to make, or participate in, extensions of credit (whether the making of Revolving Credit Loans or the issuance of Letters of Credit) after such Maturity Date; provided that (x) the foregoing shall not release any Revolving Credit Lender from any liability it may have for its failure to fund Revolving Credit Loans under such Class, L/C Advances or participations in Swing Line Loans that were required to be funded by it on or prior to such Maturity Date and (y) the foregoing will not release any Revolving Credit Lender from any obligation to fund its portion of L/C Advances or of the risk participation with respect to Letters of Credit, issued or made prior to such Maturity Date. If, on the Maturity Date applicable to any Class of Revolving Credit Commitments, there exist additional Classes of Revolving Credit Commitments, which have a later Maturity Date or later Maturity Dates, then all L/C Advances and participations in Letters of Credit shall be deemed outstanding with respect to (and reallocated under) such additional Classes of Revolving Credit Commitments and the Pro Rata Shares of the Revolving Credit Lenders of such Class or Classes shall be determined to give effect to the termination of the Revolving Credit Commitments with respect to which the Maturity Date has occurred in each case so long as after giving effect to such reallocation, no Revolving Credit Lender shall have a Revolving Credit Exposure which exceeds such Lender’s Revolving Credit Commitments which have not matured prior to such date.

Section 2.07          Repayment of Loans.

(a)          Term Loans.

(i)          The Borrower shall repay to the Administrative Agent for the ratable account of the Term B-1 Lenders (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of March 2022, an aggregate amount equal to 0.25% of the aggregate principal Dollar Amount of all Term B-1 Loans outstanding on the Amendment

No. 1 Effective Date (as such repayment amount shall be reduced as a result of the application of prepayments in accordance with the order of priority determined under Section 2.05); provided that at the time of any effectiveness of any Extension Amendment with respect to the Term B-1 Loans, the scheduled amortization with respect to the Term B-1 Loans set forth above shall be reduced ratably to reflect the percentage of Term B-1 Loans converted to Extended Term Loans pursuant to such Extension Amendment (but will not affect the amount of amortization received by a given Lender with outstanding Term B-1 Loans) and (ii) on the Maturity Date for the Term B-1 Loans, the aggregate principal amount of all Term B-1 Loans outstanding on such date; provided that the repayments under this clause may be adjusted to account for the addition of any New Term Loans that are Term B-1 Loans.

(ii)          The Borrower shall repay to the Administrative Agent for the ratable account of the Term B-2 Lenders (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of June 2024, an aggregate amount equal to $2,392,264 (as such repayment amount shall be reduced as a result of the application of prepayments in accordance with the order of priority determined under Section 2.05); provided that at the time of any effectiveness of any Extension Amendment with respect to the Term B-2 Loans, the scheduled amortization with respect to the Term B-2 Loans set forth above shall be reduced ratably to reflect the percentage of Term B-2 Loans converted to Extended Term Loans pursuant to such Extension Amendment (but will not affect the amount of amortization received by a given Lender with outstanding Term B-2 Loans) and (ii) on the Maturity Date for the Term B-2 Loans, the aggregate principal amount of all Term B-2 Loans outstanding on such date; provided that the repayments under this clause may be adjusted to account for the addition of any New Term Loans that are Term B-2 Loans.

(iii)          The Borrower shall repay to the Administrative Agent for the ratable account of the Term B-3 Lenders (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of September 2023, an aggregate amount equal to 0.25% of the aggregate principal Dollar Amount of all Term B-3 Loans outstanding on the Term B-3 Incremental Amendment Effective Date (as such repayment amount shall be reduced as a result of the application of prepayments in accordance with the order of priority determined under Section 2.05); provided that at the time of any effectiveness of any Extension Amendment with respect to the Term B-3 Loans, the scheduled amortization with respect to the Term B-3 Loans set forth above shall be reduced ratably to reflect the percentage of Term B-3 Loans converted to Extended Term Loans pursuant to such Extension Amendment (but will not affect the amount of amortization received by a given Lender with outstanding Term B-3 Loans) and (ii) on the Maturity Date for the Term B-3 Loans, the aggregate principal amount of all Term B-3 Loans outstanding on such date; provided that the repayments under this clause may be adjusted to account for the addition of any New Term Loans that are Term B-3 Loans.

(iv)          The Borrower shall repay to the Administrative Agent for the ratable account of the Term B-4 Lenders (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of March 2025, an aggregate amount equal to 0.25% of the aggregate principal Dollar Amount of all Term B-4 Loans outstanding on the Amendment No. 5 Effective Date (as such repayment amount shall be reduced as a result of the application of prepayments in accordance with the order of priority determined under Section 2.05); provided that at the time of any effectiveness of any Extension Amendment with respect to the Term B-4 Loans, the scheduled amortization with respect to the Term B-4 Loans set forth above shall be reduced ratably to reflect the percentage of Term B-4 Loans converted to Extended Term Loans pursuant to such Extension Amendment (but will not affect the amount of amortization received by a given Lender with outstanding Term B-4 Loans) and (ii) on the Maturity Date for the Term B-4 Loans, the aggregate principal amount of all Term B-4 Loans outstanding on such date; provided that the repayments under this clause may be adjusted to account for the addition of any New Term Loans that are Term B-4 Loans.

(v)          The Borrower shall repay to the Administrative Agent for the ratable account of the Term B-5 Lenders (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of December 2025, an aggregate amount equal to 0.25% of the aggregate principal Dollar Amount of all Term B-5 Loans outstanding on the Amendment No. 6 Effective Date (as such repayment amount shall be reduced as a result of the application of prepayments in accordance with the order of priority determined under Section 2.05); provided that at the time of any effectiveness of any Extension Amendment with respect to the Term B-5 Loans, the scheduled amortization with respect to the Term B-5 Loans set forth above shall be reduced ratably to reflect the percentage of Term B-5 Loans converted to Extended Term Loans pursuant to such Extension Amendment (but will not affect the amount of amortization received by a given Lender with outstanding Term B-5 Loans) and (ii) on the Maturity Date for the Term B-5 Loans, the aggregate principal amount of all Term B-5 Loans outstanding on such date; provided that the repayments under this clause may be adjusted to account for the addition of any New Term Loans that are Term B-5 Loans.

(b)          Revolving Credit Loans.  The Borrower shall repay to the Administrative Agent for the ratable account of the applicable Revolving Credit Lenders on the applicable Maturity Date for the applicable Class of Revolving Credit Loans under any Revolving Credit Facility, the aggregate principal amount of all of the Revolving Credit Loans under such Revolving Credit Facility outstanding on such date.

(c)          Swing Line Loans. The Borrower shall repay its Swing Line Loans on the earlier to occur of (i) the date fifteen (15) Business Days after such Loan is made and (ii) the Latest Maturity Date for any Revolving Credit Facility.

Section 2.08          Interest.  (a)  Subject to the provisions of Section 2.08(b), (i) each SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Adjusted Term SOFR for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan (including all Swing Line Loans (if any)) shall bear interest on the outstanding principal amount thereof from the date on which the applicable Borrowing was made at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)          The Borrower shall pay interest on past due principal, interest and/or fees (as applicable) hereunder owing at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws (provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender).  Any such accrued and unpaid interest on past due principal, interest and fees (including interest on past due interest) shall be due and payable upon demand.

(c)          Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)          All computations of interest hereunder shall be made in accordance with Section 2.10.

(e)          Interest on any Loan incurred in an Alternative Currency (including, without limitation, the relevant benchmark rate for such Alternative Currency) shall accrue at a rate agreed by the Lenders providing such Loan (and, in the case of any Revolving Credit Loans or Revolving Credit Commitments denominated in an Alternative Currency, all Revolving Credit Lenders), the Administrative Agent and the Borrower, and notwithstanding anything to the contrary herein, this Agreement may be amended by such Lenders, the Borrower and the Administrative Agent to implement such rate.

Section 2.09          Fees.

(a)          Commitment Fee.  With respect to each Class of Revolving Credit Commitments, the Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender under such Class of Revolving Credit Commitments then in effect in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to commitment fees then in effect for such Class of Revolving Credit Commitments, multiplied by the actual daily amount by which the aggregate Revolving Credit Commitments for such Class exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans (excluding, for the avoidance of doubt, Swing Line Loans) under such Class and (B) the Outstanding Amount of L/C Obligations for such Class (but not, for the avoidance of doubt, the Outstanding Amount of Swing Line Loans); provided that any commitment fee accrued with respect to any of the Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender, except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no commitment fee shall accrue on any of the Revolving Credit Commitments under any Facility of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.  The commitment fees for any Revolving Credit Facility shall accrue at all times from the Closing Date (or from the date on which the applicable Revolving Credit Commitments come into effect in accordance with the terms hereof) until the Maturity Date for the applicable Class under each Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the last Business Day of December 2021, and on the Maturity Date for the applicable Class under each Revolving Credit Facility.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)          Other Fees.  The Borrower shall pay to the Agents, the Lead Arrangers and the Initial Co-Manager (and if applicable, their respective lending Affiliates) such fees as shall have been separately agreed upon in writing (including pursuant to the Fee Letters) in the amounts and at the times so specified.

Section 2.10          Computation of Interest and Fees.  All computations of interest for Base Rate Loans (other than to the extent calculated by reference to clause (c) of the definition of “Base Rate”) shall be made on the basis of a year of three hundred and sixty-five (365) days or three hundred and sixty-six (366) days, as the case may be, and actual days elapsed.  All other computations of fees and interest in Dollars and Euros shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  All computations of interest for Loans denominated in an Alternative Currency shall be made in a manner consistent with conventions applicable to loans denominated in such Alternative Currency and as agreed by the Administrative Agent and the Borrower.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  In computing interest on any Loan, the day such Loan is made or converted to a Loan of a different Type shall be included for purposes of calculating interest on a Loan of such different Type and the date such Loan is subsequently repaid or converted to a Loan of a different Type, as the case may be, shall be excluded.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11          Evidence of Indebtedness.  (a)  Subject to Section 10.07(c), the Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as a non-fiduciary agent for the Borrower.  The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note or Notes payable to such Lender, which shall, subject to Section 10.07(c), evidence such Lender’s Loans of the applicable Class or Classes in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)          In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice, accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c)          Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

(d)         Notwithstanding anything to the contrary contained above in this Section 2.11 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes.  No failure of any Lender to request, maintain, obtain or produce a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Loan Documents.

Section 2.12          Payments Generally.  (a)  All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office for payment in Dollars and in Same Day Funds not later than 3:00 p.m. (New York City time) on the date specified herein.  The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 3:00 p.m. (New York City time) shall, at the option of the Administrative Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)          If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of SOFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c)          (i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon (New York City time) on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (in the case of the Borrower, after receipt by the Borrower of written notice from the Administrative Agent of such failure by such Lender to so fund) such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to the applicable Borrowing.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)          Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuers, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d)         If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)          The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 9.07 are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.07.

(f)          Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)         Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03.  If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13          Sharing of Payments, Etc.  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, with each of them in accordance with their respective Pro Rata Shares; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s Pro Rata Share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon.  The provisions of this clause shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Laws, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.14          Incremental Credit Extensions.  (a)  The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) one or more additional tranches of term loans (the “New Term Loans”), which may be of the same Facility and Class as any existing Class of Term Loans (a “Term Loan Increase”) or a separate Class of Term Loans (collectively with any Term Loan Increase, the “New Term Commitments”) or (ii) (A) one or more increases in the amount of the Revolving Credit Commitments or any previously established Class of New Revolving Credit Commitments or Extended Revolving Credit Commitments or Refinancing Revolving Credit Commitments (each such increase, a “Revolving Commitment Increase”) and/or (B) the establishment of one or more new revolving credit commitments (each such new commitment, a “New Revolving Commitment Tranche,” collectively with any Revolving Commitment Increase, the “New Revolving Credit Commitments”; and each such New Term Commitment or New Revolving Credit Commitment, an “Incremental Facility”); provided that, subject to Section 1.13, immediately after the effectiveness of any Incremental Amendment referred to below (or, in the case of any such Indebtedness incurred in connection with a Permitted Acquisition or other permitted Investment, on the date of the execution of (x) the definitive agreement in connection therewith and (y) any Commitment in respect of New Term Loans or New Revolving Credit Commitments therefor), no Event of Default shall exist (or, in the case of a Permitted Acquisition or permitted Investment, no Specified Default shall exist); provided that, notwithstanding the above, the condition precedent referred to in the proviso above may be waived or omitted in full or in part by Lenders holding more than 50% of the applicable aggregate Commitments in respect of Loans to be (or which may be, in the case of New Revolving Credit Commitments) incurred pursuant to such Incremental Amendment other than with respect to Specified Representations (conformed as reasonably necessary for such Investment or Permitted Acquisition to reflect at the option of the Borrower customary “SunGard” or “European Certain Funds” representations at the time of execution of the definitive agreement in respect of the permitted Investment or Permitted Acquisition) which may only be waived with the consent of the Required Lenders.

Each tranche of New Term Loans shall be in an aggregate principal amount that is not less than $5,000,000 (provided that such amount may be less than $5,000,000 if such lesser amount is approved by the Administrative Agent or such amount represents all remaining availability under the limit set forth in the next sentence) and each New Revolving Credit Commitment shall be in an aggregate principal amount that is not less than $5,000,000 (provided that such amount may be less than $5,000,000 if such lesser amount is approved by the Administrative Agent or such amount represents all remaining availability under the limit set forth in the next sentence); provided that in each case above, if such New Term Loans or New Revolving Credit Commitments are denominated in an Alternative Currency, the amount may be such amount denominated in such Alternative Currency.  Notwithstanding anything to the contrary herein, the aggregate principal amount of the New Term Loans, when added to the aggregate principal amount of New Revolving Credit Commitments and any Incremental Equivalent Debt incurred or issued substantially simultaneously with the incurrence of such New Term Loans and/or New Revolving Credit Commitments, as applicable, shall not exceed the Available Incremental Amount at the time of incurrence or issuance thereof.

(b)          The terms and provisions of New Term Commitments or New Revolving Credit Commitments, as the case may be (and the Loans in respect of the foregoing), of any Class shall be as agreed between the Borrower and the lenders providing such New Term Commitments or New Revolving Credit Commitment; provided, that:

(i)          such New Term Commitments and New Revolving Credit Commitments (x) shall rank pari passu or junior in right of payment and pari passu, junior or unsecured with respect to security with the Revolving Credit Loans (if any) and the Term B Loans outstanding on the Amendment No. 1 Effective Date, (y) may not be (I) secured by any assets other than Collateral or (II) guaranteed by any Person other than a Guarantor and (z) to the extent applicable, shall be subject to a Junior Lien Intercreditor Agreement or Subordination Agreement,

(ii)          New Term Loans shall (other than in respect of any such New Term Loans constituting a bridge financing that converts into Indebtedness otherwise meeting the requirements of this clause (ii)) not mature earlier than the Latest Maturity Date as in effect as of the applicable Incremental Facility Closing Date,

(iii)          New Term Loans shall (other than in respect of any such New Term Loans constituting a bridge financing that converts into Indebtedness meeting the requirements of this clause (iii)) have a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for any Class of Term Loans outstanding as of the applicable Incremental Facility Closing Date,

(iv)          (x) the currency (with the consent of the Administrative Agent, not to be unreasonably withheld, if other than Dollars or any Alternative Currency), discounts, premiums, fees, optional prepayment and redemptions terms and, subject to clauses (ii) and (iii) above, the amortization schedule, in each case applicable to any New Term Loans shall be determined by the Borrower and the Lenders thereunder, and (y) the currency (with the consent of the Administrative Agent, not to be unreasonably withheld, if other than Dollars or any Alternative Currency), discounts, premiums, fees and optional prepayment and redemptions terms applicable to any New Revolving Credit Commitments shall be determined by the Borrower and the Lenders thereunder,

(v)          the interest rate (including margin, OID and floors) applicable to any New Term Loans or New Revolving Credit Commitments will be determined by the Borrower and the Lenders providing such New Term Loans or such New Revolving Credit Commitments; provided that, if the All-In Yield applicable to any broadly syndicated dollar-denominated New Term Loans that are incurred in reliance on clause (d) of the definition of Available Incremental Amount prior to the six (6) month anniversary of the Amendment No. 1 Effective Date (excluding bridge facilities and facilities maturing more than twelve (12) months after the Maturity Date with respect to the Term B-1 Loans or Term B-2 Loans, as applicable) and not in connection with a Permitted Acquisition or other permitted Investment, and that are pari passu in right of payment and security to the Term B-1 Loans or Term B-2 Loans, as applicable, exceeds the All-In Yield of such Term B-1 Loans or Term B-2 Loans, as applicable, outstanding on the Amendment No. 1 Effective Date (exclusive of any Term B-1 Loans or Term B-2 Loans, as applicable, made after the Amendment No. 1 Effective Date with such All-In Yield determined as of the Amendment No. 1 Effective Date without giving effect to any amendment to such Term B-1 Loans or Term B-2 Loans thereafter) at such time by more than 75 basis points, then the interest rate margins for the Term B-1 Loans or Term B-2 Loans, as applicable, shall be increased to the extent necessary so that the All-In Yield of such Term B-1 Loans or Term B-2 Loans, as applicable, outstanding on the Amendment No. 1 Effective Date is equal to the All-In Yield of such New Term Loans minus 75 basis points; provided that any increase in All-In Yield to any Term B-1 Loan or Term B-2 Loans, as applicable, due to the application or imposition of an Adjusted Term SOFR or Base Rate floor on any New Term Loan shall be effected, at the Borrower’s option, (x) through an increase in (or implementation of, as applicable) any Adjusted Term SOFR or Base Rate floor applicable to such Term B-1 Loan or Term B-2 Loans, as applicable, (y) through an increase in the Applicable Rate for such Term B-1 Loan or Term B-2 Loans, as applicable, or (z) any combination of (x) and (y) above,

(vi)          the New Term Loans may provide for the ability to participate on a pro rata basis, less than pro rata basis or greater than pro rata basis in any voluntary repayments or prepayments of principal of Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis except in the case of a prepayment of such New Term Loans under Section 2.05(b)(iii) or 2.05(b)(iv)(B)) in any mandatory repayments or prepayments of principal of Term Loans hereunder it being agreed that the Borrower may, at its option, elect to prepay or terminate earlier maturing tranches on a greater than pro rata basis,

(vii)          the Maturity Date of any Class of New Revolving Credit Commitments shall be no earlier than the Latest Maturity Date of any then existing Revolving Credit Commitments, New Revolving Credit Commitments or Extended Revolving Credit Commitments and will require no scheduled amortization or mandatory commitment reduction that are different than those applicable to the then existing Revolving Credit Commitments prior to the Latest Maturity Date of any then existing Revolving Credit Commitments,

(viii)          with respect to any New Revolving Credit Commitments, (1) the permanent repayment of Revolving Credit Loans with respect to, and termination of, New Revolving Credit Commitments after the associated Incremental Amount Date shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrower shall be permitted, in its sole discretion, to permanently repay and terminate commitments of any such Class of (x) New Revolving Credit Commitments on less than a pro rata basis as compared to any other Class with an earlier Maturity Date than such Class or (y) on greater than a pro rata basis as compared to any other Class in connection with the refinancing of such Class with Refinancing Revolving Credit Commitments and (2) such New Revolving Credit Commitments shall have provisions with respect to letters of credit and swingline loans as may be agreed by the Persons acting as letter of credit issuer and swingline lender, respectively, for such New Revolving Credit Commitments, the Borrower and the Lenders providing such New Revolving Credit Commitments (including, if consented to by the Administrative Agent, the L/C Issuers (in the case of letters of credit) and the Swing Line Lender (in the case of swingline loans) by reallocating then outstanding Letters of Credit to such New Revolving Credit Commitments or having such New Revolving Credit Commitments participate in Letters of Credit and/or Swing Line Loans on a pro rata basis with the Revolving Credit Commitments prior to the Maturity Date for the Revolving Credit Commitments and the Incremental Amendment will contain necessary revisions to Section 2.03 and/or Section 2.04, as applicable, and related definitions to facilitate such participation), and

(ix)          except (1) for covenants or other provisions applicable only to periods after the Latest Maturity Date of the Term Loans or Revolving Credit Commitments, as applicable

(which shall be deemed to be reasonably satisfactory to the Administrative Agent), and (2) pricing, fees, rate floors, premiums, swingline loan, letters of credit, optional payment and redemption terms (subject to the preceding clauses (i) through (viii)), the terms and conditions applicable to such New Term Commitments, New Term Loans and New Revolving Credit Commitments may be different from those of the Term Loans or Revolving Credit Commitments, as applicable, to the extent (x) such differences are agreed upon by the Borrower and the Lenders in respect of such New Term Commitments or New Revolving Credit Commitments, as applicable, and are reasonably acceptable to the Administrative Agent or (y) reflect market terms and conditions at the time of incurrence or issuance thereof, as reasonably determined by the Borrower; provided that in the case of a Term Loan Increase or a Revolving Commitment Increase, the terms, provisions and documentation of such Term Loan Increase or Revolving Commitment Increase, as applicable, shall be identical (other than with respect to upfront fees and OID and arrangement, structuring or similar fees payable in connection therewith) to the applicable Term Loans or Revolving Credit Commitments being increased, in each case, as existing on the respective Incremental Facility Closing Date; provided, further, that if any more favorable provision is added for the benefit of the New Term Commitment or the New Revolving Credit Commitment or is required in order to make any New Term Commitment fungible with any existing Term Loan, such provision shall be deemed to be satisfactory to the Administrative Agent to the extent such provision is added for the benefit of the Term B-1 Loans, Term B-2 Loans, Term B-4 Loans, Term B-5 Loans or the Revolving Credit Facility established on the Closing Date or the Amendment No. 1 Effective Date, as applicable (it being understood that any amendment to the Loan Documents to include such lender-favorable provisions or to ensure fungibility of New Term Loans or a Term Loan Increase with an existing Term Loan shall not require the consent of any Lender); provided, further, a certificate of the Borrower delivered to the Administrative Agent at least two (2) Business Days prior to the incurrence of such Indebtedness stating that the Borrower has reasonably determined that such other terms and conditions satisfy the foregoing requirements which shall be conclusive evidence that such covenants and defaults satisfy the foregoing requirements unless the Administrative Agent has delivered a written notice, prior to the proposed incurrence date of such Indebtedness, that it does not agree with the Borrower, which written notice shall include a reasonably detailed list of covenant and other terms that do not satisfy the applicable requirements under clause (x) or (y).

(c)          Each notice from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant New Term Loans or New Revolving Credit Commitments and the date on which the Borrower proposes that the same shall be effective (each, an “Incremental Amount Date”).  New Term Loans may be made, and New Revolving Credit Commitments may be provided, by any existing Lender (but no existing Lender (including the Administrative Agent in its capacity as an existing Lender) shall have any obligation to make a portion of any New Term Loan or to provide any portion of any New Revolving Credit Commitments) or by any Additional Lender; provided that the Administrative Agent shall have consented (not to be unreasonably conditioned, withheld or delayed) to such Lender’s or Additional Lender’s making such New Term Loans or providing such New Revolving Credit Commitments if such consent would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender; provided, further, that no Additional Lender that is an Affiliated Lender or an Affiliated Debt Fund shall be permitted to make or provide (x) New Revolving Credit Commitments or (y) New Term Loans, unless the requirements of Sections 10.07(h) and (i) (as applicable) shall be met, assuming that the making or provision of such New Term Loans is an assignment of such New Term Loans to such Person. Commitments in respect of New Term Loans and New Revolving Credit Commitments shall become Commitments (or in the case of a New Revolving Credit Commitment to be provided by an existing Revolving Credit Lender, an increase in (or addition to, as applicable) such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each existing Lender agreeing to provide such Commitment, if any, and each Additional Lender agreeing to provide such Commitment, if any, and the Administrative Agent.  The Incremental Amendment may, without the consent of any Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Borrower and the Administrative Agent, to effect the provisions of this Section 2.14.  The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions as the Borrower and the Lenders providing such Commitment shall agree.  The Borrower shall use the proceeds (if any) of the New Term Loans, New Revolving Credit Commitments and Letters of Credit issued pursuant to any New Revolving Credit Commitments for any purpose not prohibited by this Agreement.  No Lender shall be obligated to commit to provide any New Term Loans or New Revolving Credit Commitments unless it so agrees.

(d)          Upon any Incremental Facility Closing Date on which New Revolving Credit Commitments are effected through a Revolving Commitment Increase, if, on the date of such increase, there are any Revolving Credit Loans outstanding under the applicable Class, each of the Revolving Credit Lenders under such Class shall assign to each of the New Revolving Credit Lenders, and each of the New Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders under such Class, at par, such interests in the Revolving Credit Loans outstanding under such Class on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans under such Class will be held by existing Revolving Credit Lenders under such Class and New Revolving Credit Lenders under such Class in accordance with their respective Pro Rata Shares under such Class after giving effect to the addition of such New Revolving Credit Commitments to the Revolving Credit Commitments under such Class.  The Administrative Agent and the Lenders hereby agree that neither the minimum borrowing and prepayment requirements in Sections 2.02 and 2.05(a) of this Agreement nor Section 2.13 or 4.02 of this Agreement shall apply to the transactions effected pursuant to the two preceding sentences.

(e)          Any New Term Commitment or New Revolving Commitment Tranche may be designated a separate Class of Term Loans or Revolving Credit Commitments, as applicable, for all purposes of this Agreement.  This Section 2.14 shall supersede any provisions in Section 2.05, Section 2.12, Section 2.13, Section 4.02, Section 8.03 or Section 10.01 to the contrary.

Section 2.15          Refinancing Amendments.  (a)  The Borrower may, at any time or from time to time after the Closing Date, by notice to the Administrative Agent (a “Refinancing Loan Request”), request (A) (i) the establishment of one or more new Classes of Term Loans under this Agreement (any such new Class, “New Refinancing Term Commitments”) or (ii) increases to one or more existing Classes of term loans under this Agreement (any such increase to an existing Class, collectively with New Refinancing Term Commitments, “Refinancing Term Commitments”), or (B) (i) the establishment of one or more new Classes of revolving credit commitments under this Agreement (any such new Class, “New Refinancing Revolving Credit Commitments”) or (ii) increases to one or more existing Classes of Revolving Credit Commitments, New Revolving Credit Commitments, Extended Revolving Credit Commitments or Refinancing Revolving Credit Commitments (any such increase to an existing Class, collectively with the New Refinancing Revolving Credit Commitments, “Refinancing Revolving Credit Commitments”, and collectively with any Refinancing Term Commitments, “Refinancing Commitments”), in each case, established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, as selected by the Borrower, any one or more of the existing Class or Classes of Loans or Commitments (with respect to a particular Refinancing Commitment or Refinancing Loan, such existing Loans or Commitments, “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy of each such notice to each of the Lenders of the Refinanced Debt.

(b)          Any Refinancing Term Loans made pursuant to New Refinancing Term Commitments or any New Refinancing Revolving Credit Commitments made on a Refinancing Facility Closing Date may be designated a separate Class of Refinancing Term Loans or Refinancing Revolving Credit Commitments, as applicable, for all purposes of this Agreement.  On any Refinancing Facility Closing Date on which any Refinancing Term Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.15, (i) each Refinancing Term Lender of such Class shall make a Term Loan to the Borrower (a “Refinancing Term Loan”) in an amount equal to its Refinancing Term Commitment of such Class and (ii) each Refinancing Term Lender of such Class shall become a Lender hereunder with respect to the Refinancing Term Commitment of such Class and the Refinancing Term Loans of such Class made pursuant thereto.  On any Refinancing Facility Closing Date on which any Refinancing Revolving Credit Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.15, (i) each Refinancing Revolving Credit Lender of such Class shall make its Refinancing Revolving Credit Commitment available to the Borrower (any Loan incurred thereunder, a “Refinancing Revolving Credit Loan” and collectively with any Refinancing Term Loan, a “Refinancing Loan”) and (ii) each Refinancing Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Refinancing Revolving Credit Commitment of such Class and the Refinancing Revolving Credit Loans of such Class made pursuant thereto.

(c)          Each Refinancing Loan Request from the Borrower pursuant to this Section 2.15 shall set forth the requested amount and proposed terms of the relevant Refinancing Term Loans or Refinancing Revolving Credit Commitments and identify the Refinanced Debt with respect thereto.  Refinancing Term Loans may be made, and Refinancing Revolving Credit Commitments may be provided, by any existing Lender (but no existing Lender shall have any obligation to make any portion of any Refinancing Term Loan or any obligation to provide any portion of any Refinancing Revolving Credit Commitments) or by any Additional Lender; provided that the Administrative Agent shall have consented (not to be unreasonably conditioned, withheld or delayed) to such Lender’s or Additional Lender’s making such Refinancing Term Loans or providing such Refinancing Revolving Credit Commitments if such consent would be required under Section 10.07(b) for an assignment of Revolving Credit Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender; provided, further, that no Additional Lender that is an Affiliated Lender shall be permitted to make or provide (x) Refinancing Revolving Credit Commitments or (y) Refinancing Term Loans unless the requirements of Sections 10.07(h) and (i) (as applicable) shall be met, assuming that the making or provision of such Refinancing Term Loans is an assignment of such Refinancing Term Loans to such Person (each such existing Lender or Additional Lender providing such Commitment or Loan, a “Refinancing Revolving Credit Lender” or “Refinancing Term Lender,” as applicable, and, collectively, “Refinancing Lenders”).

(d)          The effectiveness of any Refinancing Amendment, and the Refinancing Commitments thereunder, shall be subject to the satisfaction on the date thereof (a “Refinancing Facility Closing Date”) of each of the following conditions:

(i)           [reserved],

(ii)          [reserved],

(iii)         each of the conditions as the Borrower and the Lenders providing such Commitment shall agree as set forth in such Refinancing Amendment, and

(iv)        the Refinancing Term Loans made pursuant to any increase in any existing Class of Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans under the respective Class so incurred on a pro rata basis (based on the principal amount of each

Borrowing) so that each Lender under such Class will participate proportionately in each then outstanding Borrowing of Term Loans under such Class in accordance with its Pro Rata Share.

(e)          The terms and provisions of the Refinancing Term Commitments or Refinancing Revolving Credit Commitments, as the case may be (and the Loans in respect of the foregoing), of any Class shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Commitments or Refinancing Revolving Credit Commitment; provided, that:

(i)           such Refinancing Term Commitments and Refinancing Revolving Credit Commitments shall (x) rank pari passu or junior in right of payment and shall be unsecured or rank pari passu or junior in right of security with all Revolving Credit Loans, Term Loans, Permitted Pari Passu Secured Refinancing Debt and (to the extent secured by all or a portion of the Collateral on a pari passu basis with any of the foregoing) any Incremental Equivalent Debt and (y) may not be (I) if secured, secured by any assets other than Collateral or (II) guaranteed by any Person other than a Loan Party (or a Person who becomes a Loan Party substantially concurrently with the consummation of such Refinancing Term Loan or Refinancing Revolving Credit Commitment),

(ii)         Refinancing Term Loans shall not mature earlier than the Maturity Date of the applicable Refinanced Debt as then in effect (other than in respect of any such Refinancing Term Loans constituting a bridge financing that converts into Indebtedness meeting the requirements of this clause (ii)),

(iii)          Refinancing Term Loans shall have a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the applicable Refinanced Debt (prior to any extension thereto) (other than in respect of any such Refinancing Term Loans constituting a bridge financing that converts into Indebtedness meeting the requirements of this clause (iii)),

(iv)          (x) the currency, discounts, premiums, fees, optional prepayment and redemptions terms and, subject to clauses (ii) and (iii) above, the amortization schedule applicable to any Refinancing Term Loans shall be determined by the Borrower and the Lenders thereunder, and (y) the currency, discounts, premiums, fees and optional prepayment and redemptions terms applicable to any Refinancing Revolving Credit Commitments shall be determined by the Borrower and the Lenders thereunder provided that a currency other than Dollars or any other Alternative Currency shall be subject to the consent of the Administrative Agent (not to be unreasonably conditioned, withheld or delayed),

(v)          the interest rate (including margin and floors) applicable to any Refinancing Term Loans or Refinancing Revolving Credit Commitments will be determined by the Borrower and the Lenders providing such Refinancing Term Loans or such Refinancing Revolving Credit Commitments,

(vi)         the Refinancing Term Loans may provide for the ability to participate on a pro rata basis, greater than or less than pro rata basis in any voluntary repayments or prepayments of principal of Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis except in the case of a prepayment under Section 2.05(b)(iii) or 2.05(b)(iv)(B)) in any mandatory repayments or prepayments of principal of Term Loans hereunder,

(vii)         [reserved]

(viii)        with respect to any New Refinancing Revolving Credit Commitments, (1) the termination of, Refinancing Revolving Credit Commitments after the associated Refinancing Facility Closing Date shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrower shall be permitted, in its sole discretion, to permanently repay and terminate commitments of any such Class on greater than a pro rata basis (x) as compared to any other Class with a later Maturity Date than such Class and (y) as compared to any other Class in connection with the refinancing thereof with Refinancing Revolving Credit Commitments and (2) such New Refinancing Revolving Credit Commitments shall have provisions with respect to letters of credit and swingline loans as may be agreed by the Persons acting as letter of credit issuer and swingline lender, respectively, for such New Refinancing Revolving Credit Commitments, the Borrower and the Lenders providing such New Refinancing Revolving Credit Commitments (including, if consented to by the Administrative Agent, each L/C Issuer (in the case of letters of credit) and the Swing Line Lender (in the case of swingline loans) by reallocating then outstanding Letters of Credit to such New Refinancing Revolving Credit Commitments or having such New Refinancing Revolving Credit Commitments participate in Letters of Credit and/or Swing Line Loans on a pro rata basis with the Revolving Credit Commitments prior to the Maturity Date for the Revolving Credit Commitments and the Refinancing Amendment will contain necessary revisions to Section 2.03 and/or Section 2.04, as applicable, and related definitions to facilitate such participation),

(ix)         Refinancing Term Loans shall not have a greater principal amount than the principal amount of the applicable Refinanced Debt plus any accrued but unpaid interest and fees on such Refinanced Debt plus existing commitments unutilized under such Refinanced Debt to the extent permanently terminated at the time of incurrence of such new Indebtedness plus the amount of any premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Debt and any fees and expenses (including OID, upfront fees or similar fees) incurred in connection with the issuance of such Refinancing Term Loans,

(x)          Refinancing Revolving Credit Commitments shall not have a greater principal amount of Commitments than the principal amount of the utilized Commitments of the applicable Refinanced Debt plus any accrued but unpaid interest and fees on such Refinanced Debt plus existing commitments unutilized under such Refinanced Debt to the extent permanently terminated at the time of incurrence of such new Indebtedness plus the amount of any premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Debt and any defeasance costs and any reasonable fees and expenses (including OID, upfront fees or similar fees) incurred in connection with the issuance of such Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans,

(xi)         except as set forth above, the other material terms and conditions of any such Refinancing Term Commitments or Refinancing Revolving Credit Commitments (and the Loans in respect thereof) shall be (taken as a whole) no more favorable (as reasonably determined by the Borrower in good faith) to the Refinancing Lenders providing such Refinancing Term Commitments or Refinancing Revolving Credit Commitments, as applicable, than those applicable to the applicable Refinanced Debt (except for (1) covenants or other provisions applicable only to periods after the Latest Maturity Date and (2) pricing, fees, rate floors, premiums, optional prepayment or redemption terms) unless such terms and conditions reflect market terms and conditions for such Refinancing Term Commitments or Refinancing Revolving Credit Commitments, as applicable, at the time of incurrence or issuance thereof (in each case, as determined by the Borrower) (it being understood that terms differing from those with respect to the Facilities applicable only after the maturity date of the comparable Facilities are reasonably acceptable) (it being understood that (x) if any more favorable provision is added for the benefit of any Refinancing Term Commitments, such provision shall be deemed to be satisfactory to the Administrative Agent to the extent such provision is added for the benefit of the Term B-1 Loans, Term B-2 Loans ~~or~~, Term B-4 Loans or Term B-5 Loans, as applicable, outstanding on the Amendment No. 1 Effective Date (it being understood that any amendment to the Loan Documents to include such lender-favorable provisions shall not require the consent of any Lender) and (y) if any more favorable provision is added for the benefit of any Refinancing Revolving Credit Commitments, such provision shall be deemed to be satisfactory to the Administrative Agent to the extent such provision is added for the benefit of the Revolving Credit Facility established on the Closing Date (it being understood that any amendment to the Loan Documents to include such lender-favorable provisions shall not require the consent of any Lender)); provided that a certificate of the Borrower delivered to the Administrative Agent at least two (2) Business Days prior to the incurrence of such Indebtedness stating that the Borrower has reasonably determined that such other terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such covenants and defaults satisfy the foregoing requirement unless the Administrative Agent has delivered a written notice, prior to the proposed incurrence date of such Indebtedness, that it does not agree with the Borrower, which written notice shall include a reasonably detailed list of covenant and other terms that do not satisfy the applicable requirements under this clause (xi), and

(xii)          notwithstanding the foregoing, Refinancing Term Commitments of the kind described in Section 2.15(a)(A)(ii) (and the Refinancing Loans made pursuant thereto)  and Refinancing Revolving Credit Commitments of the kind described in Section 2.15(a)(B)(ii) (and the Refinancing Loans made pursuant thereto) shall form part of the same Class as, and have identical terms to, the applicable Class of Term Loans or Revolving Credit Commitments (as applicable) to which they apply.

(f)          Commitments in respect of Refinancing Term Loans and Refinancing Revolving Credit Commitments shall become Commitments under this Agreement pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each existing Lender agreeing to provide such Commitment, if any, and each Additional Lender agreeing to provide such Commitment, if any, and the Administrative Agent. The Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15.  The Borrower will use the proceeds, if any, of the Refinancing Term Loans and Refinancing Revolving Credit Commitments in exchange for, or to extend, renew, replace, repurchase, retire or refinance, and shall permanently terminate applicable commitments under, the applicable Refinanced Debt, in each case, in accordance with Section 2.05(b)(iv)(B).

(g)          Upon any Refinancing Facility Closing Date on which Refinancing Revolving Credit Commitments are effected through the establishment of a new Class of Revolving Credit Commitments pursuant to this Section 2.15, (a) if, on such date, there are any Revolving Credit Loans under any other Class of Revolving Credit Commitments then outstanding, such Revolving Credit Loans shall be prepaid from the proceeds of a new Borrowing of the Refinancing Revolving Credit Loans under such new Class of Refinancing Revolving Credit Commitments in such amounts as shall be necessary in order that, after giving effect to such Borrowing and all such related prepayments, all Revolving Credit Loans under all Revolving Credit Facilities then existing (including such Refinancing Revolving Credit Commitments) will be held by all Lenders under all such Revolving Credit Facilities (including Lenders providing such Refinancing Revolving Credit Commitments) ratably in accordance with their Revolving Credit Commitments under all Revolving Credit Facilities (after giving effect to the establishment of such Refinancing Revolving Credit Commitments), (b) in the case of any other Revolving Credit Commitment then existing, there shall be an automatic adjustment to the participations hereunder in Letters of Credit and Swing Line Loans held by each Lender under such Revolving Credit Facilities so that each such Lender shares ratably in such participations in accordance with their respective Pro Rata Shares under all Revolving

Credit Commitments (after giving effect to the establishment of such Refinancing Revolving Credit Commitments), (c) each Refinancing Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (d) each Refinancing Revolving Credit Lender shall become a Lender with respect to the Refinancing Revolving Credit Commitments and all matters relating thereto.  Upon any Refinancing Facility Closing Date on which Refinancing Revolving Credit Commitments are effected through the increase to any existing Class of Revolving Credit Commitments pursuant to this Section 2.15, if, on the date of such increase, there are any Revolving Credit Loans outstanding under the applicable Class, each of the Revolving Credit Lenders under such Class shall be deemed to assign to each of the Refinancing Revolving Credit Lenders, and each of the Refinancing Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders under such Class, at par, such interests in the Revolving Credit Loans outstanding under such Class on such Refinancing Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans under such Class will be held by existing Revolving Credit Lenders under such Class and Refinancing Revolving Credit Lenders under such Class in accordance with their respective Pro Rata Shares under such Class after giving effect to the addition of such Refinancing Revolving Credit Commitments to the Revolving Credit Commitments under such Class.  The Administrative Agent and the Lenders hereby agree that neither the minimum borrowing and prepayment requirements in Sections 2.02 and 2.05(a), nor Section 2.13 or 4.02, of this Agreement shall apply to the transactions effected pursuant to the two preceding sentences.

(h)          Any New Refinancing Term Commitment or New Refinancing Revolving Credit Commitment shall be designated a separate Class of Term Loans or Revolving Credit Commitments, as applicable, for all purposes of this Agreement.

(i)          In lieu of incurring any Refinancing Term Loans or Refinancing Revolving Credit Commitments, the Borrower may at any time or from time to time after the Closing Date issue, incur or otherwise obtain (it being understood that no Lender shall be required to provide any such Indebtedness) (A) secured Indebtedness under a separate agreement in the form of one or more series of senior secured notes or loans that are secured on a pari passu basis with the Obligations (but without regard to the control of remedies) (such notes, “Permitted Pari Passu Secured Refinancing Debt”), (B) secured Indebtedness in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans, in each case, that are secured on a junior basis with the Obligations (such notes or loans, “Permitted Junior Secured Refinancing Debt”) and (C) senior unsecured or subordinated unsecured Indebtedness in the form of one or more series of senior unsecured or subordinated unsecured notes or loans (such notes or loans, “Permitted Unsecured Refinancing Debt” and together with Permitted Pari Passu Secured Refinancing Debt and Permitted Junior Secured Refinancing Debt, “Refinancing Equivalent Debt”), in each case, in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, any existing Class or Classes of Loans (such Loans, “Refinanced Loans”).

(i)          Any Refinancing Equivalent Debt:

(A)          (1) shall not have a final scheduled maturity date earlier than the Maturity Date of the Refinanced Loans (other than in respect of any bridge financing that converts into Indebtedness meeting the requirements of this clause (1)), (2) shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the applicable Refinanced Loans (other than in respect of any bridge financing that converts into Indebtedness meeting the requirements of this clause (2)), (3) shall not be guaranteed by any Person other than a Loan Party (or a Person who becomes a Loan Party substantially concurrently with the consummation of such Refinancing Equivalent Debt, (4) shall not have a greater principal amount than the principal amount of the Refinanced Loans plus any accrued but unpaid interest and fees on such Refinanced Loans plus existing commitments unutilized under such Refinanced Loans to the extent permanently terminated at the time of incurrence of such new Indebtedness plus the amount of any premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Loans and any reasonable fees and expenses (including OID, upfront fees or similar fees) incurred in connection with the issuance of such Refinancing Equivalent Debt, and (5) except as set forth above, the other material terms and conditions of any such Refinancing Equivalent Debt shall be (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the holders of such Refinancing Equivalent Debt than those applicable to the applicable Refinanced Loans (except for (1) covenants or other provisions applicable only to periods after the Latest Maturity Date for such Refinanced Loans and (2) pricing, fees, rate floors, premiums, optional prepayment or redemption terms) unless such terms and conditions reflect market terms and conditions for such Refinancing Equivalent Debt at the time of incurrence or issuance thereof (in each case, as determined by the Borrower) (it being understood that terms differing from those with respect to the Refinanced Loans applicable only after the maturity date of such Refinanced Loans Facilities are reasonably acceptable) (it being understood that (x) if any more favorable provision is added for the benefit of any Refinancing Equivalent Debt used to refinance any existing Class of Term Loans, such provision shall be deemed to be satisfactory to the Administrative Agent to the extent such provision is added for the benefit of the Term B-1 Loans, Term B-2 Loans ~~or~~, Term B-4 Loans or Term B-5 Loans, as applicable, outstanding on the Amendment No. 1 Effective Date (it being understood that any amendment to the Loan Documents to include such lender-favorable provisions shall not require the consent of any Lender) and (y) if any more favorable provision is added for the benefit of any Refinancing Equivalent Debt used to refinance any existing Class of Revolving Credit Loans, such provision shall be deemed to be satisfactory to the Administrative Agent to the extent such provision is added for the benefit of the Revolving Credit Facility as in effect on the Amendment No. 1 Effective Date (it being understood that any amendment to the Loan Documents to include such lender-favorable provisions shall not require the consent of any Lender)); provided that a certificate of the Borrower delivered to the Administrative Agent at least two (2) Business Days prior to the incurrence of such Indebtedness stating that the Borrower has reasonably determined that such other terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such covenants and defaults satisfy the foregoing requirement unless the Administrative Agent has delivered a written notice, prior to the proposed incurrence date of such Indebtedness, that it does not agree with the Borrower, which written notice shall include a reasonably detailed list of covenant and other terms that do not satisfy such applicable requirements;

(B)          (1) if either Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, such Refinancing Equivalent Debt (x) may not be (I) secured by any assets other than Collateral or (II) guaranteed by any Person other than a Loan Party (or a Person who becomes a Loan Party substantially concurrently with the consummation of such Refinancing Term Loan or Refinancing Revolving Credit Commitment) and (y) shall be subject to security agreements substantially the same as the Collateral Documents in all material respects (with such differences as are appropriate to reflect the nature of such Refinancing Equivalent Debt), (2) if Permitted Pari Passu Secured Refinancing Debt, such Refinancing Equivalent Debt (x) shall be secured by all or a portion of the Collateral on a pari passu basis with the Obligations and (y) shall be subject to a First Lien Intercreditor Agreement and (3) if Permitted Junior Secured Refinancing Debt, such Refinancing Equivalent Debt (x) shall be secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and (y) shall be subject to a Junior Lien Intercreditor Agreement; and

(C)          shall be incurred, and the proceeds thereof used, solely to repay, repurchase, retire or refinance the Refinanced Loans and terminate all commitments thereunder in accordance with Section 2.05(b)(iv)(B).

(j)          Notwithstanding anything in any Loan Document to the contrary, in connection with the establishment of any Refinancing Commitments or Refinancing Equivalent Debt, the Borrower may, upon notice to any Lender, require such Lender to assign “at par” (unless the assigning Lender agrees to receive lesser consideration) and delegate, without recourse, all or a portion of its interests, rights and obligations under this Agreement and the related Loan Documents in the Class or Classes of Loans or Commitments being exchanged, extended, renewed, refinanced, replaced, repurchased or retired, in whole or in part, pursuant to or with the proceeds of such Refinancing Commitments or Refinancing Loans to one or more Refinancing Lenders or providers of Refinancing Equivalent Debt.

(k)          This Section 2.15 shall supersede any provisions in Section 2.05, Section 2.12, Section 2.13, Section 4.02, Section 8.03, Section 10.01 or Section 10.07 to the contrary.

Section 2.16        [Reserved].

Section 2.17        Extended Term Loans.  (a)  The Borrower may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Facility”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.17.  In order to establish any Extended Term Loans, the Borrower shall provide an Extension Request to the relevant Lenders under the applicable Existing Term Loan Facility in respect of which such request is being made (or, at the option of the Borrower, to the Administrative Agent, who shall provide a copy to such Lenders) setting forth the proposed terms of the Extended Term Loans to be established, which shall be as agreed among the Borrower and the Lenders providing such Extended Term Loans, it being understood that: (i) the scheduled amortization payments of principal, if any, and/or scheduled final maturity date of the Extended Term Loans shall be as set forth in the applicable Extension Amendment, subject to the provisos below, (ii) the All-In Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, funding discounts, OID, prepayment premiums or otherwise) may be different than the All-In Yield for the Term Loans of such Existing Term Loan Facility, in each case, to the extent provided in the applicable Extension Amendment, (iii) [reserved], and (iv) Extended Term Loans may have optional prepayment terms (including call protection and prepayment premiums) and mandatory repayment terms (other than as to scheduled amortization and final maturity date) as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Term Loans may participate on a greater than pro rata basis in any mandatory prepayment with any then existing Class of Term Loans (other than scheduled amortization and in the case of a prepayment under Section 2.05(b)(iii)(B)); provided, further, that (A) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the final maturity of the Existing Term Loan Facility being extended and (B) the scheduled amortization applicable to such Extended Term Loans shall not exceed (or occur on different dates than) the scheduled amortization (exclusive of payments required at maturity) which previously applied to the Term Loans that are being extended (which regular amortization in the same amounts (or lesser amounts, if agreed by the applicable Extending Term Lenders) may continue after the final maturity of the Existing Term Loan Facility being extended) at any time prior to the final maturity of the Existing Term Loan Facility being extended.  Any Class of Extended Term Loans converted pursuant to any Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans converted from an Existing Term Loan Facility may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan

Extension Series with respect to such Existing Term Loan Facility (in which case scheduled amortization with respect thereto shall be proportionally increased).  Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.17 shall be in an aggregate principal amount that is not less than $5,000,000 (or, in the case of any Class of Term Loans with an entire outstanding principal amount of less than $5,000,000 that is to be extended in full, such outstanding principal amount) (unless such extension is made pursuant to clause (e) below) and the Borrower may impose an Extension Minimum Condition with respect to any Extension Request for Extended Term Loans, which may be waived by the Borrower in its sole discretion.

(b)         The Borrower shall provide the applicable Extension Request (which may be in the form of a term sheet) to the Lenders under the Existing Term Loan Facility being requested to extend (or, at the option of the Borrower, to the Administrative Agent, who shall provide a copy to such Lenders).  No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Facility converted into Extended Term Loans pursuant to any Extension Request or offer made pursuant to clause (e) below.  Any Lender (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Facility subject to such Extension Request converted into Extended Term Loans shall notify the Borrower or, if acting as the Borrower’s arranger or agent, the Administrative Agent (each, a “Term Loan Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Facility which it has elected to request be converted into Extended Term Loans.  In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Facility in respect of which applicable Term Lenders shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans requested to be extended pursuant to the Extension Request, the Borrower may choose which Term Loans subject to Term Loan Extension Elections shall be converted to Extended Term Loans (subject to rounding by the Borrower or, if acting as the Borrower’s arranger or agent, the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans included in each such Term Loan Extension Election.

(c)         Extended Term Loans shall be established pursuant to an Extension Amendment amending the terms of this Agreement among the Borrower and each Extending Term Lender providing an Extended Term Loan thereunder, which shall be consistent with the provisions set forth in Section 2.17(a) above and reasonably satisfactory to the Borrower and the Extending Term Lenders; provided that, except to the extent permitted pursuant to the terms of this Section 2.17, no Extension Amendment shall, unless in writing and signed by the Administrative Agent in addition to the Borrower and the Extending Term Lenders providing an Extended Term Loan thereunder, adversely affect the rights or administrative duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document (as determined by the Administrative Agent in good faith, acting reasonably) (it being understood and agreed that, for the avoidance of doubt, the extension of maturity of Loans and Commitments pursuant to this Section shall not so affect the Administrative Agent for purposes of this proviso).  The effectiveness of any Extension Amendment shall be subject to any applicable Extension Minimum Condition (unless waived by the Borrower) and, to the extent reasonably requested by the Extending Term Lenders, be subject to receipt by the Extending Term Lenders of (i) board resolutions and officers’ certificates consistent with those delivered on the Closing Date, (ii) customary opinions of counsel to the Loan Parties and (iii) supplemental or reaffirmation agreements and/or such amendments to the Collateral Documents and/or the Guaranty as may be reasonably requested by the Extending Term Lenders in order to ensure that the Extended Term Loans are provided with the benefit of the applicable Loan Documents.  The Extending Term Lenders shall promptly notify the Administrative Agent as to the effectiveness of each such Extension Amendment.  Each of the parties hereto hereby (A) agrees that, notwithstanding anything to the contrary set forth in Section 10.01, this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Person, to the extent reasonably required to (i) reflect the existence and terms of the Extended Term Loans incurred pursuant thereto (including changes and additional terms as agreed by the relevant Lenders and permitted pursuant to Section 2.17(a)) and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Extending Term Lenders and the Borrower, to effect the provisions of this Section, and the Administrative Agent  (as applicable) and the Lenders hereby expressly and irrevocably, for the benefit of all parties hereto, authorize the Administrative Agent, the Extending Term Lenders and the Borrower to enter into such Extension Amendment and (B) consents to the transactions contemplated by this Section 2.17 (including payment of interest, fees or premiums in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Amendment).

(d)          No conversion of Loans pursuant to any Term Loan Extension in accordance with this Section 2.17 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(e)          Notwithstanding anything to the contrary contained herein, at any time, the Borrower may offer any Lender of the relevant Existing Term Loan Facility (without being required to make the same offer to any or all other Lenders) who failed to make a Term Loan Extension Election in respect of all or a portion of its Term Loans on or prior to the date specified in the Extension Request relating to such Term Loan Extension Series the right to convert all or any portion of its Term Loans under the respective Existing Term Loan Facility into Extended Term Loans under such Term Loan Extension Series; provided that (A) such offer and any related acceptance (x) shall be in accordance with such procedures, if any, as may be reasonably requested by, or acceptable to, the Extending Term Lenders, (y) shall be on identical terms (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders) to those offered to the Lenders who agreed to convert their Term Loans under the Existing Term Loan Facility into Extended Term Loans pursuant to the respective Extension Request and (z) shall result in proportionate increases to the scheduled amortization payments, if any, otherwise owing with respect to the Term Loan Extension Series and (B) any Lender which agrees to an extension pursuant to this clause (e) shall enter into a joinder agreement to the respective Extension Amendment in form and substance reasonably satisfactory to the Borrower and executed by such Lender and the Borrower (and the Required Lenders hereby irrevocably authorize the Administrative Agent, the Extending Term Lenders and the Borrower to enter into any such joinder agreement).  The joining Lender shall deliver a copy of such joinder to the Administrative Agent promptly (and, in any event, within three (3) Business Days) after the execution thereof; provided that such delivery to the Administrative Agent shall not to be a condition to the effectiveness of any such joinder.

(f)          In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans of a given Term Loan Extension Series to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of a Term Loan Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, notwithstanding anything to the contrary set forth in Section 10.01, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Term Loan Extension Amendment”) within 15 days following the effective date of such Extension Amendment, which Corrective Term Loan Extension Amendment shall (i) provide for the conversion and extension of Term Loans under the applicable Existing Term Loan Facility in such amount as is required to cause such Lender to hold Extended Term Loans of the applicable Term Loan Extension Series into which such other Term Loans were initially converted, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Amendment in the absence of such error, and (ii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the last sentence of Section 2.17(c).

(g)          This Section 2.17 shall supersede any provisions in Section 2.05, Section 2.12, Section 2.13, Section 4.02, Section 8.03 or Section 10.01 to the contrary.

Section 2.18          Extended Revolving Credit Commitments.  (a)  The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments, New Revolving Credit Commitments, New Refinancing Revolving Credit Commitments or Extended Revolving Credit Commitments (and related Revolving Credit Loans and other related extensions of credit thereunder) of a given Class (each, an “Existing Revolving Credit Loan Facility”) be converted to extend the scheduled maturity date(s) with respect to all or a portion of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so converted, “Extended Revolving Credit Commitments,” and the revolving loans thereunder, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.18.  In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide an Extension Request to the relevant Lenders under the applicable Existing Revolving Credit Loan Facility (or, at the option of the Borrower, to the Administrative Agent, who shall provide a copy to such Lenders) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall be as agreed among the Borrower and the Lenders providing such Extended Revolving Credit Commitments, it being understood that: (i) the scheduled amortization payments, if any, of principal, scheduled or mandatory commitment reductions and/or scheduled final maturity date, and the unused line fee in respect, of the Extended Revolving Credit Loans shall be as set forth in the applicable Extension Amendment, subject to the provisos below, (ii) the All-In Yield with respect to the Extended Revolving Credit Loans (whether in the form of interest rate margin, upfront fees, funding discounts, OID, prepayment premiums or otherwise) may be different than the All-In Yield for the Revolving Credit Loans of such Existing Revolving Credit Loan Facility, in each case, to the extent provided in the applicable Extension Amendment, (iii) [reserved], (iv) such Extended Revolving Credit Commitments shall have provisions with respect to letters of credit and swingline loans as may be agreed by the Persons acting as letter of credit issuer and swingline lender, respectively, for such Extended Revolving Credit Commitments, the Borrower and the Lenders providing such Extended Revolving Credit Commitments (including, if consented to by the Administrative Agent, the L/C Issuers (in the case of letters of credit) and the Swing Line Lender (in the case of swingline loans) by reallocating then outstanding Letters of Credit to such Extended Revolving Credit Commitments or having such Extended Revolving Credit Commitments participate in Letters of Credit and/or Swing Line Loans on a pro rata basis with the Revolving Credit Commitments prior to the Maturity Date for the Revolving Credit Commitments; and (v) Extended Revolving Credit Commitments may have optional prepayment terms (including call protection and prepayment premiums) and mandatory commitment reduction and repayment terms as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Revolving Credit Loans or Extended Revolving Credit Commitments, as applicable, may be optionally prepaid or mandatorily repaid (other than scheduled amortizations and in connection with the refinancing thereof with Refinancing Revolving Credit Commitments) or subject to mandatory commitment reductions prior to the Maturity Date which applied to the respective Existing Revolving Credit Loan Facility with respect to which the Extension Request is being made, unless such prepayment, repayment and/or commitment reduction is in accordance with the theretofore existing provisions of this Agreement or is accompanied by at least a pro rata prepayment, repayment and/or commitment reduction, as the case may be, of such other Revolving Credit Loans or Revolving Credit Commitments, as applicable; provided, further, that in no event shall the final maturity date of any Extended Revolving Credit Loans of a given Revolving Credit Loan Extension Series at the time of establishment thereof be earlier than the Maturity Date which applied to the respective Existing Revolving Credit Loan Facility with respect to which the Extension Request is being made.  Any Class of Extended Revolving Credit Commitments converted pursuant to any Extension Request shall be designated a series (each, a “Revolving Credit Loan Extension Series”) of Extended

Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments converted from an Existing Revolving Credit Loan Facility may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolving Credit Loan Extension Series with respect to such Existing Revolving Credit Loan Facility.  Each Revolving Credit Loan Extension Series of Extended Revolving Credit Commitments incurred under this Section 2.18 shall be in an aggregate amount that is not less than $5,000,000 or, if an extension on substantially similar terms is concurrently made to Revolving Credit Commitments with the same existing maturity, then the aggregate amount for such Classes of Loans extended shall not be less than $5,000,000 (or, in the case of any Class of Revolving Credit Commitments with an entire outstanding principal amount of less than $5,000,000 that is to be extended in full, such outstanding principal amount) (unless, in either case, such extension is made pursuant to clause (e) below) and the Borrower may impose an Extension Minimum Condition with respect to any Extension Request for Extended Revolving Credit Commitments, which may be waived by the Borrower in its sole discretion.

(b)          The Borrower shall provide the applicable Extension Request (which may be in the form of a term sheet) to the Lenders under the Existing Revolving Credit Loan Facility being requested to extend (or, at the option of the Borrower, to the Administrative Agent, who shall provide a copy to such Lenders).  No Lender shall have any obligation to agree to have any of its Revolving Credit Commitments of any Existing Revolving Credit Loan Facility converted into Extended Revolving Credit Commitments pursuant to any Extension Request or offer made pursuant to clause (e) below.  Any Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolving Credit Loan Facility subject to such Extension Request converted into Extended Revolving Credit Commitments shall notify the Borrower or, if acting as the Borrower’s arranger or agent, the Administrative Agent (each, a “Revolving Credit Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Revolving Credit Commitments under the Existing Revolving Credit Loan Facility which it has elected to request be converted into Extended Revolving Credit Commitments.  In the event that the aggregate amount of Revolving Credit Commitments under the Existing Revolving Credit Loan Facility in respect of which applicable Revolving Credit Lenders shall have accepted the relevant Extension Request exceeds the amount of Extended Revolving Credit Commitments requested to be extended pursuant to the Extension Request, the Borrower may choose which Revolving Credit Commitments subject to Revolving Credit Extension Elections shall be converted to Extended Revolving Credit Commitments (subject to rounding by the Borrower or, if acting as the Borrower’s arranger or agent, the Administrative Agent, which shall be conclusive) based on the aggregate amount of Revolving Credit Commitments included in each such Revolving Credit Extension Election.

(c)          Extended Revolving Credit Commitments shall be established pursuant to an Extension Amendment amending the terms of this Agreement among the Borrower and each Extending Revolving Credit Lender providing an Extended Revolving Credit Commitment thereunder, and, to the extent required by Section 10.01, the L/C Issuers and the Swing Line Lender, which shall be consistent with the provisions set forth in Section 2.18(a) above and reasonably satisfactory to the Borrower and the Extending Revolving Credit Lenders; provided that, except to the extent permitted pursuant to the terms of this Section 2.18, no Extension Amendment shall, unless in writing and signed by the Administrative Agent in addition to the Borrower and the Extending Revolving Credit Lenders providing an Extended Revolving Credit Commitment thereunder, adversely affect the rights or administrative duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document.  The effectiveness of any such Extension Amendment shall be subject to any applicable Extension Minimum Condition (unless waived by the Borrower) and, to the extent reasonably requested by the Extending Revolving Credit Lenders, be subject to receipt by the Extending Revolving Credit Lenders of (i) board resolutions and officers’ certificates consistent with those delivered on the Closing Date, (ii) customary opinions of counsel to the Loan Parties and (iii) supplemental or reaffirmation agreements and/or such amendments to the Collateral Documents and/or the Guaranty as may be reasonably requested by the Extending Revolving Credit Lenders in order to ensure that the Extended Revolving Credit Commitments are provided with the benefit of the applicable Loan Documents.  The Extending Revolving Credit Lenders shall promptly notify the Administrative Agent as to the effectiveness of each such Extension Amendment.  Each of the parties hereto hereby (A) agrees that, notwithstanding anything to the contrary set forth in Section 10.01, this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Person, to the extent reasonably required to (i) reflect the existence and terms of the Extended Revolving Credit Commitments incurred pursuant thereto (including changes and additional terms as agreed by the relevant Lenders and permitted pursuant to Section 2.18(a)) and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Extending Revolving Credit Lenders and the Borrower, to effect the provisions of this Section 2.18, and the Administrative Agent (as applicable) and the Lenders, hereby expressly and irrevocably, for the benefit of all parties hereto, authorize the Administrative Agent, the Extending Revolving Credit Lenders and the Borrower to enter into such Extension Amendment and (B) consents to the transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of interest, fees or premiums in respect of any Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Amendment).

(d)          No conversion of Revolving Credit Commitments (and related Revolving Credit Loans) pursuant to any Extension Amendment in accordance with this Section 2.18 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(e)          Notwithstanding anything to the contrary contained herein, at any time the Borrower may offer any Lender of the relevant Existing Revolving Credit Loan Facility (without being required to make the same offer to any or all other Lenders) who failed to make a Revolving Credit Extension Election in respect of all or a portion of its Revolving Credit Commitments on or prior to the date specified in the Extension Request relating to such Revolving Credit Loan Extension Series the right to convert all or any portion of its Revolving Credit Commitments (and related extensions of credit) under the respective Existing Revolving Credit Loan Facility into Extended Revolving Credit Commitments (and related extensions of credit) under such Revolving Credit Loan Extension Series; provided that (A) such offer and any related acceptance (x) shall be in accordance with such procedures, if any, as may be reasonably requested by, or acceptable to, the Extending Revolving Credit Lenders and (y) shall be on identical terms (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders) to those offered to the Lenders who agreed to convert their Revolving Credit Commitments under the Existing Revolving Credit Loan Facility into Extended Revolving Credit Commitments pursuant to the respective Extension Request and (B) any Lender which agrees to an extension pursuant to this clause (e) shall enter into a joinder agreement to the respective Extension Amendment in form and substance reasonably satisfactory to the Borrower and executed by such Lender and the Borrower (and the Required Lenders hereby irrevocably authorize the Administrative Agent, the Extending Revolving Credit Lenders and the Borrower to enter into any such joinder agreement).

(f)          In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Revolving Credit Commitments of a given Revolving Credit Loan Extension Series to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of a Revolving Credit Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Revolving Credit Extension Amendment”) within 15 days following the effective date of such Extension Amendment, which Corrective Revolving Credit Extension Amendment shall (i)

provide for the conversion and extension of Extended Revolving Credit Commitments of the applicable Revolving Credit Loan Extension Series into which such other Revolving Credit Commitments were initially converted, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Amendment in the absence of such error, and (ii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the last sentence of Section 2.18(c).

(g)          This Section 2.18 shall supersede any provisions in Section 2.05, Section 2.12, Section 2.13, Section 4.02, Section 8.03 or Section 10.01 to the contrary.

Section 2.19          Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender of a given Class is a Defaulting Lender:

(a)          Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, modification, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders, Required Facility Lenders, Required Term Lenders, Required 2024 Revolving Credit Lenders and Required Revolving Credit Lenders (and any similar term).

(b)          Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender that is a Revolving Credit Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall not be paid or distributed to that Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest bearing account until the date of termination in full of such Lender’s Commitment and participations hereunder and shall be applied at such time or times as may be reasonably determined by the Administrative Agent and the Borrower as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the applicable L/C Issuer, Swing Line Lender or the Borrower, as applicable, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(b) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(c)          Certain Fees; Default Rate Interest.  That Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.09 or any interest pursuant to Section 2.08(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(d)          If any Swing Line Loan Exposure or Letter of Credit Exposure exists at the time a Revolving Credit Lender of a given Class becomes a Defaulting Lender then:

(i)         all or any part of such Swing Line Loan Exposure or Letter of Credit Exposure shall be reallocated, for each applicable Class or Facility, among the Revolving Credit Lenders that are Non-Defaulting Lenders, in respect of such Class or Facility, in accordance with their respective Revolving Credit Percentages but only to the extent (x) the sum of the Revolving Credit Exposures of all Revolving Credit Lenders that are Non-Defaulting Lenders in respect of such Class or Facility plus such Defaulting Lender’s Swing Line Loan Exposure or Letter of Credit Exposure does not exceed the aggregate amount of all Non-Defaulting Lenders’ Revolving Credit Commitments for the applicable Class or Facility and (y) immediately following the reallocation to a Revolving Credit Lender that is a Non-Defaulting Lender, the Revolving Credit Exposure of such Revolving Credit Lender does not exceed its Revolving Credit Commitment for the applicable Class or Facility at such time;

(ii)          if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within one (1) Business Day, (x) first, prepay such Swing Line Loan Exposure and (y) second, Cash Collateralize in a manner reasonably satisfactory to the applicable L/C Issuer, such Defaulting Lender’s Letter of Credit Exposure, as applicable (in each case, after giving effect to any partial reallocation pursuant to clause (i) above), in an aggregate amount equal to 100% of such Defaulting Lender’s Letter of Credit Exposure for so long as such Letter of Credit Exposure is outstanding;

(iii)         the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(i) with respect to such Defaulting Lender’s Letter of Credit Exposure;

(iv)        if the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.19(d), then the fees payable to the Revolving Credit Lenders of the applicable Class pursuant to Section 2.03(i) shall be adjusted in accordance with such Non-Defaulting Lenders’ Revolving Credit Percentages; and

(v)          if any Defaulting Lender’s Letter of Credit Exposure is neither Cash Collateralized nor reallocated pursuant to this Section 2.19(d), then, without prejudice to any rights or remedies of any L/C Issuer or any Revolving Credit Lender hereunder, all letter of credit fees payable under Section 2.03(i) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to each L/C Issuer until such Letter of Credit Exposure is Cash Collateralized and/or reallocated.

(e)          Notwithstanding anything to the contrary contained in Section 2.03 or Section 2.04, so long as any Revolving Credit Lender is a Defaulting Lender (i) the Swing Line Lender shall not be required to fund any Swing Line Loan and no L/C Issuer shall be required to issue, amend, extend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Credit Commitments of the Non-Defaulting Lenders and/or Cash Collateral has been provided by the Borrower in accordance with Section 2.19(d)(ii), and (ii) participating interests in any such newly issued or increased Letter of Credit or newly made Swing Line Loan shall be allocated among Revolving Credit Lenders of the applicable Class that are Non-Defaulting Lenders in a manner consistent with Section 2.19(d)(i) (and Defaulting Lenders shall not participate therein).

(f)          In the event that the Administrative Agent, the Borrower, each L/C Issuer and the Swing Line Lender all agree that a Defaulting Lender has adequately remedied all matters that caused such Revolving Credit Lender to be a Defaulting Lender, then (i) the Swing Line Loan Exposure and the Letter of Credit Exposure of the Revolving Credit Lenders of the applicable Class shall be readjusted to reflect the inclusion of such Revolving Credit Lender’s Revolving Credit Commitments and on such date such Revolving Credit Lender shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Revolving Credit Lender to hold such Revolving Credit Loans in accordance with its Revolving Credit Percentage (provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender); provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender and (ii) so long as no Event of Default then exists, all funds held as Cash Collateral pursuant to Section 2.19(d)(ii) shall thereafter be promptly (and in any event within three (3) Business Days) returned to the Borrower.  If the Revolving Credit Commitments have been terminated, all other Obligations in respect of the Revolving Credit Facility have been paid in full and no Letters of Credit are outstanding, then all funds held as Cash Collateral shall thereafter be promptly returned to the Borrower.

Section 2.20          Loan Repricing Protection.  At the time of the effectiveness of any Repricing Transaction that is consummated prior to the six (6) month anniversary of the Amendment No. ~~5~~6 Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Term Lender with Term B~~-4~~-5 Loans that are either prepaid, repaid, converted or otherwise subjected to a pricing reduction in connection with such Repricing Transaction (including, if applicable, any Non-Consenting Lender required to assign its Term B~~-4~~-5 Loans in connection therewith), a fee in an amount equal to 1.00% of (x) in the case of a Repricing Transaction described in clause (i) of the definition thereof, the aggregate principal amount of all Term B~~-4~~-5 Loans prepaid, refinanced, converted, substituted or replaced in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (ii) of the definition thereof, the aggregate principal amount of all Term B~~-4~~-5 Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction.  Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Transaction.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

Section 3.01          Taxes.  (a)  Except as required by Law, any and all payments by the Borrower or any Guarantor to or for the account of any Agent or any Lender hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed by any Governmental Authority, and all liabilities (including additions to tax, penalties and interest) with respect thereto (“Taxes”).  If the Borrower, a Guarantor or any other applicable withholding agent is required by Law to withhold or deduct any Taxes from or in respect of any amount paid or payable by the Borrower or applicable Guarantor under any Loan Document to any Agent or any Lender, (i) if such Taxes are Indemnified Taxes, the sum payable shall be increased as necessary so that after all required withholdings and deductions have been made (including withholdings and deductions applicable to additional sums payable under this Section 3.01(a)), each Lender (or, in the case of a payment made to an Agent for its own account, such Agent) receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) the applicable withholding agent shall make such withholdings or deductions, (iii) the applicable withholding agent shall pay the full amount withheld or deducted to the relevant Governmental Authority, and (iv) within thirty (30) days after the date of any such payment by the Borrower or any Guarantor (or, if receipts or evidence are not available within thirty (30) days, as soon as practicable thereafter), the Borrower or Guarantor shall furnish to such Agent or Lender (as the case may be) a copy of a receipt evidencing payment thereof to the extent such a receipt has been made available to the Borrower or Guarantor (or other evidence of payment reasonably satisfactory to the Administrative Agent).

(b)         Each Lender that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to payments to be made to such Lender under any Loan Document shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which it becomes a Lender and at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, each Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required below in Section 3.01(c)) obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.  Each Lender hereby authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 3.01(b) or Section 3.01(c).

(c)          Without limiting the generality of the foregoing:

(i)          Each Lender that is not a U.S. Person (each a “Foreign Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent on or prior to the date on which the Foreign Lender becomes a party hereto, two (2) accurate, complete and signed copies of whichever of the following is applicable:  (i) IRS Form W-8BEN or W-8BEN-E or successor form certifying that it is entitled to benefits under an income tax treaty to which the United States is a party; (ii) IRS Form W-8ECI or successor form; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, a certificate to the effect that such Foreign Lender is not (A) a bank described in Section 881(c)(3)(A) of the Code, (B) a 10-percent shareholder of the Borrower described in Section 871(h)(3)(B) of the Code, or (C) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d) of the Code, and that no payments in connection with any Loan Document are effectively connected with such Lender’s conduct of a U.S. trade or business, in substantially the form attached hereto as Exhibit H-1, Exhibit H-2, Exhibit H-3 or Exhibit H-4 (each a “Non-Bank Certificate”) and an IRS Form W-8BEN or W-8BEN-E or successor form, (iv) to the extent a Foreign Lender is not the beneficial owner for U.S. federal income tax purposes (for example, where the Foreign Lender is a partnership or a participating Lender), IRS

Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by, as and to the extent applicable, an IRS Form W-8BEN or W-8BEN-E, IRS Form W-8ECI, applicable Non-Bank Certificate (provided, that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the Foreign Lender may provide a Non-Bank Certificate on behalf of such direct or indirect partner(s)), IRS Form W-9, IRS Form W-8IMY (or other successor forms) and any other required supporting information from each beneficial owner; or (v) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax on any payments to such Lender under the Loan Documents, duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

(ii)          If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)          Each Lender that is a U.S. Person (each a “U.S. Lender”) shall complete and deliver to the Borrower and the Administrative Agent two (2) copies of accurate, complete and signed IRS Form W-9 or successor form certifying that such U.S. Lender is not subject to United States federal backup withholding on or prior to the date it becomes a party to this Agreement.

(iv)          On or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall provide to the Borrower, two duly-signed, properly completed copies of the documentation prescribed in clause (i) or (ii) below, as applicable (together with all required attachments thereto):  (i) IRS Form W-9 or any successor form thereto, or (ii) (A) IRS Form W-8ECI or any successor form thereto, and (B) with respect to payments received on account of any Lender, a properly completed and executed IRS Form W-8IMY (indicating “Qualified Intermediary” or U.S. branch status) with the effect that Borrower may make payments to the Administrative Agent, to the extent such payments are received by the Administrative Agent as an intermediary, without deduction or withholding of any Taxes imposed by the United States.  At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower.

(d)          Notwithstanding any other provision of Section 3.01(b) or (c), a Lender or Agent shall not be required to deliver any documentation that such Lender is not legally allowed to deliver.

(e)          The Borrower agrees to pay any and all present or future stamp, court or documentary Taxes and any other intangible, filing or recording fees or charges or similar Taxes imposed by any Governmental Authority which arise from any payment made under any Loan Document or the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document excluding any such Tax imposed in connection with an Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document, (i) if such Tax is imposed as a result of a present or former connection of the assignor or assignee with the jurisdiction imposing such Tax (other than any connection arising solely from having executed or entered into any Loan Document, having delivered, having received payments thereunder or having been a party to, having performed its obligations under, having received or perfected a security interest under, having entered into any other transaction pursuant to and/or having enforced, any Loan Documents) and (ii) unless such Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document was made at the request of the Borrower pursuant to Section 3.07 (all such non-excluded Taxes referred to in this Section 3.01(e) being hereinafter referred to as “Other Taxes”).

(f)          The Loan Parties shall, jointly and severally, indemnify an Agent or Lender for the full amount of any Indemnified Taxes paid or payable by such Agent or Lender (and any Indemnified Taxes imposed on or attributable to amounts payable under this Section 3.01), and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the Governmental Authority.  Payments under this Section 3.01(f) shall be made within ten (10) days after the date the Borrower receives written demand for payment from such Agent or Lender.  A certificate as to the amount of such payment or liability delivered to the Borrower by an Agent or a Lender (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

(g)          If the Borrower determines in its sole discretion exercised in good faith that a reasonable basis exists for contesting any Indemnified Taxes for which indemnification has been demanded or additional amounts have been payable hereunder, the relevant Lender or the relevant Agent, as applicable, shall cooperate with the Borrower in a reasonable challenge of such Taxes if so requested by the Borrower; provided that (i) such Lender or Agent determines in its sole good faith discretion that it would not be subject to any unreimbursed third party cost or expense or otherwise be materially disadvantaged by cooperating in such challenge, (ii) the Borrower pays all related out-of-pocket expenses of such Agent or Lender, and (iii) the Borrower indemnifies such Lender or Agent for any liabilities or other costs incurred by such party in connection with such challenge.  Any resulting refund shall be governed by Section 3.01(h).

(h)          If any Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund or a credit in respect of any Indemnified Taxes as to which it has been indemnified by the Borrower or any Guarantor, as the case may be, or with respect to which the Borrower or any Guarantor, as the case may be, has paid additional amounts pursuant to this Section 3.01, it shall promptly remit the amount of such refund or credit to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or any Guarantor, as the case may be, under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket expenses (including any Taxes) incurred by such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund or credit to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 3.01(h), in no event will any Agent or Lender be required to pay any amount to the Borrower pursuant to this Section 3.01(h) the payment of which would place the Agent or Lender in a less favorable net after-Tax position than the Agent or Lender would have been in if the Indemnified Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Indemnified Tax had never been paid.  Such Agent or such Lender, as the case may be, shall provide the Borrower with a copy of any notice of assessment or other evidence reasonably available of the requirement to repay such refund or credit received from the relevant Governmental Authority (provided that such Lender or such Agent may delete any information therein that such Lender or such Agent deems confidential or not relevant to such refund in its reasonable discretion).  This Section 3.01(h) shall not be construed to require an Agent or Lender to make available its Tax returns (or any other information related to its Taxes) to any Loan Party or any other Person.

(i)          Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) with respect to such Lender, it will, if requested by the Borrower in writing, use commercially reasonable efforts (subject to legal and regulatory restrictions) to mitigate the effect of any such event, including by designating another Lending Office for any Loan or Letter of Credit affected by such event and by completing and delivering or filing any Tax-related forms which such Lender is legally eligible to deliver and which would reduce or eliminate any amount of Indemnified Taxes required to be deducted or withheld or paid by the Borrower; provided that such efforts are made at the Borrower’s expense and on terms that, in the reasonable judgment of such Lender, do not cause such Lender and its Lending Office(s) to suffer any economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 3.01(i) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Sections 3.01(a) or (e).

(j)          The agreements in this Section 3.01 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder, resignation of the Administrative Agent and any assignment of rights by, or replacement of, any Lender.

(k)          For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer and any Swing Line Lender.

(l)          The agreements in this Section 3.01 shall survive the resignation or replacement of the Administrative Agent, termination of this Agreement and the payment of the Loans and all other amounts payable hereunder and any assignment of rights by, or replacement of, any Lender.

Section 3.02         Illegality.  If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to Adjusted Term SOFR, or to determine or charge interest rates based upon Adjusted Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to Adjusted Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all of such Lender’s SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate), in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Adjusted Term SOFR, the Administrative

Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Adjusted Term SOFR.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03          Inability to Determine Rates; Benchmark Replacement Settings.

(a)          Subject to clauses (b) and (c) of this Section 3.03, if in connection with any request for a SOFR Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that adequate and reasonable means do not exist for determining the Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan (“Impacted Loans”), or (iii) the Administrative Agent or the Required Lenders determine that for any reason Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such SOFR Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain SOFR Loans shall be suspended (to the extent of the affected SOFR Loans or Interest Periods) and in the event of a determination described in the preceding sentence with respect to the Adjusted Term SOFR component of the Base Rate, the utilization of the Adjusted Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (in the case of clause (iii) of the preceding sentence, upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (determined without reference to the Adjusted Term SOFR component thereof) in the amount specified therein.

(b)          Benchmark Replacement Settings. Notwithstanding anything to the contrary herein or in any other Loan Document:

(i)           Replacing Benchmarks.  If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)          Benchmark Replacement Conforming Changes. In connection with the use, implementation, adoption or administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)         Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, implementation, adoption or administration of a Benchmark Replacement. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, and will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as otherwise expressly required pursuant to this Section 3.03.

(iv)          Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)          Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans.  During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(vi)          Certain Defined Terms.  As used in this Section 3.03(b) only:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such

Benchmark that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(b)(v).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section 3.03(b) Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means with respect to any Benchmark Transition Event, for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the first alternative set forth below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) Daily Simple SOFR, or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.05 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)          in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)          in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt,  the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)          a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component)

has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)          a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Term SOFR.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

(vii)         Applicability.  For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, (i) this Section 3.03(b) shall apply only to Loans denominated in Dollars and (ii) without limiting the applicability of Section 10.01, this Section 3.03(b) is the exclusive means in the Loan Documents for addressing the matters described in this Section 3.03(b) with respect to Loans denominated in Dollars.

Section 3.04          Increased Cost and Reduced Return; Capital Adequacy, etc.

(a)          Increased Costs Generally.  If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)           subject any Lender to any Tax with respect to this Agreement or any SOFR Loan made by it (except, in each case, for (a) any Indemnified Taxes or (b) any Excluded Taxes); or

(iii)         (A) impose on any Lender any increase in the cost to such Lender of agreeing to make or making, funding or maintaining SOFR Loans or (as the case may be) issuing or participating in Letters of Credit, or (B) cause a reduction in the amount received or receivable by any Lender in connection with any of the foregoing, that is not otherwise accounted for in the definition of Adjusted Term SOFR (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from amounts otherwise excluded in the parenthetical in clause (ii) immediately above);

or the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to Adjusted Term SOFR or issuing or participating in any Letters of Credit (or of maintaining its obligation to make any such Loan or issue or participate in any such Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs or such reduction in amount (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.  At any time that any SOFR Loan is affected by the circumstances described in this Section 3.04(a), the Borrower may, subject to Section 3.05, either (i) if the affected SOFR Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower receives any such demand from such Lender or (ii) if the affected SOFR Loan is then outstanding, upon at least three (3) Business Days’ notice to the Administrative Agent, require the affected Lender to convert such SOFR Loan into a Base Rate Loan (determined without reference to the Adjusted Term SOFR component thereof), if applicable.

(b)          Capital Requirements.  If any Lender reasonably determines that the introduction of any Change in Law regarding capital adequacy or liquidity requirements, or any change therein or the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender, or any corporation or holding company controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)          Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subclause (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)          [Reserved].

(e)          Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof); provided, further, that requests for any additional payments under this Section 3.04 in connection with a Change in Law shall be limited to circumstances generally affecting the banking market and when a majority of Lenders have made such a request.  No Lender shall demand compensation pursuant to this Section 3.04 unless such Lender is generally making corresponding demands on similarly situated borrowers for similar amounts pursuant to similar provisions in comparable syndicated credit facilities to which such Lender is a party.

Section 3.05          Funding Losses.  Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)         any continuation, conversion, payment or prepayment of any SOFR Loan on a day prior to the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)         any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any SOFR Loan on the date or in the amount notified by the Borrower; or

(c)          any assignment of a SOFR Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.07.

Section 3.06          Matters Applicable to All Requests for Compensation.

(a)          Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender or L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or L/C Issuer, as applicable shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or L/C Issuer, as applicable, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, including in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or L/C Issuer, as applicable to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or L/C Issuer, as applicable in any material economic, legal or regulatory respect.  The Borrower hereby agrees to pay all reasonable and documented (in reasonable detail) out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          Suspension of Lender Obligations.  If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue SOFR Loans from one

Interest Period to another Interest Period, or to convert Base Rate Loans into SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)          If the obligation of any Lender to make or continue from one Interest Period to another Interest Period any SOFR Loan, or to convert Base Rate Loans into SOFR Loans, shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s SOFR Loans, as applicable, shall be automatically converted into Base Rate Loans (determined without reference to the Adjusted Term SOFR component thereof) on the last day(s) of the then current Interest Period(s) for such SOFR Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to such conversion no longer exist:

(i)          to the extent that such Lender’s SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s SOFR Loans shall be applied instead to its Base Rate Loans (which shall be determined without reference to the Adjusted Term SOFR component thereof); and

(ii)          all Loans that would otherwise be made or continued from one Interest Period to another Interest Period by such Lender as SOFR Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into SOFR Loans, shall remain as Base Rate Loans (which shall be determined without reference to the Adjusted Term SOFR component thereof).

(d)          Conversion of SOFR Loans.  If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s SOFR Loans no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans of a given Class held by the Lenders of such Class holding SOFR Loans and by such Lenders are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Pro Rata Shares.

(e)          Notwithstanding anything contained herein to the contrary, a Lender shall not be entitled to any compensation pursuant to Section 3.04 to the extent such Lender is not imposing such charges or requesting such compensation from borrowers (similarly situated to the Borrower hereunder) under comparable syndicated credit facilities.

Section 3.07          Replacement or Termination of Lenders under Certain Circumstances.  If (i) any Lender becomes a Defaulting Lender, (ii) any Lender requests compensation under Section 3.04 or ceases to make SOFR Loans as a result of any condition described in Section 3.02 or Section 3.04, (iii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iv) any Lender is a Non-Consenting Lender or (v) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may (x) repay all Obligations (other than contingent indemnification obligations for which no claim or demand has been made) of the Borrowers owing to such Lender relating to the Loans and participations held by such Lender and cancel such Lender’s Commitments as of such termination date, in each case, on a non-Pro Rata Basis or (y) at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to one or more Eligible Assignees (none of whom shall be a Defaulting Lender) that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment); provided that, in the case of clause (y):

(a)           the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.07(b)(iv) to the extent required by the Administrative Agent;

(b)          such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans and L/C Advances then outstanding that have not been repaid or converted into Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts payable under Section 2.20 and Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) or, as applicable, under the applicable Class of Loans and/or Commitments (provided that to the extent the Assignment and Assumption with respect to an assignment pursuant to this Section 3.07(b) provides that any accrued interest and fees shall be paid to the applicable assignor at any future time, such amounts shall instead be payable to the assignee notwithstanding any such provision, unless such amounts have already been paid to the applicable assignor pursuant to this clause (b), in which case they shall not be payable by the Borrower);

(c)         such Lender being replaced pursuant to this Section 3.07 shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans or, as applicable, under the applicable Class of Loans and/or Commitments, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to deliver such Notes (or any such indemnity in lieu thereof) shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed to be canceled upon such failure;

(d)          pursuant to any Assignment and Assumption executed pursuant to Section 3.07(c), (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender;

(e)          in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(f)           such assignment does not conflict with applicable Laws.

In connection with any such replacement under clause (y) above, if any such Lender being replaced pursuant to this Section 3.07 does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within one (1) Business Day of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Lender being replaced pursuant to this Section 3.07, then such Lender being replaced pursuant to this Section 3.07 shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of such Lender.

Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit issued and outstanding hereunder unless any such Letters of Credit have been Cash Collateralized or other arrangements reasonably satisfactory to such L/C Issuer shall have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment or modification thereto, (ii) the consent, waiver or amendment or modification in question requires the agreement of each Lender, all affected Lenders or all the Lenders in accordance with the terms of Section 10.01 with respect to any Class or Classes of the Loans and (iii) the Required Lenders, Required Term Lenders or Required Facility Lenders or other applicable percentage of any Class of Lenders, as applicable, have agreed (to the extent required by Section 10.01) to such consent, waiver or amendment or modification, then any Lender who does not agree to such consent, waiver or amendment or modification shall be deemed a “Non-Consenting Lender.”  If any applicable Lender is a Non-Consenting Lender and is required to assign all or any portion of its Term B Loans pursuant to this Section 3.07 prior to the six (6) month anniversary of the Amendment No. ~~5~~6 Effective Date in connection with any such waiver, amendment or modification constituting a Repricing Transaction in respect of which it is a Non-Consenting Lender, the Borrower shall pay to such Non-Consenting Lender the fee set forth in Section 2.20 to the extent applicable.

A Lender shall not be required to make any such assignment or delegation and the Borrower shall not be permitted to terminate its Commitments and/or prepay its Loans if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 3.08          Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all Obligations and resignation of the Administrative Agent.

ARTICLE IV

Conditions Precedent to Credit Extensions

Section 4.01          Conditions to Initial Credit Extension.  Subject to (and to the extent required by) the penultimate paragraph of this Section 4.01, the obligation of each Lender to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction, or waiver (in accordance with Section 10.01), of each of the following conditions precedent:

(a)          The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or copies in .pdf, .tif, .jpeg or other electronic form by electronic mail (followed promptly by originals, to the extent reasonably required by the Administrative Agent, it being understood and agreed that provisions of such originals are not a condition precedent under this Section 4.01) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (if applicable), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)           a Loan Notice or Letter of Credit Application (other than with respect to any Existing Letters of Credit), as applicable, relating to the initial Credit Extension(s) and which shall be delivered in accordance with Section 2.02;

(ii)          executed counterparts of this Agreement duly executed by each party hereto;

(iii)         subject to (and to the extent required by) the penultimate paragraph of this Section 4.01, the Closing Date First Lien Intercreditor Agreement, the Guaranty and other Collateral Documents set forth on Schedule 1.01(b) required to be executed on the Closing Date, as indicated on such schedule, duly executed by each party thereto as of the Closing Date, together with:

(A)          certificates, if any, representing the Pledged Collateral that are certificated Equity Interests of the Borrower, Subsidiary Guarantors and each of their Restricted Subsidiaries that are not Immaterial Subsidiaries and instruments evidencing Material Debt Instruments, in each case, required to be delivered pursuant to the Collateral and Guarantee Requirement, each accompanied by undated stock powers, membership interest powers or other applicable certificates of transfer executed in blank and, in each case, in original (and not electronic) form; and

(B)          delivery to the Administrative Agent, in proper form for filing, of Uniform Commercial Code financing statements in the jurisdiction of organization of each Loan Party;

(iv)          such certificates of good standing or status (to the extent that such concepts exist) from the applicable secretary of state (or equivalent authority) of the jurisdiction of organization of each Loan Party (in each case, to the extent such concept exists in the applicable jurisdiction), customary certificates attaching organizational documents, customary Board of Directors resolutions or other customary corporate authorizing action, customary incumbency specimen signature certificates and/or other customary certificates of Responsible Officers of each Loan Party evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date and, in the case of the Borrower only, a certificate of a Responsible Officer of the Borrower that the conditions specified in clauses (b), (f) and (i) below have been satisfied;

(v)          customary opinions with respect to the Loan Parties party to the Loan Documents on the Closing Date from:

(A)          White & Case LLP, New York counsel to the Loan Parties;

(B)          Bosse Law, PLLC, special Ohio counsel to the Loan Parties; and

(C)          Watanabe Ing LLP, special Hawaii counsel to the Loan Parties;

(vi)         certificates of insurance of the Borrower evidencing property and general liability insurance meeting the requirements set forth in Section 5.20; and

(vii)        a solvency certificate, substantially in the form set forth in Exhibit Q, from the chief financial officer or other officer with equivalent duties of the Borrower;

(b)          The Closing Date Acquisition shall have been consummated, or substantially concurrently with the initial borrowings under the Facilities on the Closing Date shall be consummated, in all material respects in accordance with the terms of the Closing Date Acquisition Agreement, without giving effect to any modifications, amendments or express waivers or consents thereto that are materially adverse to the Lead Arrangers or the initial Lenders without the approval of the Lead Arrangers (such approval not to be unreasonably withheld, conditioned or delayed); provided that (i) any amendment to the definition of Company Material Adverse Effect (as originally in effect on March 13, 2020) shall be deemed to be materially adverse to the interests of the Lead Arrangers or the initial Lenders, (ii) any decrease in the purchase price shall not be materially adverse to the initial Lenders but any resulting reduction in cash uses shall be allocated (x) first, to a reduction of the Closing Date Equity Contribution to such amount as would still satisfy Section 4.01(c) below, and (y) second, the balance (if any) of any reduction in cash uses shall be allocated (A) 60% to a reduction in the Initial Term Loans and (B) 40% to a reduction in the Closing Date Equity Contribution and (iii) any increase in the purchase price shall not be materially adverse to the initial Lenders so long as such increase (excluding increases as a result of adjustments provided in the Closing Date Acquisition Agreement as originally executed, which are deemed to be not materially adverse) is funded by equity contributions).

(c)          The Closing Date Equity Contribution shall have been or, substantially concurrently with the funding of the Facilities shall be, consummated, which Closing Date Equity Contribution shall be made in at least the amount set forth in the definition thereof (or such lesser amount permitted by Section 4.01(b)).

(d)          On the Closing Date, after giving effect to the Transaction and the use of proceeds of the Facilities existing on the Closing Date, the Closing Date Refinancing shall have been consummated.

(e)          Since the date of the Closing Date Acquisition Agreement there shall not have occurred any event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(f)          The Lead Arrangers shall have received (i) the Audited Financial Statements and the Unaudited Financial Statements and (ii) a pro forma consolidated balance sheet and related pro forma consolidated statements of income of the Borrower as of and for the twelve-month period ending on the last day of the most recently completed four fiscal quarter period ended at least forty-five (45) days before the Closing Date, prepared after giving effect to the Transaction as if the Transaction had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other statements of income), which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting; provided, further, that the Audited Financial Statements and the Unaudited Financial Statements shall be deemed to have been received by the Lead Arrangers to the extent included in the Company’s periodic reports under the Exchange Act as and when filed with the SEC.

(g)          All Transaction Expenses required to be paid on the Closing Date under the Commitment Letters and the Fee Letters payable to the Lead Arrangers, the Initial Co-Manager, the Agents and the initial Lenders shall have been paid to the extent due and, with respect to expenses (including reimbursable fees and expenses of counsel), to the extent a reasonably detailed invoice therefor has been delivered to the Borrower at least three (3) Business Days prior to the Closing Date.

(h)          The Lead Arrangers shall have received, at least three (3) days prior to the Closing Date, all documentation and information as is reasonably requested in writing by the Lead Arrangers at least ten (10) Business Days (as defined in the Closing Date Acquisition Agreement) prior to the Closing Date about the Borrower and the Guarantors required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and the Beneficial Ownership Regulation.

(i)         Subject to (and to the extent required by) the penultimate paragraph of this Section 4.01, (i) the Specified Acquisition Agreement Representations shall be true and correct and (ii) the Specified Representations shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties shall be true and correct after giving effect to such materiality qualifier) on and as of the Closing Date.

Notwithstanding anything in any Loan Document  to the contrary, (i) the only representations and warranties made on the Closing Date the making and accuracy of which shall be a condition to the availability of the Facilities on the Closing Date shall be (A) the Specified Representations and (B) the Specified Acquisition Agreement Representations and (ii) the terms of the Loan Documents shall be in a form such that they do not impair availability of the Facilities on the Closing Date if the conditions set forth in this Section 4.01 are satisfied or waived (it being understood that, to the extent any lien search, Guarantees, or Collateral of the Borrower or Guarantor or any security interest therein (other than the pledge and perfection of security interests in the Pledged Borrower Equity Interests and, in each case, to the extent required under the Collateral Documents, the pledged Equity Interests of the Borrower’s Wholly Owned Domestic Subsidiaries that are Material Subsidiaries and other assets pursuant to which a Lien may be perfected solely by the filing of a financing statement under the Uniform Commercial Code; provided that stock certificates of the Company and its Subsidiaries will only be required to be delivered on the Closing Date to the extent received from the seller) is not provided or perfected on the Closing Date after Holdings’ use of commercially reasonable efforts to do so or without undue burden or expense, the provision of such lien search, Guarantee and/or Collateral (and perfection of security interests therein) shall not constitute a condition precedent to the availability of the Facilities on the Closing Date but shall be required to be provided and perfected after the Closing Date (and in any event, within ninety (90) days after the Closing Date (or in the case of stock certificates of the Company, within five (5) Business Days after the Closing Date) plus any extensions consented to by the Administrative Agent (including pursuant to Section 6.17) in its reasonable discretion) pursuant to arrangements to be mutually agreed).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

Section 4.02         Conditions to All Credit Extensions after the Closing Date.  The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, a continuation of SOFR Loans or (except as otherwise set forth in Section 2.14, 2.15, 2.17, 2.18 or 10.01) a Borrowing pursuant to any Incremental Amendment, Section 2.15, 2.16, 2.17, 2.18 or with respect to any Replacement Term Loans) after the Closing Date is subject to the following conditions precedent:

(a)          The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date.

(b)          At the time of and immediately after giving effect to any Borrowing after the Closing Date, no Default shall have occurred and be continuing.

(c)          The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of SOFR Loans or a Borrowing in connection with any Incremental Amendment) submitted by the Borrower after the Closing Date shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

Representations and Warranties

On the Closing Date solely with respect to the Specified Representations and subject to the penultimate paragraph of Section 4.01 and Section 6.17, and after the Closing Date to the extent required pursuant to Section 4.02 hereof or by any other provision of this Agreement, each of the Borrower and, in respect of Sections 5.01, 5.02, 5.04, 5.05(a) and 5.19 only, Holdings, represents and warrants (in the case of such representations and warranties made pursuant to Section 4.02, solely to the extent required to be true and correct for the applicable Credit Extension pursuant to Article IV) to the Administrative Agent, the L/C Issuers and the Lenders that:

Section 5.01          Existence, Qualification and Power.  Holdings, the Borrower and each Restricted Subsidiary that is a Material Subsidiary (a) is a Person duly organized, incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, organization or formation (to the extent such concept exists in such jurisdiction), (b) has all corporate or other organizational power and authority to (i) own its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite government licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clauses (a) (other than with respect to the due organization, formation, incorporation or existence of the Borrower), (b)(i), (c), or (d), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.02          Authorization; No Contravention.  (a)  The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party has been duly authorized by all necessary corporate or other organizational action.

(b)          The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party do not and will not (A) contravene the terms of any of its Organization Documents; (B) result in any breach or contravention of, or the creation of any material Lien upon any of the property or assets of such Loan Party or any of the Borrower’s Restricted Subsidiaries (other than as permitted by Section 7.01) under (I) any material Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (II) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (C) violate any applicable Laws; except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (A), (B) and (C), to the extent that such breach, contravention or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.03          Governmental Authorization; Other Consents.  No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, except for (i) filings or other actions necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement), (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings described in the Collateral Documents, and (iv) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.04          Binding Effect.  This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto.  This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party that is party hereto and thereto in accordance with its respective terms, except as such enforceability may be limited by Debtor Relief Laws or other Laws affecting creditors’ rights generally and by general principles of equity and principles of good faith and fair dealing.

Section 5.05          Financial Statements; No Material Adverse Effect.  (a) The Audited Financial Statements and the Unaudited Financial Statements fairly present in all material respects the financial position of the Borrower and its Restricted Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein (subject, in the case of the Unaudited Financial Statements to changes resulting from normal year-end adjustments and the absence of footnotes).

(b)          Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

Section 5.06          Litigation.  There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.07          Labor Matters.  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened and (b) the hours worked by and payments made to employees of the Borrower or any Restricted Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters.

Section 5.08          Ownership of Property; Liens.  Each of the Borrower and its Restricted Subsidiaries has valid title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Liens permitted by Section 7.01 and except where the failure to have such title or other property interests described above would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.09          Environmental Matters.  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Borrower and its Restricted Subsidiaries are in compliance with all Environmental Laws in all jurisdictions in which the Borrower and each of its Restricted Subsidiaries, as the case may be, is currently doing business (including having obtained all Environmental Permits required for the operation of the business), (ii) neither the Borrower nor any of its Restricted Subsidiaries has received written notice in the last two years that it is subject to any pending, or to the knowledge of the Borrower, threatened Environmental Claim and (iii) to the knowledge of the Borrower, neither the Borrower nor any Restricted Subsidiary is subject to Environmental Liability.

Section 5.10          Taxes.  Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and its Restricted Subsidiaries have timely filed all federal and state and other Tax returns and reports required to be filed, and have timely paid all federal and state and other Taxes, (including satisfying its withholding Tax obligations) due and payable, except those which are being contested in good faith by appropriate actions and for which adequate reserves have been provided in accordance with GAAP.  Neither the Borrower nor any Restricted Subsidiary has knowledge of any proposed Tax assessment against the Borrower or its Restricted Subsidiaries that would, if made, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.11          ERISA Compliance.  (a) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither the Borrower nor any of its ERISA Affiliates has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. of ERISA with respect to a Multiemployer Plan; and (iii) neither the Borrower nor any of its ERISA Affiliates has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)          Except where noncompliance or the incurrence of an obligation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable Laws, and neither the Borrower nor any Guarantor has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan.

Section 5.12          Subsidiaries.  As of the Closing Date, (a) neither the Borrower nor any other Loan Party has any Subsidiaries other than those specifically disclosed on Schedule 5.12 and (b) all of the outstanding Equity Interests in the Borrower and its Restricted Subsidiaries have been validly issued and are fully paid and (if applicable) nonassessable.  As of the Closing Date, Schedule 5.12 (a) sets forth the name and jurisdiction of organization of each Restricted Subsidiary and (b) sets forth the ownership interest of Holdings in the Borrower and of the Borrower in each of its Restricted Subsidiaries, in each case, including the percentage of such ownership.

Section 5.13          Margin Regulations; Investment Company Act.  (a)  No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of (i) purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB) or (ii) extending credit for the purpose of purchasing or carrying margin stock.

(b)          No Loan Party is an “investment company” as defined in the Investment Company Act of 1940.

Section 5.14          Disclosure.  As of the Closing Date, the written information and written data (other than projections, financial estimates, budgets, forecasts, forward-looking information and information of a general economic, general industry or industry-specific nature) furnished or concerning the Loan Parties that has been made available to any Agent or any Lender by or on behalf of the Borrower in connection with the Transaction, when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made (after giving effect to all supplements and updates thereto from time to time, and taken together with the information disclosed in the Borrower’s public filings with the SEC, as such information is supplemented or updated by other information so disclosed); provided, that (a) with respect to projections, financial estimates, budgets, forecasts, and other forward-looking information, the Borrower represents and warrants only that such information, when taken as a whole, was prepared in good faith based upon assumptions believed by the Borrower (or, if prepared by the Company, the Company) to be reasonable at the time of preparation and at the time the same were are made available to any Agent or Lender; it being understood that (i) such projections, financial estimates, budgets, forecasts, and other forward-looking information are as to future events and are not to be viewed as facts, (ii) such projections, financial estimates, budgets, forecasts, and other forward-looking information are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s or any other Person’s control, (iii) no assurance can be given that any particular projections, financial estimates, budgets, forecasts, and other forward-looking information will be realized, (iv) actual results during the period or periods covered by any such projections, financial estimates, budgets, forecasts, and other forward-looking information may differ significantly from the projected results and such differences may be material and (v) such projections, financial estimates, budgets, forecasts, and other forward-looking information are not a guarantee of performance and (b) no representation or warranty is made with respect to information of a general economic or general industry nature.

Section 5.15          Intellectual Property; Licenses, Etc. The Borrower and its Restricted Subsidiaries own or have a valid license or right to use, all patents, trademarks, service marks, trade names, copyrights, trade dress, domain names, trade secrets, know-how, software, database rights and other intellectual property (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such IP Rights, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Borrower, the operation of the respective businesses of the Borrower or any of its Restricted Subsidiaries as currently conducted does not infringe upon, misappropriate or otherwise violate any rights held by any Person except for such infringements, misappropriations or violations that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.16          Solvency.  On the Closing Date, after giving effect to the Transaction, the Borrower and its Subsidiaries, taken as a whole, are Solvent.

Section 5.17          [Reserved].

Section 5.18          Compliance with Laws; PATRIOT Act; FCPA; OFAC.

(a)          Compliance with Laws.  Each Loan Party and each Restricted Subsidiary is in compliance in all material respects with the requirements of all applicable Laws (including, without limitation, the Sanctions Laws and Regulations, the FCPA and applicable FCC rules and regulations) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate actions diligently conducted or (ii) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

(b)          FCPA.  No part of the proceeds of the Loans will be used, directly or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.  The Borrower and its Restricted Subsidiaries have, in the past five years, conducted their businesses in all material respects in compliance with the FCPA and other similar applicable anti-corruption legislation in other jurisdictions and have maintained policies and procedures reasonably designed to promote compliance with such laws.

(c)          OFAC.  None of Holdings, the Borrower or any of its Subsidiaries, nor, any director or officer of the Borrower or its Subsidiaries, nor to the knowledge of the Borrower, any employee or agent of the Borrower or any of its Subsidiaries, (i) is a Designated Person, (ii) is currently the subject of any U.S. sanctions administered by OFAC or (iii) located, organized or resident in a country that is subject of Sanctions Laws and Regulations.  No part of the proceeds of the Loans will be used, directly or, to the knowledge of the Borrower, indirectly, in violation of any Sanctions Laws and Regulations.

Section 5.19          Collateral Documents.  Subject to the terms of Sections 4.01 and 6.17 and except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents, are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and perfected (except to the extent that the legality or validity thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles) Lien on the Collateral with the ranking or priority required by the relevant Collateral Documents (subject to Liens permitted by Section 7.01) on all right, title and interest of Holdings, the Borrower and the other applicable Loan Parties, respectively, in the Collateral described therein (other than such Collateral in which a security interest cannot be perfected under the Uniform Commercial Code or by possession or control).

Notwithstanding anything herein (including this Section 5.19) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Subsidiary that is not a Loan Party, or as to the rights and remedies of the Agents or any Lender with respect thereto, in each case, under foreign Law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (C) on the Closing Date and until required pursuant to Section 6.12, 6.14 or 6.17 or the penultimate paragraph of Section 4.01, the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to Section 4.01(a)(iii).

Section 5.20          Insurance.  The Borrower has maintained (and will continue to maintain) all insurance coverage required pursuant to Section 6.07.

ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Obligations under Secured Cash Management Agreements) shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (other than the Letters of Credit which have been Cash Collateralized or with respect to which other arrangements reasonably satisfactory to the applicable L/C Issuer have been made), (a) the Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02, Section 6.03 and Section 6.16) cause each of its Restricted Subsidiaries to and (b) solely with respect to Sections 6.05 and 6.14, Holdings shall:

Section 6.01          Financial Statements.  Deliver to the Administrative Agent for prompt further distribution to each Lender each of the following and shall take the following actions:

(a)          within one hundred twenty (120) days (or, with respect to the first fiscal year ended after the Closing Date (and if agreed by the Administrative Agent in its reasonable discretion, fiscal years ended thereafter), one hundred fifty (150) days) after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year together with related notes thereto and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by an opinion of a registered public accounting firm of nationally recognized standing or, if reasonably acceptable to the Administrative Agent, another accounting firm, which opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than (i) as may be required as a result of (x) any impending maturity of any Indebtedness or (y) a prospective default or potential event of default with respect to any financial covenant (including the financial covenant set forth in Section 7.10 or (ii) to the extent relating to Unrestricted Subsidiaries);

(b)          within forty-five (45) days (or, (i) with respect to the first four such fiscal quarters ending after the Closing Date, sixty (60) days and (ii) in any event, if agreed by the Administrative Agent in its reasonable discretion, seventy-five (75) days) after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending September 30, 2021), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended setting forth in each case, commencing with the first full fiscal quarter ended after the Closing Date, in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of the previous fiscal year, as applicable, and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial position, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes;

(c)          within five (5) Business Days after the deadline for delivery of audited financial statements under Section 6.01(a) (beginning with the fiscal year of the Borrower ending December 31, 2021), a consolidated budget for the then-current fiscal year as customarily prepared by management of the Borrower and setting forth the material underlying assumptions based on which such consolidated budget was prepared (including any projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the then-current fiscal year and the related consolidated statements of projected operations or income and projected cash flow, in each case, to the extent prepared by management of the Borrower and included in such consolidated budget, which projected financial statements shall be prepared in good faith on the basis of assumptions believed to be reasonable at the time of preparation of such projected financial statements, it being understood that actual results may vary from such projections and that such variations may be material); and

(d)          simultaneously with the delivery of each set of consolidated financial statements referred to (i) in Section 6.01(a) and Section 6.01(b) above, if applicable, an internally prepared management summary of pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements and (ii) in Section 6.01(a) above, a short form management’s discussion and analysis prepared by the Borrower with respect to the applicable fiscal year covered thereby.

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 6.01 may, at the Borrower’s discretion, be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of the Borrower, Holdings or of any direct or indirect parent of Holdings that directly or indirectly holds all of the Equity Interests of the Borrower or (B) the Borrower’s, Holdings’ or such parent entity’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a direct or indirect parent of Holdings, such information is accompanied by an internally prepared management summary of consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and its Subsidiaries on a consolidated basis, on the one hand, and the information relating to the Borrower and its Restricted Subsidiaries on a consolidated basis, on the other hand (or a certification from the Borrower that such difference is de minimis) and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by an opinion of an independent registered public accounting firm of nationally recognized standing or, if reasonably acceptable to the Administrative Agent, another accounting firm, which opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than (i) as may be required as a result of (x) a prospective default or potential event of default with respect to any financial covenant (including the financial covenant set forth in Section 7.10) or (y) the impending maturity of any Indebtedness or (ii) to the extent relating to any Person other than the Borrower and its Restricted Subsidiaries).

Section 6.02          Certificates; Other Information.  Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)          no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate;

(b)          promptly after the same are made publicly available, copies of all annual, regular, periodic and special reports and registration statements that Holdings or the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934;

(c)          together with the delivery of a Compliance Certificate with respect to the financial statements referred to in (x) Section 6.01(a), a report setting forth the information required by Section 3.03(c)(i) of the Security Agreement (or confirming that there has been no change in such information since the Closing Date or the date of the last such report or other disclosure of such information to the Administrative Agent) and (y) Sections 6.01(a) and 6.01(b), a report setting forth the information required by Section 3.03(c)(ii) of the Security Agreement (or confirming that there has been no change in such information since the Closing Date or the date of the last such report or other disclosure of such information to the Administrative Agent); and

(d)          promptly, such additional information regarding the business or financial condition of any Loan Party or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time on its own behalf or on behalf of any Lender reasonably request; provided that such additional information is readily available and is of a type customarily available to lenders in similar syndicated credit facilities; provided that none of Holdings, the Borrower or any of its Restricted Subsidiaries will be required to disclose any document, information or other matter that (x) constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement with any third party or (z) is subject to attorney-client or similar privilege or constitutes attorney work product; provided, further, that, to the extent legally permissible, the Borrower shall notify the Administrative Agent that any such document, information or other matter is being withheld pursuant to clauses (y) or (z) of the preceding proviso and shall use commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions and to eliminate such restrictions.

Documents, certificates, other information and notices required to be delivered pursuant to Sections 6.01 and 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or any direct or indirect parent of the Borrower) posts such documents, or provides a link thereto on its website on the Internet at its (or its direct or indirect parent’s) official website (being www.cincinnatibell.com as of the Closing Date); or (ii) on which such documents are delivered by the Borrower (or any direct or indirect parent of the Borrower) (including by facsimile or electronic mail) to the Administrative Agent or its designee for posting on the Borrower’s behalf on Intralinks®, Syndtrak® or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (iii) with respect to the items required to be filed by Holdings, the Borrower or any Restricted Subsidiary with any securities exchange or the SEC or any governmental or private regulatory authority (other than Form 10-K and 10-Q reports satisfying the requirements in Sections 6.01(a) and (b), respectively), such items have been made available on the website of such exchange authority or the SEC; provided that: (A) upon written request by the Administrative Agent or any Lender, the Borrower shall deliver paper (which may be electronic copies delivered via electronic mail) copies of any such document to the Administrative Agent or any Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) other than with respect to items filed with any Securities Exchange or the SEC or similar Governmental Authority, the Borrower (or any direct or indirect parent of the Borrower) shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent, the Lead Arrangers and/or the Co-Managers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks®, Syndtrak®, ClearPar or another similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material information (within the meaning of the United States federal and state securities laws) with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing that would not be publicly available, if the Borrower or its Subsidiaries, as applicable, were public reporting companies or had issued debt securities in reliance on Rule 144 of the Securities Act (“MNPI”), and which

Public Lenders may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the Co-Managers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing MNPI (although it may be confidential, sensitive and proprietary) with respect to such Person, or its Affiliates, or any of their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials specifically marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information” and (z) the Administrative Agent, the Lead Arrangers and the Co-Managers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”  Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

Section 6.03          Notices.  Promptly after a Responsible Officer of the Borrower obtains actual knowledge thereof, notify the Administrative Agent:

(a)          of the occurrence of any Event of Default; and

(b)          of (i) any litigation or proceeding affecting the Borrower or any Restricted Subsidiary or any Subsidiary, including pursuant to any applicable Environmental Laws or (ii) the occurrence of any ERISA Event or with respect to a Foreign Plan, a termination, withdrawal or noncompliance with applicable Laws or plan terms, that, in any such case referred to in clause (i) or (ii), has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Sections 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

Section 6.04          Payment of Taxes.  Timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of Taxes, except, in each case, to the extent (i) any such Tax, is being contested in good faith and by appropriate actions and for which appropriate reserves have been established in accordance with GAAP or (ii) the failure to pay or discharge the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 6.05          Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or incorporation and (b) take all reasonable action to obtain, preserve, renew and keep in full force and effect those of its rights (including IP Rights), licenses, permits, privileges, and franchises, which are material to the conduct of its business, except in the case of clause (a) or (b) to the extent (x) (other than with respect to the preservation of the existence of the Borrower) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (y) pursuant to any merger, amalgamation, consolidation, liquidation, dissolution or Disposition permitted by Article VII.

Section 6.06          Maintenance of Properties.  Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.

Section 6.07          Maintenance of Insurance.  Maintain with insurance companies that the Borrower believes in good faith are financially sound and reputable at the time the relevant coverage is placed or renewed or with a Captive Insurance Subsidiary, insurance (other than flood insurance unless required by applicable Laws) with respect to its properties and business against loss or damage, of such types and in such amounts as reasonably determined in good faith by the Borrower as appropriate for the business of the Borrower and its Restricted Subsidiaries (after giving effect to any self-insurance reasonable and customary for similarly situated Persons as reasonably determined in good faith by the Borrower as appropriate for the business of the Borrower and its Restricted Subsidiaries).  The Borrower shall use commercially reasonable efforts to ensure that (except for business interruption insurance (if any), director and officer insurance, auto insurance, worker’s compensation insurance and other insurance that is payable to third parties or would not customarily be endorsed to the Administrative Agent as contemplated  by this sentence) unless otherwise agreed by the Administrative Agent, as appropriate, within ninety (90) days after the Closing Date (plus any extensions consented to by the Administrative Agent) (i) each general commercial liability insurance policy of the Borrower and the Subsidiary Guarantors names the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and/or (ii) each property casualty insurance policy with respect to the Collateral contains a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the loss payee thereunder; provided, in each case that (without limiting the provisions of Section 2.05), (a) so long as no Event of Default under Section 8.01(a)(i) or (f) shall have occurred and be continuing, any proceeds payable under such casualty insurance shall be paid directly to the Borrower or the applicable Restricted Subsidiary and not the Administrative Agent for application in accordance with (to the extent applicable), and as permitted under, this Agreement and (b) the Administrative Agent shall promptly deliver such documentation as the Borrower or the applicable insurer shall reasonably request to confirm and give effect to the provisions of preceding clause (a).

Section 6.08          Compliance with Laws.  Comply in all material respects with its Organization Documents and the requirements of all Laws (but excluding Laws governed by Sections 6.04, 6.05, 6.09 and 6.13) and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except, in each case, in instances in which (a) such requirement of Law, order, writ, injunction or decree is being contested in good faith by appropriate actions diligently conducted or (b) the failure to comply therewith would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

Section 6.09          Sanctions and Anti-Corruption.

Conducts its business in such a manner so as to comply in all material respects with Sanctions Laws and Regulations and the FCPA and maintains policies and procedures designed to promote and achieve compliance with these laws.

Section 6.10          Maintenance of Ratings.  Use commercially reasonable efforts to maintain at all times a public credit rating by each of S&P and Moody’s in respect of the Term B~~-4~~-5 Loans and a public corporate rating from S&P and a public corporate family rating by Moody’s for the Borrower (it being understood that there shall be no requirement to maintain any specific credit rating).

Section 6.11          Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and, with the prior written consent of the Borrower (not to be unreasonably withheld, conditioned or delayed) make copies thereof or abstracts therefrom (other than the records of the Board of Directors of such Loan Party or such Restricted Subsidiary), and to discuss its affairs, finances and accounts with its directors and officers and use commercially reasonably efforts to make its independent public accountants available to discuss its affairs, finances and accounts (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.11 and the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year absent the existence of an Event of Default and such one (1) time shall be at the Borrower’s expense (it being understood that unless an Event of Default has occurred and is continuing, the Administrative Agent shall only visit locations where books and records and/or senior officers are located); provided, further, that when an Event of Default exists, the Administrative Agent (or any of its respective representatives or independent contractors) on behalf of the Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.  The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.  Notwithstanding anything to the contrary in this Section 6.11, none of Holdings, the Borrower or any of its Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement with any third party or (c) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that, to the extent legally permissible, the Borrower shall notify the Administrative Agent that any such document, information or other matter is being withheld pursuant to clause (b) or (c) of this Section 6.11 and shall use commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions and to eliminate such restrictions.

Section 6.12          Covenant to Guarantee Obligations and Give Security.  From and after the Closing Date, at the Borrower’s expense, in accordance with and subject to the terms, conditions, and limitations of Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a)          upon the formation, incorporation or acquisition of any new direct or indirect Wholly Owned Restricted Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 6.15 of any existing direct or indirect Wholly Owned Unrestricted Subsidiary as a Restricted Subsidiary (other than an Excluded Subsidiary) or upon any Wholly Owned Restricted Subsidiary ceasing to be an Excluded Subsidiary:

(i)          within forty-five (45) days (or such longer period as the Administrative Agent may agree to in its reasonable discretion) after such formation, incorporation, acquisition or designation):

(1)          cause each such Restricted Subsidiary that is required to become a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent joinders to the Guaranty, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents required by the Collateral Documents in form already specified or otherwise reasonably satisfactory to the Administrative Agent (consistent with the Security Agreement, Intellectual Property Security Agreements and other Collateral Documents in effect on the Closing Date with appropriate  modifications to address any applicable local Laws), in each case granting the Guarantees and Liens required by the Collateral and Guarantee Requirement;

(2)          cause each such Restricted Subsidiary that is required to become a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement, to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and the Material Debt Instruments (if any) evidencing the Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Administrative Agent;

(3)          take and cause the applicable Restricted Subsidiary and each direct or indirect parent of such applicable Restricted Subsidiary that is required to become a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement, to take whatever action (including the filing of financing statements under the Uniform Commercial Code or other applicable Laws and other applicable registration forms and filing statements, and delivery of stock and other membership interest certificates and powers to the extent certificated) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and perfected (to the extent required by the Collateral and Guarantee Requirement and the Collateral Documents) Liens required by the Collateral and Guarantee Requirement; and

(ii)          within forty-five (45) days after the reasonable request, if any, therefor by the Administrative Agent (or, in each case, such longer period as the Administrative Agent may agree to in its discretion), deliver to the Administrative Agent a signed copy of a customary opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel(s) for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in Section 6.12(a)(i)(1) as the Administrative Agent may reasonably request; and

(b)          notwithstanding anything to the contrary in the foregoing clause (a), the Borrower may notify the Administrative Agent at any time that the Borrower desires to join an Excluded Subsidiary that is a Domestic Subsidiary or a Subsidiary organized under the Laws of any Approved Jurisdiction or any territory, province or municipality thereof as a Subsidiary Guarantor under this Agreement and the other Loan Documents, and, in any such case, cause such Excluded Subsidiary to (i) become a Subsidiary Guarantor by executing and delivering to the Administrative Agent joinders to the Guaranty, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents required by the Collateral Documents in form already specified or otherwise reasonably satisfactory to the Administrative Agent (consistent with the Security Agreement, Intellectual Property Security Agreements and other Collateral Documents in effect on the Closing Date with appropriate modifications to address applicable local Laws), (ii) grant a valid and perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties on the assets and other personal property of such Excluded Subsidiary of the same type that constitute Collateral for purposes of the Collateral Documents in accordance with the Collateral and Guarantee Requirement (other than with respect to any Excluded Assets of such Excluded Subsidiary but without giving effect to any provision of the definition of Excluded Assets that would otherwise result in such Excluded Subsidiary (and its tangible and intangible personal property that will constitute Collateral) constituting an Excluded Asset) and (iii) enter into any such amendments, modifications, or other changes to this Agreement and any other Loan Document reasonably requested by the Borrower and approved by the Administrative Agent in its reasonable discretion in order to address any matters in connection with, or related to, such Excluded Subsidiary becoming a Subsidiary Guarantor under the Loan Documents.  Each Secured Party, by accepting the benefits of the Loan Documents, hereby authorizes the Administrative Agent to enter into any such amendments, modifications, or other changes to this Agreement or any of the other Loan Documents solely to implement the foregoing.

Section 6.13          Compliance with Environmental Laws.  Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: comply, and take all commercially reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action necessary to address all Hazardous Materials at, on, under or emanating from any facilities currently owned, leased or operated by it as required by any applicable Environmental Laws or, if applicable to the Borrower, a written settlement or consent agreement with those Governmental Authorities having jurisdiction; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such investigation, study, sampling, testing, cleanup, response or other corrective action to the extent that its obligation to do so is being contested in good faith by appropriate actions and for which adequate reserves have been provided in accordance with GAAP.

Section 6.14          Further Assurances.  Subject to the provisions and limitations of the Collateral and Guarantee Requirement and any applicable limitations in any Collateral Document and in each case at the expense of the Borrower, promptly upon reasonable request by the Administrative Agent or as may be required by applicable Laws (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments, in each case, as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

Section 6.15         Designation of Subsidiaries.  The Borrower may at any time after the Closing Date designate (or re-designate) any Restricted Subsidiary as an Unrestricted Subsidiary or designate (or re-designate, as the case may be) any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately after such designation (or re-designation), no Specified Default shall have occurred and be continuing, (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation hereunder, it would be a “Restricted Subsidiary” for purposes of the Existing Secured 2024 Notes and/or the Existing Secured 2025 Notes and (iii) the Investment resulting from the designation of such Subsidiary as an Unrestricted Subsidiary as described in the immediately succeeding sentence is permitted by Section 7.02.  The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value as determined by the Borrower in good faith of the Borrower’s or a Subsidiary’s (as applicable) Investment therein.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and a return on any Investment by the Borrower or the applicable Subsidiary in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value as determined by the Borrower in good faith at the date of such designation of the Borrower’s or a Subsidiary’s (as applicable) Investment in such Subsidiary.

Section 6.16          [Reserved].

Section 6.17          Post-Closing Actions.  Within the time periods specified on Schedule 6.17 (as each may be extended by the Administrative Agent in its reasonable discretion), provide such Collateral Documents and complete such undertakings as are set forth on Schedule 6.17.  All conditions precedent, representations and other covenants contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Loan Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 6.17 and (y) all representations and warranties relating to the Collateral Documents shall be required to be true immediately after the actions required to be taken by this Section 6.17 have been taken (or were required to be taken) and the parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an Event of Default pursuant to this Agreement in accordance with Section 8.01.

Section 6.18          Use of Proceeds.  Use the proceeds (a) of the Initial Term Loans, whether directly or indirectly, to finance a portion of the Closing Date Acquisition, and for working capital, purchase price adjustments and other general corporate purposes (including to fund OID or upfront fees in connection with the Transaction), (b) of the Revolving Credit Loans and Letters of Credit made available on the Closing Date, to finance a portion of the Closing Date Acquisition, for payment of Transaction Expenses and for working capital needs, capital expenditures and other general corporate purposes (including to fund OID or upfront fees in connection with the Transaction); provided that the aggregate principal amount of Revolving Credit Loans made on the Closing Date shall not exceed $25,000,000 (exclusive of Letters of Credit; provided that notwithstanding the foregoing, Letters of Credit may be issued on the Closing Date in such amount as may be otherwise permitted under this Agreement, including to backstop Existing Letters of Credit), (c) of the New Term B-1 Loans and Term B-2 Loans, whether directly or indirectly, to finance the 2021 Notes Refinancing and other general corporate purposes (including to fund OID or upfront fees in connection with the transactions contemplated by Amendment No. 1), (d) of the Term B-3 Loans, whether directly or indirectly, to repay a portion of the outstanding Revolving Credit Loans and to repay the Existing Secured 2023 Notes, to pay any accrued and unpaid interest, costs and expenses incurred in connection with such repayments and for other general corporate purposes, (e) of the Incremental Term B-2 Loans, whether directly or indirectly, to repay a portion of the then outstanding Revolving Credit Loans, to repay borrowings under the Securitization Facility, to pay fees, expenses and other transaction costs related to Amendment No. 3 and the transactions contemplated thereby and for working capital and other general corporate purposes, (f) of the Term B-4 Loans, whether directly or indirectly, to refinance the then outstanding principal amount of the Term B-2 Loans ~~and~~, (g) of the Term B-5 Loans, whether directly or indirectly, to refinance the then outstanding principal amount of the Term B-4 Loans and (h) of any other Borrowing after the Closing Date, for any purpose not otherwise prohibited under this Agreement, including for general corporate purposes, working capital needs, Capital Expenditures, Permitted Acquisitions and other permitted Investments, permitted Restricted Payments, permitted refinancing of indebtedness and any other transaction not prohibited by this Agreement.

Section 6.19          Change in Nature of Business.  Engage in material lines of business not substantially different from those lines of business conducted or proposed to be conducted by the Borrower or any of its Restricted Subsidiaries on the Closing Date or any business or any other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses conducted or proposed to be conducted by the Borrower or any of its Restricted Subsidiaries on the Closing Date.

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Obligations under Secured Cash Management Agreements) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized or with respect to which other arrangements satisfactory to the applicable L/C Issuer have been made), the Borrower shall not (and with respect to Section 7.13 only, Holdings shall not), nor shall the Borrower permit any Restricted Subsidiary to:

Section 7.01          Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)          (i) Liens created pursuant to any Loan Document and (ii) Liens on cash or deposits and Cash Equivalents to Cash Collateralize any Letters of Credit or Swing Line Loans as contemplated hereunder;

(b)          (i) Liens existing on the date hereof and, to the extent securing obligations or Indebtedness in excess of $5,000,000, set forth on Schedule 7.01(b), and any renewals or extensions thereof and (ii) Liens on cash and/or deposits and Cash Equivalents to secure obligations under letters of credit existing on the Closing Date and not grandfathered into, and deemed issued under, this Agreement and/or any renewals or extensions thereof;

(c)          Liens for Taxes, assessments or governmental charges that are not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, that are being contested in good faith and by appropriate actions;

(d)          statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors, supplier or other like Liens, or other customary Liens in favor of such Persons, so long as, in each case, such Liens secure amounts not overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue no other action has been taken to enforce such Lien or such Lien is being contested in good faith and by appropriate actions;

(e)          Liens, pledges or deposits (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security laws or similar legislation, health, disability or other employee benefits, (ii) in the ordinary course of business securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to Holdings or the Borrower or any Subsidiaries or any other insurance or self-insurance arrangements (including, for the avoidance of doubt, Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto) and (iii) in respect of letters of credit or bank guarantees that have been posted by the Borrower or any Restricted Subsidiaries to support the payments of the items set forth in clauses (i) and (ii) of this Section 7.01(e);

(f)          Liens, pledges or deposits (i) to secure the performance of bids, tenders, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs, closure, bid and appeal bonds, performance and return of money bonds, indemnity agreements with bond sureties, performance and completion guarantees, agreements with utilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business or consistent with industry practice and (ii) in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in clause (i) of this Section 7.01(f);

(g)          survey exceptions, encumbrances, easements, servitudes, licenses, rights-of-way, restrictions (including zoning, building and similar restrictions), encroachments, protrusions, covenants, variations in area of measurement, declarations on or with respect to the use of property, matters of record affecting title, liens restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put, and other similar encumbrances and title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of Holdings, the Borrower and their respective Subsidiaries taken as a whole, or the use of the property for its intended purpose, and any other exceptions to title on real property accepted by the Administrative Agent in accordance with this Agreement;

(h)          Liens arising from judgments or orders for the payment of money (or appeal or other surety bonds relating thereto) not constituting an Event of Default under Section 8.01(g) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings;

(i)          (i) Liens securing obligations in respect of Indebtedness permitted under Section 7.03(e); provided that (A) such Liens do not at any time encumber any property other than the property the acquisition, lease, construction, design, repair or improvement of which was financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits and (B) such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, the proceeds and products thereof and customary security deposits) other than the assets subject to, or acquired, leased, constructed, designed, repaired or improved with the proceeds of such Indebtedness; provided that, in the case of each of subclauses (A) and (B), individual financings provided by one lender may be cross collateralized to other financings provided by such lender or its Affiliates and (ii) Liens on assets of Non-Loan Parties securing Indebtedness of such Non-Loan Parties that is permitted pursuant to Section 7.03 or securing other obligations of any Non-Loan Party not constituting Indebtedness;

(j)          leases, licenses, subleases or sublicenses (including with respect to intellectual property, software and other general intangibles) (or other agreements under which the Borrower or any Restricted Subsidiary has granted rights to end users to access and use the Borrower’s or any Restricted Subsidiary’s products, technologies or services in the ordinary course of business) granted to others in the ordinary course of business;

(k)          Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, (iii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business and (iv) securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(l)          Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code or other similar provisions of applicable Laws on the items in the course of collection and (ii) in favor of a banking or other financial institution arising as a matter of common or statutory Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of setoff);

(m)          Liens (i) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(f), Section 7.02(i), Section 7.02(j), Section 7.02(n), Section 7.02(p), Section 7.02(q), Section 7.02(s), Section 7.02(t), Section 7.02(u), Section 7.02(z), Section 7.02(bb), Section 7.02(hh) and Section 7.02(ii) to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien or on the date of any contract for such Investment or Disposition;

(n)          Liens in favor of the Borrower or a Restricted Subsidiary securing Indebtedness owing to the Borrower or such Restricted Subsidiary permitted under Section 7.03; provided that no Loan Party shall grant a Lien in favor of any Non-Loan Party;

(o)          Liens existing on property at the time of its acquisition or existing on the property (or Equity Interests) of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the date hereof (but excluding Liens deemed to be incurred upon the designation (or re-designation) of an Unrestricted Subsidiary as a Restricted Subsidiary); provided that (i) other than with respect to Indebtedness incurred pursuant to Section 7.03(u) or (ff), such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other property of the Borrower or any Restricted Subsidiary other than the Person(s) acquired and/or formed to make such acquisitions and Subsidiaries of such Person(s) (other than the proceeds or products thereof and, except in the case of a Subsidiary Guarantor, other than after-acquired property of and Equity Interests in such acquired Restricted Subsidiary (it being understood and agreed to the extent such Lien secures Indebtedness assumed pursuant to Section 7.03(g) consisting of financings of the type described in Section 7.03(e), any such individual financings by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates)) and, in the case of Liens securing such Indebtedness incurred and outstanding under Section 7.03(ff), (x) the Indebtedness secured thereby does not, at the time incurred under Section 7.03(ff), exceed the sale price to the customer of the property being acquired and (y) such Liens do not encumber any assets or property other than assets or property financed by such Indebtedness and the proceeds thereof and (iii) the Indebtedness secured thereby is permitted under Section 7.03(g), (n), (t), (u) or (ff);

(p)          any interest or title (and any encumbrances on such interest or title) of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or subleases (other than Capitalized Leases) or licenses or sublicenses, in each case entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(q)          (i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business and (ii) Liens or other similar provisions of applicable Laws under Article 2 of the Uniform Commercial Code or similar provisions of applicable Laws in favor of a seller or buyer of goods;

(r)          Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.02 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(s)          to the extent constituting Liens, Dispositions expressly permitted under Section 7.05;

(t)          Liens that are customary contractual rights of setoff or banker’s liens (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit, automatic clearinghouse accounts or sweep accounts of Holdings, the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, the Borrower or any of its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(u)          Liens solely on any cash deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(v)          leases (including ground leases) or subleases in respect of real property on which facilities or equipment owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(w)          Liens evidenced by the filing of Uniform Commercial Code financing statements or similar public filings, registrations or agreements in foreign jurisdictions, in each case, relating to leases permitted under this Agreement, and other precautionary statements, filings or agreements;

(x)          Liens securing obligations in respect of Indebtedness permitted under Section 7.03(o);

(y)          customary rights of first refusal and tag, drag and similar rights in joint venture agreements entered into in the ordinary course of business;

(z)          customary Liens of an indenture trustee on money or property held or collected by it to secure fees, expenses and indemnities owing to it by any obligor under an indenture;

(aa)          any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any Joint Venture, Subsidiary that is not Wholly Owned or similar arrangement pursuant to any Joint Venture, non-Wholly Owned Subsidiary or similar agreement and not for Indebtedness for borrowed money, other than Indebtedness (to the extent otherwise permitted or not prohibited hereunder) of such Joint Venture or non-Wholly Owned Subsidiary;

(bb)          Liens on any cash or Cash Equivalents securing Swap Contracts permitted under Section 7.03(f) (or any Permitted Refinancing in respect thereof);

(cc)          any zoning, building or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(dd)          the modification, replacement, renewal, refinancing or extension of any Lien permitted by clauses (b), (i), (o) and (ii) of this Section 7.01 and this Section 7.01(dd); provided that (i) the Lien does not extend to any additional property other than (A)(x) accessions, additions and improvements on the property originally subject to the Lien, (y) after-acquired property that is affixed or incorporated into the property covered by such Lien (or that, in accordance with such clause was permitted to have secured the Indebtedness or other Obligations so modified, replaced, renewed, refinanced or extended) and (z) in the case of Liens originally permitted by Section 7.01(o), after-acquired property of the applicable

Restricted Subsidiary to the extent the security agreements in place at the time of the acquisition of such Restricted Subsidiary required the grant of such Lien in after-acquired property, and (B) proceeds and products thereof (it being understood and agreed that individual financings of the type described in Section 7.03(e) by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates), and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens is, if constituting Indebtedness, a Permitted Refinancing permitted by Section 7.03;

(ee)          Liens on all or a portion of the Collateral securing obligations in respect of Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt or Permitted Ratio Debt and any Permitted Refinancing of any of the foregoing; provided that (x) any such Liens securing such Indebtedness that is secured by all or a portion of the Collateral on a pari passu basis (but without regard to control of remedies) with the Obligations shall be subject to a First Lien Intercreditor Agreement and (y) any such Liens securing such Indebtedness that is secured by the Collateral on a junior basis to the Liens securing the Obligations shall be subject to a Junior Lien Intercreditor Agreement;

(ff)          (i) deposits of cash with the owner or lessor of premises leased or operated by the Borrower or any of its Restricted Subsidiaries and (ii) cash collateral on deposit with banks or other financial institutions issuing letters of credit (or backstopping such letters of credit) or other equivalent bank guarantees issued naming as beneficiaries the owners or lessors of premises leased or operated by the Borrower or any of its Restricted Subsidiaries, in each case in the ordinary course of business of the Borrower and such Restricted Subsidiaries to secure the performance of the Borrower’s or such Restricted Subsidiary’s obligations under the terms of the lease for such premises;

(gg)          Liens on cash or Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited hereunder;

(hh)          Liens securing obligations in respect of Indebtedness permitted under Section 7.03(r); provided that (x) any such Liens securing such Indebtedness that is secured by all or a portion of the Collateral on a pari passu basis (but without regard to control of remedies) with the Obligations shall be subject to a First Lien Intercreditor Agreement, and (y) any such Liens securing such Indebtedness that is secured by all or a portion of the Collateral on a junior basis to the Liens securing the Obligations shall be subject to a Junior Lien Intercreditor Agreement;

(ii)           other Liens securing Indebtedness or other obligations (including any modification, replacement, renewal or extension of Liens originally incurred pursuant to this clause (ii) in reliance on clause (dd) of this Section 7.01) in an aggregate principal amount at the time of incurrence of any such Indebtedness or other obligations not exceeding the greater of (x) $200,000,000 and (y) 10.0% of Consolidated Tangible Assets determined at the time of incurrence of such Indebtedness or other obligations secured by such Lien (calculated on a Pro Forma Basis), which Liens, in each case under this Section 7.01(ii), at the election of the Borrower, shall be subject to a First Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement or other Intercreditor Agreement, as applicable;

(jj)          Liens securing obligations in respect of Indebtedness permitted under Sections 7.03(s) (but only to the extent that any such Liens relate to the applicable Transferred Assets purported to be sold, contributed, financed or otherwise conveyed or pledged pursuant to such transaction) and (t);

(kk)          Liens of bailees arising in the ordinary course of business;

(ll)          Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and its Restricted Subsidiaries;

(mm)          Liens securing obligations in respect of letters of credit, bank guarantees, bankers’ acceptance, warehouse receipts or similar obligations permitted to be incurred pursuant to Sections 7.03(p) and (q) and covering (i) the property (or the documents of title in respect of such property) financed by such letters of credit, bank guarantees, bankers’ acceptance, warehouse receipts or similar obligations and the proceeds and products thereof or (ii) cash collateral provided to support such obligations;

(nn)          Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business; provided that such Lien secures only the obligations of the Borrower or its Restricted Subsidiaries in respect of such letter of credit, bank guarantee or bankers’ acceptance to the extent permitted to be incurred pursuant to Section 7.03;

(oo)          utility and similar deposits in the ordinary course of business;

(pp)          Liens on, or pledges of, Equity Interests of Unrestricted Subsidiaries constituting collateral securing Specified Non-Recourse Obligations or securing other Indebtedness of Unrestricted Subsidiaries that is non-recourse to any assets of the Borrower or any Restricted Subsidiary other than such Equity Interests;

(qq)          Liens on property or assets not constituting Collateral in an aggregate amount not to exceed the greater of (x) $200,000,000 and (y) 10.0% of Consolidated Tangible Assets;

(rr)          solely to the extent subject to an applicable Intercreditor Agreement, Liens securing obligations under the Existing Secured 2024 Notes Documents (and any Permitted Refinancing in respect thereof), including to the extent created pursuant to the Existing Secured 2024 Notes Security Documents;

(ss)          solely to the extent subject to an applicable Intercreditor Agreement, Liens securing obligations under the Existing Secured 2025 Notes Documents (and any Permitted Refinancing in respect thereof), including to the extent created pursuant to the Existing Secured 2025 Notes Security Documents;

(tt)          Liens securing obligations under the Existing Secured 2023 Notes Documents (and any Permitted Refinancing in respect thereof) including to the extent created pursuant to the Existing Secured 2023 Notes Security Documents;

(uu)          Liens securing obligations under the Existing Secured 2028 Notes Documents (and any Permitted Refinancing in respect thereof), including to the extent created pursuant to the Existing Secured 2028 Notes Security Documents;

(vv)          any interest of title of a buyer in connection with, and Liens arising from UCC financing statements relating to, a sale of receivables permitted by this Agreement;

(ww)         Liens, leases and grants of indefeasible rights of use, rights of use and similar rights in respect of capacity, dark fiber and similar assets of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xx)          Liens on assets owned by any Excluded Subsidiary securing Indebtedness permitted under Section 7.03(gg); and

(yy)       Liens on property of Restricted Subsidiaries that are not Loan Parties securing Indebtedness of such Restricted Subsidiaries permitted by Section 7.03 and other obligations of such Restricted Subsidiaries not prohibited by this Agreement.

The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of OID and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 7.01.

For purposes of determining compliance with this Section 7.01, (x) a Lien need not be incurred solely by reference to one category of Liens described in clauses (a) through (yy) above but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Liens described in clauses (a) through (yy) above, the Borrower, in its sole discretion, may classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this covenant; provided that (i) all Liens securing the Obligations shall at all times be justified in reliance only on the exception in Section 7.01(a) and (ii) all Liens created under the Existing Secured 2024 Notes Security Documents or the Existing Secured 2025 Notes Security Documents securing the Existing Secured 2024 Notes and the Existing Secured 2025 Notes (as applicable) shall at all times be justified in reliance only on the exception in Sections 7.01(rr) or (ss) (as applicable).

Section 7.02          Investments.  Make or hold any Investments, except:

(a)          Investments in assets that are Cash Equivalents or were Cash Equivalents when made;

(b)         loans, promissory notes or advances to future, present or former officers, directors, members of management, employees and consultants of Holdings (or any direct or indirect parent thereof), the Borrower or any of its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation, housing and analogous ordinary business purposes or consistent with past practices or (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof; provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests in reliance on this clause (ii) shall be contributed or paid to Holdings in cash) or (ii) for any other purpose, in an aggregate principal amount outstanding under this clause (ii) not to exceed the greater of (A) $15,000,000 and (B) 1.0% of Consolidated Tangible Assets (calculated on a Pro Forma Basis), at any time;

(c)          Investments by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary; provided that the aggregate amount of Investments of Loan Parties made in Non-Loan Parties pursuant to this clause (c) shall not at any time outstanding exceed the greater of (x) $125,000,000 and (y) 6.5% of Consolidated Tangible Assets determined at the time of such Investment (calculated on a Pro Forma Basis);

(d)          Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof and other credits to suppliers, in each case, in the ordinary course of business;

(e)          Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions, Restricted Payments and prepayments of Indebtedness permitted under Section 7.01, Section 7.03 (other than Section 7.03(d)), Section 7.04 (other than Section 7.04(a)(ii), (c)(ii) or (f)), Section 7.05 (other than

Section 7.05(d)(ii) or (e)), Section 7.06 (other than Section 7.06(d) or (g)(iii)) and Section 7.12, respectively;

(f)         Investments (i) existing on the date hereof or made pursuant to legally binding commitments in existence or otherwise contemplated on the date hereof and, to the extent evidencing existing or contemplated Investments in excess of $5,000,000, set forth on Schedule 7.02(f), (ii) consisting of intercompany Investments outstanding on the date hereof, and (iii) consisting of, or in the form of, any modification, replacement (that does not result in an Investment in any other Person), renewal, reinvestment (that does not result in an Investment in any other Person) or extension of any of the foregoing; provided that (x) the amount of any Investment permitted pursuant to this Section 7.02(f) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by another clause of this Section 7.02 and (y) any Investment in the form of Indebtedness of any Loan Party owed to any Non-Loan Party shall be subordinated to the Obligations on subordination terms no less favorable to the Lenders (as determined by the Borrower) than the subordination terms set forth in an Intercompany Note;

(g)          Investments in Swap Contracts of the type permitted under Section 7.03(f);

(h)          promissory notes and other non-cash consideration that is permitted to be received in connection with Dispositions permitted by Section 7.05;

(i)          the purchase or other acquisition of all or substantially all of the property and assets of any Person or of assets constituting a business unit, a line of business or division of such Person or Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary (including as a result of a merger or consolidation and/or any Investment in any Subsidiary that serves to increase the equity ownership of the Borrower or any Restricted Subsidiary therein); provided that with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”):

(i)          the property, assets and businesses acquired in such purchase or other acquisition shall, to the extent required hereunder and under the other Loan Documents, constitute Collateral and the applicable Loan Party, any such newly created or acquired Subsidiary and the Subsidiaries of such created or acquired Subsidiary (in each case, to the extent required under the Collateral and Guarantee Requirement) shall comply with the requirements of Section 6.12, within the times specified therein (for the avoidance of doubt, this clause (i) shall not override any provisions of the Collateral and Guarantee Requirement, subject to the limit in clause (ii) below);

(ii)          the aggregate amount of such Investments made by Loan Parties pursuant to this Section 7.02(i) in Persons that are not or do not become (or in assets that are not owned by) Loan Parties shall not exceed at any time outstanding the greater of (x) $125,000,000 and (y) 6.5% of Consolidated Tangible Assets determined at the time of such Investment (calculated on a Pro Forma Basis); and

(iii)         on the date on which the definitive agreement governing the relevant transaction is executed, immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition (including any Indebtedness to be incurred in connection therewith), no Specified Default shall have occurred and be continuing; and

(j)          other Investments in an amount not to exceed the Available Amount immediately prior to the time of the making of such Investment;

(k)          Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit (or similar provisions of Law) and Article 4 customary trade arrangements with customers consistent with past practices (or similar provisions of Law);

(l)          Investments (including debt obligations and Equity Interests) received (i) in connection with the bankruptcy workout, recapitalization or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with or judgments against, customers and suppliers arising in the ordinary course of business, (ii) upon the foreclosure with respect to any secured Investment, (iii) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes or (iv) in settlement of debts created in the ordinary course of business;

(m)         loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such direct or indirect parent thereof) in accordance with Section 7.06 (it being understood and agreed that each applicable provision of Section 7.06 shall be deemed utilized by the outstanding aggregate principal amount of such loans and advances made in reliance on this clause (m));

(n)         other Investments that do not exceed in the aggregate the greater of (i) $250,000,000 and (ii) 12.5% of Consolidated Tangible Assets determined at the time of such Investment (calculated on a Pro Forma Basis);

(o)          advances of payroll payments to directors, officers, employees, members of management and consultants in the ordinary course of business;

(p)          Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of Holdings (or any direct or indirect parent thereof);

(q)          Investments held by a Restricted Subsidiary acquired after the Closing Date in accordance with this Section 7.02 (other than in reliance on this clause (q)) or of a Person merged into, amalgamated with or consolidated into the Borrower or a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(r)          Guarantees by the Borrower or any of its Restricted Subsidiaries (i) of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business and (ii) of Indebtedness to the extent such Guarantees are permitted under Section 7.03(c); provided the aggregate amount of Guarantees by the Loan Parties in respect of Indebtedness of Non-Loan Parties pursuant to this clause (r) shall not at any time outstanding exceed the greater of $200,000,000 and 10.0% of Consolidated Tangible Assets determined at the time of such Investment (calculated on a Pro Forma Basis);

(s)          Investments in the amount of the Available RP Reclassification Amount and/or the Available RDP Reclassification Amount;

(t)           Investments in the amount of the Available Excluded Contribution Amount to the extent Not Otherwise Applied;

(u)          Investments by the Borrower or a Restricted Subsidiary in (i) Joint Ventures and (ii) Subsidiaries that are not Wholly Owned, in an aggregate amount, taken together with all other

Investments made pursuant to this clause (u), not to exceed the greater of $200,000,000 and 10.0% of Consolidated Tangible Assets determined at the time of such Investment (calculated on a Pro Forma Basis);

(v)          Investments by the Borrower or a Restricted Subsidiary in Unrestricted Subsidiaries, not to exceed the greater of $125,000,000 and 6.5% of Consolidated Tangible Assets determined at the time of such Investment (calculated on a Pro Forma Basis);

(w)          defined contribution pension scheme, unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable Laws;

(x)         Investments in any Restricted Subsidiary in connection with reorganizations and related activities related to tax planning; provided that, after giving effect to any such reorganization and related activities, the security interest of the Administrative Agent in the Collateral, taken as a whole, is not materially impaired and after giving effect to such Investment, the Borrower shall otherwise be in compliance with Section 6.12;

(y)          Investments consisting of the licensing or contribution of intellectual property or software pursuant to joint development, joint commercialization, joint marketing or other collaboration arrangements with other Persons;

(z)           Investments consisting of, or to finance purchases and acquisitions of, inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property in the ordinary course of business;

(aa)          Investments in the Borrower, any Subsidiary or any Joint Venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(bb)         Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(cc)          the Paniolo Acquisition;

(dd)          to the extent constituting Investments, Specified Non-Recourse Obligations;

(ee)          the Transaction and Investments made to effect the Transaction;

(ff)           Investments in an unlimited amount so long as on the earlier of the date on which the Investment is made and the date on which the definitive agreement governing the relevant Investment containing a legally binding commitment to make such Investment is made, immediately after giving effect thereto and the incurrence of any Indebtedness to be incurred in connection therewith, the Borrower shall be in compliance with a Secured Net Leverage Ratio of equal to or less than 3.50:1.00 (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination;

(gg)          Investments in any Receivables Financing SPC made in connection with the Securitization Facility, the Factoring Facility and/or any other Permitted Receivables Financing;

(hh)          Investments in any Designated Wireless Subsidiary; provided that (A) the amount of any such Investment made in reliance on this clause (hh) shall not cause the aggregate amount of all Investments outstanding in reliance on this clause (hh), measured at the time such Investment is made, to exceed the greater of $50,000,000 and 2.5% of Consolidated Tangible Assets; and (B) as of the date of any such Investment (i) the Borrower shall have determined that such Investment is reasonably necessary to fund the operations of such Designated Wireless Subsidiary during the applicable wind down period (including by making payments on Indebtedness, leases or sale and leasebacks with respect to any assets) for such business pending completion of the final sale and transfer of the applicable Transitional Wireless Assets and (ii) if such Designated Wireless Subsidiary is not Wireless LLC, the contribution and transfer of Transitional Wireless Assets to such Designated Wireless Subsidiary;

(ii)           Investments in CBT and in any Subsidiary of CBT;

(jj)          Investments in Excluded Subsidiaries consisting of guarantees of operating leases entered into in the ordinary course of business or of other obligations not constituting Indebtedness incurred in the ordinary course of business;

(kk)        loans and advances by the Borrower or any Restricted Subsidiary to Excluded Subsidiaries evidenced by promissory notes that have been pledged and delivered to the Administrative Agent in accordance with the terms of the applicable Collateral Documents;

(ll)          (i) reinvestment of Net Cash Proceeds from Dispositions and/or Casualty Events contemplated under Section 2.05(b)(ii)(B) and/or Section 2.05(b)(iii)(B) and (ii) any Investment resulting from the receipt of Designated Non-Cash Consideration from any Disposition made in compliance with Section 7.05(j);

(mm)        to the extent constituting or resulting in an Investment, any Wireless Disposition;

(nn)          loans, promissory notes or advances to customers or suppliers not to exceed the greater of (A) $10,000,000 and (B) 0.5% of Consolidated Tangible Assets (calculated on a Pro Forma Basis), at any time;

(oo)          any Investment made in connection with any Permitted IPO Reorganization;

(pp)         Investments of the Specified FOCI Assets to the FOCI Subsidiaries in accordance with the FOCI Mitigation Plan and, to the extent constituting an Investment, transactions pursuant to and/or in connection with the FOCI Entity Shared Services Agreement; and

(qq)          contributions to a “rabbi” trust for the benefit of employees or other grantor trusts subject to claims of creditors in the case of bankruptcy of the Borrower.

For purposes of determining compliance with this Section 7.02, (x) an Investment need not be made solely by reference to one category of Investments described in clauses (a) through (qq) above but may be made under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that an Investment (or any portion thereof) meets the criteria of one or more of such categories of Investments described in clauses (a) through (qq) above, the Borrower, in its sole discretion, may classify or may subsequently reclassify at any time such Investment (or any portion thereof) in any manner that complies with this covenant and (z) any Investment in any Unrestricted Subsidiary that is permitted under this Section 7.02 may be structured as an indirect Investment through one or more Restricted Subsidiaries or Unrestricted Subsidiaries and all such Investments shall constitute a single Investment for purposes of this Section 7.02.

For the avoidance of doubt, if an Investment constituting a purchase or acquisition of the type described in Section 7.02(i) (for this purpose, disregarding the requirements set forth in clauses (i) through (iii) of Section 7.02(i)) is also permitted by any other provision of this Section 7.02, such Investment need not satisfy the requirements applicable to Permitted Acquisitions under Section 7.02(i) unless such Investments are consummated in reliance on Section 7.02(i) and the requirements of clause (ii) of Section 7.02(i) may also be satisfied in reliance on any other applicable provision of this Section 7.02.

Any Investment that exceeds the limits of any particular clause set forth above may be allocated amongst more than one of such clauses to permit the incurrence or holding of such Investment to the extent such excess is permitted as an Investment under such other clauses.

Section 7.03          Indebtedness.  Create, incur or assume any Indebtedness other than:

(a)          Indebtedness under the Loan Documents;

(b)          (i) Indebtedness existing on or pursuant to binding commitments existing on the date hereof and, to the extent the principal amount thereof outstanding on the Closing Date exceeds $5,000,000, set forth on Schedule 7.03(b) and any Permitted Refinancing thereof and renewals, refinancings, replacements and extensions thereof that do not (x) increase the amount of such Indebtedness (except by the amount of a reasonable premium or other reasonable amount paid, accrued and unpaid interest and fees and expenses reasonably incurred, in connection therewith) or (y) shorten the final maturity or the Weighted Average Life to Maturity of such Indebtedness and (ii) intercompany Indebtedness outstanding on the date hereof (after giving effect to the Transaction) and any Permitted Refinancing thereof; provided that all such Indebtedness of any Loan Party owed to any Non-Loan Party shall be subordinated on terms no less favorable to the Lenders (as determined by the Borrower) than the subordination terms set forth in the Intercompany Note;

(c)          intercompany Indebtedness and Guarantees by the Borrower and its Restricted Subsidiaries in respect of Indebtedness or other obligations of the Borrower or any of its Restricted Subsidiaries otherwise permitted under this Agreement; provided that if the Indebtedness being Guaranteed is by its express terms subordinated to the Obligations in right of payment, such Guarantee shall be subordinated in right of payment to the Guaranty on terms, taken as a whole, at least as favorable to the Lenders, in all material respects, as those contained in the subordination provisions applicable to such Indebtedness (it being understood that the subordination terms of the Intercompany Note shall satisfy such requirements);

(d)          Indebtedness of the Borrower or any of its Restricted Subsidiaries owing to Holdings, the Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02 and, if owing to Holdings, to the extent permitted by Section 7.06; provided that all such Indebtedness of any Loan Party owed to any Non-Loan Party shall be subject to an Intercompany Note;

(e)          (i) (x) Attributable Indebtedness relating to or arising out of any applicable transaction (including any sale-leaseback transaction) and (y) other Indebtedness (including purchase money Indebtedness and Capitalized Leases) of the Borrower and its Restricted Subsidiaries financing the acquisition, lease, construction, design, repair, replacement or improvement of property (real or personal), equipment or other fixed or capital assets, so long as such Indebtedness is incurred substantially concurrently with, or no later than two hundred and seventy (270) days after, the applicable acquisition, lease, construction, repair, replacement or improvement; provided that the aggregate principal amount of such Indebtedness at any time outstanding pursuant to preceding clause (e)(i) shall not exceed the greater of $250,000,000 and 12.5% of Consolidated Tangible Assets determined at the time of incurrence of such

Indebtedness (calculated on a Pro Forma Basis) and (ii) any Permitted Refinancing of any Indebtedness incurred under Section 7.03(e)(i);

(f)           Indebtedness in respect of Swap Contracts; provided that such obligations are (or were) entered into by such Person in the ordinary course of business and not for purposes of speculation;

(g)          (i) Indebtedness (x) of any Person that becomes a Restricted Subsidiary after the date hereof, which Indebtedness is existing at the time such Person becomes a Restricted Subsidiary and is not incurred in contemplation of such Person becoming a Restricted Subsidiary, that is non-recourse to the Borrower or any Restricted Subsidiary (other than any Subsidiary of such Person that is a Subsidiary on the date such Person becomes a Restricted Subsidiary) and (y) of the Borrower or any Restricted Subsidiary assumed in connection with any Permitted Acquisition or other Investment not prohibited under this Agreement but not incurred in contemplation of such Permitted Acquisition or Investment; and (ii) any Permitted Refinancing of any Indebtedness permitted under this Section 7.03(g); provided that the aggregate principal amount of any such Indebtedness of Restricted Subsidiaries that are Non-Loan Parties pursuant to this clause (g) would not exceed the greater of (A) $125,000,000 and (B) 6.5% of Consolidated Tangible Assets determined at the time of incurrence of such Indebtedness (calculated on a Pro Forma Basis), and in the case of each of preceding clauses (i) and (ii), any renewals, refinancings, replacements and extensions thereof that do not (x) increase the amount of such Indebtedness (except by the amount of a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith) or (y) shorten the final maturity or the Weighted Average Life to Maturity of such Indebtedness;

(h)          (i) Refinancing Equivalent Debt and (ii) any Permitted Refinancing of the foregoing;

(i)           Indebtedness representing deferred compensation or similar arrangements to current, future or former officers, directors, employees, members of management or consultants of Holdings (or any direct or indirect parent thereof), the Borrower and its Restricted Subsidiaries;

(j)          Indebtedness to future, present or former officers, directors, employees, members of management and consultants, their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses, former spouses, domestic partners and former domestic partners of  Holdings (or any direct or indirect parent thereof), the Borrower or any Restricted Subsidiary to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof) permitted by Section 7.06;

(k)          Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in the Paniolo Acquisition, any Permitted Acquisition, any other Investment not prohibited hereunder or any Disposition, in each case to the extent constituting obligations under noncompete agreements, consulting agreements, indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar deferred purchase price or arrangements or adjustments;

(l)           Indebtedness consisting of obligations of the Borrower and its Restricted Subsidiaries under incentive, non-compete, consulting or other similar arrangements (including as a result of the cancellation of vesting of options and other equity-based awards) with current, future or former officers, directors, employees, members of management and consultants incurred by such Person in connection with transactions consummated prior to the Closing Date, the Paniolo Acquisition, Permitted Acquisitions or any other Investment expressly permitted hereunder or not prohibited hereunder or Disposition of any business, assets or Subsidiary permitted hereunder;

(m)          Indebtedness (i) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of its incurrence and (ii) consisting of Cash Management Obligations and other Indebtedness in respect of cash pooling arrangements, netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof;

(n)         Indebtedness of the Borrower and its Restricted Subsidiaries in an aggregate principal amount at any time outstanding under this clause (n) not to exceed the greater of $200,000,000 and 10.0% of Consolidated Tangible Assets, in each case determined at the time of incurrence of such Indebtedness (calculated on a Pro Forma Basis) and, in the case of any Indebtedness incurred under this Section 7.03(n), any Permitted Refinancing in respect thereof;

(o)          Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p)         Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation, unemployment insurance and other social security legislation, health, disability or other employee benefits or property, casualty or liability insurance or other insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims or supporting the type of obligations described in Section 7.01(e), (f), or (ff) (whether or not such obligations are secured by a Lien);

(q)         obligations in respect of self-insurance and obligations (including in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments) in respect of bids, tenders, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs, bid, and appeal bonds, performance and return of money bonds, performance and completion guarantees, agreements with utilities and other obligations of a like nature (including those to secure health, safety and environmental obligations);

(r)          Indebtedness consisting of (i) Incremental Equivalent Debt or Permitted Ratio Debt and (ii) any Permitted Refinancing thereof; provided, that the aggregate principal amount of any such Permitted Ratio Debt of Restricted Subsidiaries that are non-Loan Parties would not exceed the greater of $125,000,000 and 6.5% of Consolidated Tangible Assets at the time of incurrence of such Indebtedness (calculated on a Pro Forma Basis);

(s)          (i) obligations of the Borrower or any Restricted Subsidiary in connection with the Securitization Facility, the Factoring Facility and/or any other Permitted Receivables Financing, to the extent such obligations constitute Indebtedness and (ii) to the extent constituting Indebtedness, the Securitization Facility Guaranty and the Factoring Facility Guaranty;

(t)          Indebtedness incurred by a Restricted Subsidiary that is not a Guarantor which, when aggregated with the then-outstanding principal amount of all other Indebtedness incurred by a Restricted Subsidiary that is not a Guarantor pursuant to this clause (t) and Section 7.03(gg), does not exceed the greater of (i) $200,000,000 and (ii) 10.0% of Consolidated Tangible Assets determined at the time of incurrence of such Indebtedness (calculated on a Pro Forma Basis);

(u)          additional Indebtedness of the Borrower and its Restricted Subsidiaries to fund (i) the Paniolo Acquisition in the form of the Paniolo Financing an aggregate principal amount not to exceed $25,000,000, (ii) a Permitted Acquisition or Investment (A) in an aggregate principal amount not to exceed the greater of $200,000,000 and 10.0% of Consolidated Tangible Assets determined at the time of incurrence of such Indebtedness (calculated on a Pro Forma Basis) plus (B) an unlimited amount, if the Secured Net Leverage Ratio for the Test Period ended most recently prior to the incurrence of such Indebtedness, after giving Pro Forma Effect to the incurrence of such Indebtedness and such Permitted Acquisition or Investment, is (x) less than or equal to 3.75 to 1.00 or (y) less than or equal to the Secured Net Leverage Ratio as in effect immediately prior to the incurrence of such Indebtedness and Permitted Acquisition or Investment; provided that, in the case of each of preceding clauses (A) and (B), (I) no Specified Default shall be continuing after giving effect to the incurrence of such Indebtedness and (II) after giving effect to the incurrence of such Indebtedness, any such Indebtedness incurred by Non-Loan Party Restricted Subsidiaries does not exceed the greater of $125,000,000 and 6.5% of Consolidated Tangible Assets; provided, further, that for purposes of determining compliance with clause (B) above, notwithstanding if such Indebtedness then being incurred to fund a Permitted Acquisition is unsecured or secured by assets not constituting Collateral, such Indebtedness then being incurred under this clause (u)(ii) shall be included as Consolidated Secured Net Debt in the Secured Net Leverage Ratio (but for the avoidance of doubt, not for any subsequent calculations under this clause (u)(ii) or other calculations of the Secured Net Leverage Ratio) and (iii) any Permitted Refinancing of the foregoing;

(v)          Indebtedness of the Borrower or any Restricted Subsidiary supported by a Letter of Credit or any other letter of credit in a principal amount not in excess of the stated amount of such Letter of Credit or letter of credit, as applicable;

(w)          unsecured Indebtedness in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money;

(x)          to the extent constituting Indebtedness, Guarantees, loans and advances in the ordinary course of business made to or of obligations of distributors, suppliers, customers, franchisees, franchisors, licensors, licensees, lessors and contractors of Holdings, the Borrower and its Restricted Subsidiaries;

(y)          to the extent constituting Indebtedness, Specified Non-Recourse Obligations;

(z)          [reserved];

(aa)          Indebtedness in an aggregate principal amount not to exceed the Available Excluded Contribution Amount to the extent Not Otherwise Applied;

(bb)          Indebtedness under the Existing Secured 2024 Notes Documents in an aggregate principal amount not to exceed the aggregate principal amount thereof outstanding on the Closing Date (Pro Forma for the Transaction) and any Permitted Refinancing in respect thereof;

(cc)          Indebtedness under the Existing Secured 2025 Notes Documents in an aggregate principal amount not to exceed the aggregate principal amount thereof outstanding on the Closing Date (Pro Forma for the Transaction)  and any Permitted Refinancing in respect thereof;

(dd)          Indebtedness under the Existing Secured 2023 Notes Documents in an aggregate principal amount not to exceed the aggregate principal amount thereof outstanding on the Closing Date (Pro Forma for the Transaction) and any Permitted Refinancing in respect thereof;

(ee)          Indebtedness under the Existing Secured 2028 Notes Documents in an aggregate principal amount not to exceed the aggregate principal amount thereof outstanding on the Closing Date (Pro Forma for the Transaction) and any Permitted Refinancing in respect thereof;

(ff)          Indebtedness incurred by the Borrower or any Restricted Subsidiary under any Channel Financing Facility and any Permitted Refinancing in respect thereof; provided that at the time of incurrence of such Indebtedness and after giving pro forma effect thereto and to the use of proceeds thereof, the aggregate principal amount of Indebtedness then outstanding in reliance on this clause (ff) shall not exceed the greater of $50,000,000 and 2.5% of Consolidated Tangible Assets;

(gg)          Indebtedness of Excluded Subsidiaries and any Permitted Refinancing in respect thereof; provided that at the time of incurrence of such Indebtedness and after giving pro forma effect thereto and to the use of proceeds thereof, the aggregate principal amount of Indebtedness of a Restricted Subsidiary that is not a Guarantor then outstanding in reliance on this clause (gg) and Section 7.03(t) shall not exceed the greater of $200,000,000 and 10.0% of Consolidated Tangible Assets; and

(hh)          to the extent constituting Indebtedness, all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in each clause above.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness (or any portion thereof) at any time, whether at the time of incurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of Indebtedness described above in Sections 7.03(a) through (hh), the Borrower, in its sole discretion, may classify or subsequently reclassify (or later divide, classify or reclassify) such item of Indebtedness (or any portion thereof) in any one or more of the types of Indebtedness described in Sections 7.03(a) through (hh) in any manner that complies with this covenant; provided that (a) all Indebtedness outstanding under the Loan Documents shall at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(a), (b) all Indebtedness outstanding under the Existing Secured 2024 Notes Documents and the Existing Secured 2025 Notes Documents shall at all times be deemed to be outstanding in reliance only on the exceptions in Section 7.03(bb) or (cc) (as applicable) and (c) in no circumstances shall any Indebtedness owing to the Borrower or any of its Restricted Subsidiaries be required to be classified under Section 7.03(g) or (r).

The accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends on Disqualified Equity Interests in the form of additional shares of Disqualified Equity Interests, accretion or amortization of OID or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.  The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the accreted value thereof on such date.

Notwithstanding the above, if any Indebtedness is incurred as Permitted Refinancing Indebtedness originally incurred pursuant to this Section 7.03, and such Permitted Refinancing Indebtedness would cause any applicable Dollar-denominated, Consolidated Tangible Assets or financial ratio restriction contained in this Section 7.03 to be exceeded if calculated on the date of such Permitted Refinancing, such Dollar-denominated, Consolidated Total Assets or financial ratio restriction, as applicable, shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Indebtedness is permitted to be incurred pursuant to the definition of “Permitted Refinancing.”

Section 7.04          Fundamental Changes.  Merge, dissolve, liquidate, consolidate or amalgamate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)          any Restricted Subsidiary may merge or consolidate with or into (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that (x) the Borrower shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of the Borrower under the Loan Documents and (y) such merger or consolidation does not result in the Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia or (ii) any one or more other Restricted Subsidiaries; provided that when any Non-Loan Party is merging with a Loan Party, a Loan Party shall be the continuing or surviving Person or the continuing or surviving Person shall become a Loan Party or, to the extent constituting an Investment, such Investment must be permitted by Section 7.02 (other than Section 7.02(e));

(b)          (i) any merger the sole purpose of which is to reincorporate or reorganize any Non-Loan Party in another jurisdiction, subject to compliance with the requirements of Section 6.12, (ii) any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders and (iii) the Borrower or any Restricted Subsidiary may merge or consolidate with any other Person in order to effect a Permitted Acquisition or other Investment permitted by Section 7.02; provided that the surviving entity shall be subject to the requirements of Section 6.12 (to the extent applicable); provided, further, that if any of the transactions contemplated in this clause (b) involve the Borrower, the provisions of Section 7.04(d) applicable to the Borrower shall be satisfied;

(c)          any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party or (ii) the Investment in such transferee as a result of such Disposition must be a permitted Investment in accordance with Section 7.02 (other than Section 7.02(e)) or such Disposition is permitted by Section 7.05 (other than Section 7.05(e));

(d)         so long as no Event of Default exists or would result therefrom, the Borrower may (i) merge, amalgamate or consolidate with or into any other Person; provided that (x) the Borrower shall be the continuing or surviving corporation or the continuing or surviving Person shall expressly assume the obligations of the Borrower under the Loan Documents in a manner reasonably acceptable to the Administrative Agent (including with respect to the satisfaction of customary PATRIOT Act requirements) and (y) such merger, amalgamation or consolidation does not result in the Borrower ceasing to be organized or existing under the Laws of the United States, any state thereof, the District of Columbia or any territory thereof, or (ii) change its legal form if the Borrower determines that such action is in its best interests and makes such change in a manner reasonably acceptable to the Administrative Agent (including with respect to the continued perfection of Liens and satisfaction of customary PATRIOT Act requirements);

(e)           [reserved];

(f)           any Restricted Subsidiary may merge, amalgamate or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.02 (other than Section 7.02(e));

(g)          [reserved]; and

(h)          a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(e)).

Section 7.05          Dispositions.  Make any Disposition, except:

(a)          Dispositions of obsolete, damaged, worn out, used, immaterial or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries or economically practicable or commercially desirable to maintain;

(b)           Dispositions of inventory, equipment, goods and any other assets held for sale in the ordinary course of business;

(c)          (i) any exchange or swap of assets, or lease, assignment or sublease of any real property or personal property for like property for use in a business not in contravention with Section 6.19 and (ii) Dispositions of property to the extent that (x) such property is exchanged for credit against the purchase price of similar replacement property or (y) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d)          Dispositions of property among Holdings, the Borrower and its Restricted Subsidiaries; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party, (ii) the Investment arising from such Disposition must be a permitted Investment in accordance with Section 7.02 (other than Section 7.02(e)) or (iii) the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneously with the consummation of the transaction and the aggregate fair market value (as determined in good faith by the Borrower) of the property sold, leased, licensed, transferred or otherwise disposed of by Loan Parties to Non-Loan Parties in reliance of this clause (d)(iii) in any fiscal year shall not exceed the greater of (x) $20,000,000 and (y) 1.0% of Consolidated Tangible Assets (calculated on a Pro Forma Basis);

(e)          Dispositions permitted by Section 7.02 (other than Section 7.02(e)), Section 7.04 (other than Section 7.04(c) or (h)), Section 7.06 (other Section 7.06(d)) and Section 7.12 and Liens permitted by Section 7.01 (other than Section 7.01(m)(ii));

(f)           Dispositions with respect to property built or acquired by the Borrower or any Restricted Subsidiary after the Closing Date, including pursuant to sale-leaseback transactions;

(g)          Dispositions of (i) Cash Equivalents, (ii) other current assets that were Cash Equivalents when the original Investment in such assets was made and which thereafter fail to satisfy the definition of Cash Equivalents and (iii) investment securities in the ordinary course of management of the investment portfolio of the applicable Person;

(h)         leases, subleases, licenses or sublicenses (including licenses or sublicenses of intellectual property or software, including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(i)           Dispositions of property subject to Casualty Events;

(j)           Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a commitment entered into at a time when no Event of Default exists), no Specified Default would result from such Disposition and (ii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of the greater of $50,000,000 and 2.5% of Consolidated Tangible Assets, the Borrower or any of its Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens, other than Liens permitted by Section 7.01); provided, however, that for the purposes of this clause (ii), (A) any liabilities (as shown (or would have been shown) on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Borrower or such Restricted Subsidiary that (1) are assumed by the transferee with respect to the applicable Disposition, (2) for which the Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing or pursuant to applicable Law or (3) are otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Borrower or its Restricted Subsidiaries), (B) any securities, notes or other obligations or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within one hundred and eighty (180) days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value as determined by the Borrower in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of the greater of (1) $55,000,000 or (2) 2.75% of Consolidated Tangible Assets (calculated on a Pro Forma Basis), with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(k)          Dispositions of Investments in Joint Ventures or any Subsidiary that is not Wholly Owned to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture or similar parties set forth in joint venture arrangements and/or similar binding arrangements;

(l)           Dispositions of accounts receivable in connection with the collection, compromise or settlement thereof or in bankruptcy or similar proceedings;

(m)         any issuance or sale of Equity Interests in, or sale of Indebtedness or other securities of, an Unrestricted Subsidiary;

(n)          to the extent allowable under Section 1031 of the Code (or comparable provision of Law of any foreign jurisdiction and, in each case, any successor provision), any exchange of like property for use in any business conducted by the Borrower or any of its Restricted Subsidiaries that is not in contravention of Section 6.19;

(o)          the unwinding of any Cash Management Obligations or Swap Contract;

(p)         sales or other dispositions by the Borrower or any Restricted Subsidiary of assets in connection with the closing or sale of an office, facility or other location in the ordinary course of business of the Borrower and its Restricted Subsidiaries, which consist of leasehold interests in the premises of such office, facility or other location, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such office, facility or other location; provided that as to each and all such sales and closings, (A) no Event of Default shall result therefrom and (B) such sale shall be on commercially reasonable prices and term in a bona fide arm’s length transaction;

(q)          the lapse or abandonment (including failure to maintain) in the ordinary course of business of any registrations or applications for registration of any (i) intellectual property rights that are not necessary or desirable in the conduct of the business of the Borrower or any Restricted Subsidiaries, or (ii) immaterial intellectual property rights that in the good faith determination of the Borrower are no longer economically practicable or commercially desirable to maintain or use in the business of the Borrower and its Restricted Subsidiaries (taken as a whole);

(r)           any Disposition (i) arising from foreclosure, casualty, condemnation or any similar action or transfers by reason of eminent domain with respect to any property or other asset of the Borrower or any of its Restricted Subsidiaries or (ii) by reason of the exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement;

(s)           any surrender or waiver of contractual rights or the settlement, release, recovery on or surrender of contractual rights or other claims of any kind;

(t)           the discount of accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable or Investments permitted under this Agreement, in each case in connection with the collection or compromise thereof;

(u)         any Disposition of assets of the Borrower or any Restricted Subsidiary or sale or issuance of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so Disposed of have an aggregate fair market value (as determined in good faith by the Borrower) not in excess of the greater of (i) $100,000,000 and (ii) 5.0% of Consolidated Tangible Assets (calculated on a Pro Forma Basis), in the aggregate for any fiscal year;

(v)         any grant in the ordinary course of business of any license of patents, trademarks, software, know-how, copyrights, or any other intellectual property rights, including, but not limited to, grants of franchises or licenses, franchise or license master agreements and/or area development agreements;

(w)         Dispositions to effect other Dispositions contemplated on the Closing Date and, to the extent the assets subject of such Disposition have a book value on the Closing Date in excess of $5,000,000, set forth on Schedule 7.05(w);

(x)           Dispositions required to be made to comply with the order of any Governmental Authority or applicable Laws;

(y)           Dispositions (in whole or in part) of the IT Services Business or the businesses, property or assets thereof;

(z)           Dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, members of management, employees or consultants;

(aa)         to the extent constituting a Disposition, any Specified Non-Recourse Obligation;

(bb)         de minimis amounts of equipment provided to employees;

(cc)         the Borrower and any Restricted Subsidiary may (i) convert any intercompany Indebtedness to Equity Interests; (ii) settle, discount, write off, forgive or cancel any intercompany Indebtedness or other obligation owing by the Borrower or any Restricted Subsidiary and (iii) settle, discount, write off, forgive or cancel any Indebtedness owing by any present or former consultants, directors, officers or employees of Holdings, the Borrower or any Subsidiary or any of their successors or assigns;

(dd)         Dispositions in the nature of asset swaps conducted on an arms-length basis with bona fide third parties unaffiliated with the Borrower or any Affiliate of the Borrower;

(ee)          if such Person is an Excluded Subsidiary, any sale, lease, license, transfer or other disposition of assets by such Person to any other Excluded Subsidiary;

(ff)          any Disposition of Transferred Assets by such Person in connection with the Securitization Facility, the Factoring Facility and/or any other Permitted Receivables Financing;

(gg)         any sale or granting of any interest in conduits, fibers, dark fiber or an indefeasible right to use dark fiber or fiber capacity;

(hh)         any Disposition of the Equity Interests of any Unrestricted Subsidiary (other than any Unrestricted Subsidiary whose only assets are Cash and Cash Equivalents); and

(ii)          Dispositions made in connection with any Permitted IPO Reorganization;

provided that any Disposition of any property to a Person pursuant to Sections 7.05(c), (d)(iii), (f), (j) and (dd) other than to the Borrower or a Subsidiary Guarantor, shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Borrower in good faith.  To the extent any Collateral is Disposed of as permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

For purposes of determining compliance with this Section 7.05, in the event that any Disposition (or any portion thereof) at any time, whether at the time of occurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of Dispositions described above in Sections 7.05(a) through (ii), the Borrower, in its sole discretion, may classify or subsequently reclassify (or later divide, classify or reclassify) such Disposition (or any portion thereof) in any one or more of the types of Dispositions described in Sections 7.05(a) through (ii) in any manner that complies with this covenant.

Section 7.06          Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, except:

(a)         each Restricted Subsidiary may make Restricted Payments to the Borrower and to the other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly Owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiaries and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b)         the Borrower and each of its Restricted Subsidiaries may declare and make dividend payments or other distributions payable solely in the form of Equity Interests (other than Disqualified Equity Interests) of the Borrower or, if to the Borrower or a Restricted Subsidiary, of any Restricted Subsidiary;

(c)          so long as immediately after giving effect to such Restricted Payment, (i) for all Restricted Payments made pursuant to this Section 7.06(c) in excess of the greater of (x) $75,000,000 and (y) 3.75% of Consolidated Tangible Assets (calculated on a Pro Forma Basis), the Secured Net Leverage Ratio (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination is less than or equal to 3.50:1.00 and (ii) for all Restricted Payments made pursuant to this Section 7.06(c) no Specified Default shall have occurred and be continuing or would result therefrom, in each case the Borrower and its Restricted Subsidiaries may make Restricted Payments in an amount not to exceed the Available Amount immediately prior to the time of the making of such Restricted Payment;

(d)          to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into and consummate transactions (and the Borrower and its Restricted Subsidiaries may make Restricted Payments to Holdings to permit it to consummate transactions of the type) expressly permitted by any provision of Section 7.02 (other than Section 7.02(e) and 7.02(m)), Section 7.03, Section 7.04, Section 7.05 (other than Section 7.05(e)) or Section 7.08 (other than Section 7.08(i) and 7.08(m)(ii));

(e)           redemptions, repurchases, retirements or other acquisitions of Equity Interests in Holdings, the Borrower or any of its Restricted Subsidiaries deemed to occur upon exercise of stock options or warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options or warrants or similar rights;

(f)           the Borrower and its Restricted Subsidiaries may pay (or make Restricted Payments to allow Holdings or any direct or indirect parent thereof to pay, so long as in the case of any payment in respect of Equity Interests of any direct or indirect parent of Holdings, the amount of such Restricted Payment is directly attributable to the Equity Interests of Holdings owned directly or indirectly by such parent) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings (or such direct or indirect parent thereof) held by any future, present or former officers, directors, employees, members of management, independent contractors and consultants (or their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses, former spouses, domestic partners and former domestic partners) of Holdings (or any direct or indirect parent thereof), the Borrower or any of its Restricted Subsidiaries in connection with the death, disability, retirement or termination of employment or service of any such Person (or a breach of any non-compete or other restrictive covenant or confidentiality obligations of any such Person at any time after such Person’s disability, retirement or termination of employment or service) or otherwise pursuant to any employee or director equity plan, employee or director stock option or profit interest plan in an aggregate amount after the Closing Date, together with the aggregate amount of loans and advances to Holdings made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by this clause (f), not to exceed the greater of (w) $35,000,000 and (x) 2.0% of Consolidated Tangible Assets (calculated on a Pro Forma Basis) in the aggregate in any calendar year (which shall be increased to the greater of (A) $50,000,000 and (B) 2.5% of Consolidated Tangible Assets after the consummation of a Qualifying IPO) (it being understood that any unused amounts in any calendar year may be carried over to the immediately succeeding calendar year); provided that such amount in any calendar year may be increased by an amount not to exceed (x) the amount of any cash bonuses or other compensation otherwise payable to such Person in return for the receipt of Equity Interests of Holdings or a direct or indirect parent thereof, the Borrower or any of its Restricted Subsidiaries, plus (y) the cash proceeds received by Holdings, the Borrower or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Equity Interests, Excluded Contributions or Specified Equity Contributions or amounts that increased the Available Amount) of Holdings or any direct or indirect parent thereof (to the extent contributed to the Borrower) to any future, present or former employee, officer, director, member of management or consultant (or the estates, executors, administrators, heirs, family members, legatees, distributees, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of Holdings or any of its Subsidiaries or any direct or indirect parent thereof that occurs after the Closing Date, plus (z) the cash proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries after the Closing Date; provided, further, that (1) the Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (y) and (z) above in any calendar year and (2) cancellation of Indebtedness owing to Holdings, the Borrower or any Restricted Subsidiary from any future, present or former employee, officer, director, member of management or consultant (or the estates, executors, administrators, heirs, family members, legatees, distributees, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of Holdings or any direct or indirect parent thereof or any Subsidiary thereof in connection with a repurchase of Equity Interests of Holdings or any direct or indirect parent thereof will not be deemed to constitute a Restricted Payment for purposes of this Section 7.06 or any other provision of this Agreement;

(g)          the Borrower and its Restricted Subsidiaries may make Restricted Payments to Holdings or to any direct or indirect parent thereof:

(i)          the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) operating costs and expenses of such Persons incurred in the ordinary course of business (including, following the consummation of a Qualifying IPO, Public Company Costs) and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries;

(ii)           the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) franchise and similar Taxes, and other fees and expenses, required to maintain its (or any of such direct or indirect parent’s) corporate or legal existence;

(iii)        to finance any Investment permitted to be made pursuant to Section  7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such Persons shall, promptly following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Restricted Subsidiary or (2) the merger, amalgamation, consolidation or sale of all or substantially all assets (to the extent permitted in Section 7.04) of the Person formed in order to consummate such Investment or acquired pursuant to such Investment, as applicable, into or to, as applicable, the Borrower or a Restricted Subsidiary, in each case, in accordance with the requirements of Section 6.12 and Section 7.02;

(iv)          the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses related to any equity or debt offering permitted by this Agreement (whether or not successful);

(v)         the proceeds of which (A) shall be used to pay salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, directors, officers, employees, members of management and consultants of such Persons and any payroll, social security or similar taxes in connection therewith to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries or (B) shall be used to make payments permitted under Sections 7.08(c)(i), (e), (g), (h), (j), (k), (l), (m), (n), (o), (p), (r), (t), (w) and (y) (but only to the extent such payments have not been and are not expected to be made by the Borrower or a Restricted Subsidiary);

(vi)          the proceeds of which will be used to make payments due or expected to be due to cover social security, Medicare, withholding and other taxes payable in connection with any management equity plan or stock option plan or any other management or employee benefit plan or agreement of such Persons or to make any other payment that would, if made by the Borrower or any Restricted Subsidiary, be permitted under this Agreement;

(vii)         the proceeds of which shall be used to pay cash, in lieu of issuing fractional shares, in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of such Persons; and

(viii)        for any taxable period for which the Borrower and/or any of its Subsidiaries are members of a consolidated, combined or similar income Tax group for U.S. federal and/or applicable state or local income Tax purposes of which a direct or indirect parent of Borrower is the common parent (a “Tax Group”), the proceeds of which are necessary to permit such Persons to pay the portion of any U.S. federal, state or local income Tax (as applicable) of such Tax Group for such taxable period that are attributable to the income of Borrower and/or its Subsidiaries; provided that (A) the amount of such Restricted Payments for any taxable period shall not exceed that amount of such Taxes that Borrower and/or its Subsidiaries, as applicable, would have paid had Borrower and/or its applicable Subsidiaries, as applicable, been a stand-alone taxpayer (or a stand-alone group) for all applicable tax years and (B) the amount of such Restricted Payments in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to Borrower or any of its Restricted Subsidiaries for such purpose;

(h)          the Borrower or any of its Restricted Subsidiaries may pay cash (or make Restricted Payments to Holdings the proceeds of which shall be used to enable it or any direct or indirect parent thereof to pay cash) in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof, any Permitted Acquisition or any exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests;

(i)           redemptions, repurchases, retirements or other acquisitions of Equity Interests (i) deemed to occur on the exercise of options by the delivery of Equity Interests in satisfaction of the exercise price of such options or (ii) in consideration of withholding or similar taxes payable by any future, present or former officer, employee, director, member of management or consultant (or their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses, former spouses, domestic partners and former domestic partners), including deemed repurchases in connection with the exercise of stock options;

(j)          in addition to the foregoing Restricted Payments, the Borrower and its Restricted Subsidiaries may make additional Restricted Payments (i) in an aggregate amount not to exceed the greater of (x) $125,000,000 and (y) 6.5% of Consolidated Tangible Assets (calculated on a Pro Forma Basis) at any time outstanding plus (ii) additional unlimited amounts so long as no Event of Default would result therefrom and immediately after giving effect to any such additional unlimited amounts of Restricted Payment, the Secured Net Leverage Ratio (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination is less than or equal to 3.25:1.00;

(k)          after a Qualifying IPO, the declaration and payment of regular dividends on the Borrower’s common Equity Interests (and the Borrower and its restricted Subsidiaries may pay regular dividends to Holdings or any of its parents to permit Holdings or such parent to pay such dividends), of up to the sum of (x) 6.00% per annum of the Net Cash Proceeds received by, or contributed to, the Borrower or a Restricted Subsidiary in or from any such Qualifying IPO plus (y) 6.00% per annum of the Market Capitalization of Holdings (or the applicable public filing entity);

(l)           Restricted Payments that are made with the Available Excluded Contribution Amount to the extent Not Otherwise Applied;

(m)         the Borrower and its Restricted Subsidiaries may make cashless exchanges of unsecured and/or subordinated debt for Indebtedness meeting the conditions of Permitted Refinancing;

(n)          the Borrower and its Restricted Subsidiaries may make Restricted Payments to Holdings to pay (or to make Restricted Payments to any direct or indirect parent of Holdings to pay) management fees and transaction fees in accordance with the management agreement among the Equity Sponsor and the other parties thereto, so long as no Specified Default shall have occurred and be continuing;

(o)         the Borrower and its Restricted Subsidiaries may make Restricted Payments in an amount equal to the Net Cash Proceeds from the IT Services Business Disposition not applied (or required to be applied) to prepay the Term Loans pursuant to Section 2.05(b)(iii), so long as no Specified Default would result therefrom;

(p)          the making of any Restricted Payment within sixty (60) days after the date of declaration thereof, if at the date of such declaration such Restricted Payment would have complied with another provision of this Section 7.06; provided that the making of such Restricted Payment will reduce the capacity for Restricted Payments pursuant to such other provision when so made;

(q)          the Transaction and Restricted Payments made to effect the Transaction;

(r)         the Borrower and its Restricted Subsidiaries may make Restricted Payments to pay any scheduled and/or mandatory dividend in respect of any series of Closing Date Borrower Preferred Equity or Qualified Equity Interests, so long as no Specified Default would result therefrom;

(s)          the Borrower and its Restricted Subsidiaries may (i) make Restricted Payments to pay any settlement, redemption or exchange in respect of the Closing Date Borrower Preferred Equity required to be made on or prior to the first anniversary of the Closing Date, so long as no Specified Default would result therefrom and (ii) at any time, refinance the Closing Date Borrower Preferred Equity and/or any Qualified Equity Interests, in each case, with proceeds of Qualified Equity Interests;

(t)           the making of any Restricted Payments for purposes of making AHYDO Catch-Up Payments relating to Indebtedness of any of Holdings or an of its direct or indirect parent companies, the Borrower and its Restricted Subsidiaries;

(u)          the Borrower may make Restricted Payments in the amount of the Available RDP Reclassification Amount;

(v)         the Borrower may pay dividends or make distributions to permit Holdings or any direct or indirect parent of Holdings to fund the payment or reimbursement of fees and expenses (including fees and expenses of attorneys, accountants and financial advisors but excluding underwriting commissions) incurred by Holdings, such direct or indirect parent of Holdings, the Investors or their respective affiliates in connection with any proposed Qualifying IPO (whether or not consummated) of Holdings or any such direct or indirect parent of Holdings;

(w)          the making of Restricted Payments made in respect of working capital adjustments, purchase price adjustments or earn-out payments pursuant to any Investments permitted hereunder;

(x)          (i) the redemption, repurchase, retirement or other acquisition of any existing Equity Interests, including any accrued and unpaid dividends thereon, of the Borrower, any direct or indirect parent of the Borrower or any Subsidiary Guarantor in exchange for, or out of the net proceeds of, the substantially concurrent sale of, new Equity Interests of the Borrower or any direct or indirect parent of the Borrower or contributions to the equity capital of the Borrower after the Closing Date, and (ii) the declaration and payment of dividends on any existing Equity Interests out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of new Equity Interests after the Closing Date, in each case other than any proceeds of any new Equity Interests constituting a Specified Equity Contribution, any Disqualified Equity Interests or any Equity Interests sold to a Subsidiary of the Borrower (and, in any event, no such contribution or issuance of new Equity Interests so utilized pursuant to this clause (x) shall increase the Available Amount or constitute an Excluded Contribution); and

(y)         payments or distributions to satisfy dissenter’s rights or the settlement of any claims or actions in connection therewith (whether actual, contingent or potential), in connection with a merger, consolidation or transfer of assets that complies with Section 7.02 or Section 7.04.

For purposes of determining compliance with this Section 7.06, (x) a Restricted Payment need not be made solely by reference to one category of Restricted Payments described in clauses (a) through (y) above but may be made under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Restricted Payment (or any portion thereof) meets the criteria of one or more of such categories of Restricted Payments described in clauses (a) through (y) above, the Borrower, in its sole discretion, may classify or may subsequently reclassify at any time such Restricted Payment (or any portion thereof) in any manner that complies with this covenant.

Any Restricted Payment that exceeds the limits of any particular clause set forth above may be allocated amongst more than one of such clauses to permit the incurrence or holding of such Restricted Payment to the extent such excess is permitted as a Restricted Payment under such other clauses.

Section 7.07          [Reserved].

Section 7.08          Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, involving aggregate consideration in excess of the greater of (x) $20,000,000 and (y) 1.0% of Consolidated Tangible Assets, other than:

(a)          (i) transactions between or among Holdings, the Borrower and/or one or more of its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction and (ii) transactions existing on the Closing Date and disclosed in the financial statements delivered pursuant to Section 4.01(f) or any Form 10-K or 10-Q, as applicable, filed by the Company with the SEC prior to the Closing Date;

(b)          transactions on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c)           (i) the Transaction and the payment of fees and expenses (including the Transaction Expenses) related to the Transaction and (ii) the existence of, or the performance by the Borrower or any Restricted Subsidiary of its obligations under the terms of, any stockholders (or similar) agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date, and any transaction, agreement or arrangement described in this Agreement and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Closing Date shall only be permitted by this clause (ii) to the extent that the terms of any such amended existing transaction, agreement or arrangement, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Lenders in any material respect (as determined in good faith by the Borrower) than the original transaction, agreement or arrangement as in effect on the Closing Date;

(d)          transactions constituting or giving rise to Specified Non-Recourse Obligations;

(e)          employment and severance arrangements between Holdings, the Borrower and its Restricted Subsidiaries and their respective directors, officers, employees, members of management or consultants in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(f)          the licensing of patents, trademarks, software, know-how, copyrights or other intellectual property rights in the ordinary course of business to permit the commercial exploitation of intellectual property rights;

(g)         the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, future, present or former directors, officers, employees, members of management and consultants of Holdings, the Borrower and its Restricted Subsidiaries or any direct or indirect parent of Holdings in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(h)          any agreement, instrument or arrangement as in effect as of the Closing Date and set forth on Schedule 7.08, or any amendment thereto (so long as any such amendment, taken as a whole, is not more disadvantageous to the Lenders in any material respect (as determined in good faith by the Borrower) as compared to the applicable agreement as in effect on the Closing Date);

(i)           Restricted Payments permitted under Section 7.06;

(j)           payments by the Borrower and any of its Restricted Subsidiaries made for any transaction or financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with financings, acquisitions or divestitures), which payments are approved by a majority of the disinterested members of the board of directors (or comparable governing body or managers) of the Borrower in good faith (which, for the avoidance of doubt, may include payments to Affiliates of the Equity Sponsor);

(k)         transactions in which the Borrower or any of its Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (b) of this Section 7.08;

(l)           the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings, the Borrower or any of its Subsidiaries to any Permitted Holder or to any former, current or future director, officer, employee, member of management or consultant (or their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses, former spouses, domestic partners and former domestic partners) of Holdings, the Borrower, or any Subsidiary or any direct or indirect parent of any of the foregoing thereof to the extent otherwise permitted by this Agreement and to the extent such issuance or transfer would not give rise to a Change of Control;

(m)         (i) investments by the Permitted Holders in securities of the Borrower or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by the Permitted Holders in connection therewith) so long as (A) the investment is being offered generally to other investors on the same or more favorable terms and (B) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities (provided, that any investments in debt securities by any Affiliated Debt Fund shall not be subject to the limitation in this clause (B)), and (ii) to the extent permitted under Section 7.06, payments to the Permitted Holders in respect of securities or loans of the Borrower or any of its Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Borrower and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;

(n)          payments to or from, and transactions with or management of, Joint Ventures (to the extent any such Joint Venture is only an Affiliate as a result of Investments by the Borrower and its Restricted Subsidiaries in such Joint Venture) or non-Wholly Owned Subsidiaries that are Restricted Subsidiaries in the ordinary course of business, in each case to the extent otherwise permitted under Section 7.02;

(o)           the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to equity holders of Holdings or any direct or indirect parent thereof;

(p)         payments or loans (or cancellation of loans) or advances to employees, officers, directors, members of management or consultants (or the estates, executors, administrators, heirs, family members, legatees, distributees, spouse, former spouse, domestic partner or former domestic partner or any of the foregoing) of Holdings or the Borrower or any of its Restricted Subsidiaries or any direct or indirect parent companies of Holdings and employment agreements, consulting arrangements, severance arrangements, stock option plans and other similar arrangements with such employees, officers, directors, members of management or consultants (or the estates, executors, administrators, heirs, family members, legatees, distributees, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing);

(q)          transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Borrower and its Restricted Subsidiaries, in the good faith determination of the board of directors or comparable governing body or managers or senior management of the Borrower or any of its Restricted Subsidiaries, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(r)           the entering into of any tax sharing agreement or arrangement to the extent payments under such agreement or arrangement would otherwise be permitted under Section 7.06(g)(viii);

(s)           any contribution to the capital of the Borrower or any of its Restricted Subsidiaries;

(t)          transactions permitted under Section 7.04 and/or Section 7.05 solely for the purpose of (i) reorganizing to facilitate any initial public offering of securities of Holdings or any direct or indirect parent thereof, (ii) forming a holding company, or (iii) reincorporating the Borrower in a new jurisdiction;

(u)          transactions between Holdings, the Borrower or any Restricted Subsidiary and any Person, a director of which is also a director of Holdings or the Borrower or any Restricted Subsidiary or any direct or indirect parent of Holdings; provided, however, that such director abstains from voting as a director of Holdings or the Borrower or any Restricted Subsidiary or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(v)          the formation and maintenance of any consolidated, combined or unitary group or subgroup for tax (subject to the limitation in Section 7.06(g)(viii), accounting or cash pooling or management purposes in the ordinary course of business;

(w)         the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the board of directors (or any equivalent body) of Holdings or the Borrower or any Restricted Subsidiary or any direct or indirect parent of Holdings, as appropriate, in good faith;

(x)          transactions in connection with the Securitization Facility, the Factoring Facility and/or any other Permitted Receivables Financings;

(y)          transactions pursuant to and/or in connection with the FOCI Entity Shared Services Agreement; and

(z)        transactions undertaken in good faith (as certified by a Responsible Officer of the Borrower) for the purpose of improving the consolidated tax efficiency of Holdings, the Borrower or any of its Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement and which are not materially adverse to the Lenders.

For purposes of determining compliance with this Section 7.08, in the event that any transaction (or any portion thereof) at any time meets the criteria of more than one of the categories of Dispositions described above in Sections 7.08(a) through (z), the Borrower, in its sole discretion, may classify or subsequently reclassify (or later divide, classify or reclassify) such transaction (or any portion thereof) in any one or more of the types of transactions described in Sections 7.08(a) through (z) in any manner that complies with this covenant.

Section 7.09          Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Non-Loan Party to make Restricted Payments to (directly or indirectly) or to make or repay loans or advances to any Loan Party or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Obligations under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations that:

(a)         (x) exist on the date hereof and (y) to the extent set forth in an agreement governing or evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not materially expand the scope of such Contractual Obligation;

(b)        are binding on a Restricted Subsidiary at the time such Restricted Subsidiary becomes or is designated as a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary;

(c)          are imposed by agreements governing or evidencing Indebtedness of a Non-Loan Party that is permitted by Section 7.03;

(d)          are required, by or pursuant to, applicable Laws and/or imposed by a Governmental Authority or pursuant to any enforcement action by any Governmental Authority;

(e)          are customary restrictions that arise in connection with (x) any Lien permitted by Sections 7.01(a), (i), (j), (l), (m), (o), (r), (t), (u), (x), (y), (z), (aa), (bb), (dd), (ee), (ff), (gg), (hh), (ii), (jj), (mm), (nn), (pp), (qq), (rr), (ss), (tt), (uu), (xx) or (yy) or any document in connection therewith; provided that such restriction relates only to the property subject to such Lien or (y) any Disposition permitted by Section 7.05 applicable pending such Disposition solely to the assets subject to such Disposition;

(f)          are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures (including Joint Ventures) and non-Wholly Owned Subsidiaries permitted under Section 7.02 and applicable solely to such Person entered into in the ordinary course of business;

(g)          are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the specific property financed by or the subject of such Indebtedness and the proceeds and products thereof;

(h)          are customary restrictions on leases, subleases, licenses, sublicenses, Equity Interests, or asset sale agreements and other similar agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(i)          comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Sections 7.03(b), (c), (e), (g), (h), (k), (m), (n), (o)(i), (p), (q), (r), (s), (t), (u), (y), (aa), (bb), (cc), (dd), (ee), (ff) or (gg) to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(j)           are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary;

(k)          are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(l)           are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(m)         are customary restrictions in any documentation governing any Existing Secured Notes, Incremental Equivalent Debt or any Refinancing Equivalent Debt or any Permitted Refinancing of any of them;

(n)          arise in connection with cash or other deposits permitted under Section 7.01;

(o)          comprise restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 7.03 that are, at the time such agreement is entered into, taken as a whole, in the good faith judgment of the Borrower, not materially more restrictive with respect to the Borrower or any Restricted Subsidiary than (x) customary market terms for Indebtedness of such type or (y) the restrictions contained in this Agreement, so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or the ability of the Loan Parties to make any payments or grant any Liens required hereunder;

(p)          apply by reason of any applicable Laws or are required by any Governmental Authority having jurisdiction over the Borrower’s or any Restricted Subsidiary’s status (or the status of any Subsidiary of such Restricted Subsidiary) as a Captive Insurance Subsidiary;

(q)          are contracts or agreements for the sale or Disposition of assets, including any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or Disposition of the Equity Interests or assets of such Subsidiary;

(r)          comprise restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; or

(s)          any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (r) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are (x) permitted hereunder or under any other Loan Document, (y) on customary market terms for contracts, obligations or instruments of such type or (z) in the good faith judgment of the Borrower, no more restrictive in any material respect with respect to such restrictions than those contained in such contracts, instruments or obligations prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 7.10          Financial Covenant.  With respect to the Revolving Credit Facility, the Term B-1 Loans and the Term B-3 Loans only, as of the last day of any fiscal quarter of the Borrower and its Restricted Subsidiaries commencing with the first full fiscal quarter ending after the Closing Date, to the extent such day is a Compliance Date, the Borrower shall not permit the Secured Net Leverage Ratio for the Test Period ended on such date to be greater than 5.75:1.00.  Notwithstanding anything to the contrary in this Agreement, this Section 7.10 shall be in effect (and shall only be in effect other than with respect to pro forma tests when expressly set forth in this Agreement) on a Compliance Date.

Section 7.11          [Reserved].

Section 7.12         Prepayments, Etc. of Indebtedness; Certain Amendments.  (a)  Prepay or redeem, purchase, defease, retire, extinguish or otherwise satisfy prior to the date that is twelve (12) months prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest, mandatory prepayments, mandatory redemptions and offers to purchase, fees, expenses and indemnification obligations and any AHYDO Catch-Up Payments shall be permitted) any Indebtedness of the Borrower or any Subsidiary Guarantor of the type described in clause (a) of the definition of “Indebtedness” (other than Indebtedness with an aggregate principal amount not to exceed the greater of (x) $75,000,000 and (y) 3.75% of Consolidated Tangible Assets (calculated on a Pro Forma Basis at the applicable time of determination) that is contractually subordinated in right of payment to the Obligations or secured by Liens that are contractually subordinated to the Liens securing the Obligations, in each case, expressly by its terms (other than Indebtedness (i) between or among the Borrower or any Subsidiary Guarantor, (ii) payable to the Borrower or any Subsidiary Guarantor or (iii) payable to Holdings to the extent permitted under Section 7.06) (collectively, “Junior Financing”), except (i) the refinancing or replacement thereof with the Net Cash Proceeds of, or in exchange for, any Indebtedness constituting a Permitted Refinancing thereof, (ii) the prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition of any Junior Financing in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of Holdings (or any direct or indirect parent of Holdings) or contributions to the equity capital of the Borrower (in each case other than any Disqualified Equity Interests, Excluded Contributions, Specified Equity Contributions or amounts that increased the Available Amount), (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary

owed to the Borrower or a Restricted Subsidiary and not in violation of any applicable subordination terms or the prepayment of any other Junior Financing with the proceeds of any Permitted Refinancing otherwise permitted by Section 7.03, (iv) the prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition of Junior Financing in an aggregate amount, not to exceed the greater of (x) $125,000,000 and (y) 6.5% of Consolidated Tangible Assets (calculated on a Pro Forma Basis), (v) the prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition of Junior Financing in an amount not to exceed the Available Amount immediately prior to the time of the making of such prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition, (vi) the prepayment, redemption, repurchase, defeasance, exchange, acquisition, or retirement or other acquisition of Junior Financing in an unlimited amount, provided that the Secured Net Leverage Ratio (calculated on a Pro Forma Basis) as of the most recently ended Test Period on or prior to the date of such prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition is less than or equal to 3.25:1.00, so long as no Specified Default would result therefrom, (vii) the prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition of Junior Financing prior to their scheduled maturity that are made with the Available Excluded Contribution Agreement to the extent Not Otherwise Applied, (viii) the prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition of Junior Financing within sixty (60) days of the date of a redemption notice if, at the date of any prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition notice in respect thereof, such prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition would have complied with another provision of this Section 7.12; provided that such prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition under this Section 7.12(a)(viii) shall reduce capacity under such other provision or (ix) the prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition of Junior Financing in the amount of the Available RP Reclassification Amount; or (b) make any payment in violation of any subordination terms of any Junior Financing that is subordinated in right of payment to the Obligations expressly by its terms.

(b)         Amend, modify or change in any manner that would be materially adverse to the interests of the Lenders, any term or condition of any Junior Financing Documentation in respect of any Junior Financing (other than as a result of the refinancing or replacement thereof with the Net Cash Proceeds of, or in exchange for, any Indebtedness constituting a Permitted Refinancing or any other Junior Financing otherwise permitted by Section 7.03 thereof); provided that, in respect of any Junior Financing, in no event shall any amendment, modification or change in respect of any term or condition of any Junior Financing Documentation that would have been permitted by Section 7.01 and Section 7.03 at the time such Junior Financing was incurred or at the time such amendment, modification or change is consummated be deemed to be adverse to the interests of the Lenders.

(c)          Amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, in each case, in any manner materially adverse to the interests of the Lenders (it being understood and agreed that amendments, modifications and changes to Organization Documents to implement the FOCI Mitigation Plan shall be deemed not to be materially adverse to the interests of the Lenders).

Section 7.13          Holdings.  In the case of Holdings, conduct, transact or otherwise engage in any material business or operations other than the following (and activities incidental thereto): (i) Holdings’ ownership of the Equity Interests of the Borrower and its other direct and indirect Subsidiaries, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations, including the giving of guarantees or (where permitted) the granting of Liens on its assets, with respect to the Loan Documents, any Permitted Ratio Debt, any Qualified Holding Company Debt, any Incremental Equivalent Debt, Refinancing Equivalent Debt, any Specified Non-Recourse Obligations or any Permitted Refinancing of the foregoing or other Indebtedness that is permitted to be incurred under Section 7.03 and secured under Section 7.01, and any agreement contemplated in connection with a transaction otherwise permitted under this Section 7.13, (iv) any public offering of its common stock or any other issuance of its Equity Interests (including Qualified Equity Interests), (v) any transaction between Holdings and the Borrower or any Restricted Subsidiary permitted under this Article VII, including, (A) any transaction permitted under Section 7.05, (B) making payments or dividends, distributions and redemptions of its Equity Interest and (C) making any Investment to the extent (1) payment therefor is made solely with the Equity Interests of Holdings (other than Disqualified Equity Interests), the proceeds of Restricted Payments received from the Borrower and/or proceeds of the issuance of, or contribution in respect of the, Equity Interests (other than Disqualified Equity Interests) of Holdings and (2) any property (including Equity Interests) acquired in connection therewith is contributed to the Borrower or a Subsidiary Guarantor (or, if otherwise permitted by Section 7.06 or constituting an Investment permitted hereunder, a Restricted Subsidiary) or the Person formed or acquired in connection therewith is merged with the Borrower or a Restricted Subsidiary, (vi) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (vii) the incurrence of Qualified Holding Company Debt and the incurrence of intercompany debt extended to it pursuant to Section 7.02 in lieu of a Restricted Payment permitted pursuant to Section 7.06, (viii) making Investments in the Borrower or, through the Borrower, to any of the Borrower’s Subsidiaries, (ix) guaranteeing the obligations of its Subsidiaries (including the Borrower) in each case solely to the extent such obligations of such Subsidiaries are not prohibited hereunder and the performance of obligations in respect of Indebtedness of the type permitted under Section 7.03 and Liens of the type permitted under Section 7.01, including incurrence of Indebtedness of Holdings representing deferred compensation to employees, consultants or independent contractors of Holdings and unsecured Indebtedness consisting of promissory notes issued by any Loan Party to future, present or former officers, directors, employees, members of management and consultants (or their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses, former spouses, domestic partners and former domestic partners) of Holdings or any direct or indirect parent thereof, the Borrower or other Subsidiaries of Holdings to finance the retirement, acquisition, repurchase, purchase or redemption of Equity Interests of Holdings or any direct or indirect parent thereof, (x) participating in tax, accounting and other administrative matters as a member of the consolidated, combined, unitary or similar group that included Holdings and the Borrower, (xi) holding and Disposing of any cash, Cash Equivalents or other property received in connection with (A) Restricted Payments received from, and Investments in Holdings made by, its Subsidiaries, (B) contributions to its capital or in exchange for the issuance of Equity Interests (including the redemption in whole or in part of any of its Equity Interests (other than Disqualified Equity Interests) in exchange for another class of Equity Interests (other than Disqualified Equity Interests) or rights to acquire its Equity Interests (other than Disqualified Equity Interests) or with proceeds from substantially concurrent equity contributions or issuances of new shares of its Equity Interests (other than Disqualified Equity Interests)) and (C) Investments received in respect of any of the foregoing pending application thereof by Holdings, (xii) providing indemnification and contribution to directors, officers, employees, members of management and consultants and the making of any loan to any directors, officers, employees, members of management and consultants contemplated by Section 7.02, (xiii) making Investments in assets that are Cash Equivalents at the time any such Investment is made, (xiv) activities incidental to the consummation of the Transaction, (xv)(1) reincorporating in a new jurisdiction, so long as Holdings remains organized under the Laws of the United States, any state thereof or the District of Columbia and (2) organizational activities incidental to Permitted Acquisitions or similar Investments consummated by the Borrower or any Restricted Subsidiary, including the formation of acquisition vehicle entities (subject to the requirements of Section 6.12) and intercompany loans and/or investments incidental to such Permitted Acquisitions or similar Investments in each case consummated substantially contemporaneously with the consummation of the applicable Permitted Acquisitions or similar

Investments, (xvi) so long as no Event of Default exists or would result therefrom, Holdings may (i) merge, amalgamate or consolidate with or into any other Person; provided that Holdings shall be the continuing or surviving Person or the continuing or surviving Person shall be organized under the Laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the obligations of Holdings under the Loan Documents in a manner reasonably acceptable to the Administrative Agent or (ii) change its legal form if the Borrower determines that such action is in its best interests and makes such change in a manner reasonably acceptable to the Administrative Agent (including with respect to the continued perfection of Liens and satisfaction of customary PATRIOT Act requirements) and (xvii) activities incidental to the businesses or activities described in clauses (i) to (xvi) of this Section 7.13.

ARTICLE VIII

Events of Default and Remedies

Section 8.01          Events of Default.  Each of the events referred to in clauses (a) through (k) of this Section 8.01 shall constitute an “Event of Default”:

(a)          Non-Payment.  The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any reimbursement obligations in respect of any drawing under a Letter of Credit, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or fees payable hereunder, any reimbursement obligations in respect of any drawing under a Letter of Credit or (iii) within five (5) Business Days after notice from the Administrative Agent, other amounts payable hereunder; or

(b)          Specific Covenants.  The Borrower or any Restricted Subsidiary (or, in the case of Section 7.13, Holdings) fails to perform or observe any term, covenant or agreement contained in:

(i)           any of Section 6.03(a) or Section 6.05(a) (solely with respect to the Borrower) or Article VII (other than Section 7.10); provided that any Default or Event of Default pursuant to this clause (i) due to failure to provide notice pursuant to Section 6.03 shall be automatically cured upon provision of the applicable notice and/or cure of the underlying Event of Default;

(ii)          Section 7.10; provided that (A) an Event of Default under this clause (ii) is subject to cure pursuant to Section 8.04 and (B) no breach or failure to comply with the terms of Section 7.10 shall constitute an Event of Default with respect to any Facility other than (x) the Term B-1 Loans (including the New Term B-1 Loans and any additional Term Loan Increase increasing the Term B-1 Loans Class pursuant to Section 2.14), (y) the Term B-3 Loans (including the New Term B-3 Loans and any additional Term Loan Increase increasing the Term B-3 Loans Class pursuant to Section 2.14) and (z) the 2024 Revolving Credit Facility and any additional Revolving Commitment Increase increasing any Class under the 2024 Revolving Credit Facility pursuant to Section 2.14); or

(c)          Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the receipt by the Borrower of written notice thereof from the Administrative Agent; or

(d)         Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made and, if capable of being remedied, such incorrectness continues for thirty (30) days after the receipt by the Borrower of written notice thereof from the Administrative Agent; or

(e)         Cross-Default.  Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder or under any other Loan Document, any Indebtedness under any Swap Contracts, any Specified Non-Recourse Obligations and/or any Non-Recourse Debt) having an aggregate outstanding principal amount (individually or in the aggregate with all other Indebtedness as to which such a failure shall exist) of not less than the Threshold Amount or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any default thereunder by any Loan Party), the effect of which default or other event is to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to Indebtedness that becomes subject to a mandatory prepayment or mandatory offer to purchase or redeem or are otherwise due as a result of (x) the voluntary sale or transfer of property or assets securing such Indebtedness or (y) any casualty or condemnation event, in each case in an amount not to exceed the net cash proceeds attributable to such sale, transfer or casualty or condemnation event (as applicable); provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments, acceleration of the Loans or the exercise of other remedies pursuant to Section 8.02; or

(f)          Insolvency Proceedings, Etc.  The Borrower, Holdings or any Restricted Subsidiary that is a Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, receiver or manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, receiver or manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)         Judgments.  There is entered against Holdings, the Borrower or any Restricted Subsidiary that is a Material Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by indemnity, self-insurance (if applicable) or independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied in writing coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(h)         ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Borrower or any Guarantor in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (ii) with respect to a Foreign Plan, a termination, withdrawal or noncompliance with applicable Laws or plan terms that would reasonably be expected to result in a Material Adverse Effect; or

(i)          Invalidity of Material Guaranties.  Any material Guaranty of any  Loan Party, at any time after its execution and delivery and for any reason ceases to be in full force and effect, other than (x) as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05 or the Collateral and Guarantee Requirement), (y) as a result of acts or omissions by the Administrative Agent or any Lender, in each case, which does not arise from the breach by any Loan Party of its obligations under the Loan Documents or (z) as a result of the satisfaction in full of all the Obligations; or any Loan Party contests in writing the validity or enforceability of any material Guaranty or denies in writing that it has any or further liability or obligation under any material Guaranty (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments or as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05 or the Collateral and Guarantee Requirement)), or purports in writing to revoke or rescind its Guaranty; or

(j)           Collateral Documents.  Any Collateral Document after delivery thereof pursuant to Section 4.01, 6.12 or 6.14, shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create, or any Lien purported to be created by such Collateral Document with respect to a material portion of the Collateral shall be asserted in writing by the Borrower or any other Loan Party not to be, a valid and, to the extent applicable under applicable Law, perfected Lien over a material portion of the Collateral, with the priority required by the Collateral Documents (or other security purported to be created on the applicable Collateral), on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that (i) any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement, (ii) any such loss of perfection or priority results from the failure of the Administrative Agent to take any action within its control, including the failure to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements, or (iii) such loss of a valid or perfected security interest, as applicable, may be remedied by the filing of appropriate documentation without the loss of priority; or

(k)          Change of Control.  There occurs any Change of Control.

Section 8.02          Remedies upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent may with the consent of, and shall at the request of, the Required Lenders (or the Required 2024 Revolving Credit Lenders, in the case of an Event of Default in respect of Section 7.10 (subject to the provisions of Sections 8.01(b)(ii) and Section 8.04)) take any or all of the following actions:

(a)         declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)         declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts outstanding or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)         require that the Borrower Cash Collateralize the L/C Obligations in any manner described in the definition of Cash Collateralize (as determined by the applicable L/C Issuer(s) and the Administrative Agent or Required Lenders, as applicable); and

(d)          exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents,

provided that (x) upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the commitments of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender and (y) in the case of an Event of Default arising under clause (b)(ii) of Section 8.01 in respect of a failure to observe or perform the covenant under Section 7.10 (A) in the case of the Term B-1 Loans, the Term B-3 Loans and/or the 2024 Revolving Credit Facility, the actions set forth above may not be taken until the earlier of (1) the time at which the ability to exercise the Cure Right under Section 8.04 has expired and (B) the time at which the Borrower has confirmed in writing that it does not intend to exercise the Cure Right and (2) in the case of any other Term Loan or any other Facility, the actions set forth above may not be taken until after the date on which the Required 2024 Revolving Credit Lenders have declared all Obligations in respect of the 2024 Revolving Credit Facility, the Term B-1 Loans and the Term B-3 Loans to be immediately due and payable in accordance with this Section 8.02 and such declaration has not been rescinded on or before such date.

Section 8.03          Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02 (with such Cash Collateralization to be undertaken in the manner described in clause (a) of such definition)), subject to any Intercreditor Agreement, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, together with all Obligations in the nature of accrued but unpaid periodic fees and interest under any Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, the Obligations under Secured Hedge Agreements (to the extent constituting breakage, termination and other payments not otherwise paid pursuant to clause Third above) and Obligations under Secured Cash Management Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Notwithstanding the foregoing, no amount received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor but subsequent distributions shall be adjusted so that the aggregate distributions are in accordance with the foregoing to the extent permitted by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.

Section 8.04         Right to Cure.  (a)  Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, for purposes of determining whether any Default resulting from the failure to perform or observe any covenant set forth in Section 7.10 has occurred, as of any date, and at any time during the applicable fiscal quarter or on or after the last day of the applicable fiscal quarter and on or prior to the day that is the fifteenth (15th) Business Day after the date on which financial statements are required to be delivered pursuant to Sections 6.01(a) or (b), as applicable with respect to the applicable fiscal quarter or fiscal year, as applicable, hereunder (the “Cure Expiration Date”), the Permitted Holders (or any other Person so long as no Change of Control results therefrom) may make a Specified Equity Contribution to the Borrower, and the Borrower may add the product of (x) the amount of the net cash proceeds thereof multiplied by (y) four to the LQA Consolidated EBITDA for such fiscal quarter (calculated in accordance with the definition thereof)  to increase the LQA Consolidated EBITDA with respect to such fiscal quarter (the “Cure Right”); provided that such net cash proceeds are actually received by the Borrower as cash, common equity or any other Qualified Equity Interests (including through capital contribution of such net cash proceeds to the Borrower) no later than the Cure Expiration Date (it being understood that to the extent such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such net cash proceeds that is designated as the Specified Equity Contribution may be lower than specified in such notice to the extent that the amount necessary to cure any Event of Default resulting from the failure to perform or observe any covenant set forth in Section 7.10 is less than the full amount of such originally designated amount).

(b)          The right to make a Specified Equity Contribution is subject to the following conditions: (i) no more than two (2) Specified Equity Contributions may be made in any period of four consecutive fiscal quarters, (ii) no more than five (5) Specified Equity Contributions will be made in the aggregate during the term of this Agreement, (iii) the net cash proceeds of any Specified Equity Contribution shall be no more than the amount required to cause the Borrower to be in pro forma compliance with Section 7.10 for any applicable period, (iv) there shall be no pro forma or other reduction in Indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with Section 7.10 for the Test Period ending with the fiscal quarter ended immediately prior to the exercise of the Cure Right, (v) all Specified Equity Contributions shall be disregarded for purposes of determining pricing, financial ratio-based conditions (including the determination of compliance with the financial covenant contained in Section 7.10 on a pro forma basis in connection with the utilization of any basket or exception or the taking of any action), Available Amount, Excluded Contributions or other baskets with respect to covenants contained in the Loan Documents to the extent set forth therein and (vi) the proceeds of the Specified Equity Contributions shall not be required to be applied to repay the Facilities.

(c)          Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, (A) upon receipt of a Specified Equity Contribution by the Borrower or any other Loan Party, the covenant set forth in Section 7.10 shall be recomputed by adding the amount of the Specified Equity Contribution to LQA Consolidated EBITDA for the relevant Test Period (and any subsequent Test Period that includes such fiscal quarter) and, to the extent Section 7.10 is complied with on such basis, any Default or Event of Default related to any failure to comply with Section 7.10 (and any other Default as a result thereof) shall be deemed not to have occurred for any purpose under the Loan Documents and (B) unless the Administrative Agent has received a written notice from the Borrower of its intent not to make a Specified Equity Contribution and exercise its rights under this Section 8.04 prior to the Cure Expiration Date, neither the Administrative Agent nor any Lender shall exercise any rights or remedies under Section 8.02 (or under any other Loan Document) available during the continuance of any Default or Event of Default on the basis of any actual or purported failure to comply with Section 7.10 (and any other Default as a result thereof) until such failure is not cured with the proceeds of a Specified Equity Contribution on or prior to the Cure Expiration Date; provided that, until the earlier to occur of the satisfaction (or waiver in accordance with Section 10.01) of the conditions in Section 4.02 and the receipt of such Specified Equity Contribution, no Revolving Credit Lender shall be required to make any Revolving Credit Loan, no Swing Line Loans shall be made and no L/C Issuer shall issue any Letter of Credit.

Section 8.05          Clean Up Period.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, during the period commencing on the closing date of any Permitted Acquisition or Investment and ending on the date thirty (30) days thereafter (the “Clean Up Period”) (a) any breach or default of any representation or warranty under Article V or any other Loan Document or a covenant under this Agreement or any other Loan Document or (b) any Event of Default, will be deemed not to be a breach of representation or warranty or covenant or an Event of Default (as the case may be) if (i) it would have been (if it were not for this Section 8.05) a breach or default of any representation or warranty or covenant or an Event of Default only by reason of circumstances relating exclusively to the target, the target group or the property and assets of another Person or assets constituting a business unit, line of business or division of such Person in connection with such Permitted Acquisition or Investment (or any obligation to procure or ensure in relation to such target, target group or the property and assets or business unit, line of business or division); (ii) it is capable of remedy and reasonable steps are being taken to remedy it; (iii) the circumstances giving rise to it have not been procured by or approved by Holdings or the Borrower; and (iv) it would not reasonably be expected to have a Material Adverse Effect.  If the relevant circumstances are continuing on or after the date immediately following the end of the Clean Up Period, there shall be a breach of representation or warranty, breach of covenant or Event of Default, as the case may be, notwithstanding the above (and without prejudice to the rights and remedies of the Lenders as set forth in Section 8.02 hereof).

ARTICLE IX

Administrative Agent and Other Agents

Section 9.01          Appointment and Authority of the Administrative Agent.

(a)          Each Lender and each L/C Issuer hereby irrevocably appoints Goldman Sachs to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article IX, other than in respect of Section 9.09,

Section 9.11 and Section 9.14, are solely for the benefit of the Administrative Agent and the Lenders, and the Loan Parties shall not have rights as a third party beneficiary of any such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Laws.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)          Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c)          The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank and/or Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) the Secured Parties for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.  Without limiting the generality of the foregoing, each of the Lenders (including in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank and/or Cash Management Bank) hereby expressly authorizes the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement, any other Intercreditor Agreement and/or any other intercreditor agreement entered into in connection herewith, and security trust documents), as contemplated by, in accordance with or otherwise in connection with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

Section 9.02          Rights as a Lender.  Any Person serving as an Agent (including as Administrative Agent) or L/C Issuer hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent or L/C Issuer and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent or L/C Issuer hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent or L/C Issuer hereunder and without any duty to provide notice or account therefor to the Lenders.  The Lenders acknowledge that, pursuant to such activities, any Agent or L/C Issuer or its Affiliates may receive information regarding any

Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent or L/C Issuer shall be under any obligation to provide such information to them.

Section 9.03          Exculpatory Provisions.  Neither the Administrative Agent nor any other Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and the duties of the Administrative Agent hereunder will be administrative in nature.  Without limiting the generality of the foregoing, an Agent (including the Administrative Agent):

(a)          shall not be subject to any fiduciary or other implied (or express) duties, regardless of whether a Default has occurred and is continuing;

(b)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent shall be required to take any action (or where so instructed, refrain from exercising) that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Laws, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)          shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.02 and Section 10.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by the final, non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default (including, without limitation, compliance with the terms and conditions of Section 10.07(h)(iii)), (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04          Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan (or the issuance of such Letter of Credit).  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents the Administrative Agent is permitted or desires to take or to grant, and the Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  No Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders; provided that the Administrative Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Laws.

Section 9.05          Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons.  The exculpatory provisions of this Article IX shall apply to any such sub agent and to the Agent-Related Persons of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agents.

Section 9.06         Non-Reliance on Administrative Agent and Other Lenders; Disclosure of Information by Agents.  Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07          Indemnification of Agents.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so) in accordance with their respective Pro Rata Shares, and hold harmless the Administrative Agent and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to the Administrative Agent or any other Agent-Related Person of any portion of such Indemnified Liabilities resulting from the Administrative Agent’s or any other Agent-Related Person’s gross negligence, bad faith or willful misconduct or material breach under the Loan Documents, any Commitment Letter and/or any Fee Letter, as determined by the final, non-appealable judgment of a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, syndication, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations (if any) with respect thereto; provided, further, that the failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect thereof.  The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment and satisfaction of all other Obligations and the resignation of the Administrative Agent.

Section 9.08          No Other Duties; Other Agents, Lead Arrangers, Managers, Etc.  Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable.  Anything herein to the contrary notwithstanding, none of the Lead Arrangers, the Co-Managers or the other Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder and such Persons shall have the benefit of this Article IX.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any agency or fiduciary or trust relationship with any Lender, Holdings, the Borrower or any of their respective Subsidiaries.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.09          Resignation and Removal of Administrative Agent.

(a)          The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (other than during the existence of a Specified Default), which consent of the Borrower shall not be unreasonably withheld, conditioned or delayed, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may be (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above, and in the absence of such appointment by the Administrative Agent at least ten (10) days prior to the Resignation Effective Date, the Borrower may, in either case on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)          If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, subject to the consent of the Borrower (other than during the existence of a Specified Default), which consent of the Borrower shall not be unreasonably withheld, conditioned or delayed, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such other day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)          With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuers directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(l) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.09).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)          Any resignation or removal by Goldman Sachs as Administrative Agent pursuant to this Section 9.09 shall also constitute its resignation as L/C Issuer and Swing Line Lender.  If Goldman Sachs resigns as an L/C Issuer, it shall remain an L/C Issuer with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer for so long as such Letters of Credit are outstanding (unless otherwise Cash Collateralized or otherwise backstopped in a manner satisfactory to Goldman Sachs) and shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c).  If Goldman Sachs resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for or, at the Borrower’s option, to backstop the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Goldman Sachs to effectively assume or, at the Borrower’s option, to backstop the obligations of Goldman Sachs with respect to such Letters of Credit.

Section 9.10         Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), Section 2.09 and Section 10.04) allowed in such judicial proceeding; and

(ii)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the

Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Section 2.07 and Section 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations (as defined in the Security Agreement and/or the Holdings Pledge Agreement, as applicable) pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (l) of Section 10.01 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 9.11          Collateral and Guaranty Matters.  Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) irrevocably agree (and authorizes the Administrative Agent to take all necessary or advisable actions to effectuate any of the following):

(a)          that any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall be automatically released (i) upon expiration or termination of the Aggregate Commitments and payment in full of all Obligations (other than (w) outstanding Letters of Credit that have been Cash Collateralized or as to which other arrangements satisfactory to the applicable L/C Issuer shall have been made, (x) Obligations under Secured Hedge Agreements, (y) Obligations under Secured Cash Management Agreements and (z) contingent indemnification obligations not yet accrued and payable) (the “Termination Date”), (ii) at the time the property subject to such Lien is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to any Person other than a Loan Party (whether as a Disposition or an Investment), (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below or (v) if and to the extent such property constitutes an Excluded Asset;

(b)          to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that constitutes an Excluded Asset or is permitted to be senior to the Liens securing the Obligations by Section 7.01(i),  (o), (u), (aa), (jj) (solely with respect to Liens securing Indebtedness permitted under Section 7.03(s)), (kk), (ll), (mm),  (pp), (vv) or, to the extent related to the foregoing, Section 7.01(dd); and

(c)          that any Subsidiary Guarantor shall be automatically released from its obligations under the Guaranty and the Collateral Documents if such Person ceases to be a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary as a result of a transaction permitted hereunder (including as a result of a Subsidiary Guarantor being designated as an Unrestricted Subsidiary); provided, however, that no such release shall occur if such Guarantor continues (after giving effect to the consummation of such transaction or designation) to be a guarantor in respect of the Existing Secured 2024 Notes and/or the Existing Secured 2025 Notes; provided, further, that the release of any Subsidiary Guarantor from its obligations under this Agreement if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (d) of the definition thereof pursuant to a Disposition of a portion of its Equity Interests to an Affiliate of the Borrower shall only be permitted if at the time such Subsidiary Guarantor becomes an Excluded Subsidiary of such type (1) no Specified Default shall have occurred and be outstanding, and (2) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the Borrower is deemed to have made a new Investment in such Person (as if such Person were then newly acquired) and such Investment is permitted at such time;

Upon request by the Administrative Agent at any time, the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11; provided that the failure to provide or receive such confirmation shall not affect the effectiveness of any release or subordination otherwise permitted under this Agreement.  In each case as specified in this Section 9.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11; provided that, upon the reasonable request of the Administrative Agent with respect to any release or subordination under Section 9.11(a)(ii), (b) or (c), (x) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that such release or subordination is permitted (or not prohibited) under the terms of this Agreement (provided that the failure to deliver such certificate shall not affect the effectiveness of any such release or subordination otherwise permitted and/or provided for under this Agreement and the other Loan Documents) and (y) unless and until expressly required to deliver documentation evidencing such release or subordination pursuant to the terms of the Loan Documents, by applicable Law or pursuant to judgment, decree, order, statute, rule of any Governmental Authority without any such a certification from a Responsible Officer of the Borrower reasonably requested by the Administrative Agent pursuant to preceding clause (x) (a “Release Certificate”), the Administrative Agent may (but shall not be obligated to) reasonably condition the delivery of any documentation executed by it to evidence such release or subordination upon receipt of a Release Certificate.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 9.12          Appointment of Supplemental Administrative Agents.

(a)         It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be reasonably required or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its reasonable discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b)          In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral and (ii) the provisions of this Article IX and of Section 10.04 and Section 10.05(a) (obligating the Borrower to pay the Administrative Agent’s expenses and to indemnify the Administrative Agent) that refer to the Administrative Agent shall inure to the benefit of, and the provisions of Section 10.08 shall be binding upon, such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c)          Should any instrument in writing from any Loan Party be reasonably required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments (in form reasonably satisfactory to the Borrower, Holdings or such Loan Party) promptly upon the reasonable request by the Administrative Agent.  In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

Section 9.13          Intercreditor Agreements.  The Administrative Agent is authorized to enter into any First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement, any Subordination Agreement (if entered into), any other Intercreditor Agreement and any other intercreditor agreement contemplated hereby (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness (or any Permitted Refinancing of the foregoing) permitted hereunder that is unsecured or permitted to be secured by all or a portion of the Collateral hereunder, as applicable (with such priority as may be designated by the Borrower or relevant Subsidiary, to the extent such priority is permitted by the Loan Documents)), and the parties hereto acknowledge that any First Lien Intercreditor Agreement (if entered into), any Junior Lien Intercreditor Agreement (if entered into), any Subordination Agreement (if entered into), any other Intercreditor Agreement and/or any other intercreditor agreement entered into in connection herewith, will be binding upon them.  Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any First Lien Intercreditor Agreement (if entered into), any Junior Lien Intercreditor Agreement (if entered into), any Subordination Agreement (if entered into), any other Intercreditor Agreement and/or any other intercreditor agreement entered into in connection herewith and (b) hereby authorizes and instructs the Administrative Agent to enter into, if applicable, any First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement (if entered into), any Subordination Agreement (if entered into), any other Intercreditor Agreement and/or any other intercreditor agreement contemplated hereby (on terms reasonably satisfactory to the Administrative Agent) (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness (or any Permitted Refinancing of the foregoing) permitted hereunder that is unsecured or permitted to be secured by all or a portion of the Collateral hereunder (with such priority as may be designated by the Borrower or relevant Subsidiary, to the extent such priority is permitted by the Loan Documents)), and to subject the Liens on the Collateral securing the Obligations to the provisions thereof.

Section 9.14          Secured Cash Management Agreements and Secured Hedge Agreements.  Except as otherwise expressly set forth herein or in any Guaranty or any other Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any other Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements or Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations arising under Secured Cash Management Agreements or such Obligations arising under Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

Section 9.15          Withholding Taxes.  To the extent required by any applicable Laws (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax.  Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within ten (10) days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax, ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 9.15.  The agreements in this Section 9.15 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of any Loans and all other amounts payable hereunder.  For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 9.15 include any Swing Line Lender and any L/C Issuer.

Section 9.16          Erroneous Payments.

(a)          If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), without limiting any of the Borrower’s or any other Loan Party’s rights with respect to any payment made by (or on behalf of) the Borrower to the Administrative Agent pursuant to the terms of the Loan Documents, such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.16 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)          Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then, in each such case:

(i)          it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of the immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)          such Lender or Secured Party shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.16(b).

(c)          Each Lender or Secured Party hereby authorizes the Administrative Agent to withhold, set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.  For the avoidance of doubt, the Borrower or any Loan Party shall continue to be deemed to have performed its payment obligations with respect to any amount that is actually paid by (or on behalf of) the Borrower or such Loan Party and is subject to such withholding, set off, netting or application pursuant to the preceding sentence.

(d)         In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf)  (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time (with a copy to the Borrower), (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment  Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (for prompt return to the Borrower in exchange for, at the Administrative Agent’s written request in accordance with the terms of this Agreement, a replacement note), (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, but subject to, and in accordance with, the provisions of Section

10.07(b), sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (such rights, the “Overpaid Lender’s Payment Rights under the Loan Documents”). If any amount of the Overpaid Lender’s Payment Rights under the Loan Documents to which the Administrative Agent has been subrogated is paid by (or on behalf of) the Borrower or any other Loan Party to the Administrative Agent, then the Lender or Secured Party who received such Erroneous Payment shall be deemed to have received an equal amount from the Borrower or other Loan Party under the Loan Documents, Secured Hedge Agreements or Secured Cash Management Agreements, as applicable.

(e)          The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f)           To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to (x) any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine, or (y) upon any payment in accordance with the last sentence of clause (d) above, the deemed cessation of the corresponding rights under the Loan Documents, Secured Hedge Agreements or Secured Cash Management Agreements, as applicable.

(g)         Each party’s obligations, agreements and waivers under this Section 9.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(h)          For the avoidance of doubt, the provisions in this Section 9.16 are not intended to, and shall not, affect the rights and obligations of the Borrower or any other Loan Party under the Loan Documents to the extent relating to principal, interest, premium, fees or similar payment obligations and shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower or any other Loan Party relating to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent.

ARTICLE X

Miscellaneous

Section 10.01          Amendments, Etc.  (A)  Except as otherwise set forth in this Agreement, no amendment, modification, supplement or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or signed by the Administrative Agent with the consent of the Required Lenders) with a copy (electronic or otherwise) delivered to the Administrative Agent (such delivery to the Administrative Agent not to be a condition to the effectiveness of any such amendment, modification, supplement or waiver) (other than with respect to any amendment, modification, supplement or waiver contemplated in clause (a) (as it relates to extensions only), clause (b), clause (c), clause (h) or clause (j) below, which shall only require the consent of the relevant lenders directly and adversely affected thereby (in the case of clauses (a), (b) and (c)) or the Required Facility Lenders under the applicable Class, as applicable, in the case of clauses (h) and clause (j)) and the Borrower or the applicable Loan Party, as the case may be, and each such waiver, amendment, modification, supplement or consent shall be effective only in the specific instance and for the specific purpose for which given (it being understood and agreed that, each of the following shall only require the consent of the Required Lenders and not any other Lenders regardless of the provisos below: (i) a waiver of any Default or Event of Default (other than any Default or Event of Default under Section 7.10), (ii) a waiver of the application of the Default Rate or any amendment thereto and (iii) subject to clause (i) of the first proviso below, any change to the definition of “Secured Net Leverage Ratio” or any other ratio used as a basis to calculate the amount of any principal or interest payment or in the component definitions thereof); provided that, no such amendment, modification, supplement, waiver or consent shall (and any such amendment, modification, supplement, waiver or consent under clauses (a) through (l) below shall not require the consent of the Required Lenders or the Administrative Agent in addition to the consent of the Lenders specified thereunder):

(a)           extend or increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of (or amendment to the terms of) any condition precedent set forth in Section 4.01 or Section 4.02 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b)          postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08 without the written consent of each Lender directly and adversely affected thereby, it being understood that (i) the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest, (ii) any change to the definition of “Secured Net Leverage Ratio” or any other ratio used as a basis to calculate the amount of any principal or interest payment or in the component definitions thereof shall not constitute a reduction in any amount of interest or fee and (iii) any change to the definition of “Adjusted Term SOFR”, “Term SOFR”, or “SOFR”, “ (in each case including any component thereof) in accordance with Section 3.03(b) or (c) shall not constitute a postponement of any date of payment, or a reduction in any amount of the payment, of any interest;

(c)          reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clauses (i), (ii), (iii) and (vi) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that (i) any change to the definition of “Secured Net Leverage Ratio” or the component definitions thereof shall not constitute a reduction in the rate of interest and (ii) any change to the definition of  “Adjusted Term SOFR”, “Term SOFR” or “SOFR”

(in each case including any component thereof) in accordance with Section 3.03(b) or (c) shall not constitute a reduction in the amount of the payment of any interest; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)          except in a transaction permitted by Section 7.04, permit assignment of rights and obligations of the Borrower hereunder, without the written consent of each Lender;

(e)          change any provision of this Section 10.01 or the definition of “Required Lenders,” “Required Facility Lenders,” “Required Revolving Credit Lenders” or “Required Term Lenders” without the written consent of each Lender directly and adversely affected thereby or “Required 2024 Revolving Credit Lenders” without the written consent of each 2024 Revolving Lender directly and adversely affected thereby; provided that the written consent of each Lender shall be required with respect to a reduction of any of the voting percentages set forth in the definition of “Required Lenders,” “Required Facility Lenders,” “Required Revolving Credit Lenders,” “Required 2024 Revolving Credit Lenders” or “Required Term Lenders” and the written consent of each 2024 Revolving Credit Lender shall be required with respect to a reduction of any of the voting percentages set forth in the definition of “Required 2024 Revolving Credit Lenders”;

(f)          other than in connection with a transaction permitted under Section 7.04 or Section 7.05 or as expressly permitted in Section 9.11, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender (it being understood that any subordination of Liens over the Collateral shall not constitute a release of Collateral for purposes of this clause (f));

(g)          other than in connection with a transaction permitted under Section 7.04 or Section 7.05 or as expressly permitted in Section 9.11, release all or substantially all of the aggregate value of the Guaranty or all or substantially all of the Guarantors, without the written consent of each Lender;

(h)        amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.14 with respect to New Term Loans and New Revolving Credit Commitments) which directly adversely affects Lenders of one or more New Term Loans and New Revolving Credit Commitments and does not directly adversely affect Lenders under any other Class, in each case, without the written consent of the Required Facility Lenders under such applicable New Term Loans or New Revolving Credit Commitments (and in the case of multiple Classes which are affected, such Required Facility Lenders shall consent together as one Class);

(i)            amend, waive or otherwise modify any term or provision in Section 7.10 (or its component financial definitions) without the consent of the Required 2024 Revolving Credit Lenders;

(j)          amend, waive or otherwise modify any other term or provision (including, without limitation, the waiver of any conditions set forth in Section 4.02 as to any Credit Extension under one or more Facilities but excluding amendments, waivers or other modifications to provisions requiring pro rata payments or sharing of payments under any Loan Document) which directly and adversely affects Lenders under one or more Facilities and does not directly and adversely affect Lenders under any other Facilities, in each case, without the written consent of the Required Facility Lenders under such applicable directly and adversely affected Facility or Facilities (and in the case of multiple Facilities which are so affected, such Required Facility Lenders shall consent together as one Facility);

(k)          amend Section 1.15 or clause (a) of the definition of “Alternative Currency” without the written consent of each Revolving Credit Lender (it being understood that neither the request for approval of, or the approval of, an additional Alternative Currency constitutes an amendment to Section 1.15 or the definition of “Alternative Currency”); or

(l)          subordinate (x) the Liens securing any of the Obligations on all or substantially all of the Collateral to the Liens securing any other Indebtedness or other obligations or (x) any obligations in contractual right of payment to any other debt or other obligations including any other Class of Loans hereunder (including by modification to the definition of “Pro Rata Share” or amendment, waiver or other modification to any pro rata sharing of payments provisions contained in Section 2.13 or 8.03) (any such other debt or other obligations, to which such payment rights or Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, being “Senior Indebtedness”) in either case of subclause (x) or (y) without the consent of each Lender directly and adversely affected thereby (but not the Administrative Agent or any other Lender or Secured Party), unless such directly adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are directly adversely affected thereby held by each Lender) of the Senior Indebtedness on the same terms (other than bona fide backstop fees, any arrangement or restructuring fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness in connection with providing the Senior Indebtedness and to the extent such adversely affected Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to such adversely affected Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to such adversely affected Lender for a period of not less than three (3) Business Days; provided, however, that, (1) in no event shall (A) any such amendment in connection with any “debtor in possession” financing, (B) any amendment that would grant the Revolving Credit Loans priority over the Term Loans, (C) any such amendment in connection with the Factoring Facility, the Securitization Facility or any other Permitted Receivables Financing or (D) any subordination expressly permitted pursuant to an Intercreditor Agreement or the terms of the Loan Documents, in any case of the foregoing clauses (A), (B), (C) or (D), be restricted by subclauses (x) and/or (y) above, and (2) if any such adversely affected Lender does not accept an offer to provide its pro rata share of such Senior Indebtedness within the time specified for acceptance in such offer being made, such adversely affected Lender shall be deemed to have declined such offer and consented to such subordination and (2) any such subordination shall not be restricted by subclauses (x) and/or (y) above;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, adversely affect the rights or duties of such L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the Swing Line Lender (including to add another Lender, who upon execution of such amendment, will be an additional Swing Line Lender) and the Borrower so long as the Revolving Credit Lenders and, if applicable, the other Swing Line Lenders, if any, who have not executed such amendment are not adversely affected thereby, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, adversely affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document, (iv) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification, (v) any amendment, waiver or modification in connection with the modification of any rate of interest specified herein shall not require the consent of any Lender or the Administrative Agent other than the Lenders holding Loans or Commitments that are the subject to such modification of rate of interest and will continue in respect thereof after giving effect to such amendment, waiver or modification and (vi) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 10.01 if such Class of Lenders were the only Class of Lenders hereunder at the time.  Any such waiver and any such amendment, modification or supplement in accordance with the terms of this Section 10.01 shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Agents and all future holders of the Loans and Commitments. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver, or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

(B)          Notwithstanding anything to the contrary herein:

(a)           [reserved];

(b)         no Lender consent is required to effect any amendment, modification or supplement to any First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement, any other Intercreditor Agreement and/or any other intercreditor agreement entered into in connection herewith (i) that is for the purpose of adding the holders of Indebtedness (or any Permitted Refinancing of the foregoing) that is permitted to be secured by all or a portion of the Collateral hereunder (or a Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of any First Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement, such other Intercreditor Agreement and/or such other intercreditor agreement, as applicable (it being understood that any such amendment, modification or supplement may make such other changes to the applicable Intercreditor Agreement or any other intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing; provided that such other changes, if material to the interests of the Lenders, are permitted under the succeeding clauses (ii) and (iii)), (ii) that is expressly contemplated by any First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement, any other Intercreditor Agreement and/or any other intercreditor agreement entered into in connection herewith or (iii) that effects changes that are not material to the interests of the Lenders; provided, further, that no such agreement shall directly and adversely amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent;

(c)           this Agreement may be amended (or amended and restated) with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as such term is defined below) to permit the refinancing of all or any portion of any Class of Term Loans outstanding (the “Replaced Term Loans”) with one or more tranches of term loans hereunder (the “Replacement Term Loans”); provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans plus an amount equal to unpaid accrued interest, fees, premium thereon and fees and expenses incurred (including OID, upfront fees and similar items), in connection with such refinancing, (ii) the All-In Yield for such Replacement Term Loans shall not be higher than the All-In Yield for such Replaced Term Loans, (iii) the Weighted Average Life to Maturity and final maturity of such Replacement Term Loans shall not be shorter or earlier, as the case may be, than the Weighted Average Life to Maturity of such Replaced Term Loans at the time of such refinancing and (iv) all other terms (other than maturity and pricing) applicable to such

Replacement Term Loans shall be substantially the same as, and no more favorable to the Lenders providing such Replacement Term Loans than, the terms applicable to such Replaced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the maturity date in respect of the Replaced Term Loans in effect immediately prior to such refinancing or such other terms applicable to such Replacement Term Loans that are reflective of market terms and conditions for such Replacement Term Loans at the time of the issuance thereof (as determined by the Borrower in good faith). Each amendment to this Agreement providing for Replacement Term Loans may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to effect the provisions of this paragraph, and for the avoidance of doubt, this paragraph shall supersede any other provisions in this Section 10.01 to the contrary.  Notwithstanding anything in any Loan Document to the contrary, in connection with the establishment of any Replaced Term Loans, the Borrower may, upon notice to any Lender, require such Lender to assign “at par” (unless the assigning Lender agrees to receive lesser consideration) and delegate, without recourse, all or a portion of its interests, rights and obligations under this Agreement and the related Loan Documents in the Class of Term Loans being replaced (in whole or in part) pursuant to this clause (c) to one or more lenders providing such Replaced Term Loans;

(d)          this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders;

(e)           amendments and waivers of Section 2.03 and definitions used therein with respect to the matters regarding the mechanics and terms of issuance of Letters of Credit will require only the approval of the Borrower, the Administrative Agent and each L/C Issuer so long as any such amendment or waiver are not adverse, in any material respect (taken as a whole), to the interests of the Lenders;

(f)           this Agreement may be amended pursuant to an Incremental Amendment in accordance with the requirements of Section 2.14, a Refinancing Amendment in accordance with the requirements of Section 2.15, an Extension Amendment in accordance with the requirements of Sections 2.17 or 2.18 and Replacement Term Loans, as the case may be; and

(g)          any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the L/C Issuers and the Swing Line Lenders) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

Notwithstanding anything to the contrary contained in this Section 10.01, (a) the Guaranty, the Collateral Documents and related documents executed by the Loan Parties or the Subsidiaries in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, modified and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, modification or waiver is delivered in order (i) to comply with local Law or advice of local counsel, or (ii) to cause such Guaranty, Collateral Document or other document to be consistent with this Agreement and the other Loan Documents and (b) this Agreement may be amended with the consent of the Borrower and the Administrative Agent (and, subject to the Required Revolving Credit Lenders’ right to object as set forth in Section 3.03(c), no other Person) to implement any amendment to the definition of “Term SOFR” and related provisions pursuant to, and in accordance with the requirements of, Section 3.03(c).

Notwithstanding anything to the contrary contained in this Section 10.01, if at any time after the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Administrative Agent (in its sole discretion) and the Borrower or any other relevant Loan Party shall be permitted to amend such provision.  The Administrative Agent shall notify the Lenders of such amendment and such amendment shall become effective five (5) Business Days after such notification unless the Required Lenders object to such amendment in writing delivered to the Administrative Agent prior to such time.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (a) each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes any unanimous consent provisions set forth herein and (b) the Required Lenders shall determine whether or not to allow a Loan Party to use Cash Collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Section 10.02          Notices and Other Communications; Facsimile Copies.

(a)          General.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing (including by facsimile, e-mail or other electronic communication, subject to Section 10.02(b)) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)           if to Holdings, the Borrower, any other Loan Party or the Administrative Agent, the Swing Line Lender or an L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the other parties; and

(ii)          if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower) or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuers.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsections (b) and (c) below shall be effective as provided in such subsections (b) and (c).

(b)           Electronic Communication.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML, messaging and Internet or intranet websites); provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, the Swing Line Lender, the L/C Issuers or a Loan Party each directly agree to accept notices and other communications to it hereunder by electronic communications to any e-mail address provided by it; provided that approval of such procedures may be limited in connection with particular notices or communications to the extent notified to the Borrower and the Lenders in writing.

(c)           E-Mail Communication.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received unless the sender receives an error message or other within acknowledge that such e-mail communication has not been received by the intended recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed and/or acknowledged (via e-mail or other written communication) receipt by the intended recipient that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(d)       The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Agent-Related Persons or any Lead Arranger or any Co-Manager (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any other Loan Party, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct or material breach under the Loan Documents of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrower, any other Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).  The Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to Lenders by posting the Borrower Materials on the Platform.

(e)           Change of Address.  Each of the Loan Parties, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address, facsimile, electronic mail address or telephone number for notices and other communications hereunder by written notice to the other parties hereto.  Each other Lender may change its address, facsimile, electronic mail address or telephone number for notices and other communications hereunder by written notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Laws, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(f)          Reliance by the Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Loan Parties shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Agent-Related Person from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03          No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.04          Attorney Costs and Expenses.  The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Lead Arrangers and the Initial Co-Manager for all reasonable and documented in reasonable detail out-of-pocket expenses incurred prior to, on or after the Closing Date (provided that in the case of payment to be made on the Closing Date, such expenses are to be invoiced three (3) Business Days prior to the Closing Date and otherwise, within forty-five (45) days following written demand therefor (which written demand shall include presentment of a reasonably detailed invoice)) in connection with the syndication of the Commitments of the Lenders made available to the Borrower on the Closing Date and the preparation, execution, delivery and administration of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), limited, in the case of legal fees and expenses, to the Attorney Costs of one counsel to the Administrative Agent, the Lead Arrangers (other than CoBank) and the Co-Managers taken as a whole and Attorney Costs in an amount not to exceed $40,000 of one counsel to CoBank (and, to the extent retained with the Borrower’s consent, if reasonably necessary, Attorney Costs of one single local counsel in each relevant jurisdiction (which may be a single local counsel acting in multiple material jurisdictions)) (in each case, except allocated costs of in-house counsel), and (b) after the Closing Date, promptly following written demand (which written demand shall include presentment of a reasonably detailed invoice)) therefor, to pay or reimburse the Administrative Agent, the Lead Arrangers, the Co-Managers and the Lenders for all reasonable and documented in reasonable detail out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, limited in the case of legal fees and expenses, to the Attorney Costs of one counsel to the Administrative Agent and the Lenders taken as a whole (and, to the extent retained with the Borrower’s consent, if reasonably necessary, one single local counsel in each relevant jurisdiction (which may be a single local counsel acting in multiple material jurisdictions) and, solely in the event of an actual or reasonably perceived conflict of interest between the Administrative Agent, the Lead Arrangers, the Co-Managers and the Lenders, where the Lender or Lenders affected by such conflict of interest inform the Borrower in writing of such conflict of interest and thereafter retains its own counsel, one additional counsel in each relevant material jurisdiction to each group of affected Lenders similarly situated taken as a whole) (in each case, except allocated costs of in-house counsel)) (provided that, the Borrower shall not be required to reimburse the Administrative Agent, any Lender, any Lead Arranger or any Co-Manager for any fees, costs or expenses of any third-party advisors, other than such counsel, to the extent retained without the Borrower’s consent).  The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.  If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its reasonable discretion.

Section 10.05          Indemnification by the Borrower; Reimbursement by Lenders.

(a)          If the Closing Date occurs, the Borrower shall indemnify and hold harmless the Administrative Agent, any Supplemental Administrative Agent, each Lender, the Lead Arrangers, the Co-Managers and their respective Affiliates (excluding, in any event any Investor, any Permitted Holder or Equity Sponsors identified under clauses (i) and (ii) of the definition hereof and related parties of such Persons and their respective directors, officers, employees, agents and advisors (collectively the “Indemnitees”) from and against any and all losses, claims, damages and liabilities that may be asserted or awarded against the Indemnitees and reasonable and documented or invoiced (in reasonable detail) out-of-pocket costs and expenses of any third party that may be awarded against any Indemnitee and other out-of-pocket expenses incurred in connection therewith asserted against any such Indemnitee relating to (but limited, in the case of legal fees and expenses, to the Attorney Costs of one counsel to all Indemnitees taken as a whole and, if necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction (which may be a single local counsel acting in multiple jurisdictions), and solely in the case of an actual or reasonably perceived conflict of interest where the Indemnitee affected by such conflict of interest informs the Borrower in writing of such conflict of interest and thereafter retains its own counsel, one additional counsel in each relevant material jurisdiction to each group of affected Indemnitees taken as a whole) (provided that, the Borrower shall not be required to reimburse any Indemnitee for any fees, costs or expenses of any third-party advisors, other than such counsel, to the extent retained without the Borrower’s consent) (a) the execution, delivery, performance or (in the case of the Administrative Agent) administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any real property or facility currently or formerly owned or operated by the Borrower or any other Loan Party, or any Environmental Liability relating in any way to the Borrower or any other Loan Party or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto and without regard to the exclusive or contributory negligence of any Indemnitees (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Indemnified Liabilities resulted from (v) operation of the provisions of Section 9.16, (w) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Related Indemnified Persons as determined by a final, non-appealable judgment of a court of competent jurisdiction, (x) a material breach of any obligations under any Loan Document, any Commitment Letter or any Fee Letter by such Indemnitee or of any of its Related Indemnified Persons as determined by a final, non-appealable judgment of a court of competent jurisdiction, (y) any dispute solely among Indemnitees or of any Related Indemnified Person other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, a Lead Arranger, a Co-Manager or a similar role under the Facilities and other than any claims arising out of any act or omission of Holdings or any of its Subsidiaries or (z) any settlement entered into by any Indemnitee or of any Related Indemnified Person in connection with the foregoing without the Borrower’s prior written consent (such consent not to be unreasonably withheld or delayed), but, if such settlement occurs with Borrower’s written consent or if there is a final, non-appealable judgment for the plaintiff in any action or claim with respect to any of the foregoing, the Borrower will be liable for such settlement or such final judgment and will indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and reasonable and documented (in reasonable detail) out-of-pocket expenses by reason of such settlement or judgment in accordance with this Section 10.05(a).  To the extent that the undertakings to indemnify and hold harmless set forth in this Section 10.05(a) may be unenforceable in whole or in part because they are violative of any applicable Laws or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable Laws to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.  Notwithstanding the foregoing, each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower under this Section 10.05(a) to such Indemnitee for any losses, claims, damages, liabilities and expenses to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof as determined by a court of competent jurisdiction in a final, non-appealable judgment.  No Indemnitee seeking indemnification hereunder with respect to such matter shall, without the Borrower’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment on or otherwise terminate any action referred to herein.  The Borrower shall not, without the prior written consent of any Indemnitee (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened claim, litigation, investigation or proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement (a) includes an unconditional release of such Indemnitee from all liability arising out of such claim, litigation, investigation or proceeding and (b) does not include any statement as to, or any admission of, fault, culpability, wrongdoing or a failure to act by or on behalf of such Indemnitee.  Each Indemnitee shall give (subject to restrictions pursuant to attorney-client privilege, law, rule or regulation, or any obligation of confidentiality) such information and assistance to the Borrower as the Borrower may reasonably request in connection with any claim, litigation, investigation or proceeding in connection with any losses, claims, damages, liabilities and expenses, unless the Indemnitee reasonably determines there are conflicts of interest between the Borrower and the Indemnitee.  No Indemnitee or any Loan Party or Affiliate thereof shall be liable for any damages arising from the use by others of any information or other materials obtained through Intralinks®, Syndtrak® or other similar information transmission systems in connection with this Agreement, except to the extent resulting from the willful misconduct, bad faith or gross negligence of such Loan Party or Affiliate or such Indemnitee or any of its Related Indemnified Persons, as the case may be, as determined by a final and non-appealable judgment of a court of competent jurisdiction), nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (in each case, other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party and otherwise required to be indemnified by a Loan Party under this Section 10.05(a)).  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, equity holders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated.  All amounts due under this Section 10.05(a) shall be paid within forty-five (45) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final non-appealable judicial determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05(a).  The agreements in this Section 10.05(a) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.  Each Indemnitee shall promptly notify the Borrower upon receipt of written notice of any claim or threat to institute a claim; provided that any failure by any Indemnitee to give such notice shall not relieve the Borrower from the obligation to indemnify such Indemnitee in accordance with the terms of this Section 10.05(a) except to the extent that the Borrower is materially prejudiced by such failure.  This Section 10.05(a)  shall not apply to any Taxes except to the extent such amounts represent losses, claims, damages, etc. arising from a non-Tax claim.

(b)          Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 10.04 or 10.05(a) to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any Related Indemnified Person of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), any such L/C Issuer, the Swing Line Lender or such Related Indemnified Person, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), an L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Indemnified Person of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any such L/C Issuer or the Swing Line Lender in connection with such capacity.  The obligations of the lenders under this subsection (b) are subject to the provisions of Section 2.12(e).  All amounts due under this Section 10.05(b) shall be payable not later than ten (10) Business Days after demand therefor.  The agreements in this Section 10.05(b) shall survive the resignation of the Administrative Agent, an L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.06          Marshaling; Payments Set Aside.

None of the Administrative Agent or any Lender shall be under any obligation to marshal any assets in favor of the Loan Parties or any other party or against or in payment of any or all of the Obligations.  To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff pursuant to Section 10.09, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.07          Successors and Assigns.

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of Holdings or the Borrower may, except as permitted by Section 7.04 or 7.13 or the replacement of Holdings with a New Holdings pursuant to the definition of “Holdings”, assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subclause (b) of this Section 10.07, (ii) by way of participation in accordance with the provisions of subclause (d) of this Section 10.07, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subclause (f) of this Section 10.07, or (iv) to an SPC in accordance with the provisions of subclause (g) of this Section 10.07 (and any other attempted assignment or transfer by any party hereto shall be null and void ab initio).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subclause (d) of this Section 10.07 and, to the extent expressly contemplated hereby, the Agent-Related Persons of each of the Administrative Agent and the Lenders and the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including, for purposes of this Section 10.07(b), participations in L/C Obligations and Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)          Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)          in any case not described in subclause (b)(i)(A) of this Section 10.07, the aggregate amount of the Commitment or, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than a Dollar Amount of $5,000,000 or in an amount of an integral multiple in excess thereof (in the case of the Revolving Credit Facility), or a Dollar Amount of $1,000,000 or in an amount of an integral multiple of $1,000,000 in excess thereof (in the case of a Term Loan, unless each of the Administrative Agent and, so long as no Specified Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld, conditioned or delayed)).

(ii)         Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among the Revolving Credit Facility provided hereunder and any separate revolving credit or term loan facilities provided pursuant to Sections 2.17 and 2.18 on a non-pro rata basis.

(iii)        Required Consents.  No consent shall be required for any assignment except to the extent required by subclause (b)(i)(B) of this Section 10.07 and, in addition:

(A)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Specified Default, has occurred and is continuing at the time of such assignment or (2) in the case of an assignment of a Term Loan only, such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender; provided that, subject to clause (v) below and other than with respect to assignments to a Disqualified Institution or Fund Affiliate, the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received such written notice thereof (it being understood that the Administrative Agent may conclusively rely on any representation by any Lender as to whether it is a Fund Affiliate); provided, further, that (i) the Borrower shall have the sole and absolute discretion to decline any assignment to a Disqualified Institution, whether or not such assignee is identifiable by name;

(B)          the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required, unless, in the case of an assignment of a Term Loan, such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; provided that the consent of the Administrative Agent shall not be required for any assignment pursuant to Section 10.07(m) below;

(C)          the consent of each L/C Issuer (such consent not to be unreasonably withheld, conditioned or delayed) shall be required in the case of an assignment of Revolving Credit Commitments or Revolving Credit Loans; and

(D)          the consent of the Swing Line Lender (such consent not to be unreasonably withheld, conditioned or delayed) shall be required in the case of an assignment of Revolving Credit Commitments or Revolving Credit Loans.

(iv)       Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, which shall include, inter alia, a representation by the assignee that it is (x) an Eligible Assignee and (y) not a Fund Affiliate, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive or reduce such processing and recordation fee in the case of any assignment.  The Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.  All assignments shall be by novation.

(v)          No Assignments to Certain Persons.

(A)          Notwithstanding anything to the contrary contained herein, no such assignment shall be made (A) to Holdings, the Borrower or any of the Borrower’s Subsidiaries except as permitted under Section 2.05(a)(v) or Section 10.07(m), (B) subject to the immediately preceding clause (A) above and subclause (h) below, to any of the Borrower’s Affiliates, (C) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (C), (D) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) or (E) to a Disqualified Institution, and it is understood and agreed that any assignment that is made to a Disqualified Institution without the Borrower’s prior written consent shall be null and void ab initio.

(B)          If any assignment is made to any Disqualified Institution without the Borrower’s prior written consent in violation of the preceding sentence, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Credit Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 10.07), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.07(b)(iv), (ii) such assignment does not conflict with applicable Laws and (iii) in the case of clause (B), the Borrower shall not use the proceeds from any Loans to prepay Term Loans held by Disqualified Institutions.

(C)         Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(D)          The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time made in accordance with the definition of “Disqualified Institution” to each Lender requesting the same; provided that such Lender shall keep the list of DQ List confidential and such list may be updated from time to time by the Borrower in accordance with the definition of “Disqualified Institution” and the Administrative Agent shall not be under any obligation to notify any Lender of any such update.  Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not have any responsibility or liability for monitoring the list of Disqualified Institutions or enforcing the Borrower’s or any Lender’s compliance with the terms of any of the provisions set forth herein with respect to Disqualified Institutions or Fund Affiliates or determining if any Person is any of the foregoing or otherwise have any liability in connection with clause (b)(v)(E) above or the first parenthetical appearing in clause (d) below (to the extent such parenthetical relates to Disqualified Institutions (or Fund Affiliates)).  Additionally, in the case of any Fund Affiliate that is not readily identifiable as such on the basis of its name, any Lender may conclusively rely on a representation made by any assignee or Participant to the effect that it is not a Fund Affiliate.

This clause (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities or Classes of Loans or Commitments on a non-pro rata basis.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting

Lender hereunder shall become effective under applicable Laws without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section (and, in the case of an Affiliated Lender or a Person that, after giving effect to such assignment, would become an Affiliated Lender, subject to the requirements of clause (h) of this Section), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01, Section 3.04, Section 3.05, Section 10.04 and Section 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.   Upon request, and the surrender by the assigning Lender of its Note(s) with respect to the applicable assigned rights and interests, the Borrower (at its own expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 10.07.

(c)         The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (in hard copy or electronic or other relevant form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall, subject to clause (h) of this Section, be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  This Section 10.07(c) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Section 163(f), Section 871(h)(2) and Section 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(d)          Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, any other Lender, the Swing Line Lender or the L/C Issuers, but, in the case of a participation to a Fund Affiliate, with the prior written consent of MIP Inc., sell participations to any Person (other than a natural Person or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries (other than Affiliated Debt Funds) or to a Disqualified Institution (it being understood and agreed that any participation sold to any Disqualified Institution shall be null and void ab initio)) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.07 with respect to any payments made by such Lender to its Participant(s).  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument (i) may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a), (b) (solely in the case of extensions of final maturity), (c), (f) or (g) of the first proviso to Section 10.01 that directly and adversely affects such Participant, in each case only to the extent that the affirmative vote of such Lender from which such Participant purchased the participation would be required under such Section and (ii) shall include, inter alia, a representation by the Participant that it is (x) an Eligible Assignee and (y) not a Fund Affiliate.  Subject to clause (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the limitations and requirements of such section, including Sections 3.01(b) and (c), as applicable and Section 3.06 and Section 3.07) (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(b) and (c) shall be delivered solely to the participating Lender).  To the extent permitted by applicable Laws, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e)          (i) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.  If a Lender (or any of its registered assigns) sells a participation pursuant to Section 10.07(d), that Lender (or its registered assign, as the case may be) that sells a participation shall (acting solely for this purpose as a non-fiduciary agent of the Borrower) maintain a register complying with the requirements of Section 163(f), Section 871(h) and Section 881(c)(2) of the Code and the Treasury regulations issued thereunder relating to the exemption from withholding for portfolio interest on which is entered the name and address of each Participant and the principal and interest amounts of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the United States Proposed Treasury Regulations (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)          Notwithstanding anything in Section 10.07(d) or Section 10.07(e)(i) to the contrary, (x) any Voting Participant shall have the right to vote on all matters, on a dollar for dollar basis, with respect to its CoBank Term Loan Participation as if such Voting Participant were the CoBank Participated Lender, on any matter requiring the consent of the CoBank Participated Lender as Lender of record with respect to the applicable CoBank Term Loan Participation of such Voting Participant and the voting rights of the CoBank Participated Lender with respect to such CoBank Term Loan Participation shall be shall be correspondingly reduced, on a dollar-for-dollar basis  (or in lieu thereof, the CoBank Participated Lender shall be entitled to provide or withhold its consent, or to otherwise vote on any proposed action, with respect to the participated Class of Term Loans subject to the consent or vote on such proposed action by the Voting Participant with respect to such participated Class of Term Loans) (y) the Administrative Agent and the Borrower shall be entitled to conclusively rely on information contained in Voting Participant Notices and all other notices delivered pursuant hereto and (z) no Voting Participant shall be permitted to assign or participate its participation in any CoBank Term Loan Participation.  The voting rights of each Voting Participant described in this clause (e)(ii) are solely for the benefit of such Voting Participant and shall not inure to the CoBank Participated Lender, any assignee or participant of such Voting Participant that is not a Farm Credit Lender or any other Person.

(f)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or to any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)          Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(c)(i) and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected, and shall become effective upon recording, in the Participant Register in the same manner as to participations as otherwise provided under Section 10.07(e).  Each party hereto hereby agrees that (i) each SPC shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Granting Lender and had acquired its interest by assignment pursuant to Section 10.07(b) (provided that an SPC shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Granting Lender would have been entitled to receive with respect to the SPC granted to such SPC, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the SPC became an SPC), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender is actually liable (and such liabilities shall be retained by the Granting Lender), and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain and be liable as the lender of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h)          Any Term Lender may, at any time, assign all or a portion of its rights and obligations solely with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender or an Affiliated Debt Fund through (x) Dutch auctions or other offers to purchase open to all Term Lenders on a pro rata basis consistent with the procedures of the type described in Section 2.05(a)(v) or (y) open market purchase on a non-pro rata basis, in each case subject to the following limitations:

(i)           Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Article II;

(ii)          each assignment to an Affiliated Lender shall be deemed made by the applicable assigning Lender subject to the express acknowledgement set forth in the second succeeding paragraph in connection with such assignment;

(iii)         after giving effect to such assignment, the aggregate principal amount of Term Loans held by Affiliated Lenders shall not exceed 25% of the principal amount of all Term Loans at such time outstanding, in each case, after giving effect to any substantially simultaneous cancellation thereof (such percentage, the “Affiliated Lender Cap”); provided that each of the parties hereto agrees and acknowledges that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (h)(iii) or any purported assignment exceeding the Affiliated Lender Cap;

(iv)          as a condition to each assignment pursuant to this clause (h), the Administrative Agent shall have been provided a notice in the form of Exhibit E-2 to this Agreement in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender, and (without limitation of the provisions of clause (iii) above) shall be under no obligation to record such assignment in the Register until three (3) Business Days after receipt of such notice; and

(v)           as a condition to each assignment to a Fund Affiliate pursuant to this clause (h), the chief executive officer of MIP Inc. shall have provided prior written consent.

Notwithstanding anything to the contrary contained herein, any Affiliated Lender or Affiliated Debt Fund that has purchased Term Loans pursuant to this clause (h) may, in its sole discretion but subject to the consent of the Borrower, contribute, directly or indirectly, the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower (through any direct or indirect parent thereof) for the purpose of immediately cancelling and extinguishing such Term Loans and such contribution may be in exchange for debt or equity securities of the Borrower (or any direct or indirect parent thereof) otherwise permitted by the terms of this Agreement to be issued or incurred at such time.  Upon the date of such contribution, assignment or transfer, (x) the aggregate outstanding principal amount of Term Loans shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (y) the Borrower shall promptly provide notice to the Administrative Agent of such contribution of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation and extinguishing of the applicable Term Loans in the Register.

Each Lender participating in any assignment to Affiliated Lenders acknowledges and agrees that in connection with such assignment, (1) the Affiliated Lenders then may have, and later may come into possession of material non-public information, (2) such Lender has independently and, without reliance on the Affiliated Lenders or any of their Subsidiaries, the Borrower or any of its Subsidiaries, the Administrative Agent or any other Agent-Related Persons, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the material non-public information, (3) none of the Affiliated Lenders or any of their Subsidiaries, the Borrower or any of its Subsidiaries shall be required to make any representation that it is not in possession of material non-public information, (4) none of the Affiliated Lenders or its Affiliates, the Borrower or any of its Subsidiaries or Affiliates, the Administrative Agent or any other Agent-Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against any Affiliated Lender or Affiliate thereof, the Borrower or any of its Subsidiaries or Affiliates, the Administrative Agent and any other Agent-Related Persons, under applicable Laws or otherwise, with respect to the nondisclosure of the material non-public information and (5) that the material non-public information may not be available to the Administrative Agent or the other Lenders.

(i)          Notwithstanding anything in Section 10.01 or the definition of “Required Lenders,” “Required Term Lenders,” “Required Revolving Credit Lenders,” “Required 2024 Revolving Credit Lenders” or “Required Facility Lenders” to the contrary:

(i)           for purposes of determining whether the Required Lenders, Required Term Lenders, Required Revolving Credit Lenders, Required 2024 Revolving Credit Lenders or Required Facility Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 10.07(j), any plan of reorganization pursuant to the Bankruptcy Code, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender or Fund Affiliate shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and all Loans held by such Affiliated Lenders or Fund Affiliates, respectively shall be deemed to have been voted in the same proportion as the allocation of voting by Lenders that are not Affiliated Lenders or Fund Affiliates, respectively for all purposes of calculating whether the Required Lenders, Required Term Lenders, Required Revolving Credit Lenders or Required Facility Lenders (as applicable) have taken any actions; each Fund Affiliate hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the Bankruptcy Code or any other debtor relief Laws is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other debtor relief Laws) such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any such similar provision);

(ii)          Affiliated Debt Funds may not in the aggregate account for more than 49.9% of the amounts set forth in the calculation of Required Lenders, Required Term Lenders or Required Facility Lenders;

(iii)         [reserved]; and

(iv)          notwithstanding the above, no amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom shall directly and adversely affect any Affiliated Lender, Affiliated Debt Fund or Fund Affiliate in its capacity as a Lender in a manner that is disproportionate to the effect on any Lender of the same Class or that would deprive such Affiliated Lender, Affiliated Debt Fund or Fund Affiliate of its Pro Rata Share of any payments to which it is entitled.

(j)          Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, but subject to clauses (i) and (iv) of Section 10.07(i) above, each Affiliated Lender hereby agrees that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it as the Administrative Agent directs.  The Lenders and each Affiliated Lender agree and acknowledge that the provisions set forth in this Section 10.07(j) and the related provisions set forth in each Assignment and Assumption entered into by an Affiliated Lender constitute a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the Bankruptcy Code, and, as such, would be enforceable for all purposes in any case where Holdings, the Borrower or any Restricted Subsidiary has filed for protection under any law relating to bankruptcy, insolvency or reorganization or relief of debtors applicable to Holdings, the Borrower or such Restricted Subsidiary, as applicable.  Each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Term Loans and participations therein and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this Section 10.07(j).

(k)          By its execution below, CoBank agrees that in the event it sells or make, as applicable, any assignment of its Loans or Commitments under any Facility or any participations therein that CoBank shall use commercially reasonable efforts to assign or sell or make, as applicable, such assignments and/or participations to an Eligible Assignee that is a financial institution that offers patronage credits, rebates and/or refunds to the Borrower in connection with such Loans, Commitments and/or participations; provided that the provisions of this clause (k) shall not impair or replace any conditions to any such assignments or participations set forth herein (including the obtaining of any consents, the payment of any fees, the exclusion of Disqualified Institutions as Eligible Assignees, or otherwise).

(l)          Notwithstanding anything to the contrary contained herein any L/C Issuer may be removed at any time by the Borrower by notice to the L/C Issuers, the Administrative Agent and the Lenders; provided, further, that in the event of any such removal of an L/C Issuer the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer hereunder.  If an L/C Issuer is removed as an L/C Issuer, it shall retain all the rights, powers, privileges and obligations of an L/C Issuer hereunder with respect to all Letters of Credit issued by it outstanding as of the effective date of its resignation or removal as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Credit Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the removed L/C Issuer to effectively assume the obligations of the removed L/C Issuer with respect to such Letters of Credit.

(m)          Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to Holdings, the Borrower or any of the Borrower’s Subsidiaries through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis consistent with the procedures set forth in

Section 2.05(a)(v) or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchase on a non-pro rata basis; provided, further, that:

(i)           upon such assignment to Holdings, the Borrower or any Restricted Subsidiary, Holdings or such Restricted Subsidiary shall automatically be deemed to have directly or indirectly contributed the principal amount of such Term Loans, plus accrued and unpaid interest thereon, to the Borrower;

(ii)          upon such assignment to Holdings, the Borrower or any Restricted Subsidiary (and, at the option of any other Subsidiary, an assignment to such other Subsidiary), (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, shall be deemed automatically cancelled and extinguished on the date of such assignment, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishment and (c) Holdings, the Borrower or any of the Borrower’s Subsidiaries, as applicable, shall promptly provide notice to the Administrative Agent of such, assignment of such Term Loans and cancellation (as applicable), and the Administrative Agent, upon receipt of such notice, shall reflect the assignment and, if applicable, cancellation of the applicable Term Loans in the Register;

(iii)          each assignment to Holdings, the Borrower or any of the Borrower’s Subsidiaries that purchases any Term Loans pursuant to this clause (m) shall be deemed made by the applicable assigning Lender subject to the express acknowledgement set forth in the immediately succeeding paragraph in connection with such assignment; and

(iv)          purchases of Term Loans pursuant to this Section 10.07(m) shall not be funded with the proceeds of Revolving Credit Loans or Swing Line Loans.

Each Lender participating in any assignment to Holdings, the Borrower or any Subsidiary of the Borrower (including pursuant to Section 2.05(a)(v)) acknowledges and agrees that in connection with such assignment, (1) Holdings, the Borrower and its Subsidiaries then may have, and later may come into possession of material non-public information, (2) such Lender has independently and, without reliance on the Affiliated Lenders or any of their Subsidiaries, Holdings, the Borrower or any of its Subsidiaries, the Administrative Agent or any other Agent-Related Persons, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the material non-public information, (3) none of Holdings, the Borrower or any of their respective Subsidiaries shall be required to make any representation that it is not in possession of material non-public information, (4) none of Holdings, the Borrower any of its Subsidiaries, the Administrative Agent or any other Agent-Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Holdings, the Borrower or any of its Subsidiaries, the Administrative Agent and any other Agent-Related Persons, under applicable Laws or otherwise, with respect to the nondisclosure of the material non-public information and (5) that the material non-public information may not be available to the Administrative Agent or the other Lenders.

(n)          The aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased by, or contributed to (in each case, and immediately cancelled hereunder), the Borrower pursuant to Section 10.07(h) or (m) and the principal repayment installments with respect to the Term Loans of such Class pursuant to Section 2.07(a), as applicable, shall be reduced pro rata by the par value of the aggregate principal amount of Term Loans so purchased or contributed (and subsequently cancelled), with such reduction being applied solely to the Term Loans of the Lenders which sold such Term Loans.

Section 10.08          Confidentiality.  Each of the Administrative Agent, the Lenders, the Swing Line Lender  and the L/C Issuers agrees to maintain the confidentiality of the Information in accordance with its customary procedures (as set forth below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective directors, officers, employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transaction or the Loan Documents (or the transactions contemplated therein), who are informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), in which case, the Administrative Agent and the Lenders agree to inform the Borrower promptly thereof prior to such disclosure, unless such Person is prohibited by applicable Laws from so informing the Borrower, or except in connection with any request as part of any regulatory audit or examination conducted by bank accountants or any governmental or regulatory authority exercising examination or regulatory authority, (c) to the extent required by applicable Laws or by any subpoena or similar legal process based on advice of counsel; provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower promptly thereof, unless such notification is prohibited by law, rule or regulation, or except in connection with any request as part of any regulatory audit or examination conducted by accountants or any governmental or regulatory authority exercising examination or regulatory authority, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be an Additional Lender or (ii) any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) subject to the Borrower’s prior approval of the information to be disclosed on a confidential basis, to (i) any rating agency in connection with obtaining (or attempting to obtain) a rating of the Borrower or its Restricted Subsidiaries or the Facilities as (and to the extent) required hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the Facilities, (h) with the consent of the Borrower, (i) to market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Loan Documents and the Commitments and limited to information regarding the Closing Date, and the size, type, purpose of and parties to the Facilities (it being understood that, prior to any such disclosure, such agency, bureau, data collector or service provider shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender) or (j) to the extent such Information (i) is at the time of such disclosure, or becomes, publicly available other than as a result of a breach of this Section 10.08 by such Person or any Person identified in clause (a) above or (ii) is at the time of such disclosure, or becomes, available to the Administrative Agent, any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than Holdings, the Borrower or any of its Subsidiaries, and which source is not known by such Agent or Lender, after due inquiry, to be subject to a confidentiality restriction in respect thereof in favor of the Borrower or any Affiliate of the Borrower; provided, however, that no disclosure pursuant to this Section 10.08 or otherwise shall be made to any Disqualified Institution to the extent it or its applicable Affiliate has been identified on a list of Disqualified Institutions that has previously been provided to the Lead Arrangers or the Administrative Agent.

For purposes of this Section 10.08, “Information” means all information received from any Investor, Holdings, the Borrower or any of their respective Subsidiaries or Affiliates (including, for the avoidance of doubt, their respective directors, officers, employees, members of managements, consultants, representatives, agents, counsel and advisors) or in connection with an inspection of the books, records or properties of Holdings, the Borrower or its Subsidiaries relating to any Loan Party or any of their respective

Subsidiaries or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided that, all information received from any Investor, Holdings, the Borrower or any of their respective Subsidiaries after the date hereof shall be deemed confidential unless such information is clearly identified in writing at the time of delivery as not being confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning Holdings, the Borrower or any of their respective Subsidiaries, as the case may be, (b) it has policies and procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Laws, including United States Federal, state and foreign securities Laws, in accordance with its policies and procedures.

Section 10.09          Set-off.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates and each L/C Issuer and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations (other than, with respect to any Guarantor, Excluded Swap Obligations of such Guarantor), irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such other Loan Party may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer(s), and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and its Affiliates under this Section 10.09 are in addition to other rights and remedies (including other rights of set-off) that such Lender or its Affiliates may have.  Each Lender and L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such set-off and application made by such Lender or L/C Issuer, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.10          Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Laws (the “Maximum Rate”).  If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11          Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and the Fee Letters, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging (including in .pdf, .tif, .jpeg or other electronic format) means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.12          Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement, the Loan Documents and the transactions contemplated hereby (including, without limitation, Assignment and Assumptions, Loan Notices, Swing Line Loan Notices, other notices or amendments, waivers and/or consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent (which approval may be subject to reasonable conditions and procedures reasonably specified by the Administrative Agent for its acceptance of electronic signatures using such platform), or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Laws, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.13          Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (other than (i) contingent indemnification obligations not yet due and payable or as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Obligations under Secured Cash Management Agreements).

Section 10.14        Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.15          GOVERNING LAW, JURISDICTION AND ARBITRATION.

(a)          THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT IT IS UNDERSTOOD AND AGREED THAT (I) THE INTERPRETATION OF THE DEFINITION OF COMPANY MATERIAL ADVERSE EFFECT (AND WHETHER OR NOT A COMPANY MATERIAL ADVERSE EFFECT HAS OCCURRED), (II) THE DETERMINATION OF THE ACCURACY OF ANY SPECIFIED ACQUISITION AGREEMENT REPRESENTATIONS AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF, HOLDINGS, MERGER SUB OR ITS AFFILIATES HAVE THE RIGHT TO TERMINATE ITS OR THEIR OBLIGATIONS UNDER THE CLOSING DATE ACQUISITION AGREEMENT AND (III) THE DETERMINATION OF WHETHER THE CLOSING DATE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE CLOSING DATE ACQUISITION AGREEMENT, IN EACH CASE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

(b)          EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER AND EACH CO-MANAGER) IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT, HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER AND EACH CO-MANAGER) AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c)          EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER AND EACH CO-MANAGER) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE

LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 10.16          WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER AND EACH CO-MANAGER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER AND EACH CO-MANAGER) (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.17          Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, Holdings, each Agent and each Lender and their respective successors and permitted assigns.

Section 10.18          Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of set-off, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent (which shall not be withheld in contravention of Section 9.04).  The provision of this Section 10.18 is for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.19          CoBank Equities.

(a)          The Borrower and CoBank, in its capacity as a Lender, hereby acknowledge that the Borrower has, on or prior to the Closing Date and in connection with the Loans and Commitments made by CoBank, acquired equity in CoBank in such amount as is required on the Closing Date in accordance with CoBank’s bylaws and capital plan or similar documents, and such amount did not exceed the maximum amount permitted by the applicable bylaws, capital plan and related documents at such time. The Borrower acknowledges receipt of documents from CoBank that describe the nature of the Borrower’s stock and other equities in CoBank acquired in connection with its patronage loan from CoBank (the “CoBank Equities”) as well as applicable capitalization requirements as the same exist on the Closing Date, and agrees to be bound by the terms thereof.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the parties hereto expressly agree that failure by the Borrower to comply with the applicable bylaws, capital plan and related documents of CoBank shall not constitute a Default or an Event of Default hereunder or under any other Loan Document and shall not give rise to any right or remedy of any Agent, Lender or other Secured Party or other Person under any Loan Document and the sole consequence of such event shall be that the Borrower shall not be permitted to participate in the patronage loan program of CoBank with respect to the Loans unless and until the Borrower has complied with such requirements and that, as a result of such non-compliance, CoBank may seek to assign its Loans and Commitments in accordance with the terms hereof.

(b)          Each party hereto acknowledges that CoBank has a statutory first lien pursuant to the Farm Credit Act of 1971 on all CoBank Equities that the Borrower may now own or hereafter acquire, which statutory lien shall be for CoBank’s sole and exclusive benefit.  Notwithstanding anything herein or in any other Loan Document to the contrary, the CoBank Equities shall not constitute security for the Obligations due to any other Secured Party.  To the extent that any of the Loan Documents create a Lien on the CoBank Equities or on patronage accrued by CoBank for the account of the Borrower (including, in each case, proceeds thereof), such Lien shall be for CoBank’s sole and exclusive benefit and shall not be subject to pro rata sharing hereunder.  Neither the CoBank Equities nor any accrued patronage shall be offset against the Obligations except that, in the event of an Event of Default, CoBank may elect, solely at its discretion, to apply the cash portion of any patronage distribution or retirement of equity to amounts owed to CoBank under this Agreement, whether or not such amounts are currently due and payable. The Borrower acknowledges that any corresponding tax liability associated with such application is the sole responsibility of the Borrower.  CoBank shall have no obligation to retire the CoBank Equities upon any Event of Default, Default or any other default by the Borrower or any other Loan Party, or at any other time, either for application to the Obligations or otherwise.

Section 10.20          PATRIOT Act Notice.  Each Lender that is subject to the PATRIOT Act and the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act and the Beneficial Ownership Regulation.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.

Section 10.21          Service of Process.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.22          No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents, the Lead Arrangers, the Co-Managers and the Lenders are arm’s-length commercial transactions between Holdings, the Borrower and their respective Affiliates, on the one hand, and the Agents, the Lead Arrangers, the Co-Managers and the Lenders, on the other hand, (B) each of Holdings and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of Holdings and the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents, the Lead Arrangers and the Co-Managers are and have been, and each Lender is and has been, acting solely as a principal and, except as expressly agreed in writing by the relevant parties, have or has not been, are or is not, and will not be acting as an advisor, agent or fiduciary for Holdings, the Borrower or any of their respective Affiliates, or any other Person and (B) none of the Agents, the Lead Arrangers, the Co-Managers or the Lenders have any obligation to Holdings, the Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Lead Arrangers, the Co-Managers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Holdings, the Borrower and their respective Affiliates, and none of the Agents, the Lead Arrangers, the Co-Managers or the Lenders have any obligation to disclose any of such interests to Holdings, the Borrower or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the Agents, the Lead Arrangers, the Co-Managers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.  Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and certain other facilities set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans, issue or participate in letters of credit or providing such other facilities.

Section 10.23          Cashless Settlement.  Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and the applicable Lender and such cashless settlement shall be deemed to comply with any requirement hereunder or any other Loan Document that any payment be made “in Dollars” (or any Alternative Currency), “in immediately available funds”, “in cash” or any other similar requirement.

Section 10.24          Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 10.25          Acknowledgment Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties hereto acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)          In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)          As used in this Section 10.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390.

Section 10.26          Permitted Receivables Financings

(a)          Each Lender and the Administrative Agent agrees that, prior to the date that is one year and one day after the payment in full of all the obligations in respect of the Attributed Principal Amount in respect of the Securitization Facility, the Factoring Facility and/or any other Permitted Receivables Financing, (i) it shall not be entitled, whether before or after the occurrence of any Event of Default, to (A) institute against, or join any other Person in instituting against, any Receivables Financing SPC or any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof, (B) transfer and register the Equity Interests of any Receivables Financing SPC or any other instrument evidencing any Investment in any Receivables Financing SPC in its name or the name of any of its designees or nominees, (C) foreclose such security interest in the Equity Interests of any Receivables Financing SPC regardless of the bankruptcy or insolvency of any Loan Party, (D) exercise any voting rights granted or appurtenant to such Equity Interests of any Receivables Financing SPC or any other instrument evidencing any Investment therein or (E) enforce any right that the holder of any such Equity Interests of any Receivables Financing SPC or any other instrument evidencing any Investment therein might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of such Receivables Financing SPC; and (ii) it hereby waives and releases any right to require (A) that any Receivables Financing SPC be in any manner merged, combined, collapsed or consolidated with or into any Loan Party, including by way of substantive consolidation in a bankruptcy case or (B) that the status of any Receivables Financing SPC as a separate entity be in any respect disregarded; provided, however, that the provisions of this Section 10.26 shall cease to be of any force or effect when the Obligations have been paid in full and the Revolving Credit Commitments have been terminated or expired; and provided, further, that the provisions hereof will not apply to a Lender or the Administrative Agent in its capacity as a holder of any Indebtedness or other asset included in the Attributed Principal Amount or its ability to exercise any rights thereunder.  Each Lender and the Administrative Agent agree and acknowledge that each Receivables Financier is an express third-party beneficiary with respect to this Section 10.26 (and only this Section 10.26) and such agent shall have the right to enforce compliance by the parties hereto with this Section 10.26.

(b)          Upon the transfer or purported transfer by the Borrower or any Subsidiary of Transferred Assets to a Receivables Financing SPC under the Securitization Facility, the Factoring Facility and/or in any other Permitted Receivables Financing, the Liens with respect to such Transferred Assets under the Collateral Documents shall automatically be released (and the Administrative Agent is hereby authorized to execute and enter into any such releases and other documents as the Borrower may reasonably request in order to give effect thereto).

(c)          Each Lender hereby authorizes and directs the Administrative Agent in connection with the Securitization Facility, the Factoring Facility and any other Permitted Receivables Financing, upon the request and at the expense of the Borrower, to enter into an intercreditor agreement with the applicable Receivables Financier to facilitate the establishment and/or maintenance of the Securitization Facility, the Factoring Facility and/or such Permitted Receivables Financing and to effect the purposes of the provisions of this Agreement relating to the Securitization Facility, the Factoring Facility and/or such Permitted Receivables Financings.

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